Exhibit 10.1

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 30, 2022

among

THE FINANCIAL INSTITUTIONS NAMED HEREIN
as the Lenders

and

BANK OF AMERICA, N.A.
as Agent, U.S. Swingline Lender and Letter of Credit Issuer

BANK OF AMERICA, N.A. (acting through its London branch)

as ROW Swingline Lender

BANK OF AMERICA, N.A. (acting through its Canada branch)
as Canadian Swingline Lender

BANK OF AMERICA, N.A. (acting through its Australia branch)
as ANZ Swingline Lender

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY

as French Swingline Lender

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA and

MORGAN STANLEY SENIOR FUNDING, INC.
as Co-Syndication Agents

and

NYCB SPECIALTY FINANCE COMPANY, LLC, BANK OF MONTREAL, JPMORGAN CHASE BANK, N.A., MUFG UNION BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, REGIONS BANK, TD BANK, N.A., TRUIST BANK and SUMITOMO MITSUI BANKING CORPORATION
as Co-Documentation Agents

and

UNITED RENTALS (NORTH AMERICA), INC.
as a U.S. Borrower

UNITED RENTALS, INC.
and certain of its Subsidiaries
as the Guarantors

UNITED RENTALS OF CANADA, INC.
as a Canadian Borrower

UNITED RENTALS INTERNATIONAL, B.V.

and certain other Subsidiaries of United Rentals, Inc.
as ROW Borrowers

UNITED RENTALS S.A.S.

as a French Borrower

UNITED RENTALS AUSTRALIA PTY LTD ACN 069 244 417

as the Australian Borrower and an ANZ Borrower

UNITED RENTALS NEW ZEALAND

as the New Zealand Borrower and an ANZ Borrower

THE OTHER BORROWERS PARTY HERETO

and

BOFA SECURITIES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA and

MORGAN STANLEY SENIOR FUNDING, INC.
as the Joint Lead Arrangers

and

BOFA SECURITIES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA and

MORGAN STANLEY SENIOR FUNDING, INC.
as the Joint Book Runners

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

1.1	Defined Terms	2
1.2	Accounting Terms	64
1.3	Interpretive Provisions	64
1.4	Classification of Loans and Borrowings	68
1.5	Effectuation of Transactions	68
1.6	Currency	69
1.7	Additional Alternative Currencies	70
1.8	Pro Forma Calculations	70
1.9	Additional Borrowers	71
1.10	No Novation; Acknowledgement and Adjustment of Loans, Payment of Accrued Interest and Fees	74
1.11	Syndicated Facility Agreement	75

ARTICLE II
LOANS AND LETTERS OF CREDIT

2.1	Revolving Loans	76
2.2	Revolving Loan Administration	77
2.3	Swingline Loans	79
2.4	Letters of Credit	81
2.5	Incremental Facility	84
2.6	Extension Amendments	87
2.7	Refinancing Amendments	89
2.8	[Intentionally Omitted]	93
2.9	Reserves	93
2.10	Canadian Revolving Loans and ROW Revolving Loans; Intra-Lender Issues	94
2.11	ESG Amendment	99
2.12	Sustainability Structuring Agent	99

ARTICLE III
INTEREST AND FEES

3.1	Interest	100
3.2	Continuation and Conversion Elections	102
3.3	Maximum Interest Rate	104
3.4	Closing Fees	104
3.5	Unused Line Fee	104
3.6	Letter of Credit Fees	104

ARTICLE IV
PAYMENTS AND PREPAYMENTS

4.1	Payments and Prepayments	105
4.2	Out-of-Formula Condition	106
4.3	Termination or Reductions of Facilities; Reallocation	106
4.4	Term SOFR Loan, BA Equivalent Loan, EURIBOR Loan and Bank Bill Rate Loan Prepayments	107
4.5	Payments by the Borrowers	107
4.6	Apportionment, Application and Reversal of Payments	108
4.7	Indemnity for Returned Payments	109
4.8	Payments by Borrower; Presumptions by Agent	109
4.9	Agent’s and Lenders’ Books and Records; Monthly Statements	110
4.10	Borrowers’ Agent	110

i

4.11	[Intentionally Omitted]	110
4.12	Excess Resulting from Exchange Rate Change	110
4.13	Several Liability	111
4.14	Joint and Several Liability	112

ARTICLE V
TAXES, YIELD PROTECTION AND ILLEGALITY

5.1	Taxes	113
5.2	Illegality	119
5.3	Increased Costs and Reduction of Return	120
5.4	Funding Losses	120
5.5	Inability to Determine Applicable Interest Rate	121
5.6	Certificates of Agent	122
5.7	Benchmark Replacement	122
5.8	Survival	124
5.9	Assignment of Commitments Under Certain Circumstances	124

ARTICLE VI
GENERAL WARRANTIES AND REPRESENTATIONS

6.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	124
6.2	Validity and Priority of Security Interest	125
6.3	Organization and Qualification	125
6.4	Subsidiaries	125
6.5	Financial Statements and Borrowing Base Certificate	125
6.6	Capitalization	126
6.7	Solvency	126
6.8	Proprietary Rights	126
6.9	Litigation	126
6.10	Labor Disputes	126
6.11	Environmental Laws	126
6.12	No Violation of Law	127
6.13	No Default	127
6.14	ERISA Compliance	127
6.15	Taxes	128
6.16	Regulated Entities	128
6.17	Use of Proceeds; Margin Regulations	128
6.18	No Material Adverse Effect	128
6.19	No Material Misstatements	128
6.20	Government Authorization	128
6.21	Sanctions	129
6.22	Bail-In	129
6.23	Beneficial Ownership Certification	129
6.24	Belgian SME Financing Act	129
6.25	Related Parties	129

ARTICLE VII
AFFIRMATIVE COVENANTS

7.1	Books and Records	129
7.2	Financial Information	129
7.3	Certificates; Other Information	130
7.4	Collateral Reporting	131
7.5	Filing of Tax Returns; Payment of Taxes	132
7.6	Legal Existence and Good Standing	132
7.7	Compliance with Law	132

7.8	Maintenance of Property	132
7.9	Inspection	132
7.10	Insurance	133
7.11	Insurance and Condemnation Proceeds	134
7.12	Use of Proceeds	134
7.13	Environmental Laws	134
7.14	Compliance with ERISA	134
7.15	Further Assurances	135
7.16	Additional Obligors	135
7.17	Bank and Securities Accounts; Cash Dominion	137
7.18	Sanctions	138
7.19	Anti-Money Laundering Laws	138
7.20	Securitization Transactions	139

ARTICLE VIII
NEGATIVE COVENANTS

8.1	Indebtedness	139
8.2	Liens	143
8.3	[Intentionally omitted]	146
8.4	Distributions; Restricted Investments	146
8.5	Mergers, Consolidations or Sales	146
8.6	Prepayments of Indebtedness	148
8.7	Transactions with Affiliates	148
8.8	Restrictive Agreements	150
8.9	Fixed Charge Coverage Ratio	151

ARTICLE IX
CONDITIONS OF LENDING

9.1	Conditions Precedent to Effectiveness of Agreement and Making of Loans on the Closing Date	151
9.2	Conditions Precedent to Each Loan	153

ARTICLE X
DEFAULT; REMEDIES

10.1	Events of Default	153
10.2	Remedies	156

ARTICLE XI
TERM AND TERMINATION

11.1	Term and Termination	156

ARTICLE XII
AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1	Amendments and Waivers	157
12.2	Assignments; Participations	159

ARTICLE XIII
THE AGENT

13.1	Appointment and Authorization	161
13.2	Delegation of Duties	161
13.3	Liability of Agent	162
13.4	Reliance by Agent	162
13.5	Notice of Default	162

13.6	Credit Decision	162
13.7	Indemnification	162
13.8	Agent in Individual Capacity	163
13.9	Successor Agent	163
13.10	Withholding Tax	163
13.11	Collateral Matters	164
13.12	Restrictions on Actions by Lenders; Sharing of Payments	165
13.13	Agency for Perfection	166
13.14	Payments by Agent to Lenders	166
13.15	Settlement; Defaulting Lenders	166
13.16	Letters of Credit; Intra-Lender Issues	170
13.17	Concerning the Collateral and the Related Loan Documents	172
13.18	Field Audit and Examination Reports; Disclaimer by Lenders	173
13.19	Relation Among Lenders	173
13.20	Arrangers; Agent	173
13.21	The Register	174
13.22	Québec Collateral	174
13.23	Certain ERISA Matters	175
13.24	Recovery of Erroneous Payments	176

ARTICLE XIV
MISCELLANEOUS

14.1	No Waivers; Cumulative Remedies	177
14.2	Severability	177
14.3	Governing Law; Choice of Forum; Service of Process	177
14.4	WAIVER OF JURY TRIAL	178
14.5	Survival of Representations and Warranties	178
14.6	Other Security and Guarantees	178
14.7	Fees and Expenses	178
14.8	Notices	179
14.9	Binding Effect	181
14.10	Indemnity of the Agent and the Lenders	181
14.11	Limitation of Liability	181
14.12	Final Agreement	181
14.13	Counterparts; Facsimile Signatures; Electronic Execution	181
14.14	Captions	182
14.15	Right of Setoff	182
14.16	Confidentiality	182
14.17	Conflicts with Other Loan Documents	183
14.18	Collateral Matters	183
14.19	No Fiduciary Relationship	183
14.20	Judgment Currency	183
14.21	Incremental Indebtedness; Extended Commitments; Extended Loans; Refinancing Commitments and Refinancing Loans; Additional First Lien Debt	183
14.22	Lenders	184
14.23	USA PATRIOT Act	184
14.24	Amendment and Restatement; Reaffirmation	184
14.25	Waiver of Notices	185
14.26	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	185
14.27	Canadian Anti-Money Laundering Legislation	185
14.28	Acknowledgement Regarding Any Supported QFCs	186
14.29	Australian Banking Code of Practice	186

EXHIBITS AND SCHEDULES

EXHIBIT A	FORM OF BORROWING BASE CERTIFICATE
EXHIBIT B	FORM OF NOTICE OF BORROWING
EXHIBIT C	FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT D	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT E	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT F	PERFECTION CERTIFICATE
EXHIBIT G	FORM OF SOLVENCY CERTIFICATE
EXHIBIT H	[INTENTIONALLY OMITTED]
EXHIBIT I	FORM OF LENDER JOINDER AGREEMENT
EXHIBIT J	FORMS OF U.S. TAX COMPLIANCE CERTIFICATES
SCHEDULE 1.1	LENDERS’ COMMITMENTS
SCHEDULE 1.1A	EXISTING LETTERS OF CREDIT
SCHEDULE 1.2	ROW BORROWERS
SCHEDULE 1.2A	GUARANTORS
SCHEDULE 1.3	IMMATERIAL SUBSIDIARIES
SCHEDULE 1.4	UNRESTRICTED SUBSIDIARIES
SCHEDULE 2.10A	PARTICIPATING CANADIAN LENDERS
SCHEDULE 2.10B	PARTICIPATING ROW LENDERS
SCHEDULE 6.4	SUBSIDIARIES
SCHEDULE 6.6	CAPITALIZATION
SCHEDULE 6.9	LITIGATION
SCHEDULE 6.11	ENVIRONMENTAL LAW
SCHEDULE 6.14	ERISA AND PENSION PLAN COMPLIANCE
SCHEDULE 6.15	TAXES
SCHEDULE 8.1	DEBT
SCHEDULE 8.2	LIENS
SCHEDULE 8.4	INVESTMENTS

v

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amended and Restated Credit Agreement, dated as of June 30, 2022, among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., with an office at One Bryant Park, New York, New York 10036, as Agent, U.S. Swingline Lender and Letter of Credit Issuer, Bank of America, N.A. (acting through its London branch), with an office at 26 Elmfield Road, Bromley, Kent BR1 1LR, as ROW Swingline Lender, Bank of America, N.A. (acting through its Canada branch), with an office at 181 Bay Street, Toronto Ontario, M5J2V8, as Canadian Swingline Lender, Bank of America, N.A. (acting through its Australia branch), with an office at 1 Farrer Place, Sydney NSW, Australia 2000, as ANZ Swingline Lender, Bank of America Europe Designated Activity Company, with an office at 51 Rue de la Boetie, Paris 75008, France, as French Swingline Lender, Wells Fargo Bank, National Association, The Bank of Nova Scotia and Morgan Stanley Senior Funding, Inc., as co-syndication agents (each, in its capacity as a co-syndication agent, a “Co-Syndication Agent”), NYCB Specialty Finance Company, LLC, Bank of Montreal, JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., PNC Bank, National Association, Regions Bank, TD Bank, N.A., Truist Bank and Sumitomo Mitsui Banking Corporation, as co-documentation agents (each, in its capacity as a co-documentation agent, a “Co-Documentation Agent”), United Rentals, Inc., a Delaware corporation, with offices at 100 First Stamford Place, Suite 700, Stamford, CT 06902 (“Holdings”), United Rentals (North America), Inc., a Delaware corporation, with offices at 100 First Stamford Place, Suite 700, Stamford, CT 06902 (the “Company” and, together with each Additional Borrower organized under the Laws of the United States, any state thereof or the District of Columbia made a party hereto from time to time in accordance with Section 1.9(a), the “U.S. Borrowers”), United Rentals of Canada, Inc., a corporation amalgamated under the laws of the Province of Ontario (“UR Canada” and, together with each Additional Borrower organized under the Laws of Canada or any territory or province thereof made a party hereto from time to time in accordance with Section 1.9(a), the “Canadian Borrowers”), United Rentals International B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under 20133298 (together with each other Subsidiary listed on Schedule 1.2 and/or any Additional Borrower made a party hereto from time to time as a ROW Borrower in accordance with Section 1.9(a), the “ROW Borrowers”), United Rentals S.A.S., a private company with limited liability (société par actions simplifiée) organized under the laws of France, with a registered office at 5381, voie des Sarcelles, 76430 Saint-Vigor-d’Ymonville, France and registered with the Le Havre Trade Companies Register under number 499 925 857 R.C.S. Le Havre (together with each Additional Borrower organized under the laws of France made a party hereto from time to time as a French Borrower in accordance with Section 1.9(a), the “French Borrowers”), United Rentals Australia Pty Ltd ACN 069 244 417, an Australian proprietary company (together with each Additional Borrower organized under the laws of Australia made a party hereto from time to time as an Australian Borrower in accordance with Section 1.9(a), the “Australian Borrowers”), United Rentals New Zealand, a New Zealand incorporated company (together with each Additional Borrower organized under the laws of New Zealand made a party hereto from time to time as a New Zealand Borrower in accordance with Section 1.9(a), the “New Zealand Borrowers”, and together with the Australian Borrowers, the “ANZ Borrowers”), and the Guarantors (as defined below) party hereto.

W I T N E S S E T H:

WHEREAS, Holdings, the Company, UR Canada, the Guarantors, the Agent, certain of the Lenders party hereto and certain other parties thereto are party to a certain Third Amended and Restated Credit Agreement, dated as of February 15, 2019, as amended to, but excluding, the date hereof (as so amended, the “Existing Loan Agreement”);

WHEREAS, the parties hereto desire to amend and restate the Existing Loan Agreement in its entirety, but not as a novation, on the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Borrowers have requested that the Lenders continue to make available a revolving credit facility, which may be used from time to time by the U.S. Borrowers and portions of which may be used from time to time by the Canadian Borrowers, the ROW Borrowers, the ANZ Borrowers, and the French Borrowers, in each case on the terms and conditions specified herein;

WHEREAS, all Obligations incurred pursuant to the Existing Loan Agreement or pursuant hereto are and shall continue to be secured by, among other things, the Security Documents and the other Loan Documents, in each case as and to the extent set forth herein and therein; and

WHEREAS, each of the U.S. Guarantors has agreed to continue to guarantee the Obligations of each of the Borrowers, and each of the Canadian Guarantors has agreed to continue to guarantee the Obligations of the Canadian Borrowers and to guarantee the Obligations of the ROW Borrowers, the ANZ Borrowers and the French Borrowers.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree that the Existing Loan Agreement shall be, and hereby is, amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

1.1            Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“1L/2L Intercreditor Agreement” means that certain intercreditor agreement, dated as of March 9, 2012, among Bank of America, as Agent hereunder, Bank of America, as Agent under the TLB Credit Agreement, Wells Fargo Bank, National Association, as Notes Trustee, Second Lien Collateral Agent and Second Lien Agent (as defined therein), and the other parties thereto from time to time.

“3¾% Senior Note Indenture” means that certain Indenture dated as of August 13, 2021, among the Company, Holdings, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as Trustee.

“3¾% Senior Notes” means the 3¾% Senior Notes due 2032 issued by the Company pursuant to the 3¾% Senior Note Indenture.

“3⅞% Senior Note Indenture” means that certain Indenture dated as of August 10, 2020, among the Company, Holdings, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as Trustee.

“3⅞% Senior Notes” means the 3⅞% Senior Notes due 2031 issued by the Company pursuant to the 3⅞% Senior Note Indenture.

“3⅞% Senior Secured Note Indenture” means that certain Indenture dated as of November 4, 2019 among the Company, Holdings, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as Trustee and Notes Collateral Agent.

“3⅞% Senior Secured Notes” means the 3⅞% Senior Secured Notes due 2027 issued by the Company pursuant to the 3⅞% Senior Secured Note Indenture.

“4% Senior Note Indenture” means that certain Indenture dated as of February 25, 2020, among the Company, Holdings, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as Trustee.

“4% Senior Notes” means the 4% Senior Notes due 2030 issued by the Company pursuant to the 4% Senior Note Indenture.

“5¼% Senior Note Indenture” means that certain Indenture dated as of May 10, 2019 among the Company, Holdings, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as Trustee.

“5¼% Senior Notes” means the 5¼% Senior Notes due 2030 issued by the Company pursuant to the 5¼% Senior Note Indenture.

“5½% Senior Note Indenture” means that certain Indenture dated as of November 7, 2016 among the Company, Holdings, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as Trustee.

“5½% Senior Notes” means the 5½% Senior Notes due 2027 issued by the Company pursuant to the 5½% Senior Note Indenture.

“Acceleration” has the meaning specified in Section 10.1(d).

“Acceptable Intercreditor Agreement” means (a) the 1L/2L Intercreditor Agreement, (b) the Pari Passu Intercreditor Agreement and (c) any other intercreditor agreement containing customary terms and conditions for comparable transactions that is in form and substance reasonably acceptable to the Agent; provided that (i) any intercreditor agreement between the Agent and one or more representatives of Persons (other than Holdings or any of its Subsidiaries) benefitting from a Lien on any Collateral of a U.S. Obligor that is intended to be junior to the Agent’s Lien thereon having terms that are substantially consistent with, or not materially less favorable, taken as a whole, to the Secured Parties than, the terms of the 1L/2L Intercreditor Agreement, shall be deemed to be reasonably acceptable to the Agent and (ii) any intercreditor agreement between the Agent and one or more representatives of Persons (other than Holdings or any of its Subsidiaries) benefitting from a Lien on any Collateral of a U.S. Obligor that is intended to be pari passu to the Agent’s Lien having terms that are substantially consistent with, or not materially less favorable, taken as a whole, to the Secured Parties than, the terms of the Pari Passu Intercreditor Agreement, shall be deemed to be reasonably acceptable to the Agent.

“Account Debtor” means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangible (including a payment intangible).

“Accounts” means, with respect to each Obligor and its Subsidiaries, all of such Obligor’s or such Subsidiary’s now owned or hereafter acquired or arising accounts, as defined in the UCC or the PPSA, as applicable, and Leases, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, all Progress Billings, and all rentals, lease payments and other monies due and to become due under any Lease.

“ACPR” means the French Autorité de Contrôle Prudentiel et de Résolution.

“Acquired Business” has the meaning specified in the definition of “Permitted Acquisition”.

“Act” has the meaning specified in Section 14.23.

“Additional Borrower” has the meaning specified in Section 1.9(a).

“Additional Lender” means any Person that has agreed to provide Incremental Facilities pursuant to Section 2.5 or Refinancing Commitments pursuant to Section 2.7, whether or not such Person was a Lender hereunder immediately prior to such time.

“Adjustment Date” means initially, the first day of the first calendar quarter beginning after the date that is the six-month anniversary of the Closing Date and, thereafter, the first day of each calendar quarter (or, if earlier, the Termination Date).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, 25% or more of the outstanding equity interests of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. Without limiting the generality of the foregoing, when used with respect to the Agent or any Lender, the term “Affiliate” shall include any “authorized foreign bank” for purposes of the Income Tax Act (Canada) of such Person.

“Agent” means the Bank, as the agent for the Lenders under this Agreement, or any successor agent.

“Agent Advance Period” has the meaning specified in Section 2.2(b).

“Agent Advances” has the meaning specified in Section 2.2(b).

“Agent’s Liens” means the Liens on the Collateral granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent, together with its Affiliates and branches, and the respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates and branches.

“Aggregate ANZ Revolver Outstandings” means, at any date of determination and without duplication, the Equivalent Amount in Dollars of the aggregate unpaid principal balance of ANZ Revolving Loans.

“Aggregate Canadian Revolver Outstandings” means, at any date of determination and without duplication, the Equivalent Amount in Dollars of the aggregate unpaid principal balance of Canadian Revolving Loans.

“Aggregate Canadian Revolver Outstandings Funded On U.S. Borrowing Base” means, at any date of determination and without duplication, the Equivalent Amount in Dollars of the difference (if positive) of (a) the Aggregate Canadian Revolver Outstandings, minus (b) the lesser of (i) the Maximum Canadian Revolver Amount and (ii) the Canadian Borrowing Base.

“Aggregate Daily SOFR Outstandings” means, at any date of determination, the aggregate unpaid principal balance of Daily SOFR Loans.

“Aggregate French Swingline Outstandings” means, at any date of determination, the Equivalent Amount in Dollars of the aggregate unpaid principal balance of French Swingline Loans.

“Aggregate Pro Rata Revolver Outstandings” means, at any date of determination and without duplication, the Equivalent Amount in Dollars of the sum of (a) the Aggregate U.S. Revolver Outstandings, (b) the Aggregate ROW Revolver Outstandings, (c) the Aggregate Canadian Revolver Outstandings and (d) the Aggregate French Swingline Outstandings.

“Aggregate Revolver Outstandings” means, at any date of determination and without duplication, the Equivalent Amount in Dollars of the sum of (a) Aggregate Pro Rata Revolver Outstandings and (b) the Aggregate ANZ Revolver Outstandings.

“Aggregate ROW Revolver Outstandings” means, at any date of determination and without duplication, the Equivalent Amount in Dollars of the aggregate unpaid principal balance of ROW Revolving Loans.

“Aggregate U.S. Revolver Outstandings” means, at any date of determination and without duplication, the Equivalent Amount in Dollars of the sum of (a) the unpaid principal balance of U.S. Revolving Loans, (b) 100% of the aggregate maximum amount available to be drawn under all outstanding Letters of Credit, and (c) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Agreement” means this Fourth Amended and Restated Credit Agreement.

“Agreement Currency” means Dollars, Canadian Dollars and each Alternative Currency.

“Agreement Date” means the date of this Agreement.

“Alternative Currency” means Euro, Sterling, Australian Dollars, New Zealand Dollars and any other currency (other than Dollars or Canadian Dollars) that is approved in accordance with Section 1.7.

“Alternative Currency Benchmark Replacement” has the meaning specified in Section 5.7(d).

“AML Legislation” has the meaning specified in Section 14.27.

“ANZ Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“ANZ Credit Facilities” means the revolving credit and swingline facilities provided for by this Agreement extended to the ANZ Borrowers.

“ANZ Obligations” means, with respect to the Indebtedness of the ANZ Borrowers under the Loan Documents, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any ANZ Borrower whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any ANZ Borrower of any nature and all other amounts payable by any ANZ Borrower under the Loan Documents or in respect thereof; provided that, “ANZ Obligations” shall in any event include Designated Bank Products Obligations of any ANZ Borrower; provided, further, that “ANZ Obligations” shall not include any Canadian Obligations, French Obligations, U.S. Obligations or ROW Obligations.

“ANZ Revolving Credit Commitment” means, at any date for any Lender, the obligation of such Lender to make ANZ Revolving Loans and to purchase participations in ANZ Swingline Loans pursuant to the terms and conditions of this Agreement, which shall not exceed the aggregate principal amount set forth on Schedule 1.1 under the heading “ANZ Revolving Credit Commitment” or on the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and “ANZ Revolving Credit Commitments” means the aggregate principal amount of the ANZ Revolving Credit Commitments of all Lenders, the maximum amount of which shall be the Maximum ANZ Revolver Amount.

“ANZ Revolving Credit Lender” means a Lender with an ANZ Revolving Credit Commitment or an outstanding ANZ Revolving Loan.

“ANZ Revolving Loans” means the revolving loans made to the ANZ Borrowers pursuant to Section 2.1(b) or any amendment to this Agreement entered into pursuant to Section 2.5, 2.6 or 2.7 and each ANZ Swingline Loan.

“ANZ Swingline Commitment” means the commitment of the ANZ Swingline Lender to make loans pursuant to Section 2.3(e).

“ANZ Swingline Lender” means Bank of America, N.A. (acting through its Australia branch) or any successor entity thereto, or any other successor financial institution agreed to by the Borrowers’ Agent and the Agent, in its capacity as provider of ANZ Swingline Loans.

“ANZ Swingline Loan” and “ANZ Swingline Loans” have the meanings specified in Section 2.3(e).

“ANZ Swingline Loan Minimum” means (a) in the case of an ANZ Swingline Loan denominated in Dollars, $100,000, (b) in the case of an ANZ Swingline Loan denominated in Australian Dollars, A$100,000 and (c) in the case of an ANZ Swingline Loan denominated in New Zealand Dollars, NZ$100,000.

“ANZ Swingline Loan Multiple” means (a) in the case of an ANZ Swingline Loan denominated in Dollars, $50,000, (b) in the case of an ANZ Swingline Loan denominated in Australian Dollars, A$50,000 and (c) in the case of an ANZ Swingline Loan denominated in New Zealand Dollars, NZ$50,000.

“ANZ Swingline Sublimit” has the meaning specified in Section 2.3(e).

“ANZ Unused Line Fee” has the meaning specified in Section 3.5.

“Applicable Entities” has the meaning specified in Section 14.19.

“Applicable Margin” means, during the period from the Closing Date until the initial Adjustment Date, at the option of the applicable Borrower, for each Type of Loan, the interest margin applicable at Level I set forth in the pricing grid below. From and after the initial Adjustment Date and on each subsequent Adjustment Date, the interest margins for each Type of Loan will be subject to a pricing grid based on average daily Combined Availability as a percentage of the average daily Maximum Revolver Amount for the previous calendar quarter (or portion thereof), as set forth in the pricing grid below:

Level	Average daily Combined Availability as a percentage of the average daily Maximum Revolver Amount	Applicable Margin
for U.S. Revolving
Loans, ROW
Revolving Loans
(other than ROW
Swingline Loans)
denominated in
Dollars and Canadian
Revolving Loans
denominated in
Dollars, in each case
that are Base Rate
Loans	Applicable Margin for
U.S. Revolving Loans and
Canadian Revolving Loans
that are Term SOFR Loans
or Daily SOFR Loans,
ROW Revolving Loans and
French Swingline Loans
that are Term SOFR Loans,
Daily SOFR Loans,
EURIBOR Loans, SONIA
Rate Loans or Foreign Base
Rate Loans and ANZ
Revolving Loans that are
Term SOFR Loans, Bank
Bill Rate Loans or Base
			Rate Loans	Applicable Margin for Canadian Revolving Loans that are Canadian Prime Rate Loans	Applicable Margin for Canadian Revolving Loans that are BA Equivalent Loans
I	> 50%	0.125%	1.125%	0.125%	1.125%
II	≤ 50%	0.375%	1.375%	0.375%	1.375%

Each change in the Applicable Margin resulting from a change in the average daily Combined Availability as a percentage of the average daily Maximum Revolver Amount for the most recent calendar quarter ended immediately preceding the first day of a calendar quarter shall be effective with respect to all Loans and Letters of Credit outstanding on and after such first day of such calendar quarter. Notwithstanding anything to the contrary contained above in this definition, Level II pricing shall apply for all Loans at all times once the Commitments have terminated or the Termination Date has occurred.

“Appraisal” means an appraisal, prepared on a basis reasonably satisfactory to the Agent, setting forth the Net Orderly Liquidation Value of all Rental Equipment of the applicable Secured Obligors, which appraisal shall be prepared in accordance with Section 7.9(b).

“Approved Fund” means any Person (other than a natural person or Disqualified Lender) that is engaged in making, holding or investing in bank loans and similar extensions of credit in its ordinary course of business and is administered or managed by (a) a Lender, (b) an entity or an Affiliate of an entity that administers or manages a Lender, or (c) an Affiliate or branch of a Lender.

“Approved Issuer Levy” has the meaning given to it in section 86F of the Stamp and Cheque Duties Act 1971.

“Arrangers” means BofA Securities, Inc., Wells Fargo Bank, National Association, The Bank of Nova Scotia and Morgan Stanley Senior Funding, Inc.

“Asset Disposition” means any sale, issuance, conveyance, transfer, lease or other disposition (including a disposition to a Delaware Divided LLC pursuant to a Delaware LLC Division) by an Obligor or any Restricted Subsidiary to any Person other than an Obligor or a Restricted Subsidiary of:

(a)            any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or to the extent required by applicable law);

(b)            all or substantially all of the assets of any division or line of business of an Obligor or any Restricted Subsidiary; or

(c)            any other assets of an Obligor or any Restricted Subsidiary;

other than, in the case of clause (a), (b) or (c) above,

(i)             sales, conveyances, transfers, leases or other dispositions of assets, including sales of equipment to equipment manufacturers and similar transactions, in each case in the ordinary course of business;

(ii)            sales, conveyances, transfers, leases or other dispositions of obsolete, surplus or worn-out property or property that is no longer necessary in the business of the Borrowers and their Subsidiaries;

(iii)           sales, conveyances, transfers, leases or other dispositions of assets in one or a series of related transactions for aggregate consideration of less than (A) the greater of (x) $$331,000,000 and (y) 3% of Consolidated Net Tangible Assets, or (B) if after giving effect to such sale, conveyance, transfer, lease or other disposition on a pro forma basis Specified Availability is at least $1,000,000,000, the greater of (x) $551,000,000 and (y) 5% of Consolidated Net Tangible Assets;

(iv)           the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(v)            (x) a disposition that constitutes a Permitted Distribution or a Permitted Investment, (y) a disposition governed by Section 8.5 (other than the clauses thereof specifically referring to Asset Dispositions) and (z) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets in connection with a Securitization Transaction;

(vi)           Like-Kind Exchanges in the ordinary course of business;

(vii)          any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or agreement, or necessary or advisable (as determined by the Company in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(viii)        dispositions of cash and Cash Equivalents pursuant to any transaction permitted under the Loan Documents;

(ix)           any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(x)            the unwinding of any Hedge Agreement;

(xi)           the sale, discount or forgiveness (with or without recourse, and on customary or commercially reasonable terms) of Accounts arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(xii)          a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a person (other than an Obligor or a Restricted Subsidiary) from which such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquires its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition;

(xiii)         the abandonment or other disposition of trademarks, copyrights, patents or other intellectual property that are, in the good faith determination of the Company, no longer economically practicable to maintain or useful in the conduct of the business of Holdings and its Restricted Subsidiaries taken as a whole; and

(xiv)         licenses, sublicenses, cross-licenses or other grant of rights to intellectual property or other general intangibles (A) in the ordinary course of business or (B) otherwise which do not materially interfere with the business of Holdings or any of its Restricted Subsidiaries.

“Assignee” has the meaning specified in Section 12.2(a).

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by one or more Lenders and Eligible Assignees (with the consent of any party whose consent is required by Section 12.2(a)), and accepted by the Agent, in substantially the form of Exhibit E or any other form approved by the Agent.

“Associate” means an “associate” as defined in section 128F(9) of the Australian Tax Act.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent (limited to one primary counsel and not more than one local counsel for each relevant jurisdiction (including relevant foreign jurisdictions)).

“August 2017 4⅞% Senior Note Indenture” means that certain Indenture dated as of August 11, 2017 among the Company, Holdings, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as Trustee.

“August 2017 4⅞% Senior Notes” means the 4⅞% Senior Notes due 2028 issued by the Company pursuant to the August 2017 4⅞% Senior Note Indenture.

“Australia” means the Commonwealth of Australia.

“Australian Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“Australian Dollars” or “A$” means the lawful currency of Australia.

“Australian Tax Act” means the Income Tax Assessment Act 1936 (Cth) (Australia) or the Income Tax Assessment Act 1997 (Cth) (Australia), as applicable.

“Australian Withholding Tax” means any Tax imposed on or required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Australian Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth) (Australia).

“Availability” means U.S. Availability or Canadian Availability, as the context requires.

“Availability Reserves” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, subject to Section 2.9, such reserves as the Agent, in its Reasonable Credit Judgment, determines as being appropriate to reflect any impediments to the realization upon any Collateral consisting of Eligible Merchandise and Consumables Inventory or Eligible Rental Equipment included in the U.S. Borrowing Base or Canadian Borrowing Base (including any claims that the Agent determines may need to be satisfied in connection with the realization upon such Collateral).

“Available Incremental Amount” means, on any date, without duplication, an amount equal to the difference between (a) the sum of (i) the greater of (A) $1,500,000,000 and (B) Suppressed Availability (after giving pro forma effect to any Permitted Acquisitions and other Permitted Investments; provided that the aggregate amount of pro forma adjustments to Suppressed Availability for purposes of calculating the Available Incremental Amount shall be no greater than $500,000,000) and (ii) the amount of any voluntary reductions in Revolving Credit Commitments and (b) the sum of the aggregate principal amount of all Incremental ABL Term Loans made plus all Incremental Revolving Commitments established, in each case, prior to such date pursuant to Section 2.5 and that shall be outstanding as of such date (it being understood that any Incremental ABL Term Loans that shall be repaid, and any Incremental Revolving Commitment that shall be terminated, in connection with any proposed Incremental ABL Term Loans or Incremental Revolving Commitments shall not be deemed outstanding for purposes of this definition).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreement Currency, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period (or, if applicable, the BA Equivalent Interest Period) or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“BA Equivalent Interest Payment Date” means, with respect to a BA Equivalent Loan, (a) the last day of each BA Equivalent Interest Period applicable to such BA Equivalent Loan, (b) if such BA Equivalent Interest Period is longer than three months, each three month anniversary of the commencement of such BA Equivalent Interest Period and (c) the Termination Date.

“BA Equivalent Interest Period” means, with respect to each BA Equivalent Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a BA Equivalent Loan, and ending on (i) the date one or three months thereafter, or (ii) any other date agreed to by all the Lenders making or holding such Loan, in each case, as selected by the applicable Canadian Borrower in its Notice of Borrowing or Notice of Continuation/Conversion, provided that:

(a)            the initial BA Equivalent Interest Period for any Borrowing of a BA Equivalent Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Canadian Prime Rate Loans, as applicable) and each BA Equivalent Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding BA Equivalent Interest Period expires;

(b)            if any BA Equivalent Interest Period of one month or longer relating to a Borrowing of a BA Equivalent Loan begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such BA Equivalent Interest Period, such BA Equivalent Interest Period shall end on the last Business Day of the calendar month at the end of such BA Equivalent Interest Period;

(c)            if any BA Equivalent Interest Period would otherwise expire on a day that is not a Business Day, such BA Equivalent Interest Period shall expire on the next succeeding Business Day, provided that if any BA Equivalent Interest Period of one month or longer in respect of a BA Equivalent Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such BA Equivalent Interest Period shall expire on the next preceding Business Day; and

(d)            none of the Canadian Borrowers nor the Borrowers’ Agent shall be entitled to elect any BA Equivalent Interest Period in respect of any BA Equivalent Loan if such BA Equivalent Interest Period would extend beyond the Maturity Date.

“BA Equivalent Loan” means a Canadian Revolving Loan that bears interest based on the BA Rate.

“BA Rate” means, for the BA Equivalent Interest Period of each BA Equivalent Loan, the rate of interest per annum equal to a per annum rate of interest equal to the Canadian Dollar bankers’ acceptance rate having such specified term (or a term as closely as possible comparable for such specified term), or comparable or successor rate approved by the Agent, determined by it, acting reasonably and in consultation with the Borrowers’ Agent, at or about 10:00 a.m. (Toronto time) on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day), as published on the CDOR or other applicable Reuters screen page (or other commercially available source designated by the Agent, acting reasonably, from time to time); provided that in no event shall the BA Rate be less than zero.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BakerCorp Acquisition” means the acquisition of BakerCorp International Holdings, Inc. as contemplated by the Agreement and Plan of Merger, dated as of June 30, 2018, by and among Holdings, UR Merger Sub IV Corporation and BakerCorp International Holdings, Inc.

“BakerCorp Transactions” means (a) the BakerCorp Acquisition and (b) any other transactions contemplated in connection with the BakerCorp Acquisition and any other financing transactions in connection with the BakerCorp Acquisition.

“Bank” means, as the context requires, (a) the U.S. Bank, (b) the Canadian Bank, (c) the London Bank, (d) the French Swingline Lender or (e) the ANZ Swingline Lender. Any general reference to the “Bank” shall refer to the U.S. Bank with respect to the U.S. Credit Facilities and/or the Canadian Credit Facilities and/or the ROW Credit Facilities and/or the Canadian Bank with respect to Canadian Swingline Loans and/or the London Bank with respect to ROW Swingline Loans and/or the French Swingline Lender with respect to French Swingline Loans and/or the ANZ Swingline Lender with respect to the ANZ Swingline Loans, as applicable.

“Bank Bill Rate” means, in relation to an Interest Period for any Loan denominated in Australian Dollars or New Zealand Dollars, the rate determined by the Agent to be the average bid rate displayed at or about 10:30 a.m. (for Australian Dollars) or 10:45 a.m. (for New Zealand Dollars) (local time) on the first day of such Interest Period on the Reuters screen BBSY page (for Australian Dollars) or BKBM page (for New Zealand Dollars) (or, in each case, another commercially available source designated by the Agent from time to time) for bank-accepted bills of exchange having a term equivalent to such Interest Period; provided that in no event shall the Bank Bill Rate be less than zero.

“Bank Bill Rate Interest Payment Date” means, with respect to a Bank Bill Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan and, with respect to each Interest Period of more than three months, each three-month anniversary of the commencement of such Interest Period for such Bank Bill Rate Loan.

“Bank Bill Rate Loan” means a Loan during any period in which it bears interest based on the Bank Bill Rate.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Product Reserves” means (i) all reserves which the Agent from time to time establishes in its Reasonable Credit Judgment for the Designated Bank Products Obligations then outstanding and (ii) without duplication of clause (i), all Waterfall Priority Hedge Agreement Reserves.

“Bank Products” means (a) Hedge Agreements, (b) products and services under Cash Management Documents and (c) to the extent not otherwise included in the foregoing, other similar banking products or services (other than Loans and Letters of Credit) as, in the case of each of clauses (a), (b) and (c), may be requested by any Borrower (on behalf of itself or any other Obligor) and extended to any Obligor by the Agent or any Person that was a Lender or an Affiliate of the Agent or any Lender at the time it entered into the same.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR for a 30-day interest period as determined on such day, plus 1%; provided that in no event shall the Base Rate be less than zero. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 5.5 or 5.7 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means (a) any U.S. Revolving Loan or any ROW Revolving Loan denominated in Dollars, in each case during any period for which it bears interest based on the Base Rate, (b) any French Swingline Loan during any period for which it bears interest based on the Foreign Base Rate, (c) any Canadian Revolving Loan denominated in Dollars during any period for which it bears interest based on the Canadian Base Rate, (d) all Agent Advances made to a U.S. Borrower or a ROW Borrower and (e) all U.S. Swingline Loans, ROW Swingline Loans and ANZ Swingline Loans.

“Basel III” means:

(a)            the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010;

(b)            the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011; and

(c)            any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Benchmark” means, initially, (a) with respect to any Loans denominated in Dollars, Daily SOFR or Term SOFR, as applicable, (b) with respect to any Loans denominated in Cdn. Dollars, the BA Rate, (c) with respect to any Loans denominated in Euros, EURIBOR, (d) with respect to any Loans denominated in Sterling, Daily Simple SONIA and (e) with respect to any Loans denominated in Australian Dollars or New Zealand Dollars, the applicable Bank Bill Rate; provided that, in each case, if a replacement of the applicable Benchmark has occurred pursuant to Section 5.7 with respect to the then-current Benchmark for such Agreement Currency, then “Benchmark” means the applicable Benchmark Replacement for such Agreement Currency to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, with respect to the Dollar Benchmark, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent and the Borrowers’ Agent as the applicable replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for Dollar denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement or Alternative Currency Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day” or “U.S. Government Securities Business Day”, the definition of “Interest Period” or “BA Equivalent Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement or Alternative Currency Benchmark Replacement, as applicable, and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement or Alternative Currency Benchmark Replacement, as the case may be, exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of such then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of “Certification Regarding Beneficial Owners of Legal Entity Customers” published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association (or any successor or replacement form).

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BIA” means the Bankruptcy and Insolvency Act (Canada) and the regulations promulgated thereunder.

“BlueLine Acquisition” means the acquisition of Vander Holding Corporation contemplated by the Agreement and Plan of Merger, dated as of September 10, 2018, by and among Holdings, UR Merger Sub V Corporation and Vander Holding Corporation.

“BlueLine Transactions” means (a) the BlueLine Acquisition, (b) the issuance of debt securities in connection with the BlueLine Acquisition and (c) any other transactions contemplated in connection with the BlueLine Acquisition and any other financing transactions in connection with the BlueLine Acquisition.

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant Borrower, which contains the scheme reference number and jurisdiction of tax residence provided by the applicable Lender to the relevant U.K. Borrower and the Agent.

“Borrowers” means the U.S. Borrowers, the ROW Borrowers, the Canadian Borrowers, the French Borrowers and the ANZ Borrowers.

“Borrowers’ Agent” means the Company, in its capacity as agent for itself and the other Borrowers pursuant to Section 4.10.

“Borrowing” means (i) a borrowing hereunder consisting of Loans of one Type made on the same day by Lenders to any Borrower (or (a) by the U.S. Bank in the case of a Borrowing funded by U.S. Swingline Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance made to a U.S. Borrower or a ROW Borrower, (b) by the London Bank in the case of a Borrowing funded by ROW Swingline Loans, (c) by the Canadian Bank in the case of a Borrowing funded by Canadian Swingline Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance made to a Canadian Borrower, (d) by the French Swingline Lender in the case of a Borrowing funded by French Swingline Loans or (e) by the ANZ Swingline Lender in the case of a Borrowing funded by ANZ Swingline Loans) or (ii) the issuance by a Letter of Credit Issuer of a Letter of Credit hereunder.

“Borrowing Base” means the U.S. Borrowing Base or the Canadian Borrowing Base, as the context requires.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrowers’ Agent, substantially in the form of Exhibit A (or another form reasonably acceptable to the Agent) setting forth the calculation of the U.S. Borrowing Base and the Canadian Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent, as adjusted pursuant to Section 2.9 of this Agreement and the definitions of Pari Passu Debt Reserves and Waterfall Priority Hedge Agreement Reserves. All calculations of the U.S. Borrowing Base and the Canadian Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall be made by the U.S. Borrowers and the Canadian Borrowers and certified to the Agent; provided that the Agent shall have the right to review and adjust, in the exercise of its Reasonable Credit Judgment (or, with respect to Pari Passu Debt Reserves and Waterfall Priority Hedge Agreement Reserves, as otherwise set forth in the definitions thereof) and in consultation with the Company, any such calculation to the extent that such calculation is not in accordance with this Agreement, provided, further, that the Agent shall provide the applicable Borrower or Borrowers prior written notice of any such adjustment.

“Borrowing Minimum” means (a) with respect to Base Rate Loans or Canadian Prime Rate Loans, (i) in the case of a Borrowing denominated in Dollars, $1,000,000, (ii) in the case of a Borrowing denominated in Canadian Dollars, Cdn $1,000,000, (iii) in the case of a Borrowing denominated in Euro, €500,000 and (iv) in the case of a Borrowing denominated in Sterling, £500,000 (or, in each case, if the applicable Commitment then available is less than the applicable amount specified in the foregoing, such lesser amount), and (b) with respect to Term SOFR Loans, Daily SOFR Loans, BA Equivalent Loans, EURIBOR Loans, SONIA Rate Loans or Bank Bill Rate Loans, (i) in the case of a Borrowing denominated in Dollars, $5,000,000, (ii) in the case of a Borrowing denominated in Canadian Dollars, Cdn $5,000,000, (iii) in the case of a Borrowing denominated in Euro, €500,000, (iv) in the case of a Borrowing denominated in Sterling, £500,000, (v) in the case of a Borrowing denominated in Australian Dollars, A$500,000, (vi) in the case of a Borrowing denominated in New Zealand Dollars, NZ$500,000 and (vii) in the case of a Borrowing denominated in any other Alternative Currency, such amount as may be agreed by the Agent and the Borrowers’ Agent.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Borrowing denominated in Canadian Dollars, Cdn $1,000,000, (c) in the case of a Borrowing denominated in Euro, €500,000, (d) in the case of a Borrowing denominated in Sterling, £500,000, (e) in the case of a Borrowing denominated in Australian Dollars, A$500,000, (f) in the case of a Borrowing denominated in New Zealand Dollars, NZ$500,000 and (g) in the case of a Borrowing denominated in any other Alternative Currency, such amount as may be agreed by the Agent and the Borrowers’ Agent.

“Business Day” means any day that is not a Saturday, Sunday, or a day on which banks in New York, New York are required or permitted to be closed; provided, however, when used in connection with (a) a Canadian Revolving Loan, such day shall be a day on which banks are open for business in Toronto, Canada and New York, New York but excluding Saturday, Sunday and any other day which is a legal holiday in Toronto, Canada or New York, New York, (b) a French Swingline Loan, the term “Business Day” shall also exclude any day which is a legal holiday in Paris, France or is a day on which banking institutions located in Paris, France are authorized or required by law or other governmental action to close, (c) a SONIA Rate Loan, the term “Business Day” shall also exclude any day which is a legal holiday in London or is a day on which banking institutions located in London are authorized or required by law or other governmental action to close, (d) a Loan denominated in Euro, the term “Business Day” shall also exclude any day that is not a TARGET Day and (e) determining any date on which any amount is to be paid or made available in an Alternative Currency (other than Euro or Sterling), the term “Business Day” shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of such Alternative Currency.

“Canadian Availability” means, at any time (a) the lesser of (i) the Maximum Canadian Revolver Amount and (ii) the sum of the Canadian Borrowing Base and the U.S. Availability, minus (b) the Aggregate Canadian Revolver Outstandings.

“Canadian Bank” means Bank of America, N.A. (acting through its Canada branch), or any successor entity thereto.

“Canadian Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the per annum rate of interest designated by the Canadian Bank from time to time as its base rate for commercial loans made by it in Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate, (b) the Federal Funds Rate plus ½ of 1% and (c) Term SOFR for a 30-day interest period as determined on such day, plus 1%; provided that in no event shall the Canadian Base Rate be less than zero. Any change in such rate shall take effect at the opening of business on the applicable Business Day. If the Canadian Base Rate is being used as an alternate rate of interest pursuant to Section 5.5 or 5.7 hereof, then the Canadian Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Canadian Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“Canadian Borrowing Base” means, at any time, an amount in Dollars equal to:

(a)            the lesser of (i) 100% of the Net Book Value of Eligible Rental Equipment of the Canadian Obligors and (ii) 85% of the Net Orderly Liquidation Value of the Eligible Rental Equipment of the Canadian Obligors; minus

(b)            the sum of (i) the amount of Pari Passu Debt Reserves with respect to Indebtedness of the Canadian Obligors (without duplication for any Pari Passu Debt Reserves imposed with respect to the U.S. Borrowing Base) plus (ii) the amount of all other Reserves related to the Canadian Credit Facilities from time to time established by the Agent in accordance with Section 2.9 of this Agreement or in accordance with the definition of “Waterfall Priority Hedge Agreement Reserve”.

“Canadian Collateral” means all of the Canadian Obligors’ personal property from time to time subject to the Agent’s Liens securing payment or performance of any Canadian Obligations pursuant to the Canadian Security Documents, other than Excluded Assets (as defined in the Canadian Security Agreement); provided that the term “Canadian Collateral” shall not include U.S. Collateral.

“Canadian Credit Facilities” means the revolving credit and swingline facilities provided for by this Agreement extended to the Canadian Borrowers.

“Canadian DB Pension Plan” means any Canadian Pension Plan that contains a “defined benefit provision” as defined in the Income Tax Act (Canada).

“Canadian Deed of Hypothec Confirmation” means that certain Confirmation of Security, dated as of the Agreement Date, entered into by UR Canada with respect to a certain deed of hypothec and related documents executed by UR Canada under or pursuant to the Original Loan Agreement and/or the Existing Loan Agreement.

“Canadian Dollars” or “Cdn $” or “Cdn. Dollars” means the lawful currency of Canada.

“Canadian Guarantee Agreement” means the Third Amended and Restated Canadian Guarantee Agreement dated as of February 15, 2019 from the Canadian Obligors party thereto in favor of the Agent for the benefit of the Canadian Secured Parties.

“Canadian Guarantors” means (a) any Subsidiary of Holdings that is organized under the Laws of Canada or any province or territory thereof, whether now existing or hereafter created or acquired, and (b) each other Person (other than a U.S. Guarantor), who guarantees payment or performance in whole or in part of the Canadian Obligations; provided that “Canadian Guarantors” shall not include any Subsidiary that is an Excluded Subsidiary. The Canadian Guarantors as of the Agreement Date are set forth on Schedule 1.2A under the heading “Canadian Guarantors”.

“Canadian Obligations” means, with respect to the Indebtedness of the Canadian Obligors under the Loan Documents, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any Canadian Obligor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any Canadian Obligor of any nature and all other amounts payable by any Canadian Obligor under the Loan Documents or in respect thereof, excluding in each case Excluded Swap Obligations; provided that “Canadian Obligations” shall in any event include Designated Bank Products Obligations of any Canadian Obligor, any ROW Obligations guaranteed by the Canadian Obligors, any French Obligations guaranteed by the Canadian Obligors and any ANZ Obligations guaranteed by the Canadian Obligors (in each case, to the extent such Obligations are not Excluded Swap Obligations); provided, further, that “Canadian Obligations” shall not include any U.S. Obligations.

“Canadian Obligors” means the Canadian Borrowers and the Canadian Guarantors.

“Canadian Pension Plan” means any Pension Plan applicable solely to employees or former employees of any of the Canadian Obligors but shall not include any Pension Plan maintained by the Government of Canada or the government of the Province of Québec.

“Canadian Prime Rate” means, on any day, the greater of (a) the rate of interest publicly announced from time to time by the Canadian Bank as its reference rate of interest for loans made in Canadian Dollars and designated as its “prime” rate being a rate set by the Canadian Bank based upon various factors, including the Canadian Bank’s costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans, and (b) the BA Rate for a one month BA Equivalent Interest Period as determined on such day, plus 1%; provided, that in no event shall the Canadian Prime Rate be less than zero. Any change in the prime rate for loans made in Canadian Dollars announced by the Canadian Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based on such prime rate hereunder shall be adjusted simultaneously with any change in such prime rate.

“Canadian Prime Rate Loan” means any Canadian Revolving Loan during any period for which it bears interest by reference to the Canadian Prime Rate and all Canadian Swingline Loans and Agent Advances made to a Canadian Borrower.

“Canadian Revolving Loans” means the revolving loans made to the Canadian Borrowers pursuant to Section 2.1(a)(ii) or any amendment to this Agreement entered into pursuant to Section 2.5, 2.6 or 2.7, each Agent Advance made to a Canadian Borrower and each Canadian Swingline Loan.

“Canadian Secured Parties” means, collectively, the Agent, the Lenders, the Canadian Bank, any Letter of Credit Issuer, the Indemnified Persons and each of the Agent, any Lender or any Affiliate or branch of the Agent or such Lender to which is owed any Designated Bank Products Obligations, in each case in its capacity as an obligee of Canadian Obligations.

“Canadian Security Agreement” means the Fourth Amended and Restated Canadian Security Agreement, dated as of the Agreement Date, from the Obligors party thereto in favor of the Agent, for the benefit of the Canadian Secured Parties, as further amended, amended and restated, modified or supplemented from time to time.

“Canadian Security Documents” means, collectively, (a) the Canadian Security Agreement, (b) the Deed of Hypothec, (c) any security agreements and/or deeds of hypothec executed and delivered prior or concurrently to the Agreement Date by one or more of the Obligors party thereto in favor of the Agent, in its capacity as agent hereunder or as fondé de pouvoir for all purposes of Article 2692 of the Civil Code of Québec, (d) any security agreement and/or deed of hypothec executed and delivered after the Agreement Date by a Person that is or becomes a Canadian Obligor hereunder in accordance with Section 7.16, and (e) any Control Agreement or other agreements, instruments and documents heretofore, now or hereafter securing any of the Canadian Obligations.

“Canadian Swingline Commitment” means the commitment of the Canadian Bank to make loans pursuant to Section 2.3(c).

“Canadian Swingline Lender” means the Canadian Bank or any successor financial institution agreed to by the Agent, in its capacity as provider of Canadian Swingline Loans.

“Canadian Swingline Loan” and “Canadian Swingline Loans” have the meanings specified in Section 2.3(c).

“Canadian Swingline Sublimit” has the meaning specified in Section 2.3(c).

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity requirements of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures incurred by such Person and its consolidated Subsidiaries during such period for purchases of property, plant and equipment as “capital expenditures” (exclusive of expenditures for Investments not prohibited hereby or for Permitted Acquisitions) or similar items which, in accordance with GAAP, are or should be included in the statement of cash flows of such Person and its consolidated Subsidiaries during such period, net of (b) proceeds received by Holdings or its Subsidiaries from dispositions of property, plant and equipment or similar items reflected in the statement of cash flows of such Person and its consolidated Subsidiaries during such period.

“Capital Lease” means any lease of property by an Obligor or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a finance lease on the balance sheet of the Consolidated Parties.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

“Cash Dominion Period” means (a) any period commencing on the date on which Specified Availability shall have been less than 10% of the Maximum Revolver Amount for five consecutive Business Days and the Agent has notified the Borrowers’ Agent that a Cash Dominion Period is in effect, and ending on the earliest of the date on which (i) Specified Availability shall have been at least 10% of the Maximum Revolver Amount for 20 consecutive calendar days or (ii) Specified Availability shall have been at least 15% of the Maximum Revolver Amount for five consecutive calendar days or (b) any period during which a Specified Default shall have occurred and be continuing.

“Cash Equivalents” means:

(a)            direct obligations of the United States of America or Canada, or any agency thereof, or obligations guaranteed or insured by the United States of America or Canada, or any agency thereof, provided that such obligations mature within one year from the date of acquisition thereof;

(b)            (i) certificates of deposit, guaranteed investment certificates or time deposits maturing within one year from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with (x) any Lender or an Affiliate thereof or (y) any other bank or trust company organized under the laws of the United States of America or any state thereof or Canada or any province or territory thereof, in each such case, having, at the time of acquisition thereof, capital and surplus aggregating at least $500,000,000 (or the Equivalent Amount in Canadian Dollars, as applicable) and the commercial paper of the holding company of which is rated at least “A2” by S&P or “P2” by Moody’s, and (ii) repurchase obligations for underlying securities of the types described in clause (i) above entered into with any financial institution meeting the qualifications specified in clause (i) above;

(c)            commercial paper maturing not more than one year from the date of creation thereof or corporate demand notes, in each case given a rating of “A2” or better by S&P or “P2” or better by Moody’s;

(d)            (i) marketable direct obligations issued by any state of the United States of America or the District of Columbia or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A1” from S&P or at least “P1” from Moody’s or (ii) investments in short-term asset management accounts that are primarily invested in investments of the type specified in clause (i); and

(e)            any investment in (i) funds investing primarily in investments of the types specified in clauses (a) through (d) above or (ii) money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940.

provided, that, in the case of any Investment by any Foreign Subsidiary of Holdings, “Cash Equivalents” shall also include: (A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) (or, in the case of a Foreign Subsidiary organized under the Laws of a member state of the European Union, any other sovereign nation (or agency thereof) in the European Union), in each case maturing within a year after such date and having, at the time of the acquisition thereof, a rating equivalent to at least “A2” from S&P and at least “P2” from Moody’s, (B) investments of the type and maturity described in clauses (a) through (e) above of non-U.S. obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable non-U.S. rating agencies and (C) shares of money market mutual or similar funds substantially all of the assets of which are invested in assets otherwise satisfying the requirements of this definition (including this paragraph).

“Cash Management Document” means any certificate, agreement or other document executed by any Obligor in respect of the Cash Management Obligations of any such Person.

“Cash Management Obligation” means any obligation of an Obligor or Restricted Subsidiary in connection with, or in respect of, cash management services (including treasury, depository, return item, overdraft, controlled disbursement, credit, merchant store value or debit card, purchase card, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer and other cash management arrangements) provided after the Original Agreement Date (regardless of whether these or similar services were provided prior to the Original Agreement Date by the Agent, any Lender or any Affiliate of any of them) by the Agent or any Person that was a Lender or the Agent or an Affiliate of the Agent or any Lender at the time the applicable Cash Management Documents were entered into.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada) and the regulations promulgated thereunder.

“Change of Control” means, at any time and for any reason whatsoever, (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of Holdings on a fully diluted basis, (b) Holdings shall cease to own, directly or indirectly, 100% on a fully diluted basis of the total Voting Stock of the Company (or any successor to the Company permitted pursuant to Section 8.5(b)) or (c) the occurrence of a “Change of Control” as defined in (i) any indenture, loan agreement or similar instrument under which Existing Public Debt was issued, (ii) the TLB Credit Agreement or (iii) any other indenture, loan agreement or similar instrument in each case evidencing or governing Indebtedness in an outstanding principal amount in excess of $200,000,000 entered into or assumed by Holdings or the Company after the Agreement Date.

“Charter Documents” means, with respect to any Person, the certificate or articles of incorporation or organization, memoranda of association, constitution, by-laws or operating agreement, and other organizational or governing documents of such Person.

“Chattel Paper” means all of each Borrower’s, each Guarantor’s and each of their Subsidiary’s now owned or hereafter acquired chattel paper, as defined in the UCC or, with respect to any chattel paper of any Canadian Obligor, the PPSA, including electronic chattel paper.

“Closing Date” means the later of the Agreement Date and the first date on which all of the applicable conditions set forth in Section 9.1 have been fulfilled (or waived in writing by the Agent and the Arrangers).

“CME” means CME Group Benchmark Administration Limited.

“Co-Documentation Agent” has the meaning specified in the preamble to this Agreement.

“Co-Syndication Agent” has the meaning specified in the preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

“Collateral” means the U.S. Collateral and/or the Canadian Collateral, collectively or individually, as the context requires.

“Collateral Access Agreements” means any landlord waiver, mortgagee waiver, bailee letter, or any similar acknowledgment or agreement of any warehouseman or processor that owns or is in possession of property where Rental Equipment or Merchandise and Consumables Inventory is stored or located, in each case in a form comparable to any acknowledgement or agreement that is in effect as of the Closing Date in respect of the Existing Loan Agreement or otherwise reasonably satisfactory to the Agent.

“Combined Availability” means, at any time (a) the lesser of (i) the Maximum Revolver Amount and (ii) the Combined Borrowing Base, minus (b) in each case, the Aggregate Revolver Outstandings.

“Combined Borrowing Base” means, at any time, the sum of (a) the U.S. Borrowing Base at such time and (b) the lesser of (i) the Canadian Borrowing Base at such time and (ii) the Maximum Canadian Revolver Amount at such time.

“Commitment” means an ANZ Revolving Credit Commitment or a Pro Rata Revolving Credit Commitment (and including any Incremental Revolving Commitment and Extended Commitment to make Revolving Loans), a U.S. Swingline Commitment, a ROW Swingline Commitment, a Canadian Swingline Commitment, a French Swingline Commitment or an ANZ Swingline Commitment, or any Refinancing Revolving Commitment under this Agreement as the context requires.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute.

“Company” has the meaning specified in the introductory paragraph to this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Daily SOFR or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “Canadian Base Rate”, “BA Rate”, “SOFR”, “Daily SOFR”, “Term SOFR”, “BA Equivalent Interest Period” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated Current Liabilities” means, as of the date of determination, the aggregate amount of liabilities of the Consolidated Parties which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

(a)            all intercompany items between any Consolidated Parties; and

(b)            all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated EBITDA” means, for any period:

(a)            the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(i)            Consolidated Net Income;

(ii)           Consolidated Non-cash Charges;

(iii)          Consolidated Interest Expense;

(iv)          Consolidated Income Tax Expense;

(v)           any fees, expenses or charges related to the Transactions, the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions, or any issuance of Capital Stock, Investment, merger, acquisition, disposition, consolidation, amalgamation, recapitalization or the incurrence or repayment of Indebtedness (including any refinancing or amendment of any of the foregoing) (whether or not consummated or incurred);

(vi)          the amount of any restructuring charges or reserves, retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of excess fleet from closures; and

(vii)         the amount of net cost savings and synergies projected by the Company in good faith to be realized from actions taken or expected to be taken (which shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and supportable, (B) such actions have been taken, or are to be taken within 24 months after the date of determination to take such action and (C) the aggregate amount of any cost savings and synergies added pursuant to this clause (vii) shall not exceed 20% of Consolidated EBITDA for such period (calculated after giving effect to the amount added pursuant to this clause (vii)), less

(b)            (i) non-cash items increasing Consolidated Net Income and (ii) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA for the most recent period of four consecutive Fiscal Quarters.

“Consolidated Income Tax Expense” means, for any period, the provision for federal, state, local and foreign taxes (whether or not paid, estimated or accrued) based on income, profits or capitalization of the Consolidated Parties for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of:

(a)            the interest expense, net of any interest income, of the Consolidated Parties for such period as determined on a consolidated basis in accordance with GAAP, including:

(i)            any amortization of debt discount;

(ii)           the net payments made or received under interest rate Hedge Agreements (including any amortization of discounts);

(iii)          the interest portion of any deferred payment obligation;

(iv)          all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar facilities; and

(v)           all accrued interest; plus

(b)            the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Consolidated Parties during such period as determined on a consolidated basis in accordance with GAAP, less

(c)            to the extent otherwise included in such interest expense referred to in clause (a) above, the amortization or write-off of financing costs, commissions, fees and expenses.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Consolidated Parties determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)            any extraordinary, unusual or non-recurring gain, loss, expense or charge (including fees, expenses and charges associated with the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions or any merger, acquisition, disposition or consolidation after the Agreement Date);

(b)            (i) the portion of net income of the Consolidated Parties allocable to minority interests in unconsolidated Persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by the Consolidated Parties and (ii) the portion of net loss of the Consolidated Parties allocable to minority interests in unconsolidated Persons or to Investments in Unrestricted Subsidiaries shall be included to the extent of the aggregate investment of the Consolidated Parties in such Person;

(c)            gains or losses in respect of any sales or other dispositions of assets outside the ordinary course of business by any Consolidated Party (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(d)            the net income of any Consolidated Party to the extent that the declaration of dividends or similar distributions by that Consolidated Party of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Consolidated Party or its stockholders (other than (i) restrictions that have been waived or otherwise released, (ii) restrictions pursuant to this Agreement and (iii) restrictions in effect on the Agreement Date with respect to a Consolidated Party and other restrictions with respect to such Consolidated Party that taken as a whole are not materially less favorable to the Lenders than such restrictions in effect on the Agreement Date);

(e)            any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(f)            the write-off of any issuance costs incurred by the Company in connection with the refinancing or repayment of any Indebtedness;

(g)            any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, obligations under Hedge Agreements or other derivative instruments (including any premiums paid);

(h)            any non-cash income (or loss) related to the recording of the fair market value of any obligations under Hedge Agreements;

(i)            any unrealized gains or losses in respect of any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values;

(j)            (i) any non-cash compensation deduction as a result of any grant of stock or stock related instruments to employees, officers, directors or members of management and (ii) any cash charges associated with the rollover, acceleration or payout on stock or stock-related instruments by management of Holdings, the Company or any of their Subsidiaries in connection with the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions or any other merger, acquisition, disposition or consolidation;

(k)            any income (or loss) from discontinued operations;

(l)            any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

(m)            to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; provided that, to the extent included in Consolidated Net Income in a future period, reimbursements with respect to expenses excluded from the calculation of Consolidated Net Income pursuant to this clause (m) shall be excluded from Consolidated Net Income in such period up to the amount of such excluded expenses;

(n)            any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

(o)            any goodwill or other intangible asset impairment charge;

(p)            effects of fair value adjustments in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions or any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

(q)            the amount of loss on sale of assets to a Subsidiary in connection with a Securitization Transaction; and

(r)            accruals and reserves established after (i) the consummation of the RSC Merger Transactions that were established as a result of the RSC Merger Transactions, (ii) the consummation of the National Pump Transactions that were established as a result of the National Pump Transactions, (iii) the consummation of the NES Transactions that were established as a result of the NES Transactions, (iv) the consummation of the Neff Transactions that were established as a result of the Neff Transactions, (v) the consummation of the BakerCorp Transactions that were established as a result of the BakerCorp Transactions, (vi) the consummation of the BlueLine Transactions that were established as a result of the BlueLine Transactions, (vii) the consummation of the General Finance Transactions that were established as a result of the General Finance Transactions and (viii) the closing of any acquisition or investment required to be established as a result of such acquisition or investment in accordance with GAAP, or changes as a result of adoption or modification of accounting policies.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of assets (less the sum of goodwill and other intangibles, net) which would appear on a consolidated balance sheet of the Consolidated Parties, determined on a consolidated basis in accordance with GAAP, on a pro forma basis, and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(a)            minority interests in consolidated Subsidiaries held by Persons other than a Consolidated Party;

(b)            treasury stock;

(c)            cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(d)            Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of the Consolidated Parties reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss).

“Consolidated Parties” means Holdings and each of its Restricted Subsidiaries whose financial statements are consolidated with Holdings’ financial statements in accordance with GAAP.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls, or any constituent of any such substance or waste, or any other substance or material regulated under Environmental Law.

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a Term SOFR Loan, a BA Equivalent Loan, a EURIBOR Loan or a Bank Bill Rate Loan, as applicable, or is converted into a Daily SOFR Loan.

“Control Agreement” has the meaning specified in Section 7.17(a).

“Corporations Act” means the Corporations Act 2001 (Cwlth) of Australia.

“Covenant Trigger” has the meaning specified in Section 8.9.

“Covenant Trigger Date” has the meaning specified in Section 8.9.

“Covenant Trigger Period” has the meaning specified in Section 8.9.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 14.28.

“CRA” means the Canada Revenue Agency.

“CRD IV” means (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms

“Credit Facilities” means the revolving credit, swingline and letter of credit facilities provided for by this Agreement (which are the Canadian Credit Facilities, the French Credit Facility, the ROW Credit Facilities, the U.S. Credit Facilities and the ANZ Credit Facilities).

“Credit Party” has the meaning specified in Section 13.24.

“CRR” shall mean Regulation (EU) no. 575/2013 of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) no. 648/2012.

“Daily Simple SOFR” means, for any date of determination, SOFR published on the day preceding such date corresponding to the period set forth for a Notice of Borrowing deadline applicable to such Loan specified in Section 2.2(a)  by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such date is not a U.S. Government Securities Business Day, then Daily Simple SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“Daily Simple SONIA” means, for any day, an interest rate per annum equal to SONIA for (a) if such day is a Business Day, such day or (b) if such day is not a Business Day, the Business Day immediately preceding such day, in each case plus 0.05%; provided that if such rate as determined above is less than zero, such rate shall be deemed to be zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrowers.

“Daily SOFR” means the rate per annum equal to Daily Simple SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily SOFR Loan” means a Loan that bears interest at a rate based on Daily SOFR.

“Deed of Hypothec” means that certain Deed of Hypothec To Secure Payment of Bonds dated March 31, 2015, by UR Canada in favor of the Agent, for the benefit of the Canadian Secured Parties, as amended by a deed of supplemental hypothec dated February 14, 2019, and a further deed of supplemental hypothec dated as of, on or about the Agreement Date, and as further amended, amended and restated, modified or supplemented from time to time.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Notice” has the meaning specified in Section 10.1(d).

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) 2% per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or its participations in respect of Letters of Credit or Swingline Loans, within one Business Day of the date required to be funded by it hereunder, unless, with respect to the funding of any Loan, such Lender notifies the Agent and the Borrowers’ Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding of such Loan has not been satisfied (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing), (b) has notified any Borrower or the Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Agent or the Borrowers’ Agent, to confirm in a manner satisfactory to the Agent or the Borrowers’ Agent, as the case may be, that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation in writing by the Agent and the Borrowers’ Agent), or (d) has, or has a direct or indirect parent company that (i) has become the subject of a proceeding under any of the federal Bankruptcy Code, the BIA, the CCAA, the Winding-up and Restructuring Act (Canada), the Canada Deposit Insurance Corporation Act (Canada), the French Insolvency Laws or under any other state, provincial, territorial, federal or other applicable jurisdictional bankruptcy or insolvency act or law, now or hereafter existing, (ii) has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) has taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, (iv) is being subject to a forced liquidation or any Person that directly or indirectly controls such Lender is being subject to a forced liquidation, (v) is making a general assignment for the benefit of creditors or otherwise being adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender or its assets to be, insolvent or bankrupt or subject to a resolution regime or (vi) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Bank Products Obligations” means all obligations and liabilities of any Borrower or other Obligor in respect of Bank Products, except for any Bank Product for which the provider of such Bank Product and the applicable Obligor have agreed in a writing delivered to the Agent that the obligations and liabilities of the applicable Obligor under such Bank Product shall not be deemed “Designated Bank Products Obligations” for purposes of this Agreement.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or one of its Restricted Subsidiaries in connection with an Asset Disposition as determined in good faith by the Company.

“Designated Obligations” means all Obligations of the Borrowers with respect to (a) principal of and interest on the Loans, (b) unreimbursed drawings under Letters of Credit, and (c) Unused Line Fees and Letter of Credit Fees.

“Designation Date” has the meaning specified in Section 2.6(f).

“Disqualified Lender” means (a) any competitor of Holdings or any of its Subsidiaries, identified in writing by the Borrowers’ Agent to the Agent from time to time, (b) such other Persons identified in writing by the Borrowers’ Agent to the Agent on or prior to the Agreement Date and (c) in the case of any Person under clauses (a) and (b), any of its Affiliates (other than any bona fide debt funds) that are either (i) readily identifiable or (ii) identified in writing to the Agent by the Borrowers’ Agent from time to time. The Agent shall provide a current list of Disqualified Lenders under clauses (a) and (b) and, to the extent identified in writing to the Agent by the Borrowers’ Agent, clause (c) to any Lender (other than a Disqualified Lender) upon written request for such list from such Lender.

“Disqualified Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or as a result of a sale of assets), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or as a result of a sale of assets) on or prior to the six-month anniversary of the latest maturity date with respect to any of the Obligations then applicable hereunder at the date of issuance of such Disqualified Stock.

“Distribution” means (a) the payment or making of any dividend or other distribution of property in respect of capital stock or other equity interests (or any options or warrants for, or other rights with respect to, such stock or other equity interests) of any Person, other than distributions in capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of any class other than Disqualified Stock, or (b) the direct or indirect redemption or other acquisition by any Person of any capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of such Person or any direct or indirect shareholder or other equity holder of such Person.

“Documents” means all “documents” as such term is defined in the UCC and, with respect to any document of a Canadian Obligor, all “documents of title” as such term is defined in the PPSA, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Borrower, any Guarantor or any of their respective Subsidiaries.

“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

“Domestic Subsidiary” means any Subsidiary of Holdings other than a Foreign Subsidiary.

“DTTP Information” has the meaning specified in Section 5.1(h)(ii).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset-based lender, having total assets in excess of $2,000,000,000, that extends credit or buys commercial loans in the ordinary course of business; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate or branch of any Lender; (d) any Approved Fund; and (e) any other Person reasonably acceptable to the Agent; provided that, in any event, “Eligible Assignee” shall not include (i) any natural Person, (ii) with respect to any Commitments or Loans (other than Incremental ABL Term Loans), Holdings or any Borrower or any Affiliate thereof, (iii) any Disqualified Lender (other than any Disqualified Lender otherwise agreed to by the Borrowers’ Agent in a writing delivered to the Agent), (iv) any Defaulting Lender or (v) any Person that is not a PMP Lender.

“Eligible Merchandise and Consumables Inventory” means Merchandise and Consumables Inventory of the Secured Obligors which the Agent in the exercise of its Reasonable Credit Judgment determines to be Eligible Merchandise and Consumables Inventory; provided that such Merchandise and Consumables Inventory:

(a)            is owned by a Secured Obligor which has good, valid and marketable title thereto;

(b)            is not damaged or defective, in each case, in any material respect;

(c)            is not obsolete, unmerchantable or slow moving;

(d)            conforms in all material respects to the warranties and representations set forth in this Agreement and the other Loan Documents pertaining to Merchandise and Consumables Inventory and Collateral or Inventory in general;

(e)            is at all times subject to the Agent’s duly perfected first priority (other than with respect to any Permitted Priority Borrowing Base Liens) security interest and subject to no other Lien except a Permitted Lien; and

(f)            is not outside, with respect to the U.S. Borrowing Base only, the continental United States or, with respect to the Canadian Borrowing Base only, Canada or (if such Merchandise and Consumables Inventory is not Titled Goods) the continental United States, and is not consigned to any Person;

and provided, further, that “Eligible Merchandise and Consumables Inventory” shall in no event include (a) fuel or (b) extraneous and unboxed Inventory held by a Secured Obligor.

If any Merchandise and Consumables Inventory ceases to be Eligible Merchandise and Consumables Inventory, then such Merchandise and Consumables Inventory shall promptly be excluded from the calculation of Eligible Merchandise and Consumables Inventory. Notwithstanding the foregoing, the Agent may, from time to time, in the exercise of its Reasonable Credit Judgment, on not less than 10 Business Days’ prior notice to the Borrowers’ Agent, change the criteria for Eligible Merchandise and Consumables Inventory as reflected on the Borrowing Base Certificate based on either (i) an event, condition or other circumstance arising after the Closing Date or (ii) an event, condition or other circumstance existing on the Closing Date to the extent the Agent had no knowledge thereof on or prior to the Closing Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Eligible Merchandise and Consumables Inventory in any material respect as determined by the Agent in the exercise of its Reasonable Credit Judgment. Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change. Upon delivery of the notice of such change pursuant to the foregoing sentence, the Agent shall be available to discuss the proposed change, and the applicable Secured Obligor may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Agent in the exercise of its Reasonable Credit Judgment.

“Eligible Rental Equipment” means the Rental Equipment of the Secured Obligors that (x) is held for sale or rent by a Secured Obligor in the ordinary course of its business, (y) is being rented by a Secured Obligor as lessor in the ordinary course of its business or (z) is Titled Goods consisting of motor vehicles used by a Secured Obligor in its business, other than any Rental Equipment of a Secured Obligor:

(a)            that is not classified as “rental equipment” on such Secured Obligor’s balance sheet (other than (i) new Rental Equipment held for sale that is classified as “inventory” on Holdings’ balance sheet and (ii) Titled Goods consisting of motor vehicles used by a Secured Obligor in its business);

(b)            that is not owned by such Secured Obligor free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure performance by such Secured Obligor with respect to that Equipment), except the Liens in favor of the Agent, on behalf of itself and the other Secured Parties (and other than (i) Permitted Priority Liens and (ii) Permitted Liens permitted under Section 8.2(c) or Section 8.2(ii));

(c)            that (i) is not located in (A) if such Secured Obligor is a U.S. Obligor, a state of the United States of America or the District of Columbia or (B) if such Secured Obligor is a Canadian Obligor, a province or territory of Canada or (in the case such Rental Equipment is not Titled Goods) a state of the United States of America or the District of Columbia; or (ii) is stored by a Secured Obligor at a location that is leased by such Secured Obligor from a third party, unless (A) the Agent has given its consent thereto, (B) a reasonably satisfactory landlord waiver has been delivered to the Agent or (C) a Rent Reserve has been established with respect thereto;

(d)            that is covered by a negotiable document of title, unless such document has been delivered to the Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Agent and the applicable Secured Parties (and other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law);

(e)            that is excess, obsolete, unsaleable, unrentable, damaged in any material respect or unfit for sale or rent;

(f)            that is not held for sale, rental or use in the ordinary course of business of such Secured Obligor;

(g)            that is not subject to a first priority Lien in favor of the Agent on behalf of itself and the applicable Secured Parties (other than with respect to any Permitted Priority Borrowing Base Liens); provided that it shall not be necessary to identify the vehicle numbers with respect to Rental Equipment located in Canada in any PPSA filings as a prerequisite for such Rental Equipment to constitute “Eligible Rental Equipment” hereunder;

(h)            as to which there are any breaches of any of the representations or warranties pertaining to Rental Equipment set forth in any of the Loan Documents in any material respect; or

(i)            that does not meet in all material respects the applicable standards pertaining to Rental Equipment imposed by any Governmental Authority having regulatory authority over such Rental Equipment.

If any Rental Equipment at any time ceases to be Eligible Rental Equipment, such Rental Equipment shall promptly be excluded from the calculation of Eligible Rental Equipment. Notwithstanding the foregoing, the Agent may, from time to time, in the exercise of its Reasonable Credit Judgment, on not less than 10 Business Days’ prior notice to the Borrowers’ Agent, change the criteria for Eligible Rental Equipment as reflected on the Borrowing Base Certificate based on either (i) an event, condition or other circumstance arising after the Closing Date or (ii) an event, condition or other circumstance existing on the Closing Date to the extent the Agent had no knowledge thereof on or prior to the Closing Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Eligible Rental Equipment in any material respect as determined by the Agent in the exercise of its Reasonable Credit Judgment. Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change. Upon delivery of the notice of such change pursuant to the foregoing sentence, the Agent shall be available to discuss the proposed change, and the applicable Secured Obligor may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to the Agent in the exercise of its Reasonable Credit Judgment.

“Environmental Laws” means all applicable federal, state, provincial or local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, enforceable requirements, judgments, injunctions, licenses, authorizations, consents, registrations, approvals, permits of, and agreements with, any Governmental Authority, in each case in connection with (i) environmental matters (including Releases of Contaminants) or (ii) to the extent relating to exposure to Contaminants, health matters.

“Equipment” means all of each Obligor’s and each of its Subsidiary’s now owned or hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, service and delivery vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Obligor or any of its Subsidiaries, and all of each Obligor’s and each of its Subsidiary’s rights and interests with respect thereto under such leases (including options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“Equipment Securitization Transaction” means any sale, assignment, pledge or other transfer (a) by the Company or any Subsidiary of the Company of rental fleet equipment, (b) by any ES Special Purpose Vehicle of leases or rental agreements between the Company and/or any Subsidiary of the Company, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such rental fleet equipment and lease receivables arising under such leases and rental agreements and (c) by the Company or any Subsidiary of the Company of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers’ repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto and (iii) any collateral, guarantees, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.

“Equivalent Amount” means, on any date, the amount of Dollars into which an amount of Euros, Sterling, Cdn. Dollars, Australian Dollars, New Zealand Dollars or any other Alternative Currency, as applicable, may be converted or the amount of Euros, Sterling, Cdn. Dollars, Australian Dollars, New Zealand Dollars or any other Alternative Currency, as applicable, into which an amount of Dollars may be converted, in any case, (a) at the exchange rate reported by Bloomberg (or other commercially available source designated by the Agent from time to time) as of approximately 12:00 noon, New York City time, or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in the Agent’s principal foreign exchange trading office for the first currency, on such date, in each case rounded to the nearest unit of the applicable currency, with 0.5 of a unit being rounded upward.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) any failure by a Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to a Pension Plan; (d) a determination that a Pension Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) a withdrawal by any Borrower or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (f) a complete or partial withdrawal by any Borrower or ERISA Affiliate from a Multi-employer Plan; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (h) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; (i) the Borrowers or any of their Subsidiaries engaging in a non-exempt “prohibited transaction” with respect to which any Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code), or with respect to which such Borrower or any such Subsidiary could otherwise be liable; or (j) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or ERISA Affiliate.

“ES Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the rental fleet equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of “Equipment Securitization Transaction”, and pledging or transferring any of the foregoing or interests therein).

“ESG” has the meaning set forth in Section 2.11(a).

“ESG Amendment” has the meaning set forth in Section 2.11(a).

“ESG Pricing Provisions” has the meaning set forth in Section 2.11(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Insolvency Regulation” means the Council of the European Union Regulation 2015/848 on insolvency proceedings.

“EURIBOR” means, for any Interest Period, the rate per annum equal to the Euro Interbank Offered Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; provided that if EURIBOR determined in accordance with this definition would otherwise be less than zero, EURIBOR shall be deemed zero for purposes of this Agreement.

“EURIBOR Loan” means a Loan during any period in which it bears interest based on EURIBOR.

“Euro” or “€” means the single lawful currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as referred to in the EMU Legislation.

“Event of Default” has the meaning specified in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934 and regulations promulgated thereunder.

“Excluded Subsidiary” means any (a) Subsidiary of a Foreign Subsidiary other than any Canadian or U.S. Subsidiary of a Canadian Subsidiary, (b) Unrestricted Subsidiary, (c) Immaterial Subsidiary, (d) Domestic Subsidiary or Canadian Subsidiary that, at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), is prohibited by any applicable contractual obligation or Requirement of Law from guaranteeing or granting Liens to secure the Obligations hereunder or if guaranteeing or granting Liens to secure the Obligations hereunder would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (e) joint venture or Subsidiary that is not a Wholly Owned Subsidiary (it being agreed that it shall be a condition for any such Subsidiary that was a Wholly Owned Subsidiary to become an Excluded Subsidiary that either (i) at the time it became a non-Wholly Owned Subsidiary none of its assets comprised part of the Borrowing Base or (ii) at the time it becomes (after giving effect to it becoming) an Excluded Subsidiary no Out-of-Formula Condition would exist), (f) Subsidiary formed solely for the purpose of merging or amalgamating with another Person in connection with a Permitted Acquisition or other Permitted Investment by the Company or another Obligor, (g) captive insurance subsidiary or not-for-profit subsidiary or (h) Domestic Subsidiary or Canadian Subsidiary with respect to which, in the reasonable judgment of the Agent (or, in the case of adverse tax consequences, the Borrowers’ Agent) (confirmed in writing by notice to the Borrowers’ Agent or the Agent, as applicable), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee of the Obligations hereunder shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that any Subsidiary that fails to meet the requirement in clause (c) as of the last day of the most recent four consecutive Fiscal Quarters for which consolidated financial statements of the Consolidated Parties are available shall continue to be deemed an Excluded Subsidiary hereunder until the date that is 60 days following the date on which such financial statements were required to be delivered pursuant to Section 7.2 with respect to such period; provided, further, that in no event shall the Company be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor (in its capacity as a guarantor), any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any keepwell, support or other agreement for the benefit of such Guarantor) at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under an agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, in the case of each Lender and the Agent and each other recipient of any payment to be made on account of the Obligations, (a) Taxes (including income Taxes, capital or franchise Taxes or other Taxes on net income) as are imposed on or measured by the Agent’s, such Lender’s or such recipient’s overall net income or capital in the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which the Agent or such Lender or such recipient, as the case may be, is organized or maintains a lending office from which the Loans are made or does business, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in respect of which the applicable recipient, as the case may be, is subject to income or franchise Taxes imposed on (or measured by) its net income, (c) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes that are Other Connection Taxes, (d)  any U.S. federal withholding Tax, withholding Taxes pursuant to the laws of the Netherlands, the United Kingdom, France, Germany or Puerto Rico or withholding Tax payable under Part XIII of the Income Tax Act (Canada) that is imposed on amounts payable to or for the account of a Lender, in each case, with respect to an applicable interest in an Obligation pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto (other than pursuant to any assignment request by the Borrowers under Section 5.9 or Section 12.1(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office (and in each case assuming the completion of any necessary procedural formalities), (e) any withholding Tax that arises (i) in the United Kingdom in respect of an advance to a U.K. Borrower and is attributable to a Lender’s failure to comply with Section 5.1(h) or (ii) is attributable to a Lender’s failure to comply with Section 5.1(f), (f) any Canadian federal withholding Tax imposed on amounts payable to or for the account of a Lender as a consequence of (i) the Lender not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the payer at the time of such payment or (ii) as a consequence of the Lender being, at any time, a “specified non-resident shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of any Canadian Borrower, or, at any time, not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of any Canadian Borrower, other than, in the case of subclauses (i) or (ii) above, where the non-arm’s length relationship arises, or where the Lender is a specified shareholder of a Canadian Borrower or not dealing at arm’s length with such a specified shareholder by virtue of it having become a party to, received or perfected a security interest under or enforced any rights under, any Loan Document, (g) any withholding Taxes imposed under FATCA, (h) any Taxes imposed by France on amount payable to a French Swingline Lender (or the Agent) if such Taxes are imposed solely because this payment is made to (A) an account opened in the name of or for the benefit of that French Swingline Lender (or the Agent) in a financial institution situated in a Non-Cooperative Jurisdiction or (B) a French Swingline Lender (or the Agent) incorporated, domiciled, established or acting through a lending office (or the office of the Agent) situated in a Non-Cooperative Jurisdiction, (i) VAT, (j) any Australian Withholding Tax imposed as a result of a Lender being an Offshore Associate of any Australian Borrower in relation to the receipt of a payment, (k) any Tax under the laws of the Netherlands to the extent it becomes payable by reason of a Lender or Agent having a substantial interest (aanmerkelijk belang) in the Borrower within the meaning of the Dutch income tax act 2001 (Wet inkomstenbelasting 2001), (l) any Tax payable by a Lender, Agent, Bank or any of their respective affiliates on the basis of or in relation to some or all of its assets, its balance sheet or capital base or equity or any part of it or its liabilities or minimum regulatory capital or any combination thereof, including the Dutch bank levy as set out in the bank levy act (Wet bankenbelasting) and any tax in any jurisdiction levied on a similar basis or for a similar purpose and imposed in any jurisdiction by reference to the assets and liabilities of a financial institution or other entity carrying out financial transactions, in each case in force (and the rates) as at the date of this Agreement and (m) any Dutch withholding tax imposed as a result of the Dutch Withholding Tax Act 2021 (Wet Bronbelasting 2021) being applicable as a result of a Lender having a qualifying interest (kwalificerend belang) in any Dutch Borrower.

“Existing Commitment” has the meaning specified in Section 2.6(a).

“Existing Letters of Credit” has the meaning specified in Section 1.10(b).

“Existing Loan Agreement” has the meaning specified in the recitals to this Agreement.

“Existing Loans” has the meaning specified in Section 2.6(a).

“Existing Public Debt” means the 3¾% Senior Secured Notes, the 3⅞% Senior Notes, the 3⅞% Senior Secured Notes, the 4% Senior Notes, the August 2017 4⅞% Senior Notes, the September 2017 4⅞% Senior Notes, the 5¼% Senior Notes and the 5½% Senior Notes.

“Existing Securitization Facility” means the receivables facility established pursuant to the Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012, among United Rentals Receivables LLC II, as seller, Holdings, as collection agent, Liberty Street Funding LLC, as a purchaser, Gotham Funding Corporation, as a purchaser, PNC Bank, National Association, as purchaser agent for itself and as a bank, MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as a purchaser agent and as a bank, Truist Bank (formerly known as SunTrust Bank), as a purchaser agent for itself and as a bank, The Toronto-Dominion Bank, as a purchaser agent for itself and as a bank, and The Bank of Nova Scotia, as administrative agent, as a bank and as a purchaser agent, and the other Transaction Documents under and as defined therein.

“Existing Tranche” has the meaning specified in Section 2.6(a).

“Exiting Lender” has the meaning specified in Section 1.10(c).

“Extended Commitments” has the meaning specified in Section 2.6(a).

“Extended Loans” has the meaning specified in Section 2.6(a).

“Extending Lender” has the meaning specified in Section 2.6(b).

“Extension Amendment” has the meaning specified in Section 2.6(c).

“Extension Date” has the meaning specified in Section 2.6(d).

“Extension Election” has the meaning specified in Section 2.6(b).

“Extension Request” has the meaning specified in Section 2.6(a).

“Fair Market Value” means, with respect to any asset, the fair market value of such asset as determined by the Company in good faith, whose determination shall be conclusive.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977.

“Federal Funds Rate” means, for any day, the rate per annum equal to (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on such day (or on the preceding Business Day, if such day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded upward to the next 1/100th of 1%) charged to the U.S. Bank on such day on such transactions, as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means one or more fee or engagement letters among Bank of America, N.A. and/or an Arranger, Holdings and/or any Borrower, with respect to the payment of certain fees in connection with this Agreement.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 6.5 and 7.2.

“Fiscal Quarter” means the period commencing on January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing on April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing on July 1 in any Fiscal Year and ending on the next succeeding September 30, or the period commencing on October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require.

“Fiscal Year” means Holdings’, the Borrowers’, the Guarantors’ and their Subsidiaries’ fiscal year for financial accounting purposes. As of the Agreement Date, the current Fiscal Year of Holdings, the Obligors and their Subsidiaries will end on December 31, 2022.

“Fixed Charge Coverage Ratio” means the ratio of:

(a)            (i) Consolidated EBITDA for the most recent period of four consecutive Fiscal Quarters for which financial information in respect thereof is available, minus, (ii) without duplication, the sum of the unfinanced portion of all Capital Expenditures of Holdings and its Subsidiaries for such period (excluding any Capital Expenditures made in an amount equal to (x) all or part of the proceeds of any casualty insurance, condemnation or eminent domain or any amount otherwise reimbursed by third parties or (y) all or part of the proceeds of any sale of assets of Holdings and its Subsidiaries (other than any Special Purpose Vehicle) during such period); to

(b)            the sum, without duplication, of (i) Consolidated Interest Expense for such period paid or payable in cash (other than (w) fees and expenses associated with the amendment and restatement of the Existing Loan Agreement and any agency fees, (x) costs associated with obtaining, or breakage costs in respect of, Hedge Agreements, (y) fees and expenses associated with any Permitted Acquisitions, Permitted Investments, mergers, consolidations or amalgamations, the issuance of Capital Stock or the incurrence of Indebtedness, in each case permitted under this Agreement (in each case, whether or not the applicable Permitted Acquisition, Permitted Investment, merger, consolidation, amalgamation, issuance of Capital Stock or incurrence of Indebtedness is consummated) and (z) amortization of deferred financing costs), net of interest income, plus (ii) the aggregate amount of Federal, state, local and foreign income, capital or profits taxes, including foreign withholding taxes, expensed during such period to the extent paid in cash, in each case, of or by Holdings and its Subsidiaries for such period (including any Distribution made to Holdings to permit Holdings to pay such taxes) plus (iii) the aggregate principal amount of all regularly scheduled principal or amortization payments on Indebtedness for borrowed money of Holdings and its Subsidiaries for such period paid or payable in cash (other than prepaid amounts, any payments in respect of Capital Lease Obligations, payments due at maturity, payment in respect of intercompany debt or any payments with respect thereto paid in cash from the proceeds of any refinancing thereof) plus (iv) the aggregate amount of cash Distributions described in clause (a) of the definition thereof made by Holdings during such period other than one such cash Distribution made by Holdings during any four consecutive Fiscal Quarter period (provided that unless and until Holdings publicly announces that it is commencing or intending to pay dividends on its common shares in cash prior to any time the Fixed Charge Coverage Ratio is calculated, all cash Distributions shall be excluded from the calculation of the Fixed Charge Coverage Ratio (but, following any such announcement, such cash Distributions shall be included in the calculation of the Fixed Charge Coverage Ratio to the extent otherwise required in accordance with this clause (iv) without giving effect to this proviso); provided, further, that if subsequent to any announcement described in the immediately preceding proviso, Holdings publicly announces that it is suspending, pausing, or no longer intending to pay dividends on its common shares in cash prior to any time the Fixed Charge Coverage Ratio is calculated, then all cash Distributions shall be excluded from such calculation of the Fixed Charge Coverage Ratio).

“Foreign Base Rate” means (a) with respect to any ROW Swingline Loans or any French Swingline Loans, in each case that are funded outside the United States, the Term SOFR Rate (in the case of ROW Swingline Loans or French Swingline Loans denominated in Dollars) or EURIBOR (in the case of ROW Swingline Loans or French Swingline Loans denominated in Euros) for a one-month interest period as in effect on the first day of the current calendar month, (b) with respect to any ANZ Swingline Loans denominated in Australian Dollars, for any day, the per annum rate of interest (rounded upward to the next 1/100th of 1%) equal to the Reserve Bank of Australia’s “cash rate” (or a comparable or successor rate approved by the Agent (acting reasonably)), determined by the Agent at or about 10:30 a.m. (Sydney time) on such day, as published on the applicable Reuters screen page (or other commercially available source designated by the Agent from time to time (acting reasonably)), and (c) with respect to any ANZ Swingline Loans denominated in New Zealand Dollars, for any day, the per annum rate of interest (rounded upward to the nearest 1/100th of 1%) equal to the rate announced from time to time by the Reserve Bank of New Zealand as the “official cash rate” (or a comparable or successor rate approved by the Agent (acting reasonably)), determined by the Agent on such day; provided that (x) in no event shall the Foreign Base Rate be less than zero and (y) any change in such rate shall take effect at the opening of business on the applicable Business Day.

“Foreign Borrowing Participation” has the meaning specified in Section 2.10(a).

“Foreign Borrowing Participation Fee” has the meaning specified in Section 2.10(f).

“Foreign Borrowing Participation Settlement” has the meaning specified in Section 2.10(b)(i).

“Foreign Borrowing Participation Settlement Amount” has the meaning specified in Section 2.10(b)(ii).

“Foreign Borrowing Participation Settlement Date” has the meaning specified in Section 2.10(b)(i).

“Foreign Borrowing Participation Settlement Period” has the meaning specified in Section 2.10(b)(i).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary of Holdings that is formed under the laws of a jurisdiction other than a State of the United States or the District of Columbia. For the avoidance of doubt, any Subsidiary of Holdings which is organized and existing under the Laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary the primary assets of which consist of Capital Stock in (a) one or more Foreign Subsidiaries or (b) one or more Foreign Subsidiary Holding Companies.

“French Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“French Credit Facility” means the swingline facility provided for by this Agreement extended to the French Borrowers.

“French Insolvency Laws” means the EU Insolvency Regulation, the provisions of the Livre VI and other relevant provisions related thereto of the French Code de commerce or similar debtor relief laws of France from time to time in effect.

“French Obligations” means, with respect to the Indebtedness of the French Borrowers under the Loan Documents, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any French Borrower whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, other monetary obligations of any French Borrower of any nature and all other amounts payable by any French Borrower under the Loan Documents or in respect thereof; provided that, “French Obligations” shall in any event include Designated Bank Products Obligations of any French Borrower; provided, further, that “French Obligations” shall not include any Canadian Obligations, ROW Obligations, U.S. Obligations or ANZ Obligations.

“French Swingline Bank” means Bank of America Europe Designated Activity Company, a financial institution authorized to make loans in France (a) under European Union passport rules or (b) directly by the ACPR.

“French Swingline Commitment” means the commitment of the French Swingline Lender to make loans pursuant to Section 2.3(d).

“French Swingline Lender” means the French Swingline Bank or a branch or Affiliate of the French Swingline Bank or any successor financial institution agreed to by the Borrowers’ Agent and the Agent, in its capacity as provider of French Swingline Loans; provided that (a) it is a French licensed credit institution (établissement de credit) or a financial institution authorized to make loans in France (i) under European Union passport rules or (ii) directly by the ACPR and (b) it has opened an account or accounts, each of which is located outside France, for the purpose of making or receipt of any advance, Loan or payment under the French Credit Facility to, from or for the benefit of any French Borrower.

“French Swingline Loan” and “French Swingline Loans” have the meanings specified in Section 2.3(d).

“French Swingline Loan Minimum” means (a) in the case of a French Swingline Loan denominated in Dollars, $100,000, (b) in the case of a French Swingline Loan denominated in Euro, €100,000 and (c) in the case of a French Swingline Loan denominated in Sterling, £100,000.

“French Swingline Loan Multiple” means (a) in the case of a French Swingline Loan denominated in Dollars, $50,000, (b) in the case of a French Swingline Loan denominated in Euro, €50,000 and (c) in the case of a French Swingline Loan denominated in Sterling, £50,000.

“French Swingline Sublimit” has the meaning specified in Section 2.3(d).

“FSRA” means the Financial Services Regulatory Authority and any Person succeeding to the functions thereof and includes the Chief Executive Officer under such statute and any other Governmental Authority (succeeding to the functions thereof) and established or appointed by the Financial Services Regulatory Authority of Ontario Act, 2016.

“Full Payment” or “Full Payment of the Obligations” means (a) the payment in full in cash or immediately available funds (except for (i) contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made, (ii) Obligations under Hedge Agreements that have been novated or collateralized, to the extent required by the terms thereof or as otherwise reasonably acceptable to the applicable counterparty and the Agent and (iii) Cash Management Obligations and Designated Bank Products Obligations, to the extent such Cash Management Obligations or Designated Bank Products Obligations, as the case may be, are not then due) of all Obligations then outstanding, if any, (b) with respect to Letters of Credit outstanding, delivery of cash collateral or backstop letters of credit in respect thereof in the manner and as otherwise required under Section 2.4(g) and (c) the termination or expiration of all Commitments and any Refinancing Term Commitments.

“Funded Foreign Borrowing Participation” means, with respect to any Participating Canadian Lender or Participating ROW Lender, in respect of any Canadian Revolving Loans or ROW Revolving Loans, respectively, funded by Bank of America and subject to Section 2.10, (a) the aggregate amount paid by such Participating Canadian Lender or Participating ROW Lender, as applicable, to Bank of America pursuant to Section 2.10(b) in respect of such Participating Canadian Lender’s or Participating ROW Lender’s participation in the principal amount of such Canadian Revolving Loans or ROW Revolving Loans, respectively, funded by Bank of America minus (b) the aggregate amount paid to such Participating Canadian Lender or Participating ROW Lender, as applicable, by Bank of America pursuant to Section 2.10(b) in respect of such Participating Canadian Lender’s or Participating ROW Lender’s participation in the principal amount of such Canadian Revolving Loans or ROW Revolving Loans, respectively, funded by Bank of America, excluding in each case any payments made in respect of interest accrued on such Canadian Revolving Loans or ROW Revolving Loans funded by Bank of America. Bank of America’s Funded Foreign Borrowing Participation in any Canadian Revolving Loans or ROW Revolving Loans funded by Bank of America shall be equal to the outstanding principal amount of such Canadian Revolving Loans or ROW Revolving Loans minus the total Funded Foreign Borrowing Participation of all other Lenders therein.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or, if applicable in the case of the Canadian Subsidiaries, such generally accepted accounting principles and practices set forth from time to time in Canada by Chartered Professional Accountants of Canada) or in such other statements by such other entity as approved by a significant segment of the accounting profession, subject to Section 1.2(b).

“General Finance Acquisition” means the acquisition by the Company of General Finance Corporation contemplated by the Agreement and Plan of Merger, dated as of April 15, 2021, by and among the Company, UR Merger Sub VI Corporation and General Finance Corporation, as amended from time to time.

“General Finance Transactions” means (a) the General Finance Acquisition and (b) any other transactions contemplated in connection with the General Finance Acquisition and any other financing transactions in connection with the General Finance Acquisition.

“General Intangibles” means all of each Obligor’s now owned or hereafter acquired “general intangibles” as defined in the UCC or, with respect to any General Intangible of a Canadian Obligor, an “intangible” as defined in the PPSA, choses in action and causes of action and all other intangible personal property of each Obligor of every kind and nature (other than Accounts), including all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, computer software, customer lists, registrations, licenses, franchises, Tax refund claims, any funds which may become due to any Obligor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to any Obligor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Obligor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Obligor.

“Goods” means all “goods” as defined in the UCC or, with respect to any goods of a Canadian Obligor, the PPSA, now owned or hereafter acquired by any Obligor, wherever located, including embedded software to the extent included in “goods” as defined in the UCC, and manufactured homes.

“Governmental Authority” means any nation or government, any state, provincial, territorial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreements” mean the U.S. Guarantee Agreement and the Canadian Guarantee Agreement.

“Guarantors” means (a) the U.S. Guarantors, (b) the Canadian Guarantors, and (c) each other Person, who, in a writing accepted by the Agent, guarantees payment or performance in whole or in part of any of the Obligations.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Obligor’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Immaterial Subsidiary” means any Subsidiary of Holdings that, as of the last day of the Fiscal Quarter of Holdings most recently ended for which financial information in respect thereof is available, (a) did not have assets with a value in excess of 2.5% of the total assets of Holdings and its Subsidiaries as at such date and (b) did not have total revenues in excess of 2.5% of the total revenues of Holdings and its Subsidiaries for the four consecutive Fiscal Quarter period then ended. Any determination of whether a Subsidiary shall cease to qualify as an Immaterial Subsidiary shall be made on the date of the delivery of the Compliance Certificate pursuant to Section 7.2(d). To the extent a Subsidiary ceases to be an Immaterial Subsidiary in connection with such determination, Holdings shall have 60 days (or such longer period to which the Agent may reasonably agree) from the date of delivery of such Compliance Certificate to cause such Subsidiary to comply with the requirements of Section 7.16 to the extent applicable. Each Immaterial Subsidiary as of the Closing Date shall be set forth in Schedule 1.3.

“Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of any Borrower or Holdings and the accretion of original issue discount or liquidation preference.

“Incremental ABL Term Loans” has the meaning specified in Section 2.5(a).

“Incremental Commitment Amendment” has the meaning specified in Section 2.5(e)(ii).

“Incremental Facility” and “Incremental Facilities” have the meanings specified in Section 2.5(a).

“Incremental Facility Increase” has the meaning specified in Section 2.5(a).

“Incremental Indebtedness” means any Indebtedness incurred by any Borrower pursuant to and in accordance with Section 2.5.

“Incremental Revolving Commitment Effective Date” has the meaning specified in Section 2.5(e)(i).

“Incremental Revolving Commitments” has the meaning specified in Section 2.5(a).

“Indebtedness” means, without duplication, (a) all indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables and the endorsement of checks and other similar instruments in the ordinary course of business; (b) all obligations and liabilities of any other Person secured by any Lien on an Obligor’s or any of its Subsidiaries’ property, even if such Obligor or Subsidiary shall not have assumed or become liable for the payment thereof (the amount of such obligation being deemed to be the lesser of the value of such property (as determined in good faith by the Company) or the amount of the obligation so secured); (c) all obligations or liabilities created or arising under any Capital Lease; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (e) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (f) all net obligations of such Person in respect of Hedge Agreements; and (g) all obligations and liabilities under Guarantees in respect of obligations of the type described in any of clauses (a) through (f) above.

“Indemnified Liabilities” has the meaning specified in Section 14.10.

“Indemnified Person” has the meaning specified in Section 14.10.

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Instruments” means all instruments as such term is defined in Article 9 of the UCC or as is defined in the PPSA, as applicable, now owned or hereafter acquired by any Borrower, any Guarantor or any of their Subsidiaries.

“Intercreditor Agreement Supplement” has the meaning specified in Section 13.17(b).

“Interest Payment Date” means, with respect to any Term SOFR Loan or EURIBOR Loan, the Termination Date and the last day of each Interest Period applicable to such Loan and, with respect to each Interest Period of more than three months, each three-month anniversary of the commencement of such Interest Period for such Loan.

“Interest Period” means, as to any Term SOFR Loan, EURIBOR Loan or Bank Bill Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a Term SOFR Loan, EURIBOR Loan or Bank Bill Rate Loan, as applicable, and ending on (i) the date ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case subject to the availability thereof), or (ii) in the case of Term SOFR Loans only, if such tenor has become available, is agreed to by all the Lenders making or holding such Loan, and is determined to be administratively feasible for the Agent in its sole discretion, ending on the date one or two weeks thereafter, as selected by the applicable Borrower in its Notice of Borrowing or Notice of Continuation/Conversion, provided that:

(a)            if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of any Interest Period of one month or longer, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)            any Interest Period of one month or longer pertaining to a Term SOFR Loan, a EURIBOR Loan or a Bank Bill Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)            no Interest Period shall extend beyond the Maturity Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

“Inventory” means all of each Obligor’s and each of its Subsidiaries’ now owned or hereafter acquired Rental Equipment, Merchandise and Consumables Inventory and other inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Obligor’s or any of its Subsidiaries’ business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Investment” means, with respect to any Person, (a) any loan or other extension of credit (including a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property or any payment for property or services for consideration of Indebtedness or Capital Stock of any other Person), other than in connection with leases of Equipment or leases or sales of Inventory on credit in the ordinary course of business or (b) any purchase or acquisition by such Person of Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person, excluding the acquisition of inventory, supplies, equipment and other assets used or consumed in the ordinary course of business of such Person and Capital Expenditures. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Investment Property” means all of each Obligor’s now owned or hereafter acquired “investment property” as defined in the UCC or the PPSA, as applicable, and includes all right title and interest of each Obligor in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“KPIs” has the meaning set forth in Section 2.11(a).

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LCA Election” has the meaning specified in Section 1.3(m)(ii).

“LCA Test Date” has the meaning specified in Section 1.3(m)(ii).

“Leases” means the written agreements between an Obligor and an Account Debtor entered into in the ordinary course of business of such Obligor for rental or lease of Rental Equipment by such Obligor to such Account Debtor, including all schedules and supplements thereto.

“Lender” and “Lenders” have the meanings specified in the introductory paragraph to this Agreement and shall include the Agent to the extent of any Agent Advance outstanding and the Banks to the extent of any Swingline Loan outstanding.

“Lender Joinder Agreement” has the meaning specified in Section 2.5(d)(i).

“Letter of Credit” and “Letters of Credit” have the meanings specified in Section 2.4(a)(i).

“Letter of Credit Fee” has the meaning specified in Section 3.6.

“Letter of Credit Issuer” means the U.S. Bank, any Affiliate or branch of the U.S. Bank (including the Canadian Bank, in respect of Letters of Credit denominated in Canadian Dollars) or any other Lender or Affiliate or branch of a Lender that issues any Letter of Credit pursuant to this Agreement and agrees to provide reporting with respect to Letters of Credit reasonably required by the Agent.

“Letter of Credit Subfacility” means $300,000,000.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, finance lease or other title retention agreement.

“Like-Kind Exchange” means a substantially contemporaneous exchange or swap, including transactions covered by Section 1031 of the Code, of property or assets (“Relinquished Property”) for property or assets with comparable or greater Fair Market Value or usefulness to the business of the U.S. Borrowers and their Domestic Subsidiaries (“Replacement Property”); provided that (a) the disposition of the Relinquished Property is permitted under the terms of this Agreement, (b) the transaction is entered into in the normal course of business, (c) the applicable “exchange agreement” reflects arm’s-length terms with a Qualified Intermediary who is not an Affiliate of Holdings and otherwise contains customary terms and (d) all net proceeds thereof are deposited in one or more Like-Kind Exchange Accounts.

“Like-Kind Exchange Account” means any account established jointly with a Qualified Intermediary pursuant to and solely for the purposes of facilitating any Like-Kind Exchange, the amounts on deposit in which shall be limited to proceeds realized from the disposition of Relinquished Property in connection with a Like-Kind Exchange.

“Limited Condition Acquisition” means any acquisition of any assets, business or Person permitted by this Agreement, the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Documents” means this Agreement, the Guarantee Agreements, each Guaranty Supplement referred to in any Guarantee Agreement, the Security Documents, the Fee Letters, any TEG Letter, any Acceptable Intercreditor Agreement or any other intercreditor agreement entered into by the Agent at any time in connection with this Agreement or any Security Document, any promissory note evidencing any Obligations, any other “Loan Document” (as defined in the Existing Loan Agreement) in effect on the Closing Date (to the extent such document has not been amended and restated, replaced or superseded), and any other agreements, instruments, and documents to which one or more Obligors is a party that, for any such other agreement, instrument or document entered into after the Closing Date, expressly states that it is to be treated as a “Loan Document” hereunder.

“Loans” means, collectively, all loans and advances provided for in Article II.

“London Bank” means Bank of America, N.A. (acting through its London branch), or any successor entity thereto.

“Market Disruption Event” has the meaning specified in Section 5.5(b).

“Material Account” means any bank account, securities account or commodities account of any Obligor, including in any case any account into which proceeds from any Securitization Transaction (including, but not limited to, the Existing Securitization Facility) are deposited, but excluding (a) any “Controlled Account” under and as defined in the documents evidencing the Existing Securitization Facility as in effect as of the Agreement Date and any similar account under any Securitization Transaction, (b) any Like-Kind Exchange Account, (c) any account which is exclusively used for disbursement purposes (including payroll accounts) and (d) other accounts to the extent the aggregate amount of funds on deposit therein does not exceed $25,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, (b) the ability of Holdings, the Borrowers and the other Obligors (taken as a whole) to perform their payment obligations under this Agreement or any other Loan Document or (c) the rights and remedies of the Agent and the Lenders under this Agreement or any other Loan Document.

“Maturity Date” means the date that is the fifth anniversary of the Closing Date.

“Maximum ANZ Revolver Amount” means, at any time, the aggregate ANZ Revolving Credit Commitments at such time, as the same may be increased from time to time in accordance with Section 2.5 or 4.3 or reduced from time to time in accordance with Section 4.3. As of the Agreement Date, the Maximum ANZ Revolver Amount is $175,000,000. Anything contained herein to the contrary notwithstanding, upon termination of the ANZ Revolving Credit Commitments, the Maximum ANZ Revolver Amount shall automatically be reduced to zero.

“Maximum Canadian Revolver Amount” means $250,000,000 as of the Agreement Date, as the same may be increased or decreased from time to time in accordance with Section 2.2(d). Anything contained herein to the contrary notwithstanding, (a) upon termination of the Pro Rata Revolving Credit Commitments, the Maximum Canadian Revolver Amount shall automatically be reduced to zero and (b) in no event shall the sum of the Maximum Canadian Revolver Amount and the Maximum ROW Revolver Amount at any time be greater than the Pro Rata Revolving Credit Commitments at such time.

“Maximum Daily SOFR Amount” means $500,000,000.

“Maximum Pro Rata Revolver Amount” means, at any time, the aggregate Pro Rata Revolving Credit Commitments at such time, as the same may be increased from time to time in accordance with Section 2.5 or 4.3 or reduced from time to time in accordance with Section 4.3. As of the Agreement Date, the Maximum Pro Rata Revolver Amount is $4,075,000,000. Anything contained herein to the contrary notwithstanding, upon termination of the Pro Rata Revolving Credit Commitments, the Maximum Pro Rata Revolver Amount shall automatically be reduced to zero.

“Maximum Rate” has the meaning specified in Section 3.3.

“Maximum Revolver Amount” means, at any time, the sum of the Maximum ANZ Revolver Amount at such time and the Maximum Pro Rata Revolver Amount at such time. As of the Agreement Date, the Maximum Revolver Amount is $4,250,000,000.

“Maximum ROW Revolver Amount” means $125,000,000 as of the Agreement Date, as the same may be increased or decreased from time to time in accordance with Section 2.2(d). Anything contained herein to the contrary notwithstanding, (a) upon termination of the Pro Rata Revolving Credit Commitments, the Maximum ROW Revolver Amount shall automatically be reduced to zero and (b) in no event shall the sum of the Maximum ROW Revolver Amount and the Maximum Canadian Revolver Amount at any time be greater than the Pro Rata Revolving Credit Commitments at such time.

“Merchandise and Consumables Inventory” means Inventory owned by a Borrower, a Guarantor or any of their Subsidiaries, other than Rental Equipment held for sale or rental, including parts for Rental Equipment, parts to be sold, parts to be installed on Rental Equipment (which parts are not then incorporated or installed in or on, or affixed or appurtenant to, any such Rental Equipment), and Inventory for the contractors supply business of the Obligors.

“Merchandise and Consumables Inventory Formula Amount” means, on any date of determination thereof, an amount equal to 55% of the Value of Eligible Merchandise and Consumables Inventory on such date.

“Minimum Extension Condition” has the meaning specified in Section 2.6(g).

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six years contributed to by any of the Borrowers or any ERISA Affiliate.

“National Pump Acquisition” means the acquisition of assets contemplated by the Asset Purchase Agreement, effective as of March 7, 2014, by and among the Company, UR Canada, LD Services, LLC, National Pump & Compressor Ltd., Canadian Pump & Compressor, Ltd., Gulfco Industrial Equipment, L.P. and the Owners named therein.

“National Pump Transactions” means (a) the National Pump Acquisition, (b) the issuance of debt securities in connection with the National Pump Acquisition and (c) any other transactions contemplated in connection with the National Pump Acquisition and any other financing transactions in connection with the National Pump Acquisition.

“Neff Acquisition” means the acquisition by the Company of Neff Corporation contemplated by the Agreement and Plan of Merger, dated as of August 16, 2017, by and among the Borrower, UR Merger Sub III Corporation and Neff Corporation.

“Neff Transactions” means (a) the Neff Acquisition, (b) the issuance of debt securities in connection with the Neff Acquisition and (c) any other transactions contemplated in connection with the Neff Acquisition and any other financing transactions in connection with the Neff Acquisition.

“NES Acquisition” means the acquisition of assets contemplated by the Agreement and Plan of Merger, dated as of January 25, 2017, by and among NES Rentals Holdings II, Inc., the Borrower, UR Merger Sub II Corporation and Diamond Castle Holdings, LLC, as the Stockholder Representative named therein.

“NES Transactions” means (a) the NES Acquisition, (b) the issuance of debt securities in connection with the NES Acquisition and (c) any other transactions contemplated in connection with the NES Acquisition and any other financing transactions in connection with the NES Acquisition.

“Net Book Value” means, with respect to any Rental Equipment, cost minus accumulated depreciation for such Rental Equipment calculated in accordance with GAAP.

“Net Orderly Liquidation Value” means the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) that is estimated to be recoverable in an orderly liquidation of Rental Equipment or other Inventory, as applicable, as determined in accordance with the most recent Appraisal received by the Agent in accordance with Section 7.9(b).

“New Zealand Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“New Zealand Dollars” or “NZ$” means the lawful currency of New Zealand.

“Non-Consenting Lender” has the meaning specified in Section 12.1(b).

“Non-Cooperative Jurisdiction” means a “non-cooperative state or territory” (Etat ou territoire non coopératif) as set out in the lists referred to in Article 238-0 A of the French tax code (Code Général des Impôts), as such lists may be amended from time to time or in the relevant article of the French tax code (Code Général des Impôts).

“Non-Core Business” means any business which is not an essential part of the rental business.

“Non-Extended Commitments” has the meaning specified in Section 2.6(a).

“Non-Extended Loans” has the meaning specified in Section 2.6(a).

“Non-Extending Lender” has the meaning specified in Section 2.6(e).

“Non-Extension Notice Date” has the meaning specified in Section 2.4(b).

“Non-Recourse Indebtedness” means Indebtedness of a Person (a) as to which no Obligor provides any Guarantee or credit support of any kind or is directly or indirectly liable (as a guarantor or otherwise) and (b) which does not provide any recourse against any of the assets of any Obligor, in each case other than Standard Securitization Undertakings.

“Notice of Borrowing” has the meaning specified in Section 2.2(a).

“Notice of Continuation/Conversion” has the meaning specified in Section 3.2(b).

“NZ Lender” means a Lender that (a) is resident in New Zealand for New Zealand income tax purposes or (b) carries on business in New Zealand through a fixed establishment and either (i) is a registered bank and is not associated with any ANZ Borrower or (ii) is party to or performs this Agreement for the purposes of the business it carries on in New Zealand through such fixed establishment, provided that for the purposes of this definition, the terms “associated”, “fixed establishment” and “registered bank” shall have the meanings given in the Income Tax Act 2007.

“Obligations” means the U.S. Obligations, the ROW Obligations, the Canadian Obligations, the French Obligations and the ANZ Obligations.

“Obligors” means, collectively, each Borrower, each Guarantor, and any other Person that now or hereafter is primarily or secondarily liable for any of the Obligations and/or grants the Agent a Lien on any collateral as security for any of the Obligations.

“Offshore Associate” means an Associate (a) that is a non-resident of Australia and would not become a Lender, or does not receive a payment, in carrying on a business in Australia at or through a permanent establishment of such Associate in Australia or (b) that is a resident of Australia and would become a Lender, or does receive a payment, in carrying on a business in a country outside Australia at or through a permanent establishment of such Associate in that country, and which, in either case, would not become a Lender in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme, or does not receive such payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

“Original Agreement Date” means June 9, 2008.

“Original Currency” has the meaning specified in Section 14.20.

“Original Loan Agreement” means that certain Credit Agreement, dated as of June 9, 2008, by and among Holdings, the Company, UR Canada, the Guarantors, the Agent, the lenders party thereto and certain other parties thereto.

“Originating Lender” has the meaning specified in Section 12.2(e).

“Other Connection Taxes” means, with respect to any Agent, Lender or other such recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than Other Connection Taxes imposed on an assignor as a result of any assignment request by the Borrowers under Sections 5.9 or 12.1(b)).

“Out-of-Formula Condition” has the meaning specified in Section 4.2.

“Pari Passu Debt Reserves” means all reserves with respect to (a) any outstanding Indebtedness incurred pursuant to Section 8.1(c) or otherwise secured pursuant to Section 8.2(c) or 8.2(ii) (other than the Obligations), (b)any Incremental Indebtedness (other than increases to the Revolving Credit Commitments) or (c) any Refinancing Term Loans or Refinancing Revolving Loans, in each case, that is secured by Liens on Collateral on a basis pari passu in priority with the Agent’s Liens thereon securing extensions of credit under any of the Revolving Credit Commitments, which reserve for any such outstanding Indebtedness shall be imposed automatically without any further action or notice by the Agent upon the incurrence of such Indebtedness and shall be in an amount equal to the unpaid principal amount of such Indebtedness from time to time. For the avoidance of doubt, no Pari Passu Debt Reserves shall be established with respect to any Indebtedness incurred pursuant to Section 8.1(c) or otherwise secured pursuant to Section 8.2(c) or 8.2(ii) or any Incremental Indebtedness or any Refinancing Term Loans or Refinancing Revolving Loans, in each case that is secured by Liens on Collateral solely in the event that all such Liens on the Collateral are junior in priority to the Agent’s Liens thereon.

“Pari Passu Intercreditor Agreement” means that certain intercreditor agreement, dated as of October 31, 2018, by and among Bank of America, as Agent under this Agreement, Bank of America, as TLB Agent, and the other parties thereto from time to time.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participant Register” has the meaning specified in Section 13.21(b).

“Participating Canadian Lender” means each Lender identified on Schedule 2.10A, solely as to the amount of the Revolving Credit Commitment of such Lender set forth opposite such Lender’s name on Schedule 2.10A (as such Revolving Credit Commitment may be reduced (but not increased, unless otherwise agreed in writing by Bank of America) from time to time pursuant to the terms of this Agreement or any applicable Assignment and Acceptance), as such schedule may be amended, in the sole discretion of the Agent and Bank of America, by written agreement of the Borrowers’ Agent, the Agent, Bank of America and any applicable Participating Canadian Lender.

“Participating ROW Lender” means each Lender identified on Schedule 2.10B, solely as to the amount of the Revolving Credit Commitment of such Lender set forth opposite such Lender’s name on Schedule 2.10B (as such Revolving Credit Commitment may be reduced (but not increased, unless otherwise agreed in writing by Bank of America) from time to time pursuant to the terms of this Agreement or any applicable Assignment and Acceptance), as such schedule may be amended, in the sole discretion of the Agent and Bank of America, by written agreement of the Borrowers’ Agent, the Agent, Bank of America and any applicable Participating ROW Lender.

“Payment Account” means each bank account to which the proceeds of Collateral are deposited or credited, and which is maintained in the name of the Agent, on terms reasonably acceptable to the Agent.

“Payment Conditions” means, at any time of determination with respect to any payment, event or transaction described herein as being specifically subject to satisfaction of the Payment Conditions, that (a) both before and immediately after such payment, event or transaction (including any Loans made in connection therewith), no Specified Default has occurred and is continuing, (b) immediately after such payment, event or transaction (including the making of any Loans in connection therewith), Specified Availability shall be greater than 10% of the Maximum Revolver Amount, and (c) if Specified Availability is not greater than 15% of the Maximum Revolver Amount after giving effect to such payment, event or transaction (including the making of any Loans in connection therewith), Holdings and the other Obligors shall be in pro forma compliance with the covenant set forth in Section 8.9 (regardless of whether a Covenant Trigger is in effect or such covenant is otherwise effective, and measured as of the last day of the most recently ended Fiscal Quarter for which financial statements were required to be delivered in accordance with Section 7.2).

“PBA” means the Pension Benefits Act (Ontario) or similar legislation of any other Canadian federal or provincial jurisdiction, and the regulations promulgated thereunder applicable to a Pension Plan.

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to the functions thereof or any Governmental Authority of another jurisdiction exercising similar functions in respect of any Plans of an Obligor.

“Pension Event” means solely with respect to Canadian Pension Plans (a) the whole or partial withdrawal of a Canadian Obligor or any of its Subsidiaries from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of proposal to terminate in whole or in part a Canadian DB Pension Plan; (c) the issuance of a notice of proposal by any Governmental Authority to terminate in whole or in part or have an administrator or like body appointed to administer a Canadian DB Pension Plan; or (d) any other event or condition which would reasonably be expected to constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Plan.

“Pension Plan” means a pension plan or an employee benefit plan (a) (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multi-employer Plan, or (b) which is a “registered pension plan” under the Income Tax Act (Canada) or which is subject to the PBA or any other applicable Laws, which in either case of clause (a) or (b) an Obligor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit F.

“Permitted Acquisition” means the acquisition by an Obligor or a Restricted Subsidiary of all or a substantial portion of the assets or businesses of a Person or of assets constituting a business unit, line of business or division of such Person (the “Acquired Business”) or the acquisition by an Obligor or a Restricted Subsidiary of all of the Capital Stock of the Acquired Business (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) or the merger, amalgamation or consolidation of the Acquired Business with and into an Obligor or a Restricted Subsidiary (with such Obligor or Restricted Subsidiary, as the case may be, as the surviving Person) or an Obligor or a Restricted Subsidiary with and into the Acquired Business (to the extent permitted under Section 8.5), so long as:

(a)            the assets acquired shall be used or useful in or otherwise relate to, the business or lines of business of the Borrowers and their Subsidiaries as of the Closing Date;

(b)            all transactions in connection with such acquisition shall be consummated in all material respects in accordance with all applicable laws and governmental authorizations;

(c)            after giving effect to such transaction and any related refinancing of Indebtedness, none of the acquired assets are subject to any Lien other than Permitted Liens; and

(d)            (i) the Payment Conditions are satisfied at the time of such Permitted Acquisition (or, at the option of the Borrowers’ Agent if such Permitted Acquisition is a Limited Condition Acquisition, as of the date definitive agreements for such Limited Condition Acquisition are entered into), (ii) the Fixed Charge Coverage Ratio determined on a pro forma basis, is not less than 1.10:1.00 at the time of such Permitted Acquisition (or, at the option of the Borrowers’ Agent if such Permitted Acquisition is a Limited Condition Acquisition, as of the date definitive agreements for such Limited Condition Acquisition are entered into), or (iii) the consideration for such transaction consists solely of any combination of (A) Capital Stock of Holdings (other than Disqualified Stock), (B) cash and property in an amount equal to the net proceeds from a substantially concurrent sale or issuance of Capital Stock of Holdings (other than Disqualified Stock), (C) additional cash and property (excluding cash and property covered in clause (B) above) in an amount, together with all cash and property under this clause (C) for all other Permitted Acquisitions consummated in the same Fiscal Year, not to exceed the greater of (x) $1,102,000,000 and (y) 10% of Consolidated Net Tangible Assets, and (D) Indebtedness (whether incurred or assumed) permitted hereunder.

“Permitted Distributions” means:

(a)            Distributions by any Subsidiary of an Obligor to such Obligor (other than Holdings) and Distributions by any Subsidiary to the holders (other than Holdings) of its Capital Stock on a pro rata basis;

(b)            (i) Distributions by Holdings to repurchase equity securities issued by Holdings from employees, officers or directors of Holdings, the Company or any Subsidiary, or the authorized representatives of any of the foregoing, upon the death, disability or termination of employment of any such employee, officer or director in an amount not to exceed $20,000,000 in the aggregate in any Fiscal Year and (ii) so long as no Default or Event of Default has occurred and is continuing, Distributions to purchase Capital Stock of Holdings from employees, officers or directors of Holdings, the Company or any Subsidiary in an amount not to exceed the sum of (x) $30,000,000 plus (y) $20,000,000 multiplied by the number of calendar years that have commenced since March 9, 2012;

(c)            any purchase or redemption of any Capital Stock of Holdings required pursuant to the terms thereof as a result of a Change of Control or an asset disposition, so long as at such time no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(d)            payments to Holdings in an amount sufficient to enable Holdings to pay (i) its or the Consolidated Parties’ taxes, or its legal, accounting, payroll, benefits, incentive compensation, insurance and corporate overhead expenses (including commission, stock exchange and transfer agency fees and expenses); (ii) trade, lease, payroll, benefits, incentive compensation and other obligations in respect of goods to be delivered to, services (including management and consulting services) performed for and properties used by, the Company and the Restricted Subsidiaries; (iii) the purchase price for Investments in other Persons; (iv) reasonable and customary incidental expenses as determined in good faith by the board of directors of Holdings; (v) costs and expenses incurred in relation to the issuance of Indebtedness or Capital Stock by Holdings; and (vi) costs and expenses incurred by Holdings in relation to the Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions and the BlueLine Transactions, the General Finance Transactions and any other acquisitions permitted hereunder;

(e)            payments to Holdings in an amount sufficient to permit it to repay Indebtedness the proceeds of which were either contributed to the Company or used to acquire assets that were contributed to the Company;

(f)            cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for capital stock of Holdings;

(g)            the deemed repurchase of Capital Stock of Holdings on the cashless exercise of stock options;

(h)            other Distributions not to exceed the greater of (i) $702,000,000 and (ii) 15% of Consolidated EBITDA for the most recent period of four consecutive Fiscal Quarters for which financial information in respect thereof is available in the aggregate during the term of this Agreement; provided, however, that at the time of any such Distribution, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(i)             any Distributions, so long as the Payment Conditions are satisfied either at the time the Distribution is made or at the time the Distribution is declared (so long as such Distribution is made within 60 days of declaration);

(j)             payments in respect of any dividend or distribution on the Capital Stock of Holdings and payments to purchase Capital Stock of Holdings, in each case, not to exceed 6% of the market capitalization of Holdings at the time of such payment;

(k)            the making of any Distribution in exchange for, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or Holdings (other than Disqualified Stock) or from a substantially concurrent cash capital contribution to the Company or Holdings;

(l)            any Investment made in a Special Purpose Vehicle in connection with a Securitization Transaction, which Investment consists of the assets described in the definition of “Equipment Securitization Transaction” or “Receivables Securitization Transaction”; and

(m)           Investments constituting Distributions made as a result of the receipt of non-cash consideration from any Asset Disposition or other sale of assets or property made pursuant to and in compliance with this Agreement.

For purposes of determining compliance with this definition, in the event that any Distribution meets the criteria of more than one of the types of Permitted Distributions described in the above clauses, the Borrowers’ Agent, in its sole discretion, may from time to time classify and reclassify such Distribution and only be required to include the amount and type of such Distribution in one of such clauses.

“Permitted Indebtedness” has the meaning specified in Section 8.1.

“Permitted Investments” means:

(a)            Investments in Cash Equivalents;

(b)            Investments existing on the Agreement Date and identified in Schedule 8.4 to this Agreement;

(c)            Investments by any Obligor or Restricted Subsidiary in any other Obligor or Restricted Subsidiary;

(d)            Investments by any Subsidiary which is not a Secured Obligor in any other Subsidiary;

(e)            Investments (i)(A) by any Subsidiary which is not an Obligor in another Subsidiary which is not an Obligor, (B) by any Subsidiary which is not a Secured Obligor in another Subsidiary which is not a Secured Obligor or (C) by any Obligor in any Subsidiary which is not a Secured Obligor, in each case by way of contributions to capital (including by way of organizing a Subsidiary after the Agreement Date pursuant to Section 7.16) or (ii)(A) in less than all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, or (B) in any joint venture or similar arrangement; provided that the aggregate amount of Investments made under this clause (e)(i)(C) and clause (e)(ii) (as reduced by any return of capital in respect of any such Investment), taken together with the aggregate amount of Indebtedness incurred pursuant to Section 8.1(h)(ii) and the aggregate amount of Investments made pursuant to clause (l)(ii) of this definition, shall not exceed the greater of (x) $1,102,000,000 and (y) 10% of Consolidated Net Tangible Assets at any time;

(f)            Investments by any Obligor in any Special Purpose Vehicle pursuant to a Securitization Transaction;

(g)           Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(h)           deposit accounts maintained in the ordinary course of business;

(i)            Investments constituting Hedge Agreements entered into in the ordinary course of business;

(j)             Investments in securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(k)            loans and advances to officers, directors or employees (i)(A)  existing on the Closing Date and described in Schedule 8.4 or (B) for any purpose satisfactory to Holdings or its Subsidiaries; provided that the aggregate outstanding principal amount of all such Investments under this clause (k)(i) shall not exceed $25,000,000 at any time; (ii) relating to indemnification of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity, and any reimbursement of any such officer, director or employee of expenses relating to the claims giving rise to such indemnification; or (iii) in the ordinary course of business related to reasonable travel, entertainment and relocation expenses;

(l)            (i) Permitted Acquisitions and (ii) Investments in (x) less than all business or assets of, or stock or other evidences of beneficial ownership of, any Person, or (y) any joint venture or similar arrangement, in any such case in the same business or lines of business (or lines of business substantially similar, or ancillary, complementary or related thereto) in which Holdings and its Subsidiaries are engaged as of the Agreement Date; provided that for clause (l)(ii), (A) the aggregate amount of Investments made under such clause, taken together with the aggregate amount of Indebtedness incurred pursuant to Section 8.1(h)(ii) and the aggregate amount of Investments made pursuant to clause (e)(i)(C) and clause (e)(ii) of this definition, shall not exceed the greater of (x) $1,102,000,000 and (y) 10% of Consolidated Net Tangible Assets at any time and (B) at the time of such Investment, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(m)           any Investment to the extent that the consideration therefor is Capital Stock (other than Disqualified Stock) of Holdings;

(n)            guarantees of Permitted Indebtedness (provided that no Canadian Obligor, ROW Borrower, French Borrower, ANZ Borrower or Excluded Subsidiary may Guarantee any Indebtedness of a U.S. Obligor under this clause (n) unless such Person Guarantees the U.S. Obligations pursuant to a Guarantee agreement reasonably acceptable to the Agent);

(o)            Investments acquired by an Obligor or a Restricted Subsidiary received in settlement of claims against any other Person or a reorganization or similar arrangement of any debtor of such Obligor or Restricted Subsidiary, including upon the bankruptcy or insolvency of such debtor, or as a result of foreclosure, perfection or enforcement of any Lien;

(p)            Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(q)            advances of payroll payments to employees in the ordinary course of business;

(r)            Investments acquired by Holdings or any Subsidiary in connection with an Asset Disposition permitted under Section 8.5(d) to the extent such Investments are non-cash proceeds as permitted under Section 8.5(d);

(s)            Investments not to exceed the greater of (i) $1,102,000,000 and (ii) 10% of Consolidated Net Tangible Assets in the aggregate;

(t)            any Investments, so long as the Payment Conditions shall have been satisfied;

(u)            Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business; and

(v)            any transaction to the extent that it constitutes an Investment that is permitted by and made in accordance with Section 8.4.

For purposes of determining compliance with this definition, in the event that any Investment meets the criteria of more than one of the types of Permitted Investments described in the above clauses, the Borrowers’ Agent, in its sole discretion, may from time to time classify and reclassify such Investment and only be required to include the amount and type of such Investment in one of such clauses.

“Permitted Liens” has the meaning specified in Section 8.2.

“Permitted Priority Borrowing Base Liens” means Permitted Liens described in clauses (f), (g), (j) and (z) of Section 8.2.

“Permitted Priority Liens” means Permitted Liens described in clauses (b), (f), (g), (h), (j), (n), (o), (p) (to the extent the Liens that secured the Refinanced Indebtedness were Permitted Priority Liens), (q), (t), (u), (v), (w), (x), (y), (z), (aa), (bb), (dd), (ff) and (jj) of Section 8.2.

“Person” means any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means any of (a) an “employee benefit plan” (including such plans as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”; in each case which an Obligor sponsors or maintains or to which an Obligor or a Subsidiary of an Obligor makes, is making, or is obligated to make contributions and includes any Pension Plan.

“PMP Lender” means: (a) until the competent authority publishes its interpretation of the term “public” (as referred to in article 4.1(1) of the Capital Requirements Regulation (No. 575/2013)), an entity that is a professional market party (any person advancing an amount of at least €100,000 (or acquiring receivables in an aggregate amount of €100,000) is deemed to be a professional market party); or (b) following publication by the competent authority of its interpretation of the term public (as referred to in article 4.1(1) of the Capital Requirements Regulation (No. 575/2013)), such person which does not qualify as forming part of the “public”.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations promulgated thereunder, provided, however, if validity, perfection and effect of perfection and non-perfection of the Agent’s security interest in any Collateral of any Canadian Obligor are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA means those personal property security laws (including the Civil Code of Québec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Previously Absent Financial Maintenance Covenant” means, at any time, any financial maintenance covenant that is not included in the Loan Documents at such time.

“Priority Payable Reserves” means reserves established in the Reasonable Credit Judgment of the Agent for amounts secured by any Liens, choate or inchoate or any deemed trusts arising under Laws, which rank or are capable of ranking in priority to the Agent’s Liens.

“Pro Rata Revolving Credit Commitment” means, at any date for any Lender, the obligation of such Lender to make Pro Rata Revolving Loans and to purchase participations in Letters of Credit and Swingline Loans (other than French Swingline Loans and ROW Swingline Loans) pursuant to the terms and conditions of this Agreement, which shall not exceed the aggregate principal amount set forth on Schedule 1.1 under the heading “Pro Rata Revolving Credit Commitment” or on the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and “Pro Rata Revolving Credit Commitments” means the aggregate principal amount of the Pro Rata Revolving Credit Commitments of all Lenders.

“Pro Rata Revolving Credit Lender” means a Lender with a Pro Rata Revolving Credit Commitment or an outstanding Pro Rata Revolving Loan.

“Pro Rata Revolving Loans” means the U.S. Revolving Loans, the ROW Revolving Loans, the Canadian Revolving Loans and the French Swingline Loans, as the context requires.

“Pro Rata Share” means (a) except as set forth in clauses (b) and (c) below, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Revolving Credit Commitments and the denominator of which is the sum of the amounts of all of the Lenders’ Revolving Credit Commitments, or if no Revolving Credit Commitments are outstanding, a fraction (expressed as a percentage), (i) the numerator of which is the Equivalent Amount in Dollars of the sum (without duplication) of the aggregate amount of the Revolving Loans owed to such Lender plus such Lender’s participation in the aggregate maximum amount available to be drawn under all outstanding Letters of Credit, plus such Lender’s participation in the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit and (ii) the denominator of which is the Equivalent Amount in Dollars of the sum (without duplication) of the aggregate amount of the Revolving Loans owed to the Lenders, plus the aggregate maximum amount available to be drawn under all outstanding Letters of Credit, plus the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit, in each case giving effect to a Lender’s participation in Swingline Loans and Agent Advances.

(b)            solely in the context of the Pro Rata Revolving Credit Commitments, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Pro Rata Revolving Credit Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Pro Rata Revolving Credit Commitments, or if no Pro Rata Revolving Credit Commitments are outstanding, a fraction (expressed as a percentage), (i) the numerator of which is the Equivalent Amount in Dollars of the sum (without duplication) of the aggregate amount of the Pro Rata Revolving Loans owed to such Lender plus such Lender’s participation in the aggregate maximum amount available to be drawn under all outstanding Letters of Credit, plus such Lender’s participation in the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit and (ii) the denominator of which is the Equivalent Amount in Dollars of the sum (without duplication) of the aggregate amount of the Pro Rata Revolving Loans owed to the Lenders, plus the aggregate maximum amount available to be drawn under all outstanding Letters of Credit, plus the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit, in each case giving effect to a Lender’s participation in Swingline Loans and Agent Advances; and

(c)            solely in the context of the ANZ Revolving Credit Commitments, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s ANZ Revolving Credit Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ ANZ Revolving Credit Commitments, or if no ANZ Revolving Credit Commitments are outstanding, a fraction (expressed as a percentage), (i) the numerator of which is the Equivalent Amount in Dollars of the sum (without duplication) of the amount of the ANZ Revolving Loans owed to such Lender and (ii) the denominator of which is the Equivalent Amount in Dollars of the sum (without duplication) of the aggregate amount of the ANZ Revolving Loans owed to the Lenders, in each case giving effect to a Lender’s participation in Swingline Loans.

“Pro Rata Unused Line Fee” has the meaning specified in Section 3.5.

“Progress Billing” means any invoice for goods sold or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon any Obligor’s or any Subsidiary of an Obligor’s completion of any further performance under the contract or agreement; provided that in no event will any invoice for rent under a Lease be considered a Progress Billing.

“Proposed Change” has the meaning specified in Section 12.1(b).

“Proprietary Rights” means all of each Obligor’s and each of its Subsidiary’s now owned or hereafter arising or acquired patents, patent rights, industrial designs, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade dress, designs, and patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within 180 days after such acquisition.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 14.28.

“Qualified Intermediary” means any Person acting in its capacity as a qualified intermediary to facilitate any Like-Kind Exchange or operate and/or own a Like-Kind Exchange Account.

“Ratio Debt” has the meaning specified in Section 8.1(j).

“Reaffirming Loan Party” has the meaning specified in Section 14.24(c).

“Real Estate” means all of each Obligor’s and each of its Subsidiaries now or hereafter owned or leased estates in real property, including all fees, leaseholds and future interests, together with all of each Obligor’s and each of its Subsidiaries’ now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Reallocation” has the meaning specified in Section 4.3(c).

“Reasonable Credit Judgment” means, as applicable, the Agent’s reasonable (from the perspective of a secured asset-based lender) judgment, exercised in good faith in accordance with customary business practices of the Agent for comparable asset-based lending transactions, as to any reserve or eligibility criteria which the Agent, as applicable, reasonably determines as being appropriate to reflect: (a) items that could reasonably be expected to adversely affect the Agent’s ability to realize upon the Collateral, (b) costs, expenses and other amounts that the Agent reasonably determines will need to be satisfied in connection with the realization upon the Collateral or (c) criteria, events, conditions, contingencies or risks that differ materially from facts or events occurring and known to the Agent on the Agreement Date and which directly and adversely affect any component of the applicable Borrowing Base.

“Receivables Entity” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).

“Receivables Securitization Transaction” means any sale, discount, assignment, conveyance, participation, contribution to capital, grant of security interest in, pledge or other transfer by the Company or any Subsidiary of the Company of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary of the Company or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property (other than Inventory or Equipment) or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables.

“Refinance” has the meaning specified in the definition of “Refinancing Indebtedness”.

“Refinanced Debt” has the meaning specified in Section 2.7(a).

“Refinancing Amendment” has the meaning specified in Section 2.7(f).

“Refinancing Closing Date” has the meaning specified in Section 2.7(d).

“Refinancing Commitments” has the meaning specified in Section 2.7(a).

“Refinancing Indebtedness” means with respect to any Indebtedness (the “Refinanced Indebtedness”), any other Indebtedness which extends, refinances, refunds, replaces or renews (collectively, “Refinance”) such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount equal to unpaid accrued interest and premium (including applicable prepayment or redemption penalties) thereof plus fees and expenses incurred in connection therewith plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (b) any Liens securing such Refinancing Indebtedness do not attach to any property of any Obligor that did not secure the Refinanced Indebtedness, (c) if the Refinanced Indebtedness is Subordinated Indebtedness, such extension, refinancing, refunding, replacement or renewal does not result in the Refinancing Indebtedness having a shorter maturity than the Refinanced Indebtedness (or if shorter, the Loans), and (d) if the Refinanced Indebtedness is Subordinated Indebtedness, then the terms and conditions of the Refinancing Indebtedness shall include subordination terms and conditions that are no less favorable to the Lenders in all material respects as those that were applicable to the Refinanced Indebtedness.

“Refinancing Lenders” has the meaning specified in Section 2.7(c).

“Refinancing Loan” has the meaning specified in Section 2.7(b).

“Refinancing Loan Request” has the meaning specified in Section 2.7(a).

“Refinancing Revolving Commitments” has the meaning specified in Section 2.7(a).

“Refinancing Revolving Lender” has the meaning specified in Section 2.7(c).

“Refinancing Revolving Loan” has the meaning specified in Section 2.7(b).

“Refinancing Term Commitments” has the meaning specified in Section 2.7(a).

“Refinancing Term Lender” has the meaning specified in Section 2.7(c).

“Refinancing Term Loan” has the meaning specified in Section 2.7(b).

“Register” has the meaning specified in Section 13.21.

“Related Parties” means with respect to any Person, such Person’s Affiliates and the partners, officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons of such Person and of such Person’s Affiliates and “Related Party” shall mean any of them.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto, (b) with respect to an Alternative Currency Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to an Alternative Currency Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (d) with respect to an Alternative Currency Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Alternative Currency Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Alternative Currency Benchmark Replacement or (B) the administrator of such Alternative Currency Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Alternative Currency Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (x) such Alternative Currency Benchmark Replacement or (y) the administrator of such Alternative Currency Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relinquished Property” has the meaning specified in the definition of “Like-Kind Exchange”.

“Rent Reserves” means such reserves as may be established from time to time by the Agent in its Reasonable Credit Judgment with respect to leased locations or bailees of the Obligors where Eligible Rental Equipment or Eligible Merchandise and Consumables Inventory is located to the extent the Agent has not received a Collateral Access Agreement from the lessor or bailee at any such location, provided that such reserves for any location shall not exceed two months’ rent at such location.

“Rental Equipment” means tangible personal property which is offered for sale or rent (or offered for sale as used equipment) by an Obligor in the ordinary course of its business or used in the business of the Obligors and their Subsidiaries and included in fixed assets in the consolidated accounts of Holdings, including Inventory that Holdings currently describes as “rental equipment” in such consolidated accounts, but excluding any Merchandise and Consumables Inventory.

“Replacement Property” has the meaning specified in the definition of “Like-Kind Exchange”.

“Report” and “Reports” each has the meaning specified in Section 13.18(a).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means, at any time, Lenders having Revolving Credit Commitments representing at least 50.1% of the aggregate Revolving Credit Commitments at such time (excluding the Revolving Credit Commitment of any Lender that is a Defaulting Lender); provided, however, that if the Revolving Credit Commitments have been terminated, the term “Required Lenders” means Lenders holding Revolving Loans (including Swingline Loans) representing at least 50.1% of the aggregate principal amount of Revolving Loans (including Swingline Loans) outstanding at such time (excluding Revolving Loans of any Lender that is a Defaulting Lender).

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Rescindable Amount” has the meaning specified in Section 4.8.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Merchandise and Consumables Inventory and Eligible Rental Equipment, including (a) Bank Product Reserves, (b) Rent Reserves, (c) warehousemen’s and bailees’ charges, (d) Priority Payable Reserves and (e) Availability Reserves, established, in the case of reserves other than Pari Passu Debt Reserves and Waterfall Priority Hedge Agreement Reserves, by the Agent from time to time in the Agent’s Reasonable Credit Judgment in accordance with Section 2.9 of this Agreement and, in the case of Pari Passu Debt Reserves and Waterfall Priority Hedge Agreement Reserves, in accordance with such definitions.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, legal counsel, or any other executive or financial officer of Holdings or any other Obligor, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the president, chief financial officer or treasurer of Holdings, or any other officer having substantially the same authority and responsibility.

“Restricted Subsidiary” means any Subsidiary of Holdings that is not an Unrestricted Subsidiary.

“Revolving Credit Commitments” means the Pro Rata Revolving Credit Commitments and the ANZ Revolving Credit Commitments, as the context requires.

“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Loans” means the U.S. Revolving Loans, the ROW Revolving Loans, the Canadian Revolving Loans, the French Swingline Loans and the ANZ Revolving Loans, as the context requires.

“ROW Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“ROW Credit Facilities” means the revolving credit and swingline facilities provided for by this Agreement extended to the ROW Borrowers.

“ROW Obligations” means, with respect to the Indebtedness of the ROW Borrowers under the Loan Documents, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any ROW Borrower whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any ROW Borrower of any nature and all other amounts payable by any ROW Borrower under the Loan Documents or in respect thereof; provided that, “ROW Obligations” shall in any event include Designated Bank Products Obligations of any ROW Borrower; provided, further, that “ROW Obligations” shall not include any Canadian Obligations, French Obligations, U.S. Obligations or ANZ Obligations.

“ROW Revolving Loans” means the revolving loans made to the ROW Borrowers pursuant to Section 2.1(a)(iii) or any amendment to this Agreement entered into pursuant to Section 2.5, 2.6 or 2.7, each Agent Advance made to a ROW Borrower and each ROW Swingline Loan.

“ROW Swingline Commitment” means the commitment of the ROW Swingline Lender to make loans pursuant to Section 2.3(b).

“ROW Swingline Lender” means the London Bank or any successor financial institution agreed to by the Borrowers’ Agent and the Agent, in its capacity as provider of ROW Swingline Loans.

“ROW Swingline Loan” and “ROW Swingline Loans” have the meanings specified in Section 2.3(b).

“ROW Swingline Loan Minimum” means (a) in the case of a ROW Swingline Loan denominated in Dollars, $100,000, (b) in the case of a ROW Swingline Loan denominated in Euro, €100,000 and (c) in the case of a ROW Swingline Loan denominated in Sterling, £100,000.

“ROW Swingline Loan Multiple” means (a) in the case of a ROW Swingline Loan denominated in Dollars, $50,000, (b) in the case of a ROW Swingline Loan denominated in Euro, €50,000 and (c) in the case of a ROW Swingline Loan denominated in Sterling, £50,000.

“ROW Swingline Sublimit” has the meaning specified in Section 2.3(b).

“RSC Merger” means the merger of RSC Holdings Inc. with and into Holdings, as effected on and subsequent to April 30, 2012.

“RSC Merger Transactions” means the transactions necessary to effect the RSC Merger, including (a) the RSC Merger, (b) the merger of all of the U.S. Subsidiaries of RSC Holdings Inc. and their successors in interest into one or more Subsidiaries of Holdings, (c) the mergers of one or more U.S. Subsidiaries of Holdings into one or more other U.S. Subsidiaries of Holdings, (d) the merger, amalgamation, consolidation and/or liquidation of RSC Holdings Inc.’s Foreign Subsidiaries into one or more Foreign Subsidiaries of the Company, (e) the issuance of debt securities and borrowings under the Existing Loan Agreement in connection with the RSC Merger and (f) any other transactions contemplated in connection with the RSC Merger and any other financing transactions in connection with the RSC Merger.

“RWT-Exempt Status” means “RWT-exempt status” as defined in section YA1 of the Income Tax Act 2007.

“S&P” means S&P Global Ratings, or any successor thereto.

“Sanctioned Country” means a country, region or territory that is, or whose government is, the subject of economic sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, other relevant sanctions authority of the United States or Canada, the United Nations Security Council, the European Union or any member state thereof in which an Obligor is organized or Her Majesty’s Treasury of the United Kingdom under any Sanctions Law (at the Agreement Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means a Person that is the target of any sanctions under any Sanctions Laws.

“Sanctions Laws” means any law relating to economic sanctions or anti-terrorism, including any law administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), U.S. Department of State, other relevant sanctions authority of the United States, the government of Canada, the United Nations Security Council, the European Union or any member state thereof in which an Obligor is organized or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Currency” has the meaning specified in Section 14.20.

“Section 2.6 Additional Amendment” has the meaning specified in Section 2.6(c).

“Secured Obligors” means, collectively, the U.S. Borrowers, the Canadian Borrowers, the U.S. Guarantors and the Canadian Guarantors.

“Secured Parties” means, collectively, the Agent, each Lender, each affiliate or branch of any Lender that makes Loans pursuant to Section 2.2(c), each Bank, each Letter of Credit Issuer, the Indemnified Persons and each of the Agent, any Lender or Affiliate or branch of the Agent or such Lender to which is owed Designated Bank Products Obligations.

“Securitization Transaction” means any Equipment Securitization Transaction or Receivables Securitization Transaction.

“Security Documents” means the U.S. Security Documents and the Canadian Security Documents.

“September 2017 4⅞% Senior Note Indenture” means that certain Indenture dated as of September 22, 2017 among the Company, Holdings, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as Trustee.

“September 2017 4⅞% Senior Notes” means the 4⅞% Senior Notes due 2028 issued by the Company pursuant to the September 2017 4⅞% Senior Note Indenture.

“Settlement” and “Settlement Date” have the meanings specified in Section 13.15(a)(i).

“Significant Subsidiary” means any Restricted Subsidiary that would be a significant subsidiary of Holdings as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the SEC and as in effect on the Agreement Date.

“SOFR” means a rate equal to the Secured Overnight Financing Rate as administered by the SOFR Administrator.

“SOFR Adjustment” means 0.10%.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Agent.

“Solidary Claim” has the meaning specified in Section 13.22.

“Solvent” or “Solvency” means, when used with respect to any Person, that at the time of determination:

(a)            the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities);

(b)            the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;

(c)            it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d)            it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Rate” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Daily Simple SONIA.

“SONIA Rate Loan” means a Loan during any period in which it bears interest based on Daily Simple SONIA.

“Special Purpose Vehicle” means any ES Special Purpose Vehicle or Receivables Entity.

“Specified Availability” means, as of any date of determination, and without duplication, the sum of (a) Combined Availability, (b) Suppressed Availability (if positive) and (c) Unrestricted Cash of Holdings, any Borrower and any Restricted Subsidiary (i) held in any bank account or securities account in the United States or Canada subject to a Control Agreement or (ii) held in an account with the Agent (other than an account referred to in clause (a), (b) or (c) of the definition of “Material Account”); provided that for the purpose of calculating Specified Availability, not more than 50% of any threshold or test based on Specified Availability may be satisfied with Suppressed Availability. The Company shall use its commercially reasonable efforts to afford the Agent access to electronically monitor on a current basis any accounts referred to in clause (c); provided that, so long as the Company uses its commercially reasonable efforts to provide such access, such access shall not be a condition to whether amounts in such accounts are considered part of Specified Availability.

“Specified Default” means any Event of Default pursuant to paragraphs (a), (e), (f) or (h) of Section 10.1, any material misrepresentation of the Borrowing Base in a Borrowing Base Certificate, the failure to deliver a Borrowing Base Certificate in a timely manner in accordance with Section 7.4(a) or any Event of Default arising from a material breach of Section 7.17.

“Specified Existing Commitment” has the meaning specified in Section 2.6(a).

“Specified Transaction” means any (a) Investment, (b) sale or other disposition of assets (including any disposal, abandonment or discontinuance of operations) other than in the ordinary course of business, (c) incurrence, repayment or refinancing of Indebtedness, (d) Permitted Distribution, (e) designation or redesignation of an Unrestricted Subsidiary or Restricted Subsidiary, (f) provision of Incremental Revolving Commitment increases or (g) other event or transaction, in each case that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “pro forma basis.”

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any of its Restricted Subsidiaries that are reasonably customary in a Securitization Transaction.

“Sterling” or “£” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subordinated Indebtedness” means any Indebtedness expressly subordinated in writing to, or required under the Loan Documents to be subordinated to, any Indebtedness under the Loan Documents, except any Indebtedness that is subject to Lien subordination but not payment subordination.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings.

“Supermajority Lenders” means, at any time, Lenders having Revolving Credit Commitments representing at least 66% of the aggregate Revolving Credit Commitments at such time (excluding the Revolving Credit Commitment of any Lender that is a Defaulting Lender); provided, however, that if the Revolving Credit Commitments have been terminated, the term “Supermajority Lenders” means Lenders holding Revolving Loans (including Swingline Loans) representing at least 66% of the aggregate principal amount of Revolving Loans (including Swingline Loans) outstanding at such time (excluding Revolving Loans of any Lender that is a Defaulting Lender).

“Supported QFC” has the meaning specified in Section 14.28.

“Supporting Letter of Credit” has the meaning specified in Section 2.4(g).

“Suppressed Availability” means (a) the amount of the Combined Borrowing Base minus (b) the Maximum Revolver Amount.

“Sustainability Assurance Provider” has the meaning specified in Section 2.11.

“Sustainability Structuring Agent” means one or two Lenders appointed by the Company, in each case, that shall have agreed to act in the capacity of a “Sustainability Structuring Agent” under this Agreement, or any successor thereto.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Lender” means the U.S. Swingline Lender, the ROW Swingline Lender, the Canadian Swingline Lender, the French Swingline Lender or the ANZ Swingline Lender, as the context requires.

“Swingline Loan” and “Swingline Loans” means the collective reference to the U.S. Swingline Loan or U.S. Swingline Loans, the ROW Swingline Loan or ROW Swingline Loans, the Canadian Swingline Loan or the Canadian Swingline Loans, the French Swingline Loan or the French Swingline Loans or the ANZ Swingline Loan or the ANZ Swingline Loans, in each case as the context requires.

“TARGET Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system, which utilizes a single shared platform and which was launched on November 19, 2007, is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities (including interest, penalties and additions to tax) with respect thereto, in each case in the nature of a tax, imposed by any Governmental Authority.

“TEG Letter” has the meaning specified in Section 3.1(c).

“Term SOFR” means:

(a)            for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. (New York City time) on such determination date and a Benchmark Transition Event with respect to such Term SOFR Loan has not occurred, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b)            for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided, however, that if as of 11:00 a.m. (New York City time) on such determination day the Term SOFR Screen Rate for the applicable tenor has not been published and a Benchmark Transition Event with respect to the Term SOFR Screen Rate has not occurred, then Term SOFR will be the Term SOFR Screen Rate for such tenor on the first preceding U.S. Government Securities Business Day for which such Term SOFR Screen Rate for such tenor was published, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such determination day;

provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).

“Termination Date” means the earliest to occur of (a) the Maturity Date, (b) the date the Commitments are terminated either by the Borrowers pursuant to Section 4.3 or by the Required Lenders pursuant to Section 10.2, and (c) the date this Agreement is otherwise terminated pursuant to the terms of this Agreement.

“Titled Goods” means vehicles and similar items that are (a) subject to certificate-of-title statutes or regulations under which a security interest in such items are perfected by an indication on the certificates of title of such items (in lieu of filing of financing statements under the UCC), (b) evidenced by certificates of ownership or other registration certificates issued or required to be issued under the laws of any jurisdiction or (c) ”motor vehicles” for purposes of the PPSA.

“TLB Agent” means Bank of America, as agent under the TLB Credit Agreement.

“TLB Credit Agreement” means the Credit and Guarantee Agreement, dated as of October 31, 2018, among Holdings, the Company, each subsidiary of the Company party thereto, the lenders from time to time party thereto and Bank of America, N.A., as TLB Agent.

“Total Indebtedness Leverage Ratio” means on any date of determination, a ratio (a) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness for borrowed money of the Consolidated Parties on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that (i) would be stated on the consolidated balance sheet of the Consolidated Parties and held by the Consolidated Parties, as determined in accordance with GAAP, as of the date of determination, and (ii) constitutes (A) Unrestricted Cash, (B) cash and Cash Equivalents restricted in favor of the Obligations (which may also include cash and Cash Equivalents securing other Indebtedness that is secured by a Permitted Lien on the Collateral on a pari passu or junior lien basis with the Obligations) or (C) to the extent such Indebtedness is included in clause (a) above, proceeds of Indebtedness incurred to finance a Permitted Acquisition or other permitted Investment that are subject to customary escrow or similar arrangements pending consummation of such Permitted Acquisition or other Investment, and (b) the denominator of which is the Consolidated EBITDA for the most recent period of four consecutive Fiscal Quarters for which financial information in respect thereof is available, in each case calculated on a pro forma basis.

“Transactions” means, collectively, (a) the amendment and restatement of the Existing Loan Agreement, (b) the execution, delivery and performance by the Obligors of the Loan Documents to which they are a party and the making of the borrowings hereunder and (c) the payment of related fees and expenses in connection with each of the foregoing.

“Type” means any type of a Loan determined with respect to the interest option applicable thereto, which shall be a Term SOFR Loan, a Daily SOFR Loan, a BA Equivalent Loan, a EURIBOR Loan, a Base Rate Loan, a Canadian Prime Rate Loan, a SONIA Rate Loan or a Bank Bill Rate Loan.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“U.K. Borrower” means any Borrower (a) that is organized or formed under the laws of any constituent part of the United Kingdom or (b) payment from which under this Agreement or any other Loan Document are subject to withholding Taxes imposed by the laws of the United Kingdom.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Unfunded Foreign Borrowing Participation” means, in respect of any Participating Canadian Lender’s or Participating ROW Lender’s Foreign Borrowing Participation in any Canadian Revolving Loan or ROW Revolving Loan, respectively, funded by Bank of America and subject to Section 2.10, the outstanding principal amount of such Foreign Borrowing Participation minus the amount of such Participating Canadian Lender’s or Participating ROW Lender’s Funded Foreign Borrowing Participation in such Canadian Revolving Loan or ROW Revolving Loan, respectively.

“Unfunded Pension Liability” means (a) with respect to a Pension Plan that is not a Canadian DB Pension Plan, the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA or other applicable law, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code or other applicable laws for the applicable plan year or, (b) with respect to any Canadian DB Pension Plan, any unfunded liability or solvency deficiency as determined for the purposes of the PBA on a “wind-up basis” that is set out in the actuarial valuation report most recently filed with a Governmental Authority.

“Unrestricted Cash” means cash and Cash Equivalents, other than (a) as disclosed in the consolidated financial statements of the Consolidated Parties as a line item on the balance sheet as “restricted cash” and (b) cash and Cash Equivalents of any Subsidiary to the extent such cash and Cash Equivalents are not permitted by applicable law or regulation to be dividended, distributed or otherwise transferred to a Borrower or any Restricted Subsidiary that is not subject to a similar restriction.

“Unrestricted Subsidiary” means (a) United Rentals Receivables LLC II, (b) any other Special Purpose Vehicle, (c) any Subsidiary of Holdings (other than a Borrower) designated by the Borrowers’ Agent as an Unrestricted Subsidiary hereunder by written notice to the Agent and (d) any Subsidiary of an Unrestricted Subsidiary; provided that the Borrowers’ Agent shall only be permitted to designate a new Unrestricted Subsidiary pursuant to clause (c) above after the Closing Date if (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such Unrestricted Subsidiary is capitalized (to the extent capitalized by Holdings or any of the Subsidiaries) through Investments as permitted by, and in compliance with, Section 8.4, and any prior or concurrent Investments in such Subsidiary by Holdings or any of its Restricted Subsidiaries shall be deemed to have been made under Section 8.4, (iii) without duplication of clause (ii), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof are treated as Investments pursuant to Section 8.4, (iv) at the time such Subsidiary is designated an Unrestricted Subsidiary, (x) the Fixed Charge Coverage Ratio (as defined in the TLB Credit Agreement as in effect on the Agreement Date), determined on a pro forma basis, is not less than 2.00:1.00 or (y) the Payment Conditions are satisfied and (v) after giving effect to such designation, no Out-of-Formula Condition exists; provided, further, that at the time of such designation, (x) the aggregate total assets of all Unrestricted Subsidiaries shall not exceed 10% of the total assets of Holdings and its Subsidiaries as at such date and (y) the aggregate total revenues of all Unrestricted Subsidiaries shall not exceed 10% of the total revenues of Holdings and its Subsidiaries for the four consecutive Fiscal Quarter period most recently ended for which financial statements are available. The Borrowers’ Agent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement at any time; provided that (A) such Unrestricted Subsidiary, after giving effect to such designation, shall be a Wholly Owned Subsidiary of Holdings and (B) no Default or Event of Default shall have occurred and be continuing or would result therefrom. Each Unrestricted Subsidiary as of the Closing Date shall be set forth in Schedule 1.4. Notwithstanding the foregoing, for so long as the TLB Credit Agreement is in effect or any other secured Indebtedness incurred pursuant to Section 8.1(c) or otherwise secured pursuant to Section 8.2(c) or 8.2(ii) is outstanding in a principal amount in excess of $200,000,000, in no event shall any Subsidiary that is a “Restricted Subsidiary” under the TLB Credit Agreement or such other secured Indebtedness, as applicable, be designated as an Unrestricted Subsidiary hereunder.

“Unused Letter of Credit Subfacility” means an amount equal to the Letter of Credit Subfacility minus the Equivalent Amount in Dollars of the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 3.5.

“UR Canada” has the meaning specified in the introductory paragraph to this Agreement.

“U.S. Availability” means, at any time, (a) the lesser of (i) the Maximum Revolver Amount and (ii) the U.S. Borrowing Base, minus (b) the sum of (i) the Aggregate U.S. Revolver Outstandings, (ii) the Aggregate ROW Revolver Outstandings, (iii) the Aggregate French Swingline Outstandings, (iv) the Aggregate Canadian Revolver Outstandings Funded On U.S. Borrowing Base and (v) the Aggregate ANZ Revolver Outstandings.

“U.S. Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.

“U.S. Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“U.S. Borrowing Base” means, at any time, an amount in Dollars equal to:

(a)            the sum of

(i)             the lesser of (x) $100,000,000 and (y) the Merchandise and Consumables Inventory Formula Amount with respect to the U.S. Obligors; plus

(ii)            the lesser of (x) 100% of the Net Book Value of Eligible Rental Equipment of the U.S. Obligors and (y) 85% of the Net Orderly Liquidation Value of the Eligible Rental Equipment of the U.S. Obligors; minus

(b)            the sum of (i) the amount of Pari Passu Debt Reserves with respect to Indebtedness of the U.S. Obligors, plus (ii) the amount of all other Reserves related to the U.S. Credit Facilities, the ROW Credit Facilities, the French Credit Facility and/or the ANZ Credit Facilities from time to time established by the Agent in accordance with Section 2.9 of this Agreement or in accordance with the definition of “Waterfall Priority Hedge Agreement Reserve”.

“U.S. Collateral” means all of the U.S. Obligors’ personal property from time to time subject to the Agent’s Liens securing payment or performance of any Obligations pursuant to the U.S. Security Documents, other than Excluded Assets (as defined in the U.S. Security Agreement).

“U.S. Credit Facilities” means the revolving credit, swingline and letter of credit facilities provided for by this Agreement extended to the U.S. Borrowers.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Guarantee Agreement” means the Third Amended and Restated U.S. Guarantee Agreement, dated as of February 15, 2019, from the U.S. Guarantors in favor of the Secured Parties, as reaffirmed as of the Agreement Date.

“U.S. Guarantors” means (a) Holdings, (b) each Domestic Subsidiary, whether now existing or hereafter created or acquired (other than any Subsidiary that is an Excluded Subsidiary, Foreign Subsidiary Holding Company or Subsidiary of a Foreign Subsidiary, unless the Company otherwise determines), and (c) each other Person who guarantees payment or performance in whole or in part of the U.S. Obligations. The U.S. Guarantors as of the Agreement Date are set forth on Schedule 1.2A under the heading “U.S. Guarantors”.

“U.S. Intellectual Property Security Agreement” means the Amended and Restated Intellectual Property Security Agreement, dated as of October 14, 2011, among the U.S. Obligors for the benefit of the Secured Parties, as supplemented by the U.S. Intellectual Property Security Agreement Supplement, and as further amended, amended and restated, modified or supplemented from time to time.

“U.S. Intellectual Property Security Agreement Supplement” means the Supplement to the U.S. Intellectual Property Security Agreement, dated as of the Agreement Date, among the U.S. Obligors for the benefit of the Secured Parties.

“U.S. Obligations” means, with respect to the Indebtedness of the U.S. Obligors under the Loan Documents, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any U.S. Obligor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any U.S. Obligor of any nature and all other amounts payable by any U.S. Obligor under the Loan Documents or in respect thereof, excluding in each case Excluded Swap Obligations; provided that “U.S. Obligations” shall in any event include Designated Bank Products Obligations of any U.S. Obligor, any ROW Obligations guaranteed by the U.S. Obligors, any Canadian Obligations guaranteed by the U.S. Obligors, any French Obligations guaranteed by the U.S. Obligors and any ANZ Obligations guaranteed by the U.S. Obligors (in each case, to the extent such Obligations are not Excluded Swap Obligations).

“U.S. Obligors” means the U.S. Borrowers and the U.S. Guarantors.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Revolving Loans” means the revolving loans made to the U.S. Borrowers pursuant to Section 2.1(a)(i), or any amendment to this Agreement entered into pursuant to Section 2.5, 2.6 or 2.7, each Agent Advance made to a U.S. Borrower and each U.S. Swingline Loan.

“U.S. Security Agreement” means the Fourth Amended and Restated U.S. Security Agreement, dated as of the Agreement Date, among Holdings, the U.S. Borrowers and the U.S. Guarantors party thereto, for the benefit of the Secured Parties.

“U.S. Security Documents” means, collectively, (a) the U.S. Security Agreement, (b) any security agreement executed and delivered after the Agreement Date by a Person that is or becomes a U.S. Obligor hereunder in accordance with Section 7.16, (c) the U.S. Intellectual Property Security Agreement, and (d) any Control Agreement or other agreements, instruments and documents heretofore, now or hereafter securing any of the U.S. Obligations.

“U.S. Special Resolution Regimes” has the meaning specified in Section 14.28.

“U.S. Swingline Commitment” means the Commitment of the U.S. Bank to make loans pursuant to Section 2.3(a).

“U.S. Swingline Lender” means the U.S. Bank or any successor financial institution agreed to by the Agent, in its capacity as provider of U.S. Swingline Loans.

“U.S. Swingline Loan” and “U.S. Swingline Loans” have the meanings specified in Section 2.3(a).

“U.S. Swingline Sublimit” has the meaning specified in Section 2.3(a).

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.1(f)(ii).

“Value” means, with reference to the value of Eligible Merchandise and Consumables Inventory, value determined on the basis of the lower of cost or market value of such Eligible Merchandise and Consumables Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

“VAT” means (a) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clause (a) of this definition, or imposed elsewhere.

“VAT Recipient” has the meaning specified in Section 5.1(i).

“VAT Subject Party” has the meaning specified in Section 5.1(i).

“VAT Supplier” has the meaning specified in Section 5.1(i).

“Vendor Lease” means a lease pursuant to which any Person leases Inventory or Rental Equipment from a Vendor Lessor, whether or not such lease constitutes an operating lease or a Capital Lease under GAAP and whether or not such lease constitutes a true lease or a secured transaction under the Code or other applicable law.

“Vendor Lessor” means any Person who leases Inventory or Rental Equipment to Holdings, a Borrower or a Guarantor pursuant to a Vendor Lease.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Waterfall Priority Hedge Agreement” means a Hedge Agreement constituting a Bank Product entered into with an Obligor for which the Agent has received a Waterfall Priority Hedge Agreement Reserve Notice that remains in effect; provided that such Hedge Agreement shall constitute a Waterfall Priority Hedge Agreement only to the extent of the Waterfall Priority Hedge Agreement Reserve therefor.

“Waterfall Priority Hedge Agreement Reserve” means, with respect to a Waterfall Priority Hedge Agreement, a reserve in an amount equal to the maximum Designated Bank Products Obligations in respect thereof set forth in the Waterfall Priority Hedge Agreement Reserve Notice therefor (as updated from time to time in accordance with the definition thereof) received by the Agent.

“Waterfall Priority Hedge Agreement Reserve Notice” means, with respect to a Hedge Agreement constituting a Bank Product entered into with an Obligor, a written notice by the provider of such Hedge Agreement and the Borrowers’ Agent to the Agent, in form and substance reasonably satisfactory to the Agent, delivered to the Agent within 10 Business Days (or such later date as shall be agreed to by the Agent in its sole discretion) after the later of the Closing Date and the date of creation of such Hedge Agreement that (a) describes such Hedge Agreement in reasonable detail (including the date and parties to such Hedge Agreement) and (b) sets forth the maximum Designated Bank Products Obligations in respect of such Hedge Agreement to be secured by the applicable Collateral, as such notice may be updated from time to time (not more often than once per calendar month except to permanently revoke such notice), pursuant to a writing, in form and substance reasonably satisfactory to the Agent, by the provider of such Hedge Agreement and the Borrowers’ Agent received by the Agent, to increase or decrease (including to zero) the maximum Designated Bank Products Obligations in respect of such Hedge Agreement to be secured by the applicable Collateral.

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Capital Stock of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly Owned Subsidiary of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2            Accounting Terms. (a) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

(b)            If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrowers’ Agent or the Required Lenders shall so request, the Agent and the Borrowers’ Agent shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (and the Lenders hereby irrevocably authorize the Agent to enter into any such amendment); provided that, until so amended, (i)(x) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (y) upon request by the Agent, the Borrowers’ Agent shall provide to the Agent and the Lenders a written reconciliation between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrowers’ Agent may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Agent from time to time.

1.3            Interpretive Provisions.

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)            The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)            The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(d)            The term “including” is not limiting and means “including without limitation.”

(e)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(f)            The word “or” is not exclusive.

(g)            Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, supplements and other modifications thereto, but only to the extent such amendments, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(h)            The captions and headings of this Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

(i)             This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(j)             This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers, the Guarantors and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

(k)            For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) ”personal property” shall be deemed to include “movable property”, (ii) ”real property” shall be deemed to include “immovable property”, (iii) ”tangible property” shall be deemed to include “corporeal property”, (iv) ”intangible property” shall be deemed to include “incorporeal property”, (v) ”security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause”, (vi) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) ”goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary”, (xi) ”construction liens” shall be deemed to include “legal hypothecs”, (xii) ”joint and several” shall be deemed to include “solidary”, (xiii) ”gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) ”beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (xv) ”easement” shall be deemed to include “servitude”, (xvi) ”priority” shall be deemed to include “prior claim”, (xvii) ”survey” shall be deemed to include “certificate of location and plan”, (xviii) ”fee simple title” shall be deemed to include “absolute ownership”, and (xix) ”foreclosure” shall be deemed to include “the exercise of a hypothecary right”.

(l)             In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or Specified Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrowers’ Agent, be deemed satisfied, so long as no Default, Event of Default or Specified Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into. For the avoidance of doubt, if the Borrowers’ Agent has exercised its option under the first sentence of this clause (l), and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.

(m)            In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of:

(i)             determining compliance with any provision of this Agreement which requires the calculation of the Fixed Charge Coverage Ratio; or

(ii)            testing baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Net Tangible Assets),

in each case, at the option of the Borrowers’ Agent (the Borrowers’ Agent’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive Fiscal Quarters ending prior to the LCA Test Date for which consolidated financial statements of the Consolidated Parties are available, the Borrowers’ Agent could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrowers’ Agent has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Net Tangible Assets, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations.

(n)            In this Agreement, where it relates to a French Borrower, a reference to:

(i)            an “insolvency” includes (A) a French Borrower is unable or admits inability to pay any of its debts (in full or a substantial part) as they fall due or suspends making payments on any of its debts (in full or a substantial part) when they become due, (B) a French Borrower is or becomes in cessation des paiements within the meaning of Article L.631-1 of the French Code de commerce or encounters difficulties that it is not able to overcome within the meaning of Article L.620-1 of the French Code de commerce, or becomes insolvent under any applicable insolvency law or (C) a moratorium is declared in respect of any indebtedness of a French Borrower or a French Borrower is subject to alert procedure (procédure d’alerte) by its statutory auditors in accordance with Article L.234-1, L.234-2 or L.612-3 of the French Code de commerce;

(ii)            an “attachment” includes a saisie;

(iii)           a “consolidation” or an “amalgamation” includes in relation to any company any contribution of part of its business in consideration of shares (apport partiel d’actifs) and any demerger (scission) implemented in accordance with Articles L.236-1 to L.236-24 of the French Code de commerce;

(iv)           “financial assistance” has the meaning stated in Article L.225-216 of the French Code de commerce or in any other foreign law on financial assistance that is mandatorily applicable to a French Borrower;

(v)            “gross negligence” includes faute lourde;

(vi)           a “guarantee” means any type of sûreté personnelle;

(vii)          an “administration”, “insolvency proceeding”, “dissolution” or “winding-up” means (A) any corporate action or legal proceeding is taken by a French Borrower in relation to (x) the suspension of payments, a moratorium of all or any indebtedness, dissolution, the opening of proceedings for sauvegarde (including, for the avoidance of doubt, sauvegarde accélérée), redressement judiciaire or liquidation judiciaire or reorganisation (in the context of a mandat ad hoc or of a conciliation or otherwise) of a French Borrower other than a solvent liquidation or reorganisation, (y) the appointment of a liquidator, receiver, administrator, administrative receiver, temporary administrator, mandataire adhoc, conciliateur or other person exercising similar functions in respect of a French Borrower or in respect of all or any of their respective assets, except in relation to the appointment of a liquidator in case of an amicable dissolution (liquidation amiable) of a French Borrower, or (z) the enforcement of any Lien over any assets of any member of the group occurs and such enforcement is likely to have a Material Adverse Effect, (B) a French Borrower commences proceedings for the appointment of a mandataire ad hoc or the opening of a procedure of conciliation in accordance with Articles L. 611-3 to L. 611-16 of the French Code de commerce, (C) a judgment opening proceedings for sauvegarde (including, for the avoidance of doubt sauvegarde accélérée), redressement judiciaire or liquidation judiciaire or ordering a cession totale ou partielle de l’entreprise is rendered in relation to a French Borrower in accordance with Articles L.620-1 to L.670-8 of the French Code de commerce, (D) any procedure, judgment or step is taken, which has effects that are substantially the same as those referred to in paragraphs (A) through (C) above;

(viii)         “merger” includes any fusion implemented in accordance with Articles L.236-1 to L.236-24 of the French Code de commerce;

(ix)            “trustee”, “fiduciary” and “fiduciary duty” has in each case the meaning given to such term under any applicable law;

(x)             a “person being unable to pay its debts” means that person being in a state of cessation des paiements in accordance with the French Code de commerce;

(xi)            a “receiver” includes an administrateur judiciaire, a mandataire ad hoc or a conciliateur; and

(xii)           “wilful misconduct” means dol.

(o)            In this Agreement, where it relates to a ROW Borrower organized under the laws of Belgium, a reference to:

(i)             a “liquidator”, “(interim) receiver”, “administrator”, “trustee”, “monitor”, “assignee”, “sequestrator”, “custodian”, “conservator” or similar official includes a curator/curateur, vereffenaar/liquidateur, voorlopig bewindvoerder/administrateur provisoire, commissaris inzake opschorting/commissaire au sursis, mandataris ad hoc/mandataire ad hoc, gerechtsmandataris/mandataire de justice, gerechtelijke deskundige/expert judiciaire, ondernemingsbemiddelaar/médiateur d’entreprise and an insolventiefunctionaris/praticien de l’insolvabilité, as applicable;

(ii)            a “Lien” or “security interest” includes any mortgage (hypotheek/hypothèque), pledge (pand/nantissement), privilege (voorrecht/privilège), a reservation of title (eigendomsvoorbehoud/réserve de propriété), a real surety (zakelijke zekerheid/sûreté réelle), a transfer by way of security (overdracht ten titel van zekerheid/transfert à titre de garantie) and a promise or mandate (mandaat/mandate) to create any of the security interests mentioned above;

(iii)           “commences any action or proceeding seeking reorganization, arrangement, consolidation or readjustment of debts” includes any negotiations conducted with a view to reaching a settlement agreement (minnelijk akkoord/accord amiable) with two or more of its creditors pursuant to Book XX of the Belgian Code of Economic Law;

(iv)           a person being “unable to pay its debts” is that person being in a state of cessation of payments (staking van betaling/cessation de paiements);

(v)            a “reorganization”, “readjustment”, “moratorium”, “assignment”, “arrangement”, or other relief includes a gerechtelijke reorganisatie/réorganisation judiciaire, minnelijk akkoord met schuldeisers/accord amiable avec des créanciers, collectief akkoord/accord collectif, as applicable;

(vi)           “insolvency” includes any insolventieprocedure/procédure d’insolvabilité, faillissement/faillite, gerechtelijke reorganisatie/réorganisation judiciaire and any other concurrence between creditors (samenloop van schuldeisers/concours des créanciers);

(vii)          a “bankruptcy”, “winding up”, “liquidation” or “dissolution” includes vereffening/liquidation, ontbinding/dissolution, faillissement/faillite and sluiting van een onderneming/fermeture d’entreprise;

(viii)         a “warrant of attachment”, “execution” or similar process includes any uitvoerend beslag/saisie exécutoire, sekwester/séquestre and bewarend beslag/saisie conservatoire;

(ix)            an “amalgamation”, “merger” or “consolidation” includes any overdracht van algemeenheid/transfert d’universalité, overdracht van bedrijfstak/transfert de branche d’activité, splitsing/scission and fusie/fusion and assimilated transaction in accordance with article 12:7 and 12:8 (gelijkgestelde verrichting/opération assimilée) of the BCCA;

(x)            the “BCCA” means the Belgian Code of Companies and Associations (Wetboek van Vennootschappen en Verenigingen / Code des Sociétés et des Associations), dated 23 March 2019 as amended from time to time;

(xi)            the “Belgian Code of Economic Law” means the Belgian Wetboek van Economisch Recht/Code de Droit Economique dated 28 February 2013, as amended from time to time;

(xii)           “Charter Documents” includes the deed of incorporation (oprichtingsakte/acte de constitution) and the (co-ordinated) up-to-date articles of association (statuten/statuts);

(xiii)          “gross negligence” means zware fout/faute lourde;

(xiv)          “willful misconduct” means bedrog/dol;

(xv)           a “Subsidiary” shall be deemed to include a dochtervennootschap / filiale as defined in Article 1:15 of the BCCA;

(xvi)          “control” has the meaning set out in Articles 1:14 et seq. of the BCCA, and the term “controlling” shall be construed accordingly;

(xvii)         a “successor” means an algemene rechtsopvolger/successeur universel; and

(xviii)        “Other Taxes” shall include (i) the documentary duty of €0.15 that is payable for each original copy of an agreement containing a debt obligation, indebtedness or security interest for the benefit of credit institutions that is executed in Belgium, (ii) registration duties relating to the registration of the relevant Transaction Security in the Belgian pledge register or, as the case may be, (iii) notarial, registration and mortgage duties relating to any Security Documents entered into via a Belgian notarial deed.

1.4            Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by class (e.g., a “Canadian Revolving Loan” or “U.S. Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by class and Type (e.g., a “Canadian Revolving BA Equivalent Loan”). Borrowings also may be classified and referred to by class (e.g., a “Canadian Revolving Borrowing” or “U.S. Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by class and Type (e.g., a “Canadian Revolving BA Equivalent Borrowing”).

1.5            Effectuation of Transactions. Each of the representations and warranties of Holdings and the other Obligors contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions (or such portion thereof as shall be consummated as of the date of the applicable representation or warranty), unless the context otherwise requires.

1.6            Currency.

(a)            U.S. Revolving Loans shall be made and denominated in Dollars. U.S. Revolving Loans, interest thereon, and any Obligor’s payment obligations in respect thereof shall all be payable in Dollars.

(b)            ROW Revolving Loans shall be made and denominated in Dollars, Euros, Sterling or any other Alternative Currency, as applicable. ROW Revolving Loans, interest thereon, and any Obligor’s payment obligations in respect thereof expressly payable in Dollars, Euros, Sterling or such other Alternative Currency shall all be payable in Dollars, Euros, Sterling or such other Alternative Currency, as applicable.

(c)            Canadian Revolving Loans shall be made and denominated in Dollars or Cdn. Dollars, as applicable. Canadian Revolving Loans, interest thereon, and any Obligor’s payment obligations in respect thereof expressly payable in Dollars or Cdn. Dollars shall all be payable in Dollars or Cdn. Dollars, as applicable.

(d)            French Swingline Loans shall be made and denominated in Dollars, Euros or Sterling, as applicable. French Swingline Loans, interest thereon, and any Obligor’s payment obligations in respect thereof expressly payable in Dollars, Euros or Sterling shall all be payable in Dollars, Euros or Sterling, as applicable.

(e)            ANZ Revolving Loans shall be made and denominated in Dollars, Australian Dollars or New Zealand Dollars, as applicable. ANZ Revolving Loans, interest thereon, and any Obligor’s payment obligations in respect thereof expressly payable in Dollars, Australian Dollars or New Zealand Dollars shall all be payable in Dollars, Australian Dollars or New Zealand Dollars, as applicable.

(f)            Any Obligor’s other payment obligations hereunder or under any other Loan Document expressly payable in Dollars, Cdn. Dollars, Euros, Sterling, Australian Dollars, New Zealand Dollars or any other Alternative Currency shall all be payable in Dollars, Cdn. Dollars, Euros, Sterling, Australian Dollars, New Zealand Dollars or such other Alternative Currency, as applicable. Any Obligor’s other payment obligations hereunder or under any other Loan Document not expressly payable in another currency shall all be payable in Dollars.

(g)            Notwithstanding clauses (a), (b), (c), (d), (e) and (f) above, for purposes of determining compliance with covenant and default limitations and other monetary thresholds, all fees and amounts payable hereunder and all calculations hereunder, including the amount of each Borrowing Base, the Aggregate ROW Revolver Outstandings, the Maximum ROW Revolver Amount, the Aggregate Canadian Revolver Outstandings, the Maximum Canadian Revolver Amount, the Aggregate French Swingline Outstandings, the U.S. Availability, the Canadian Availability, the Aggregate ANZ Revolver Outstandings, the Maximum ANZ Revolver Amount and each Lender’s Commitments as of any date shall all be calculated in Dollars or the Equivalent Amount in Dollars.

(h)            Where the permissibility of a transaction or a representation, warranty or covenant depends upon compliance with, or is determined by reference to, amounts stated in Dollars, any amount stated in another currency shall be translated to the Equivalent Amount in Dollars at the applicable time of determination hereunder and the permissibility of actions taken by a Borrower or any Subsidiary hereunder shall not be affected by subsequent fluctuations in exchange rates. Further, if Indebtedness is incurred to refinance Indebtedness in a transaction otherwise permitted hereunder and such Refinanced Indebtedness is denominated in a currency that is different from the currency of the Indebtedness being incurred, such refinancing shall be deemed not to have exceeded the principal amount of the Refinanced Indebtedness so long as the principal amount of such Refinancing Indebtedness incurred does not exceed (i) the outstanding committed or principal amount (whichever is higher) of such Indebtedness being refinanced determined at the Equivalent Amount in Dollars as of the applicable date of determination plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

1.7            Additional Alternative Currencies.

(a)            The Borrowers’ Agent may, from time to time, request that a Loan to a ROW Borrower or ANZ Borrower be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of the term “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request (i) with respect to the making of Loans to a ROW Borrower or ANZ Borrower, such request shall be subject to the approval of the Agent and each Lender with a Pro Rata Revolving Credit Commitment or ANZ Revolving Credit Commitment, as applicable, and (ii) with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Agent and each Letter of Credit Issuer that will be required to issue Letters of Credit in such Alternative Currency.

(b)            Any request with respect to an additional Alternative Currency shall be made to the Agent not later than 11:00 a.m., New York City time, 10 Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Agent and, in the case of any such request with respect to Letters of Credit, each applicable Letter of Credit Issuer). The Agent shall promptly notify each Lender with a Pro Rata Revolving Credit Commitment or ANZ Revolving Credit Commitment, as applicable (in the case of any such request pertaining to Loans) and each applicable Letter of Credit Issuer (in the case of any such request pertaining to Letters of Credit). Each Lender with a Pro Rata Revolving Credit Commitment or ANZ Revolving Credit Commitment, as applicable, or each applicable Letter of Credit Issuer, as applicable, shall notify the Agent, not later than 11:00 a.m., New York City time, 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans to a ROW Borrower or ANZ Borrower or the issuance of Letters of Credit, as applicable, in such requested currency.

(c)            Any failure by a Lender or a Letter of Credit Issuer, as applicable, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal of such Lender or such Letter of Credit Issuer, as applicable, to permit Loans to be made to a ROW Borrower or ANZ Borrower or Letters of Credit to be issued in such requested currency. If the Agent and the applicable Lenders or the applicable Letter of Credit Issuer, as applicable, consent to making of Loans to a ROW Borrower or ANZ Borrower or the issuance of Letters of Credit in such requested currency, the Agent shall so notify the Borrowers’ Agent and, upon amendment of this Agreement in such manner as shall be agreed by the Agent and the Borrowers’ Agent to implement the inclusion of such currency for such purposes, such currency shall thereupon be deemed for all purposes to be an “Alternative Currency” hereunder for purposes of any Loans made to a ROW Borrower or ANZ Borrower or any Letters of Credit, as applicable. If the Agent shall fail to obtain consent to any request for an additional currency under this Section 1.7, the Agent shall promptly so notify the Borrowers’ Agent. Additionally, if at any time, any Lender(s) and/or any Letter of Credit Issuer(s) notify the Agent that they will no longer be able to extend Loans and/or issue Letters of Credit, as applicable, in an Alternative Currency approved pursuant to this Section 1.7, the Agent shall promptly notify the Borrowers’ Agent, and such Alternative Currency shall no longer be an “Alternative Currency” hereunder effective (i) in the case of any Loan or Letter of Credit to be made or issued after receipt of such notice, immediately after receipt thereof and (ii) otherwise, five Business Days after receipt of such notice.

(d)            For the avoidance of doubt, any notice requirements applicable to Loans made to ROW Borrowers or ANZ Borrowers or Letters of Credit in Alternative Currencies shall be substantially similar to those set forth in Sections 2.2 and 4.1(b) (with respect to EURIBOR Loans) and Section 2.4 (with respect to Letters of Credit) or on such other terms as are mutually agreed by the Agent (and, in the case of any Letters of Credit, each applicable Letter of Credit Issuer) and the Borrowers’ Agent.

1.8            Pro Forma Calculations.

(a)            Any financial ratio or test or compliance with any covenants determined by reference to Consolidated EBITDA, Consolidated Net Tangible Assets or any component definition thereof or satisfaction of the Payment Conditions shall be calculated in a manner prescribed by this Section 1.8. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the applicable period for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended period for which the financial statements of the Consolidated Parties are available (as determined in good faith by the Company).

(b)            For purposes of determining compliance with any provision of this Agreement, including the determination of any financial ratio or test or whether the Payment Conditions are satisfied, any Specified Transaction that has occurred (i) during the applicable period or (ii) subsequent to such period and prior to or simultaneously with the event for which the determination of any such ratio, test or compliance with covenants is being made shall be determined on a pro forma basis (including giving effect to those specified in accordance with the definitions of “Consolidated EBITDA” and “Consolidated Net Income” and any component definitions thereof) assuming that all such Specified Transactions (including such Specified Transaction for which such compliance is being determined) had occurred on the first day of the applicable period. If since the beginning of any applicable period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into an Obligor or any Restricted Subsidiary since the beginning of such period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.8, then for purposes of determining compliance with any provision of this Agreement, including the determination of any financial ratio or test or whether the Payment Conditions are satisfied, such Specified Transactions shall be calculated to give pro forma effect thereto in accordance with this Section 1.8.

(c)            In the event that (i) any Obligor or Restricted Subsidiary incurs (including by assumption or guarantee) or repays or refinances (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and not replaced) or (ii) any Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Stock, (x) during the applicable period or (y) subsequent to the end of the applicable period and prior to or simultaneously with the event for which the calculation of any such ratio or test is made or compliance with any covenant is determined, then such financial ratio or test or determination of compliance shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, or such issuance, refinancing or redemption of Disqualified Stock, in each case to the extent required, as if the same had occurred on the last day of the applicable period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the applicable period during the period from the date of creation of such facility to the date of such calculation);

(d)            If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable period, the actual interest may be used for the applicable portion of such period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, Term SOFR, Daily SOFR, EURIBOR or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company or a Restricted Subsidiary may designate.

(e)            Whenever pro forma effect is to be given to any Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

1.9            Additional Borrowers.

(a)            Notwithstanding anything in Section 12.1 to the contrary, following the Closing Date, the Borrowers’ Agent may request that one or more of its Subsidiaries that is a Wholly Owned Subsidiary be added to this Agreement as an additional borrower (an “Additional Borrower”) by delivering to the Agent a written notice; provided that:

(i)             the Agent shall have consented, which consent may not be unreasonably withheld, to the designation of such Additional Borrower and, in the case of an Additional Borrower that is to become a French Borrower, the French Swingline Lender shall have consented, which consent may not be unreasonably withheld, to such designation;

(ii)            (A) such Additional Borrower shall become a party to this Agreement as a U.S. Borrower, a ROW Borrower, a Canadian Borrower, a French Borrower or an ANZ Borrower, as applicable, pursuant to joinder documentation in form and substance reasonably acceptable to the Agent and the Borrowers’ Agent and (B) to the extent reasonably requested by the Agent, the Agent shall have received such opinions, certificates, Charter Documents and other similar documents with respect to the Additional Borrower as are substantially consistent (as modified for differences in jurisdiction or as otherwise modified in a manner reasonably acceptable to the Agent) with those delivered with respect to the U.S. Borrowers, the ROW Borrowers, the Canadian Borrowers, the French Borrowers or ANZ Borrowers, as applicable, on the Closing Date pursuant to Section 9.1(c);

(iii)            (A) the Agent shall have first received, with respect to such Additional Borrower, all documentation and other information that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the Act (as defined in Section 14.23) to the extent reasonably requested in writing by the Agent and the Lenders and (B) any Additional Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have first delivered, to each Lender that so requested, a Beneficial Ownership Certification in relation to such Additional Borrower;

(iv)

(A)            in the case of an Additional Borrower that is organized under the Laws of the United States of America, any state thereof or the District of Columbia, to the extent such Additional Borrower is not already a U.S. Guarantor, such Additional Borrower shall (x) execute and deliver to the Agent a Security Agreement Supplement (as defined in the U.S. Security Agreement), a Guaranty Supplement (as defined in the U.S. Guarantee Agreement) and such other amendments to the U.S. Security Documents as the Agent may reasonably deem necessary or reasonably advisable to grant to the Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the U.S. Security Documents) in the Collateral of such Additional Borrower, (y) deliver such other documentation as the Agent may reasonably request in accordance with the U.S. Security Documents (and subject to the limitations set out therein) in order to cause the Lien created by the U.S. Security Documents in such Additional Borrower’s Collateral to be duly perfected in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may reasonably be requested by the Agent, and such other documents with respect to such Additional Borrower as the Agent may reasonably request that are consistent with the documents in place or delivered to the Agent by the Obligors on the Closing Date, and (z) subject to Section 7.4(a)(ii), prior to including such Additional Borrower’s assets in the U.S. Borrowing Base, the Agent shall conduct an Appraisal with respect to such Additional Borrower, including of (A) such Additional Borrower’s practices in the computation of its Borrowing Base and (B) the assets included in such Additional Borrower’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to the Agent and at the sole expense of the Obligors; or

(B)            in the case of an Additional Borrower that is organized under the Laws of Canada or any territory or province thereof, to the extent such Additional Borrower is not already a Canadian Guarantor, such Additional Borrower shall (x) execute and deliver to the Agent a Security Agreement Supplement (as defined in the Canadian Security Agreement), a Guarantee Supplement (as defined in the Canadian Guarantee Agreement) and such other amendments to the Canadian Security Documents as the Agent may reasonably deem necessary or reasonably advisable to grant to the Agent, for the benefit of the Canadian Secured Parties, a perfected security interest (as and to the extent provided in the Canadian Security Documents) in the Collateral of such Additional Borrower and in the Capital Stock of such Additional Borrower and (y) deliver such other documentation as the Agent may reasonably request in accordance with the applicable Security Documents (and subject to the limitations set out therein) in order to cause the Lien created by the applicable Security Documents in such new Canadian Subsidiary’s Collateral and in the Capital Stock of such new Canadian Subsidiary to be duly perfected in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may reasonably be requested by the Agent, and such other documents with respect to such Additional Borrower as the Agent may reasonably request that are consistent with the documents in place or delivered to the Agent by the Obligors on the Closing Date; and

(v)            (A) with respect to any Additional Borrower that would not be a U.S. Borrower (other than a French Borrower that will be an Additional Borrower solely in respect of French Swingline Loans), the Borrowers’ Agent shall have provided the Lenders with at least 10 Business Days’ (or such shorter notice as may be reasonably agreed by the Agent) prior written notice of the proposed designation, and (B) no Lender (unless such Lender (with the prior written consent of such Lender, the Borrowers’ Agent and, in their sole discretion, the Agent and Bank of America) shall have become a Participating ROW Lender or a Participating Canadian Lender, as applicable, in which case this clause (B) shall not apply) with a Pro Rata Revolving Credit Commitment or an ANZ Revolving Credit Commitment, as applicable, shall have advised the Agent and the Borrowers’ Agent in writing, on or prior to the end of such 10 Business Day period, that (w) it is unlawful (or such Lender cannot or has not been able to determine that it is lawful) for such Lender to make Loans and other extensions of credit under this Agreement to such Additional Borrower, (x) the making of Loans or other extensions of credit under this Agreement to such Additional Borrower might subject such Lender to adverse tax consequences for which it is not reimbursed hereunder, (y) such Lender would be required to, or has determined that it would be prudent to, register or file in the jurisdiction of formation, organization or location of such Additional Borrower in order to make Loans or other extensions of credit under this Agreement to such Additional Borrower, and such Lender does not wish to do so or (z) such Lender is restricted by operational or administrative procedures or other applicable internal policies from making Loans or other extensions of credit under this Agreement to Persons formed, organized or located in the jurisdiction in which such Additional Borrower is formed, organized or located.

Any obligations in respect of borrowings by any Additional Borrower under this Agreement will constitute “Obligations” for all purposes of the Loan Documents.

(b)            Any Additional Borrower that is not organized under the Laws of the United States of America or any state thereof or the District of Columbia, Canada or any province or territory thereof, France, Australia or New Zealand shall become a ROW Borrower.

(c)            In the case of any Additional Borrower, the Agent and the Borrowers’ Agent agree to enter into any amendment required to incorporate the addition of the Additional Borrower and such other amendments as may be necessary or appropriate in the reasonable opinion of the Agent and the Borrowers’ Agent in connection therewith. The Lenders hereby irrevocably authorize the Agent to enter into such amendments.

(d)            The Borrowers’ Agent may from time to time, upon not less than three Business Days’ written notice to the Agent (or such shorter period as may be agreed by the Agent in its reasonable discretion), terminate a Borrower’s (other than the Company’s) status as such, and such Person shall thereupon cease to be considered a “Borrower” (and cease to be considered a U.S. Borrower, ROW Borrower, Canadian Borrower, French Borrower or ANZ Borrower, as applicable) for all purposes hereunder, provided that (i) there are no outstanding Loans or Agent Advances payable by such Borrower, or other amounts payable by such Borrower on account of any Loans made to it, as of the effective date of such termination, (ii) there are no amounts (including charges and fees payable to or reasonably incurred by the applicable Letter of Credit Issuer) outstanding under any Letters of Credit issued to such Borrower as of the effective date of such termination, (iii) after giving effect to the exclusion of such Borrower’s assets that were included in the applicable Borrowing Base, no Out-of-Formula Condition would be created, (iv) to the extent such Borrower is otherwise required to be a Guarantor hereunder, such Borrower shall continue to be a Guarantor for all purposes hereunder without any additional action by the Borrowers’ Agent upon such termination and (v) the Maximum Canadian Revolver Amount shall be deemed to be zero at all times when there is no Canadian Borrower. The Agent will promptly notify the Lenders of any such termination of a Borrower’s status.

1.10            No Novation; Acknowledgement and Adjustment of Loans, Payment of Accrued Interest and Fees.

(a)            It is the intent of the parties hereto that this Agreement not constitute a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Existing Loan Agreement or evidence payment of all or any of such obligations and liabilities, and such rights, obligations and liabilities shall continue and remain outstanding under the terms and conditions of, and as amended and restated by, this Agreement, and that this Agreement amends and restates in its entirety the Existing Loan Agreement. Without limiting the generality of the foregoing (i) all U.S. Revolving Loans, Canadian Revolving Loans, ROW Revolving Loans, ANZ Revolving Loans, U.S. Swingline Loans, Canadian Swingline Loans, ROW Swingline Loans and French Swingline Loans outstanding under, and as defined in, the Existing Loan Agreement shall on the Closing Date become U.S. Revolving Loans, Canadian Revolving Loans, ROW Revolving Loans, ANZ Revolving Loans, U.S. Swingline Loans, Canadian Swingline Loans, ROW Swingline Loans and French Swingline Loans, respectively, hereunder, (ii) all Letters of Credit outstanding under, and as defined in, the Existing Loan Agreement shall on the Closing Date become Letters of Credit hereunder and (iii) all other Obligations outstanding under, and as defined in, the Existing Loan Agreement shall on the Closing Date be Obligations under this Agreement.

(b)            The Borrowers acknowledge and agree that as of the close of business on June 30, 2022, (i) the Aggregate Revolver Outstandings under, and as defined in, the Existing Loan Agreement (excluding the aggregate undrawn amount of all outstanding Letters of Credit under the Existing Loan Agreement) is approximately $1,627,970,582.12, (ii) the Aggregate U.S. Revolver Outstandings under, and as defined in, the Existing Loan Agreement (excluding the aggregate undrawn amount of all outstanding Letters of Credit under the Existing Loan Agreement) is $1,477,954,320.08, (iii) the Aggregate Canadian Revolver Outstandings under, and as defined in, the Existing Loan Agreement is $ $11,653,200.75, (iv) the Aggregate ROW Revolver Outstandings under, and as defined in, the Existing Loan Agreement is $11,474,399.97, (v) the Aggregate ANZ Revolving Outstandings under, and as defined in, the Existing Loan Agreement is $119,018,500.00, (vi) the Aggregate French Swingline Outstandings under, and as defined in, the Existing Loan Agreement is $0.00 and (vii) the Letters of Credit outstanding under, and as defined in, the Existing Loan Agreement are set forth on Schedule 1.1A (the “Existing Letters of Credit”).

(c)            As of the date hereof, effective as of the amendment and restatement of the Existing Loan Agreement by this Agreement, each “Lender” under, and as such term is defined in, the Existing Loan Agreement, that is not a party hereto (each, an “Exiting Lender”), solely in its capacity as a “Lender” and a “Revolving Credit Lender” under the Existing Loan Agreement with respect to its existing “Revolving Credit Commitments” and any existing “Revolving Loans” thereunder (as each such term as defined in the Existing Credit Agreement), (i) shall cease to be a party to the Existing Loan Agreement and shall be released from all further obligations thereunder, including in respect of such “Revolving Credit Commitments” and “Revolving Loans” thereunder; provided that each such Exiting Lender shall continue to be entitled to the benefits (in accordance with the Existing Loan Agreement) of Sections 5.1, 5.3, 5.4 and 14.10 of the Existing Loan Agreement as in effect immediately prior to giving effect to the amendment and restatement of the Existing Loan Agreement by this Agreement, and (ii) shall not be a Lender or a Revolving Credit Lender under this Agreement. On the date hereof, substantially concurrently with the amendment and restatement of the Existing Loan Agreement by this Agreement, all “Revolving Loans” of each Exiting Lender outstanding under the Existing Credit Agreement shall be prepaid in full, together with any and all unpaid interest, fees and other amounts accrued and owing, as of the date hereof, to such Exiting Lender under the Existing Loan Agreement. On the date hereof, the Company shall pay to each applicable Exiting Lender any amounts payable thereto in connection with the foregoing in accordance with Section 5.4.

(d)            The Borrowers acknowledge and agree that any and all unpaid interest and fees accrued under the Existing Loan Agreement as of (and including) the Agreement Date shall be paid on the Agreement Date

(e)            After giving effect to the transactions contemplated by the foregoing provisions of this Section 1.10 and the amendment and restatement of the Existing Loan Agreement as provided for hereunder, on the date hereof, the outstanding Pro Rata Revolving Credit Commitments held by one or more of the Lenders under, and as such terms are defined in, the Existing Loan Agreement shall be continued as Pro Rata Revolving Credit Commitments hereunder and reduced or increased, as applicable, and reallocated amongst one or more Lenders hereunder so that, after giving effect to the provisions of this Section 1.10(e), each Lender holds the Pro Rata Revolving Credit Commitment set forth on Schedule 1.1 with respect to such Lender. After giving effect to such continuation and reallocation, the outstanding Pro Rata Revolving Loans may not be held pro rata in accordance with the new Pro Rata Revolving Credit Commitments hereunder. In order to remedy the foregoing, on the Agreement Date, the Lenders shall, as determined by the Agent, make advances among themselves and, for purposes of the transactions contemplated by Section 2.10(c), to Exiting Lenders for the prepayments of principal owed thereto (through the Agent) in the applicable currencies so that after giving effect thereto the Pro Rata Revolving Loans will be held by the Lenders on a pro rata basis in accordance with each Lender’s Pro Rata Share (after giving effect to the foregoing Pro Rata Revolving Credit Commitment reallocation) and the “Pro Rata Revolving Loans” of the Exiting Lenders under the Existing Loan Agreement shall have been reduced to zero and, in such event, the Company shall pay to the applicable Lenders any amounts payable in respect thereof in accordance with Section 5.4 (with any reduction in any Pro Rata Revolving Loans of any Lender pursuant to this Section 1.10(e) being deemed a prepayment for purposes of Section 5.4). Each Lender agrees to wire immediately available funds in the applicable currencies to the Agent in accordance with this Agreement as may be required by the Agent in connection with the foregoing. Notwithstanding the provisions of Section 12.2, the advances so made by each Lender under this Section 1.10(e) shall be deemed to be a purchase of a corresponding amount of the applicable Pro Rata Revolving Loans from the applicable Lender or Lenders which hold such Pro Rata Revolving Loans in excess of their Pro Rata Share of the applicable aggregate outstanding Pro Rata Revolving Loans and shall not be considered an assignment for purposes of Section 12.2.

(f)            After giving effect to the transactions contemplated by the foregoing provisions of this Section 1.10 and the amendment and restatement of the Existing Loan Agreement as provided for hereunder, on the date hereof, the outstanding ANZ Revolving Credit Commitments held by one or more of the Lenders under, and as such terms are defined in, the Existing Loan Agreement shall be continued as ANZ Revolving Credit Commitments hereunder and reduced or increased, as applicable, and reallocated amongst one or more Lenders hereunder so that, after giving effect to the provisions of this Section 1.10(f), each Lender holds the ANZ Revolving Credit Commitment set forth on Schedule 1.1 with respect to such Lender. After giving effect to such continuation and reallocation, the outstanding ANZ Revolving Loans may not be held pro rata in accordance with the new ANZ Revolving Credit Commitments hereunder. In order to remedy the foregoing, on the Agreement Date, the Lenders shall, as determined by the Agent, make advances among themselves and, for purposes of the transactions contemplated by Section 2.10(c), to Exiting Lenders for the prepayments of principal owed thereto (through the Agent) in the applicable currencies so that after giving effect thereto the ANZ Revolving Loans will be held by the Lenders on a pro rata basis in accordance with each Lender’s Pro Rata Share (after giving effect to the foregoing ANZ Revolving Credit Commitment reallocation) and the “ANZ Revolving Loans” of the Exiting Lenders under the Existing Loan Agreement shall have been reduced to zero and, in such event, the ANZ Borrowers shall pay to the applicable Lenders any amounts payable in respect thereof in accordance with Section 5.4 (with any reduction in ANZ Revolving Loans of any Lender pursuant to this Section 1.10(f) being deemed a prepayment for purposes of Section 5.4). Each Lender agrees to wire immediately available funds in the applicable currencies to the Agent in accordance with this Agreement as may be required by the Agent in connection with the foregoing. Notwithstanding the provisions of Section 12.2, the advances so made by each Lender under this Section 1.10(f) shall be deemed to be a purchase of a corresponding amount of the applicable ANZ Revolving Loans from the applicable Lender or Lenders which hold such ANZ Revolving Loans in excess of their Pro Rata Share of the applicable aggregate outstanding ANZ Revolving Loans and shall not be considered an assignment for purposes of Section 12.2.

1.11         Syndicated Facility Agreement. This Agreement is a “syndicated facility agreement” for the purposes of section 128F(11)(a) of the Australian Tax Act.

ARTICLE II

LOANS AND LETTERS OF CREDIT

2.1           Revolving Loans. (a) Subject to all of the terms and conditions of this Agreement, each Pro Rata Revolving Credit Lender severally, but not jointly or jointly and severally, agrees to make (i) a U.S. Revolving Loan or U.S. Revolving Loans to the U.S. Borrowers, (ii) a Canadian Revolving Loan or Canadian Revolving Loans to the Canadian Borrowers and (iii) a ROW Revolving Loan or ROW Revolving Loans to the ROW Borrowers, as applicable, in amounts not to exceed such Pro Rata Revolving Credit Lender’s Pro Rata Share of the aggregate Pro Rata Revolving Credit Commitments at such time; provided that no Pro Rata Revolving Credit Lender shall have any obligation to make (A) a U.S. Revolving Loan or a ROW Revolving Loan if U.S. Availability is less than zero or to the extent that such U.S. Revolving Loan or ROW Revolving Loan, as applicable, would result in U.S. Availability being less than zero, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(b), (B) a Canadian Revolving Loan if Canadian Availability is less than zero or to the extent that such Canadian Revolving Loan would result in Canadian Availability being less than zero, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(b), (C) a ROW Revolving Loan to the extent such ROW Revolving Loan would result in the Aggregate ROW Revolver Outstandings exceeding the Maximum ROW Revolver Amount, (D) any Revolving Loan to the extent that such Revolving Loan would result in the Aggregate Revolver Outstandings exceeding the Maximum Revolver Amount or the Aggregate Pro Rata Revolver Outstandings exceeding the Maximum Pro Rata Revolver Amount or (E) a Daily SOFR Loan to the extent such Daily SOFR Loan would result in the Aggregate Daily SOFR Outstandings exceeding the Maximum Daily SOFR Amount. The Pro Rata Revolving Credit Lenders, however, in their unanimous discretion, may elect to make U.S. Revolving Loans or ROW Revolving Loans or issue or arrange to have issued Letters of Credit in excess of U.S. Availability (but not in an amount that would result in the Aggregate Revolver Outstandings exceeding the Maximum Revolver Amount or the Aggregate Pro Rata Revolver Outstandings exceeding the Maximum Pro Rata Revolver Amount) or make Canadian Revolving Loans in excess of the Canadian Availability (but not in an amount that would result in the Aggregate Canadian Revolver Outstandings exceeding the Maximum Canadian Revolver Amount or the Aggregate Pro Rata Revolver Outstandings exceeding the Maximum Pro Rata Revolver Amount), as applicable, on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the U.S. Borrowing Base or the Canadian Borrowing Base or to be obligated to exceed such limits on any other occasion.

(b)           Subject to all of the terms and conditions of this Agreement, each ANZ Revolving Credit Lender severally, but not jointly or jointly and severally, agrees to make an ANZ Revolving Loan or ANZ Revolving Loans to the ANZ Borrowers, in amounts not to exceed such ANZ Revolving Credit Lender’s Pro Rata Share of the aggregate ANZ Revolving Credit Commitments at such time; provided that no ANZ Revolving Credit Lender shall have any obligation to make an ANZ Revolving Loan (i) if U.S. Availability is less than zero or to the extent that such ANZ Revolving Loan would result in U.S. Availability being less than zero or (ii) to the extent that such Revolving Loan would result in the Aggregate Revolver Outstandings exceeding the Maximum Revolver Amount or the Aggregate ANZ Revolver Outstandings exceeding the Maximum ANZ Revolver Amount. The ANZ Revolving Credit Lenders, however, in their unanimous discretion, may elect to make ANZ Revolving Loans in excess of U.S. Availability (but not in an amount that would result in the Aggregate Revolver Outstandings exceeding the Maximum Revolver Amount or the Aggregate ANZ Revolver Outstandings exceeding the Maximum ANZ Revolver Amount) on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the U.S. Borrowing Base or to be obligated to exceed such limit on any other occasion.

2.2           Revolving Loan Administration.

(a)           Procedure for Borrowing. (i) Each of the applicable Borrowers may borrow under the applicable Commitments on any Business Day during the period from the Closing Date until the Termination Date; provided that the Borrowers’ Agent shall give the Agent irrevocable (in the case of any notice except notice with respect to the initial extension of Revolving Loans hereunder) notice in substantially the form of Exhibit B or in such other form as may be agreed between the Borrowers’ Agent and the Agent (each, a “Notice of Borrowing”) (which request must be received by the Agent prior to (v) 12:00 noon, New York City time, at least two Business Days prior to the requested Funding Date, if all or any part of the requested Revolving Loans are to be initially Term SOFR Loans made to a U.S. Borrower, (w) 12:00 noon, New York City time, at least one Business Day prior to the requested Funding Date, if all or any part of the requested Revolving Loans are to be initially Daily SOFR Loans made to a U.S. Borrower, (x) 12:00 noon, New York City time, at least three Business Days prior to the requested Funding Date, if all or any part of the requested Revolving Loans are to be initially Term SOFR Loans or Daily SOFR Loans made to any Borrower other than a U.S. Borrower, BA Equivalent Loans, EURIBOR Loans, Bank Bill Rate Loans or SONIA Rate Loans, (y) 12:00 noon, New York City time, on the requested Funding Date, for Base Rate Loans (other than Base Rate Loans made to a Canadian Borrower) or (z) 11:00 a.m., New York City time, on the requested Funding Date, for Base Rate Loans made to a Canadian Borrower or Canadian Prime Rate Loans (or in the case of the initial Borrowing hereunder, in each case, 10:00 a.m., New York City time, one Business Day prior to the date of the initial borrowing hereunder)) specifying (A) the identity of the Borrower, (B) the currency of the requested Borrowing and the amount to be borrowed, (C) the requested Funding Date, (D) whether the Borrowing is to be of Term SOFR Loans, Daily SOFR Loans, BA Equivalent Loans, EURIBOR Loans, Base Rate Loans, Canadian Prime Rate Loans, SONIA Rate Loans or Bank Bill Rate Loans (as applicable) or a combination thereof (and if not so specified, it shall be deemed a request for Base Rate Loans (in the case of U.S. Revolving Loans, ROW Revolving Loans denominated in Dollars or Canadian Revolving Loans denominated in Dollars), Term SOFR Loans with an Interest Period of one month (in the case of ANZ Revolving Loans denominated in Dollars), Canadian Prime Rate Loans (in the case of Canadian Revolving Loans denominated in Canadian Dollars), EURIBOR Loans with an Interest Period of one month (in the case of Revolving Loans denominated in Euros), SONIA Rate Loans (in the case of Revolving Loans denominated in Sterling) or Bank Bill Rate Loans with an Interest Period of one month (in the case of Revolving Loans denominated in Australian Dollars or New Zealand Dollars)) (provided that no such Notice of Borrowing shall request ANZ Revolving Loans that are Base Rate Loans, and any such request shall be deemed to be a request for Term SOFR Loans or Bank Bill Rate Loans, as applicable, in each case with an Interest Period of one month (for the avoidance of doubt, this proviso shall not apply to any ANZ Swingline Loans requested pursuant to Section 2.3(e))), and (E) if the Borrowing is to be entirely or partly of Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods or BA Equivalent Interest Periods therefor (and if not so specified, it shall be deemed a request for a period of one month). Each Borrowing, except any Base Rate Loan or Canadian Prime Rate Loan to be used solely to pay a like amount of outstanding reimbursement obligations in respect of Letters of Credit or Swingline Loans, shall be in an amount equal to an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum. Upon receipt of any such notice from the Borrowers’ Agent, the Agent shall promptly notify each applicable Revolving Credit Lender thereof. Subject to the satisfaction of the conditions precedent specified in Section 9.2 and except as otherwise set forth in Section 2.10, each applicable Revolving Credit Lender will make the amount of its Pro Rata Share (or, in the case of Bank of America (for so long as it shall be a Revolving Credit Lender), in the case of any Borrowing of Canadian Revolving Loans or ROW Revolving Loans, as applicable, its Pro Rata Share plus an amount equal to the sum of the Pro Rata Share of each Participating Canadian Lender or Participating ROW Lender, as applicable, provided that, so long as any Participating Canadian Lender or Participating ROW Lender is a Defaulting Lender, Bank of America shall not be required to fund or otherwise make available the Pro Rata Share of such Participating Canadian Lender or Participating ROW Lender) of each Borrowing of Revolving Loans available to the Agent for the account of the Borrower(s) identified in such notice to the account or accounts from time to time designated by the Agent prior to 3:00 p.m., New York City time (or 10:00 a.m., New York City time, in the case of the initial borrowing hereunder), or at such other time as to which the Agent shall notify the Borrowers’ Agent reasonably in advance of the Funding Date with respect thereto, on the Funding Date requested by such Borrower(s) in Dollars, Euros, Sterling, Canadian Dollars, Australian Dollars, New Zealand Dollars or any other Alternative Currency, as applicable, and in funds immediately available to the Agent. Such Borrowing will then be made available to the relevant Borrower by the Agent, crediting the account of such Borrower designated by the Borrowers’ Agent in writing, with the aggregate of the amounts made available to the Agent by the applicable Revolving Credit Lenders and in like funds as received by the Agent.

(ii)            In lieu of delivering a Notice of Borrowing, the Borrowers’ Agent may give the Agent telephonic notice of such request for advances on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Loans, regardless of whether any written confirmation is received.

(iii)           At the election of the Agent or the Required Lenders, the Borrowers shall not be entitled to request a BA Equivalent Loan, a Term SOFR Loan, a Daily SOFR Loan or a Bank Bill Rate Loan while a Default or Event of Default has occurred and is continuing.

(iv)           With respect to SOFR, Daily SOFR, Term SOFR or the BA Rate, the Agent will have the right, in consultation with the Borrowers’ Agent, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

(b)           Agent Advances. (i) In the event any U.S. Borrower, ROW Borrower or Canadian Borrower is, as applicable, unable to comply with (x) the U.S. Availability or Canadian Availability limitations set forth in Section 2.1, as applicable, or (y) the conditions precedent to the making of Loans or the issuance of Letters of Credit set forth in Article IX or (ii) during the existence of a Default or Event of Default, (x) the Lenders authorize the Agent (acting through any branch designated by it), for the account of the applicable Lenders, to make U.S. Revolving Loans to the U.S. Borrowers in Dollars, ROW Revolving Loans to the ROW Borrowers in Dollars or Canadian Revolving Loans to the Canadian Borrowers in Canadian Dollars, as applicable, each of which may only be made as Base Rate Loans (in the case of U.S. Revolving Loans or ROW Revolving Loans) or Canadian Prime Rate Loans (in the case of Canadian Revolving Loans) (each, an “Agent Advance”) for a period commencing on the date the Agent first receives a Notice of Borrowing requesting an Agent Advance until the earliest of (A) the 30th Business Day after such date, (B) the date the respective Borrowers or Borrower is again able to comply with the U.S. Availability or Canadian Availability limitations and the conditions precedent to the making of Loans and issuance of Letters of Credit or obtains an amendment or waiver with respect thereto, or the Default or Event of Default no longer exists, and (C) the date the Required Lenders instruct the Agent in writing to cease making Agent Advances (in each case, the “Agent Advance Period”); provided that (I) the Equivalent Amount in Dollars of the aggregate amount of Agent Advances outstanding at any time shall not exceed $250,000,000, (II) the Equivalent Amount in Dollars of the aggregate amount of Agent Advances to the Canadian Borrowers outstanding at any time shall not exceed the product of $250,000,000 multiplied by the Maximum Canadian Revolver Amount as a percentage of the Maximum Revolver Amount and (III) no Agent Advance shall be made to the extent that such Agent Advance would result in (x) the Aggregate Revolver Outstandings exceeding the Maximum Revolver Amount or (y) the Aggregate Pro Rata Revolver Outstandings exceeding the Maximum Pro Rata Revolver Amount. It is understood and agreed that the Borrowers shall have no right to require that any Agent Advances be made.

(c)           Each Lender may make any Loan to the applicable Borrower through any branch or affiliate of such Lender that is an Eligible Assignee, provided that such Lender shall retain all rights and obligations hereunder in respect of any such Loan and such Lender’s Commitment.

(d)           Changes to Maximum Canadian Revolver Amount and Maximum ROW Revolver Amount.

(i)             Provided no Default or Event of Default has occurred and is continuing, upon notice to the Agent, (i) the Borrowers’ Agent may request an increase to the Maximum Canadian Revolver Amount by an amount not to exceed $200,000,000 (up to a total of $450,000,000), which increase shall be subject to the prior written consent of the Agent (not to be unreasonably withheld) but shall not require the consent of any Lender, and (ii) the Borrowers’ Agent may request an increase to the Maximum Canadian Revolver Amount by an amount in excess of $200,000,000, which increase shall be subject to the prior written consent of the Agent (not to be unreasonably withheld) and the Required Lenders; provided that the Maximum Canadian Revolver Amount may only be increased in amounts of at least $25,000,000 and in integral multiples of $5,000,000 in excess thereof.

(ii)            Provided no Default or Event of Default has occurred and is continuing, upon notice to the Agent, (i) the Borrowers’ Agent may request an increase to the Maximum ROW Revolver Amount by an amount not to exceed $125,000,000 (up to a total of $250,000,000), which increase shall be subject to the prior written consent of the Agent (not to be unreasonably withheld) but shall not require the consent of any Lender, and (ii) the Borrowers’ Agent may request an increase to the Maximum ROW Revolver Amount by an amount in excess of $125,000,000, which increase shall be subject to the prior written consent of the Agent (not to be unreasonably withheld) and the Required Lenders; provided that the Maximum ROW Revolver Amount may only be increased in amounts of at least $25,000,000 and in integral multiples of $5,000,000 in excess thereof.

(iii)           Upon notice to the Agent, the Borrowers’ Agent may request a decrease to the Maximum Canadian Revolver Amount or the Maximum ROW Revolver Amount, as applicable, in an amount equal to an integral multiple of $5,000,000.

2.3           Swingline Loans.

(a)            U.S. Swingline Loans. Subject to the terms and conditions hereof, the U.S. Swingline Lender agrees to make swing line loans (individually, a “U.S. Swingline Loan” and collectively, the “U.S. Swingline Loans”) to any U.S. Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate principal amount at any one time outstanding not to exceed (i) $150,000,000 or (ii) such greater amount, not to exceed $250,000,000, as may be requested by the Borrowers’ Agent and agreed to in writing by the Agent and the U.S. Swingline Lender (the “U.S. Swingline Sublimit”); provided that the U.S. Swingline Lender shall not make any U.S. Swingline Loans if, after doing so, (A) U.S. Availability would be less than zero, (B) the Aggregate Revolver Outstandings would exceed the Maximum Revolver Amount or (C) the Aggregate Pro Rata Revolver Outstandings would exceed the Maximum Pro Rata Revolver Amount. Amounts borrowed by any U.S. Borrower under this Section 2.3(a) may be repaid and, through but excluding the Termination Date, reborrowed. All U.S. Swingline Loans shall be made in Dollars as Base Rate Loans and shall not be entitled to be converted into Term SOFR Loans or Daily SOFR Loans. The Borrowers’ Agent (on behalf of any U.S. Borrower) shall give the U.S. Swingline Lender irrevocable notice (which notice must be received by the U.S. Swingline Lender prior to 12:00 noon, New York City time) on the requested Funding Date specifying (1) the identity of the U.S. Borrower and (2) the amount of the requested U.S. Swingline Loan, which shall be in a minimum amount of $100,000 or whole multiples of $50,000 in excess thereof. The proceeds of the U.S. Swingline Loan will be made available by the U.S. Swingline Lender to the U.S. Borrower identified in such notice at an office of the U.S. Swingline Lender by wire transfer to the account of such U.S. Borrower specified in such notice. Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to other U.S. Revolving Loans except that all payments thereon (including interest) shall be payable to the U.S. Swingline Lender solely for its own account.

(b)           ROW Swingline Loans. Subject to the terms and conditions hereof, the ROW Swingline Lender agrees to make swing line loans (individually, a “ROW Swingline Loan” and collectively, the “ROW Swingline Loans”) to any ROW Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $25,000,000 (the “ROW Swingline Sublimit”); provided that the ROW Swingline Lender shall not make any ROW Swingline Loans if, after doing so, (A) U.S. Availability would be less than zero, (B) the Aggregate Revolver Outstandings would exceed the Maximum Revolver Amount, (C) the Aggregate ROW Revolver Outstandings would exceed the Maximum ROW Revolver Amount or (D) the Aggregate Pro Rata Revolver Outstandings would exceed the Maximum Pro Rata Revolver Amount. Amounts borrowed by any ROW Borrower under this Section 2.3(b) may be repaid and, through but excluding the Termination Date, reborrowed. All ROW Swingline Loans shall be made in Dollars, Euros or Sterling, as requested by the applicable ROW Borrower, as Base Rate Loans bearing interest based on the Foreign Base Rate or, in the case of Sterling denominated ROW Swingline Loans, as SONIA Rate Loans, and shall not be entitled to be converted into Term SOFR Loans, Daily SOFR Loans or EURIBOR Loans. The Borrowers’ Agent (on behalf of any ROW Borrower) shall give the ROW Swingline Lender irrevocable notice (which notice must be received by the ROW Swingline Lender prior to 11:00 a.m., London time) on the requested Funding Date specifying (1) the identity of the ROW Borrower, and (2) the amount and currency of the requested ROW Swingline Loan, which shall be in an amount equal to an integral multiple of the applicable ROW Swingline Loan Multiple and not less than the applicable ROW Swingline Loan Minimum. The proceeds of the ROW Swingline Loan will be made available by the ROW Swingline Lender to the ROW Borrower identified in such notice at an office of the ROW Swingline Lender by wire transfer to the account of such ROW Borrower specified in such notice. Each ROW Swingline Loan shall be subject to all the terms and conditions applicable to ROW Revolving Loans except that all payments thereon (including interest) shall be payable to the ROW Swingline Lender solely for its own account.

(c)           Canadian Swingline Loans. Subject to the terms and conditions hereof, the Canadian Swingline Lender agrees to make swing line loans (individually, a “Canadian Swingline Loan”; collectively, the “Canadian Swingline Loans”) to any Canadian Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $50,000,000 (the “Canadian Swingline Sublimit”); provided that the Canadian Swingline Lender shall not make any Canadian Swingline Loans if, after doing so, (i) Canadian Availability would be less than zero, (ii) the Aggregate Revolver Outstandings would exceed the Maximum Revolver Amount or (iii) the Aggregate Pro Rata Revolver Outstandings would exceed the Maximum Pro Rata Revolver Amount. Amounts borrowed by any Canadian Borrower under this Section 2.3(c) may be repaid and, through but excluding the Termination Date, reborrowed. All Canadian Swingline Loans shall be made in Canadian Dollars as Canadian Prime Rate Loans and shall not be entitled to be converted into BA Equivalent Loans. The Borrowers’ Agent (on behalf of any Canadian Borrower) shall give the Canadian Swingline Lender irrevocable notice (which notice must be received by the Canadian Swingline Lender prior to 12:00 noon, New York City time) on the requested Funding Date specifying (A) the identity of the Canadian Borrower and (B) the amount of the requested Canadian Swingline Loan, which shall be in a minimum amount of Cdn $100,000 or whole multiples of Cdn $50,000 in excess thereof. The proceeds of the Canadian Swingline Loan will be made available by the Canadian Swingline Lender to the Canadian Borrower identified in such notice at an office of the Canadian Swingline Lender by wire transfer to the account of such Canadian Borrower specified in such notice. Each Canadian Swingline Loan shall be subject to all the terms and conditions applicable to other Canadian Revolving Loans except that all payments thereon (including interest) shall be payable to the Canadian Swingline Lender solely for its own account.

(d)           French Swingline Loans. Subject to the terms and conditions hereof, the French Swingline Lender agrees to make swing line loans (individually, a “French Swingline Loan” and collectively, the “French Swingline Loans”) to any French Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $15,000,000 (the “French Swingline Sublimit”); provided that the French Swingline Lender shall not make any French Swingline Loans if, after doing so, (i) U.S. Availability would be less than zero, (ii) the Aggregate Revolver Outstandings would exceed the Maximum Revolver Amount or (iii) the Aggregate Pro Rata Revolver Outstandings would exceed the Maximum Pro Rata Revolver Amount. Amounts borrowed by any French Borrower under this Section 2.3(d) may be repaid and, through but excluding the Termination Date, reborrowed. All French Swingline Loans shall be made in Dollars, Euros or Sterling, as requested by the applicable French Borrower, as Base Rate Loans bearing interest based on the Foreign Base Rate, in the case of Sterling denominated French Swingline Loans, as SONIA Rate Loans, or, as requested by the applicable French Borrower, as Term SOFR Loans or EURIBOR Loans. The Borrowers’ Agent (on behalf of any French Borrower) shall give the French Swingline Lender irrevocable notice (which notice must be received by the French Swingline Lender prior to (A) 11:00 a.m., London time, at least two Business Days prior to the requested Funding Date, if the requested French Swingline Loan is to be initially a Term SOFR Loan or a EURIBOR Loan or (B) 11:00 a.m., London time, on the requested Funding Date, if the requested French Swingline Loan is to be initially a Base Rate Loan or a SONIA Rate Loan) specifying (1) the identity of the French Borrower, (2) the amount and currency of the requested French Swingline Loan, which shall be in an amount equal to (x) in the case of a Base Rate Loan or a SONIA Rate Loan, an integral multiple of the applicable French Swingline Loan Multiple and not less than the applicable French Swingline Loan Minimum and (y) in the case of a Term SOFR Loan or a EURIBOR Loan, an integral of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum, (3) the requested Funding Date, (4) whether the French Swingline Loan is to be a Base Rate Loan, a SONIA Rate Loan, a Term SOFR Loan or a EURIBOR Loan (and if not so specified, it shall be deemed a request for a Base Rate Loan or, in the case of a French Swingline Loan denominated in Sterling, a SONIA Rate Loan) and (5) if the French Swingline Loan is to be a Term SOFR Loan or a EURIBOR Loan, the length of the initial Interest Period therefor (and if not so specified, it shall be deemed a request for a period of one month). The proceeds of the French Swingline Loan will be made available by the French Swingline Lender to the French Borrower identified in such notice at an office of the French Swingline Lender by wire transfer to the account of such French Borrower specified in such notice. Each French Swingline Loan shall be subject to all the terms and conditions applicable to Revolving Loans except that all payments thereon (including interest) shall be payable to the French Swingline Lender solely for its own account.

(e)           ANZ Swingline Loans. Subject to the terms and conditions hereof, the ANZ Swingline Lender agrees to make swing line loans (individually, an “ANZ Swingline Loan” and collectively, the “ANZ Swingline Loans”) to any ANZ Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $20,000,000 (the “ANZ Swingline Sublimit”); provided that the ANZ Swingline Lender shall not make any ANZ Swingline Loans if, after doing so, (i) U.S. Availability would be less than zero, (ii) the Aggregate Revolver Outstandings would exceed the Maximum Revolver Amount or (iii) the Aggregate ANZ Revolver Outstandings would exceed the Maximum ANZ Revolver Amount. Amounts borrowed by any ANZ Borrower under this Section 2.3(e) may be repaid and, through but excluding the Termination Date, reborrowed. All ANZ Swingline Loans shall be made in Dollars, Australian Dollars or New Zealand Dollars, as requested by the applicable ANZ Borrower, as Base Rate Loans bearing interest based on the Base Rate or the Foreign Base Rate, as applicable, and shall not be entitled to be converted into Term SOFR Loans, Daily SOFR Loans or Bank Bill Rate Loans. The Borrowers’ Agent (on behalf of any ANZ Borrower) shall give the ANZ Swingline Lender irrevocable notice (which notice must be received by the ANZ Swingline Lender prior to 10:00 a.m., Sydney time) on the requested Funding Date specifying (A) the identity of the ANZ Borrower, and (B) the amount and currency of the requested ANZ Swingline Loan, which shall be in an amount equal to an integral multiple of the applicable ANZ Swingline Loan Multiple and not less than the applicable ANZ Swingline Loan Minimum. The proceeds of the ANZ Swingline Loan will be made available by the ANZ Swingline Lender to the ANZ Borrower identified in such notice at an office of the ANZ Swingline Lender by wire transfer to the account of such ANZ Borrower specified in such notice. Each ANZ Swingline Loan shall be subject to all the terms and conditions applicable to ANZ Revolving Loans except that all payments thereon (including interest) shall be payable to the ANZ Swingline Lender solely for its own account.

2.4           Letters of Credit.

(a)           Agreement to Issue or Cause to Issue.

(i)             Subject to all of the terms and conditions of this Agreement, the Agent agrees to cause each Letter of Credit Issuer to issue for the account of the Company (or for the account of any other Borrower or any Subsidiary of the Company, so long as the Company and such other Borrower or such Subsidiary are co-applicants) one or more commercial/documentary and standby letters of credit denominated in Dollars, Canadian Dollars or any Alternative Currency, as requested by the Borrowers’ Agent (each, a “Letter of Credit” and, collectively, the “Letters of Credit”) and to amend, renew or extend Letters of Credit previously issued by the applicable Letter of Credit Issuer (unless otherwise provided below).

(ii)            Upon the Closing Date, (x) all Existing Letters of Credit issued for the account of the Company shall constitute Letters of Credit issued for the account of the Company hereunder with the same effect and status as if such Existing Letters of Credit were originally issued for the account of the Company pursuant to this Agreement and (y) all Existing Letters of Credit issued for the account of the UR Canada shall constitute Letters of Credit issued for the account of UR Canada (with the Company deemed to be a co-applicant thereof) hereunder with the same effect and status as if such Existing Letters of Credit were originally issued for the account of UR Canada pursuant to this Agreement. All fees payable with respect to the Existing Letters of Credit accruing through the Closing Date shall be paid on the Closing Date. Until the Closing Date, the fees with respect to all Existing Letters of Credit shall accrue and be payable at the rates set forth in the Existing Loan Agreement and on and after the Closing Date such fees shall accrue and be payable at the rates set forth herein.

(b)           Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit at any time if the Equivalent Amount in Dollars of (i) the maximum aggregate amount of the requested Letter of Credit for the term of such Letter of Credit (in each case including any increases in amount referenced therein) is greater than the Unused Letter of Credit Subfacility at such time, (ii) the maximum undrawn amount of the requested Letter of Credit would result in the U.S. Availability being less than zero, (iii) such Letter of Credit would result in the Aggregate Revolver Outstandings exceeding the Maximum Revolver Amount or the Aggregate Pro Rata Revolver Outstandings exceeding the Maximum Pro Rata Revolver Amount or (iv) such Letter of Credit has an expiration date later than 12 months after the date of issuance, in the case of standby letters of credit (subject to customary evergreen or automatic renewal provisions reasonably acceptable to such Letter of Credit Issuer), or later than 180 days after the date of issuance, in the case of documentary letters of credit; provided that in no event shall any Letter of Credit have an expiration date later than the date that is five Business Days prior to the Termination Date (except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the relevant Letter of Credit Issuer). With respect to any Letter of Credit which contains any “evergreen” or automatic renewal or extension provision, if such Letter of Credit permits the applicable Letter of Credit Issuer to prevent any extension by giving notice to the beneficiary thereof no later than a date (the “Non-Extension Notice Date”), once any such Letter of Credit has been issued, the Lenders shall be deemed to have authorized such Letter of Credit Issuer to permit extensions of such Letter of Credit to an expiry date not later than the date that is five Business Days prior to the Termination Date, unless the Agent shall have received written notice from the Required Lenders declining to consent to any such extension at least 30 days prior to the Non-Extension Notice Date; provided that no Lender may decline to consent to any such extension if all of the requirements of this Section 2.4 are met and no Default or Event of Default has occurred and is continuing.

(c)           Other Conditions. In addition to the conditions precedent contained in Article IX, the obligation of the Agent to issue or to cause to be issued any applicable Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably acceptable to the Agent:

(i)             the applicable Borrower shall have delivered to the applicable Letter of Credit Issuer, at least three Business Days (or such shorter period as the applicable Letter of Credit Issuer may, in its reasonable discretion, agree) in advance of the proposed date of issuance of any Letter of Credit, an application in form and substance reasonably satisfactory to such Letter of Credit Issuer for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof, and the form of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the applicable Letter of Credit Issuer; and

(ii)            as of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Letter of Credit Issuer from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to the applicable Letter of Credit Issuer and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d)           Issuance of Letters of Credit.

(i)             Request for Issuance. The Borrowers’ Agent shall notify the Agent of a requested Letter of Credit at least three Business Days (or such shorter period as the applicable Letter of Credit Issuer may agree) prior to the proposed issuance date. Such notice shall be irrevocable and must specify (t) the applicant or applicants of the Letter of Credit, (u) the original face amount (and currency) of the Letter of Credit requested, (v) the Business Day of issuance of such requested Letter of Credit, (w) whether such Letter of Credit may be drawn in a single or in partial draws, (x) the Business Day on which the requested Letter of Credit is to expire, (y) the purpose for which such Letter of Credit is to be issued, and (z) the beneficiary of the requested Letter of Credit. The Borrowers’ Agent shall attach to such notice the proposed form of the Letter of Credit.

(ii)            Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of each Letter of Credit, the Agent shall determine the amount of the Unused Letter of Credit Subfacility and the U.S. Availability as of such date. If the Equivalent Amount in Dollars of (x) the aggregate amount of the requested Letter of Credit for the term of such Letter of Credit (including any increases in amount referenced therein) is no greater than the Unused Letter of Credit Subfacility, (y) the amount of such requested Letter of Credit would not exceed the U.S. Availability and (z) such Letter of Credit would not result in the Aggregate Revolver Outstandings exceeding the Maximum Revolver Amount or the Aggregate Pro Rata Revolver Outstandings exceeding the Maximum Pro Rata Revolver Amount, the Agent shall cause such Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions to such issuance are met.

(iii)           No Extensions or Amendment. Except in the case of Letters of Credit subject to evergreen or automatic renewal provisions, the Agent shall not be obligated to cause the applicable Letter of Credit Issuer to extend, renew or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 2.4 are met as though a new Letter of Credit were being requested and issued.

(e)            Payments Pursuant to Letters of Credit. Each Borrower that is the account party of any Letter of Credit agrees to reimburse the applicable Letter of Credit Issuer for any draw under such Letter of Credit within one Business Day (or such longer period as may be agreed to by the Agent and the applicable Letter of Credit Issuer, in each case in its reasonable discretion) after notice of such drawing is received by such Borrower, together with accrued interest thereon from the date of such drawing at the Base Rate (in the case of Letters of Credit denominated in Dollars), at the Canadian Prime Rate (in the case of Letters of Credit denominated in Canadian Dollars), at the SONIA Rate (in the case of Letters of Credit denominated in Sterling) and at the Foreign Base Rate (in the case of Letters of Credit denominated in any Alternative Currency (other than Sterling)), and to pay the applicable Letter of Credit Issuer the amount of all other charges and fees payable to or reasonably incurred by such Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against such Letter of Credit Issuer or any other Person. All payments required under this Section 2.4(e) shall be made in the currency in which the applicable Letter of Credit was issued; provided, however, that the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 that such payment be financed with, or, in the event not so requested on such date, each drawing under any Letter of Credit issued for the account of a Borrower shall constitute a request by such Borrower to the Agent for, a Borrowing in Dollars of a Base Rate Loan or a Borrowing in Canadian Dollars of a Canadian Prime Rate Loan, as applicable, in the amount of such drawing (or, with respect to Letters of Credit issued in any Alternative Currency, a Borrowing in Dollars of a Base Rate Loan in the Equivalent Amount in Dollars of such drawing) and, to the extent so financed, such Borrower’s obligation to make such payment will be discharged and replaced by the resulting Base Rate Loan or Canadian Prime Rate Loan, as applicable.

(f)            Indemnification; Exoneration; Power of Attorney.

(i)             Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.4, the Borrowers agree to protect, indemnify, pay and save the applicable Revolving Credit Lenders, the applicable Letter of Credit Issuer and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including Attorney Costs) which any Revolving Credit Lender, such Letter of Credit Issuer or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except that the foregoing indemnity shall not apply to such Revolving Credit Lender, such Letter of Credit Issuer or the Agent, as applicable, to the extent of the gross negligence, bad faith or willful misconduct of such Person. The Borrowers’ obligations under this Section 2.4(f)(i) shall survive payment of all other Obligations and termination of this Agreement.

(ii)            Assumption of Risk by the Borrowers. As among the applicable Borrowers, the applicable Revolving Credit Lenders, the applicable Letter of Credit Issuer and the Agent, the applicable Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the applicable Revolving Credit Lenders, the applicable Letter of Credit Issuer and the Agent shall not be responsible for (except in the case of any such Person (but not with respect to any other Person), to the extent of the gross negligence, bad faith or willful misconduct of such Person in connection with any of the following): (r) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (s) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (t) the failure of the beneficiary of any Letter of Credit to comply duly with conditions set forth in any separate agreement with an Obligor that are required in order to draw upon such Letter of Credit; (u) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (w) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (x) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (y) any consequences arising from causes beyond the control of the applicable Revolving Credit Lenders, the applicable Letter of Credit Issuer or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (z) the applicable Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any material respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Revolving Credit Lender under this Section 2.4(f).

(iii)           Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent, a Letter of Credit Issuer or any Revolving Credit Lender shall result in any liability of the Agent, such Letter of Credit Issuer or any Revolving Credit Lender to any Borrower (except as provided in the immediately succeeding clause (iv)), or relieve any Borrower of any of its obligations hereunder to any such Person.

(iv)           Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrowers’ rights, if any, with respect to any Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between any Borrower and such Letter of Credit Issuer or the gross negligence, bad faith or willful misconduct of such Letter of Credit Issuer.

(v)            Account Party. The Borrowers hereby authorize and direct any Letter of Credit Issuer to name the applicable Borrower as the “Account Party” in the Letters of Credit and to deliver to the Agent all instruments, documents and other writings and property received by the applicable Letter of Credit Issuer pursuant to the Letters of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letters of Credit or the applications therefor.

(g)           Supporting Letter of Credit. If, notwithstanding the provisions of Section 2.4(b) and Section 11.1, any Letter of Credit is outstanding upon the Termination Date, then upon the Termination Date each applicable Borrower shall (i) deposit with the Agent, for the ratable benefit of the Agent, the applicable Letter of Credit Issuer and the applicable Revolving Credit Lenders, with respect to each Letter of Credit then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) in form and substance reasonably satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent, in an amount equal to 102% (or such lesser amount as the Agent and such Letter of Credit Issuer shall agree, but not less than 100%) of the sum of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses then due with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, such Letter of Credit Issuer and the applicable Revolving Credit Lenders for payments to be made by the Agent, such Letter of Credit Issuer and such Revolving Credit Lenders under such Letter of Credit and any fees and expenses then due or to become due with such Letter of Credit, or (ii) cash collateralize each Letter of Credit then outstanding, in an amount equal to 102% (or such lesser amount as the Agent and such Letter of Credit Issuer shall agree) of the sum of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses then due with such Letter of Credit, in a manner reasonably satisfactory to the Agent. Such Supporting Letter of Credit or cash collateral shall be held by the Agent, for the ratable benefit of the Agent, the applicable Letter of Credit Issuer and the Revolving Credit Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

2.5           Incremental Facility.

(a)           So long as no Specified Default exists or would arise therefrom, each applicable Borrower shall have the right, at any time and from time to time after the Closing Date, to request (i) an increase of the aggregate amount of the then outstanding Pro Rata Revolving Credit Commitments or ANZ Revolving Credit Commitments, as applicable (the “Incremental Revolving Commitments”) or (ii) one or more term loans (the “Incremental ABL Term Loans” and together with the Incremental Revolving Commitments, collectively, the “Incremental Facilities” and each, an “Incremental Facility”). Any request under this Section 2.5 shall specify, (A) in the case of a request for Incremental Revolving Commitments, whether the Pro Rata Revolving Credit Commitments or the ANZ Revolving Credit Commitments (or a combination thereof) are requested to be increased and (B) in the case of a request for Incremental ABL Term Loans, (x) whether such loans will be made to a U.S. Borrower, a ROW Borrower, a Canadian Borrower and/or an ANZ Borrower (including in each case any Additional Borrower) and (y) the currency in which such loans will be denominated, which shall be Dollars (to the extent made to a U.S. Borrower), Dollars, Euros, Sterling or any other Alternative Currency (to the extent made to a ROW Borrower), Cdn. Dollars or Dollars (to the extent made to a Canadian Borrower) or Dollars, Australian Dollars or New Zealand Dollars (to the extent made to an ANZ Borrower). Incremental ABL Term Loans will count as U.S. Revolving Loans (to the extent made to a U.S. Borrower), ROW Revolving Loans (to the extent made to a ROW Borrower), Canadian Revolving Loans (to the extent made to a Canadian Borrower) or ANZ Revolving Loans (to the extent made to an ANZ Borrower) for purposes of determining the Aggregate U.S. Revolver Outstandings, the Aggregate ROW Revolver Outstandings, the Aggregate Canadian Revolver Outstandings and the Aggregate ANZ Revolver Outstandings, as applicable. Notwithstanding anything to the contrary herein, after giving effect to any new Incremental Facility, the Equivalent Amount in Dollars of the aggregate principal amount of any Incremental ABL Term Loans or Incremental Revolving Commitments shall not exceed the Available Incremental Amount at such time. The Borrowers may seek to obtain Incremental Revolving Commitments or Incremental ABL Term Loans from existing Lenders or any other Persons, as applicable (each, an “Incremental Facility Increase”), provided, however, that (A) no Lender shall be obligated to provide an Incremental Facility Increase as a result of any such request by any of the Borrowers, and (B) any Additional Lender which is not an existing Lender shall be subject to the approval of the Agent and the Borrowers’ Agent and, in the case of Incremental Revolving Commitments, the Swingline Lenders and the Letter of Credit Issuers (each such approval not to be unreasonably withheld).

(b)           Any Incremental ABL Term Loans (i) may not be guaranteed by any Subsidiaries of Holdings other than the Guarantors and shall rank pari passu or junior in right of (x) priority with respect to the Collateral and (y) payment with respect to the Obligations in respect of the Revolving Credit Commitments and any corresponding existing Incremental ABL Term Loans, (ii) shall count against the applicable Borrowing Base, (iii) shall not have a final maturity that is earlier than the Maturity Date (or, if later, the latest final maturity of any Extended Loans or any then-existing Incremental Facility), except for Incremental ABL Term Loans in an aggregate principal amount of up to the greater of (A) $827,000,000 and (B) 7.5% of Consolidated Net Tangible Assets, (iv) may not be secured by any Collateral or other assets of any Borrower or any Guarantor that do not also secure the Loans (other than, in the case of Incremental ABL Term Loans incurred to finance a Permitted Acquisition or other permitted Investment, proceeds of such Incremental ABL Term Loans that are subject to customary escrow or similar arrangements pending consummation of such Permitted Acquisition or other Investment), (v) may provide for commitment, arrangement, upfront or similar fees and margins and interest rates that may be agreed among the applicable Borrower and the Lenders providing such Incremental ABL Term Loans and (vi) shall otherwise be on terms as are reasonably acceptable to the Agent; provided that terms that are substantially consistent with, or not materially less favorable, taken as a whole, to the Lenders than, the terms of the TLB Credit Agreement or this Agreement shall be deemed to be reasonably acceptable to the Agent.

(c)           Any Incremental Revolving Commitments (i) shall be guaranteed by the Guarantors and shall rank pari passu or junior in right of (x) priority with respect to the Collateral and (y) payment with respect to the Obligations in respect of the Revolving Credit Commitments in effect prior to the Incremental Revolving Commitment Effective Date, (ii) may not be secured by any Collateral or other assets of any Borrower or any Guarantor that do not also secure the Loans, (iii) may provide for commitment, arrangement, upfront or similar fees and margins and interest rates that may be agreed among the applicable Borrower and the Lenders providing such Incremental Revolving Commitments and (iv) shall otherwise be on terms and pursuant to the documentation applicable to the existing relevant Revolving Credit Commitments.

(d)           No Incremental Facility Increase shall become effective unless and until each of the following conditions has been satisfied:

(i)             The applicable Borrowers, the Agent, and any Additional Lender shall have executed and delivered a joinder to the Loan Documents (“Lender Joinder Agreement”) in substantially the form of Exhibit I;

(ii)            The applicable Borrowers shall have paid such fees and other compensation to the Additional Lenders and to the Agent as the applicable Borrowers, the Agent and such Additional Lenders shall agree;

(iii)           To the extent reasonably required by the Lenders providing the Incremental Facility Increase, the applicable Borrowers shall deliver to the Agent and the Lenders participating in the Incremental Facility Increase customary legal opinion(s) from counsel to the applicable Borrowers and dated such date;

(iv)           The Company shall deliver on the closing date of any Incremental Facility Increase a certificate certifying that (x) (other than with respect to an Incremental Facility Increase in connection with a Permitted Acquisition permitted hereunder or any other Investment not prohibited by the terms of this Agreement, unless required by the Lenders providing such Incremental Facility Increase) the representations and warranties made by Holdings, each Borrower and each Guarantor contained herein and in the other Loan Documents are true and correct in all material respects on and as of such closing date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (y) no Specified Default has occurred and is continuing; and

(v)            The applicable Borrowers and Additional Lenders shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested in order to effectuate the documentation of the foregoing.

(e)

(i)             In the case of any Incremental Facility Increase constituting Incremental Revolving Commitments, the Agent shall promptly notify each Lender as to the effectiveness of such Incremental Facility Increase (with each date of such effectiveness being referred to herein as an “Incremental Revolving Commitment Effective Date”), and at such time (x) the Pro Rata Revolving Credit Commitments and/or the ANZ Revolving Credit Commitments, as applicable, under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Revolving Commitments, (y) Schedule 1.1 shall be deemed modified, without further action, to reflect the revised Commitments of the Lenders and (z) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect any such Incremental Revolving Commitments.

(ii)            In the case of any Incremental Facility Increase, the Agent, the Additional Lenders and the Borrowers agree to enter into any amendment required to incorporate the addition of the Incremental Revolving Commitments and the Incremental ABL Term Loans, the pricing of the Incremental Revolving Commitments and the Incremental ABL Term Loans, the maturity date of the Incremental Revolving Commitments and the Incremental ABL Term Loans and such other amendments as may be necessary or appropriate in the reasonable opinion of the Agent and the applicable Borrowers in connection therewith, including amendments to provide for the inclusion, as appropriate, of Additional Lenders in any required vote or action of the Required Lenders or the Supermajority Lenders, amendments to permit purchases of Incremental ABL Term Loans by Holdings or any of its Affiliates (which shall be cancelled upon purchase by Holdings or any Subsidiary) (provided that such purchases by an Affiliate of Holdings other than a Subsidiary shall be subject to customary restrictions to be agreed with the Additional Lenders providing such Incremental ABL Term Loans and the Agent), and amendments to properly reflect the pari passu or junior right of payment or priority with respect to the Collateral (each an “Incremental Commitment Amendment”). The Lenders hereby irrevocably authorize the Agent to enter into such amendments.

(f)            In connection with the Incremental Facility Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the applicable Borrowers shall, in coordination with the Agent, (x) repay applicable outstanding Revolving Loans of certain Lenders, and obtain applicable Revolving Loans from certain other Lenders (including the Additional Lenders), or (y) take such other actions as reasonably may be required by the Agent to the extent necessary so that the Lenders effectively participate in each of the outstanding Revolving Loans, as applicable, pro rata on the basis of their respective applicable Commitments (determined after giving effect to any increase in such applicable Commitments pursuant to this Section 2.5), and (ii) the applicable Borrowers shall pay to the applicable Lenders any costs of the type referred to in Section 5.4 in connection with any repayment required pursuant to the preceding clause (i). Without limiting the obligations of the Borrowers provided for in this Section 2.5, the Agent and the Lenders agree that they will use commercially reasonable efforts to attempt to minimize the costs of the type referred to in Section 5.4 that the Borrowers would otherwise incur in connection with the implementation of an increase in the applicable Commitments.

2.6           Extension Amendments.

(a)            The applicable Borrowers may at any time and from time to time request that all or a portion of the Pro Rata Revolving Credit Commitments and/or the ANZ Revolving Credit Commitments (including any Extended Commitments), each existing at the time of such request (each, an “Existing Commitment” and any related Loans thereunder, “Existing Loans”; each Existing Commitment and related Existing Loans together being referred to as an “Existing Tranche”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Loans related to such Existing Commitments (any such Existing Commitments which have been so extended, “Extended Commitments” and any related Existing Loans, “Extended Loans”, with the commitments of the Existing Tranche not so extended and any related Loans thereunder being referred to as “Non-Extended Commitments” and “Non-Extended Loans”, respectively) and to provide for other terms consistent with this Section 2.6; provided that (i) any such request shall be made by the applicable Borrowers to all Lenders with Existing Commitments with a like maturity date on a pro rata basis, and (ii) any Minimum Extension Condition shall be satisfied unless waived by the applicable Borrowers. In order to establish any Extended Commitments, the Borrowers’ Agent shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Commitments to be established, which Extension Request may be modified, revoked, or revoked and reissued by the Borrowers’ Agent at any time prior to the effectiveness of the Extension Amendment. The terms of the Extended Commitments to be established pursuant to an Extension Request shall be identical to those applicable to the Existing Commitments from which they are to be extended (the “Specified Existing Commitment”), except (x) all or any of the final maturity dates of such Extended Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Commitments and (y)(A) the interest margins with respect to the Extended Commitments may be higher or lower than the interest margins for the Specified Existing Commitments and/or (B) additional fees may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A); provided that, notwithstanding anything to the contrary in this Section 2.6, (I) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Extended Commitments and Non-Extended Commitments shall be made on a pro rata basis with all such other outstanding Extended Commitments and Non-Extended Commitments, (II) assignments and participations of Extended Commitments and Extended Loans shall be governed by the same assignment and participation provisions applicable to relevant Commitments and the Revolving Loans related to such Commitments set forth in Section 12.2, and (III) no termination of Extended Commitments and no repayment of Extended Loans accompanied by a corresponding permanent reduction in Extended Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by an at least pro rata termination or permanent repayment (and corresponding permanent reduction), as applicable, of all earlier maturing corresponding Non-Extended Commitments and Revolving Loans related to such earlier maturing corresponding Non-Extended Commitments (or all earlier maturing corresponding Non-Extended Commitments and Revolving Loans related to such corresponding Non-Extended Commitments shall otherwise be or have been terminated and repaid in full). No Lender shall have any obligation to agree to have any of its Existing Loans or Existing Commitments of any Existing Tranche converted into Extended Loans or Extended Commitments pursuant to any Extension Request. Any Extended Commitments shall constitute a separate class of Commitments from the Specified Existing Commitments and from any other Existing Commitments (together with any other Extended Commitments so established on such date); provided that any Extended Commitments or Extended Loans may, to the extent provided in the applicable Extension Amendment, be designated as part of any class of Pro Rata Revolving Credit Commitments and/or ANZ Revolving Credit Commitments or Revolving Loans, as applicable, established on or prior to the date of such Extension Amendment.

(b)           The Borrowers’ Agent shall provide the applicable Extension Request at least 10 Business Days (or such shorter period as may be agreed to by the Agent) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Commitments converted into Extended Commitments shall notify the Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Commitments that it has elected to convert into Extended Commitments. In the event that the aggregate amount of Specified Existing Commitments subject to Extension Elections exceeds the amount of Extended Commitments requested pursuant to the Extension Request, the Specified Existing Commitments subject to Extension Elections shall be converted to Extended Commitments on a pro rata basis based on the amount of Specified Existing Commitments included in each such Extension Election. Notwithstanding the conversion of any Existing Commitment into an Extended Commitment, such Extended Commitment shall be treated identically to all relevant Commitments for purposes of the obligations of a Lender in respect of Letters of Credit under Section 2.4 and Swingline Loans under Section 2.3, except that the applicable Extension Amendment may provide that the maturity date for Swingline Loans and/or Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued so long as the U.S. Swingline Lender, the ROW Swingline Lender, the Canadian Swingline Lender, the French Swingline Lender, the ANZ Swingline Lender and/or the applicable Letter of Credit Issuer, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c)            Extended Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in Section 2.6(a), clauses (x) and (y), and which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.6(c) and notwithstanding anything to the contrary set forth in Section 12.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Commitments established thereby) executed by the Borrowers, the Guarantors, the Agent and the Extending Lenders. Notwithstanding anything to the contrary in this Agreement and without limiting the generality or applicability of Section 12.1 to any Section 2.6 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.6 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.6 Additional Amendments do not become effective prior to the time that such Section 2.6 Additional Amendments have been consented to (including pursuant to consents applicable to holders of any Extended Commitments provided for in any Extension Amendment) by such of the Lenders, Borrowers, Guarantors and other parties (if any) as may be required in order for such Section 2.6 Additional Amendments to become effective in accordance with Section 12.1; provided, further, that no Extension Amendment may provide for (i) any Extended Commitment or Extended Loans to be secured by any Collateral or other assets of any Borrower or Guarantor that does not also secure the Existing Tranches and (ii) so long as any Existing Tranches are outstanding, any mandatory or voluntary prepayment provisions that do not also apply to the Existing Tranches (other than Existing Tranches secured on a junior basis by the Collateral or ranking junior in right of payment, which may be subject to junior prepayment provisions) on a pro rata basis (or otherwise provide for more favorable prepayment treatment for Existing Tranches than such Extended Commitments or Extended Loans). It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.6 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.6 Additional Amendment. In connection with any Extension Amendment, the applicable Borrowers shall deliver an opinion of counsel reasonably acceptable to the Agent as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby.

(d)            Notwithstanding anything to the contrary contained in this Agreement, (i) on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with Section 2.6(a) (an “Extension Date”), in the case of the Specified Existing Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitments so converted by such Lender on such date, and such Extended Commitments shall, unless otherwise provided by the Extension Amendment, be established as a separate class of Commitments from the Specified Existing Commitments and from any other Existing Commitments (together with any other Extended Commitments so established on such date) and (ii) if, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Specified Existing Commitments, such Revolving Loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) and Existing Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Commitments to Extended Commitments so converted by such Lender on such date.

(e)            If, in connection with any proposed Extension Amendment, any Lender declines to consent to the extension of its applicable Commitment on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the applicable Borrowers may, on notice to the Agent and the Non-Extending Lender, (i) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 12.2 (with the assignment fee and any other costs and expenses to be paid by the applicable Borrowers in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Agent nor any Lender shall have any obligation to the applicable Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide an applicable Commitment on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrowers owing to the Non-Extending Lender relating to the Revolving Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Acceptance or (ii) upon notice to the Agent, to prepay the Loans and, at the applicable Borrowers’ option, terminate the applicable Commitments of such Non-Extending Lender, in whole or in part, subject to Section 4.3 and Section 5.4, without premium or penalty. In connection with any such replacement under this Section 2.6, if the Non-Extending Lender does not execute and deliver to the Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (x) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (y) the date as of which all obligations of the Borrowers owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the applicable Borrowers shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Extending Lender.

(f)            Following any Extension Date, with the written consent of the Borrowers’ Agent, any Non-Extending Lender may elect to have all or a portion of its Existing Commitment deemed to be an Extended Commitment under the applicable Extended Commitment tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Commitments; provided that (i) such Lender shall have provided written notice to the Borrowers’ Agent and the Agent at least 10 Business Days (or such shorter period as may be agreed to by the Agent) prior to such Designation Date and (ii) no more than three Designation Dates may occur in any one-year period without the written consent of the Agent. Following a Designation Date, the Existing Commitments held by such Lender so elected to be extended will be deemed to be Extended Commitments of the applicable Extended Commitment tranche, and any Existing Commitments held by such Lender not elected to be extended, if any, shall continue to be “Existing Commitments.”

(g)           With respect to all extensions consummated by the Borrowers pursuant to this Section 2.6, (i) such extensions shall not constitute payments or prepayments for purposes of Section 4.3 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided that the applicable Borrowers may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such extension that a minimum amount (to be determined and specified in the relevant Extension Request in the applicable Borrowers’ discretion and may be waived by the applicable Borrowers) of Existing Commitments of any or all applicable classes be extended. The Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.6 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Sections 4.3, 4.7 and 13.12(b)) or any other Loan Document that may otherwise prohibit any such extension or any other transaction contemplated by this Section 2.6.

2.7           Refinancing Amendments.

(a)            The Borrowers’ Agent may, at any time or from time to time after the Closing Date, by notice to the Agent (a “Refinancing Loan Request”), request (i) the establishment of one or more new classes of term loans under this Agreement (any such new class, “Refinancing Term Commitments”) or (ii) the establishment of one or more new classes of revolving commitments under this Agreement (any such new class, “Refinancing Revolving Commitments” and collectively with any Refinancing Term Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrowers’ Agent, any one or more then-existing class or classes of Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Agent shall promptly deliver a copy of each such notice to each of the Lenders holding such proposed Refinanced Debt.

(b)           Any Refinancing Term Loans made pursuant to Refinancing Term Commitments or any Refinancing Revolving Commitments made on a Refinancing Closing Date shall be designated a separate class of Refinancing Term Loans or Refinancing Revolving Commitments, as applicable, for all purposes of this Agreement. On any Refinancing Closing Date on which any Refinancing Term Commitments of any class are effected, subject to the satisfaction of the terms and conditions in this Section 2.7, (i) each Refinancing Term Lender of such class shall make a term loan, severally, but not jointly or jointly and severally with the other Refinancing Term Lenders, to the applicable Borrowers (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such class and (ii) each Refinancing Term Lender of such class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such class and the Refinancing Term Loans of such class made pursuant thereto. On any Refinancing Closing Date on which any Refinancing Revolving Commitments of any class are effected, subject to the satisfaction of the terms and conditions in this Section 2.7, (x) each Refinancing Revolving Lender of such class shall make its Refinancing Revolving Commitment available to the applicable Borrowers (when borrowed, a “Refinancing Revolving Loan” and collectively with any Refinancing Term Loan, a “Refinancing Loan”) and (y) each Refinancing Revolving Lender of such class shall become a Lender hereunder with respect to the Refinancing Revolving Commitment of such class and the Refinancing Revolving Loans of such class made pursuant thereto.

(c)            Each Refinancing Loan Request from the Borrowers’ Agent pursuant to this Section 2.7 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans or Refinancing Revolving Commitments and identify the proposed Refinanced Debt with respect thereto. Refinancing Term Loans may be made, and Refinancing Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Borrowers have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any additional Lender (each such Additional Lender providing such Refinancing Commitment or Refinancing Term Loan, a “Refinancing Revolving Lender” or “Refinancing Term Lender”, as applicable, and, collectively, “Refinancing Lenders”); provided that the Agent shall have consented (not to be unreasonably conditioned, withheld or delayed) to such Lender’s or Additional Lender’s making such Refinancing Term Loans or providing such Refinancing Revolving Commitments to the extent such consent, if any, would be required under Section 12.2 for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Additional Lender.

(d)           The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i)             after giving effect to such Refinancing Commitments, the conditions of Sections 9.2(a)(i) and 9.2(a)(ii) shall be satisfied (it being understood that all references to “the date of such extension of credit” or similar language in such Section 9.2(a) shall be deemed to refer to the applicable Refinancing Closing Date);

(ii)            each Refinancing Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 and not in an increment of $1,000,000 if such amount is equal to (x) the entire outstanding principal amount of Refinanced Debt that is in the form of term loans or (y) the entire outstanding principal amount of Refinanced Debt (or commitments) that is in the form of Revolving Credit Commitments); and

(iii)           the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including make-whole premiums, prepayment premiums, tender premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses).

(e)            The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments or the Refinancing Revolving Loans and Refinancing Revolving Commitments, as the case may be, of any class shall be as agreed between the Borrowers, the applicable Refinancing Lenders providing such Refinancing Commitments and the Agent (in the case of the Agent, only with respect to terms and provisions not otherwise specified in this Section 2.7 that adversely affect the rights or obligations of the Agent), and except as otherwise set forth herein, to the extent not substantially identical to any class of term loans or Revolving Credit Commitments, as applicable, each existing on the Refinancing Closing Date, shall be consistent with clauses (i) or (ii) below, as applicable, and otherwise shall be (taken as a whole) not materially more favorable (as reasonably determined by the Borrowers’ Agent and conclusively evidenced by a certificate of the Company) to the Refinancing Lenders than those applicable to such class (taken as a whole) being refinanced (except for (1) covenants or other provisions applicable only to periods after the maturity date (as of the applicable Refinancing Closing Date) of such class being refinanced, (2) pricing, fees, rate floors, optional prepayment, redemption terms, amortization or maturity and (3) subject to the immediately succeeding proviso, a Previously Absent Financial Maintenance Covenant); provided that, notwithstanding anything to the contrary herein, if any such terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments or the Refinancing Revolving Loans and Refinancing Revolving Commitments, as the case may be, contain a Previously Absent Financial Maintenance Covenant, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each other Loan or Commitment (provided, however, that if (I) the applicable Refinanced Debt includes a revolving tranche and a Refinancing Revolving Commitment is to be provided (whether or not the documentation therefor includes any other facilities) and (II) the applicable Previously Absent Financial Maintenance Covenant is a financial maintenance covenant solely for the benefit of Revolving Loans thereunder, the Previously Absent Financial Maintenance Covenant shall not be required to be included in this Agreement for the benefit of any term loans hereunder). In any event:

(i)             the Refinancing Term Loans:

(A)           as of the Refinancing Closing Date, shall not have a final scheduled maturity date earlier than the maturity date of the Refinanced Debt,

(B)            shall have a weighted average life to maturity not shorter than the remaining weighted average life to maturity of the Refinanced Debt on the date of incurrence of such Refinancing Loans (except by virtue of amortization or prepayment of the Refinanced Debt prior to the time of such incurrence),

(C)            shall have an applicable margin and, subject to clauses (e)(i)(A) and (e)(i)(B) above, amortization determined by the applicable Borrowers and the applicable Refinancing Term Lenders,

(D)            shall not be subject to any guarantee by any person other than an Obligor and shall not include any borrower other than the applicable Borrowers hereunder,

(E)            in the case of any Refinancing Term Loans secured on a pari passu basis with any then existing term loans hereunder, may provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any voluntary or mandatory prepayments of such term loans hereunder, as specified in the applicable Refinancing Amendment, and

(F)            (I) shall rank pari passu in right of payment with the Obligations under the then existing Loans, (II) shall either be (x) secured by the Collateral (and shall not be secured by any assets of the Borrowers or any Restricted Subsidiary not constituting Collateral) and shall rank pari passu or junior in right of security with the Obligations or (y) unsecured and (III) to the extent so secured, shall count against the applicable Borrowing Base as provided herein; and

(ii)            the Refinancing Revolving Commitments and Refinancing Revolving Loans:

(A)           (I) shall rank pari passu in right of payment with the Obligations and (II) shall either be (x) secured by the Collateral (and shall not be secured by any assets of any Borrower or any Guarantor not constituting Collateral) and shall rank pari passu or junior in right of security with the Obligations or (y) unsecured,

(B)           shall not have a final scheduled maturity date earlier than, or mandatory scheduled commitment reductions prior to, the maturity date with respect to the Refinanced Debt,

(C)            shall provide that the borrowing and repayment (except for (I) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings), (II) repayments required upon the maturity date of the Refinancing Revolving Commitments and repayments to cure Out-of-Formula Conditions, (III) repayments made in connection with a permanent repayment and termination of commitments (in accordance with clause (E) below), (IV) repayments from the proceeds of Collateral if the Refinancing Revolving Loans are unsecured or are secured by the Collateral on a basis junior in right or priority with other Obligations, and (V) repayments in respect of any Refinancing Revolving Loans in respect of ANZ Revolving Credit Commitments) of Loans with respect to Refinancing Revolving Commitments after the associated Refinancing Closing Date shall be made on a pro rata basis with all other applicable Revolving Credit Commitments,

(D)           to the extent dealing with Letters of Credit or Swingline Loans which mature or expire after the Maturity Date (either pursuant to Section 2.6(b) or Section 2.7(g)) when there exists Refinancing Revolving Commitments with a later maturity date, all Letters of Credit and Swingline Loans (other than French Swingline Loans and ROW Swingline Loans) shall be participated on a pro rata basis by all applicable Lenders with relevant Revolving Credit Commitments in accordance with their applicable Pro Rata Share existing on the Refinancing Closing Date,

(E)            in the case of any Refinancing Revolving Commitments secured on a pari passu basis with the Revolving Credit Commitments, shall provide that the permanent repayment of Revolving Loans with respect to, and termination or reduction of, Refinancing Revolving Commitments after the associated Refinancing Closing Date shall be made on a pro rata basis, or on a less than (but not greater than, except that (I) Refinancing Revolving Commitments may participate on a greater than pro rata basis in any permanent prepayments and termination with other Revolving Credit Commitments, other than the Revolving Credit Commitments in effect on the Closing Date or that have otherwise agreed to such pro rata treatment, and (II) Refinancing Revolving Commitments in respect of ANZ Revolving Credit Commitments may be permanently prepaid or terminated on a greater than pro rata basis than other Revolving Credit Commitments) pro rata basis, with all other Revolving Credit Commitments, except that the applicable Borrowers shall be permitted to permanently repay and terminate Commitments in respect of any such class of Revolving Loans on a greater than pro rata basis as compared to any other class of Revolving Loans with a later maturity date than such class or in connection with any refinancing thereof permitted by this Agreement,

(F)            shall provide that assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Loans existing on the Refinancing Closing Date,

(G)           shall provide that any Refinancing Revolving Commitments may constitute a separate class or classes, as the case may be, of Commitments from the classes constituting the applicable Revolving Credit Commitments prior to the Refinancing Closing Date; provided at no time shall there be Revolving Credit Commitments hereunder (including Refinancing Revolving Commitments and any original Revolving Credit Commitments) which have more than two different maturity dates unless otherwise agreed to by the Agent,

(H)           shall have an Applicable Margin determined by the applicable Borrowers and the applicable Refinancing Revolving Lenders, and

(I)            shall not be subject to any guarantee by any person other than an Obligor and shall not include any borrower other than a Borrower hereunder.

(f)            Commitments in respect of Refinancing Term Loans and Refinancing Revolving Commitments shall become additional Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the applicable Borrowers, each Refinancing Lender providing such Commitments and the Agent. The Refinancing Amendment may, without the consent of any other Obligor, agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the applicable Borrowers, to effect the provisions of this Section 2.7, including, if applicable, amendments as deemed necessary by the Agent in its reasonable judgment to effect (i) any lien subordination and associated rights of the applicable Lenders to the extent any Refinancing Loans are to rank junior in right of security and (ii) that any Previously Absent Financial Maintenance Covenant does not benefit any term loan hereunder. The applicable Borrowers will use the proceeds, if any, of the Refinancing Term Loans and Refinancing Revolving Commitments in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, substantially concurrently, the applicable Refinanced Debt. In the event any Refinancing Revolving Commitments extend beyond the Maturity Date, any applicable Refinancing Amendment may provide that the maturity date for Swingline Loans and/or Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued so long as the U.S. Swingline Lender, the ROW Swingline Lender, the Canadian Swingline Lender, the French Swingline Lender, the ANZ Swingline Lender and/or the applicable Letter of Credit Issuer, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(g)           Upon any Refinancing Closing Date on which Refinancing Revolving Commitments are effected through the establishment of a new class of revolving commitments pursuant to this Section 2.7, (i) if, on such date, there are any applicable Revolving Loans outstanding, such Revolving Loans shall be prepaid from the proceeds of new Refinancing Revolving Loans under such new class of Refinancing Revolving Commitments in such amounts as shall be necessary in order that, after giving effect to such Loans and all such related prepayments, all applicable Revolving Loans will be held by all applicable Lenders under the applicable Revolving Credit Commitments (including Lenders providing such Refinancing Revolving Commitments) ratably in accordance with their applicable Revolving Credit Commitments (after giving effect to the establishment of such Refinancing Revolving Commitments), (ii) in the case of a Revolving Credit Commitment, there shall be an automatic adjustment to the participations hereunder in applicable Letters of Credit and applicable Swingline Loans held by each applicable Lender under the applicable Revolving Credit Commitments so that each such Lender shares ratably in such participations in accordance with their applicable Revolving Credit Commitments (after giving effect to the establishment of such Refinancing Revolving Commitments), (iii) each Refinancing Revolving Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (iv) each Refinancing Revolving Lender shall become a Lender with respect to the Refinancing Revolving Commitments and all matters relating thereto.

2.8           [Intentionally Omitted].

2.9           Reserves. Other than with respect to Pari Passu Debt Reserves and Waterfall Priority Hedge Agreement Reserves (which shall be established and changed as set forth in the respective definitions thereof and not in accordance with this Section 2.9 (including any requirement that they be established or changed in the exercise of the Agent’s Reasonable Credit Judgment)), the Agent may establish Reserves or change any of the Reserves, in the exercise of its Reasonable Credit Judgment. Notwithstanding the foregoing, Reserves (other than Pari Passu Debt Reserves and Waterfall Priority Hedge Agreement Reserves) shall not be established or changed after the Closing Date except upon not less than five Business Days’ notice to the Borrowers. The Agent will be available during such period to discuss any such proposed Reserve or change with the Borrowers and, without limiting the right of the Agent to establish or change such Reserves in the Agent’s Reasonable Credit Judgment, the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Agent in the exercise of its Reasonable Credit Judgment. The amount of any Reserve established by the Agent pursuant to this Section 2.9 shall have a reasonable relationship as determined by the Agent in its Reasonable Credit Judgment to the event, condition or other matter that is the basis for the Reserve. Notwithstanding anything herein to the contrary, a Reserve shall not be established pursuant to this Section 2.9 to the extent that such Reserve would be duplicative of any eligibility criteria contained in the definitions of “Eligible Merchandise and Consumables Inventory” or “Eligible Rental Equipment”, and vice versa, or reserves or criteria deducted in computing the Value of Eligible Merchandise and Consumables Inventory or Eligible Rental Equipment or the Net Orderly Liquidation Value of Eligible Merchandise and Consumables Inventory or Eligible Rental Equipment, and vice versa. The establishment of any Reserve with respect to any obligation, charge, liability, debt or otherwise shall in no event grant any rights or be deemed to have granted any rights in such reserved amount to the holder of such obligation, charge, liability or debt or any other Person (except as explicitly set forth hereunder), but shall solely be viewed as amounts reserved to protect the interests of the Secured Parties hereunder and under the other Loan Documents.

2.10         Canadian Revolving Loans and ROW Revolving Loans; Intra-Lender Issues.

(a)            Canadian and ROW Revolving Participations. Notwithstanding anything to the contrary contained herein, all Canadian Revolving Loans and ROW Revolving Loans shall be made solely by the Pro Rata Revolving Credit Lenders (other than, in the case of Canadian Revolving Loans, the Participating Canadian Lenders and, in the case of ROW Revolving Loans, the Participating ROW Lenders), in accordance with their Pro Rata Shares of the aggregate Pro Rata Revolving Credit Commitments. For the avoidance of doubt, each Pro Rata Revolving Credit Lender (other than, in the case of Canadian Revolving Loans, the Participating Canadian Lenders and, in the case of ROW Revolving Loans, the Participating ROW Lenders) shall be required to fund its Pro Rata Share of all Canadian Revolving Loans and ROW Revolving Loans in the applicable currency. Each Pro Rata Revolving Credit Lender that is a Participating Canadian Lender or a Participating ROW Lender, as the case may be, shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from Bank of America, and Bank of America shall sell and be deemed to sell to each such Participating Canadian Lender or Participating ROW Lender, as applicable, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a “Foreign Borrowing Participation”) in each Canadian Revolving Loan or ROW Revolving Loan, as applicable, funded by Bank of America in an amount equal to such Participating Canadian Lender’s or Participating ROW Lender’s Pro Rata Share of the Borrowing that includes such Canadian Revolving Loan or ROW Revolving Loan. Such purchase and sale of a Foreign Borrowing Participation shall be deemed to occur automatically upon the making of the applicable Canadian Revolving Loan or ROW Revolving Loan by Bank of America, without any further notice to any Participating Canadian Lender or Participating ROW Lender. The purchase price payable by each Participating Canadian Lender or Participating ROW Lender, as the case may be, to Bank of America for each Foreign Borrowing Participation purchased by it from Bank of America shall be equal to 100% of the principal amount of such Foreign Borrowing Participation (i.e., the product of (i) the amount of the Borrowing that includes the relevant Canadian Revolving Loan or ROW Revolving Loan and (ii) such Participating Canadian Lender’s or Participating ROW Lender’s Pro Rata Share thereof), and such purchase price shall be payable by each Participating Canadian Lender or Participating ROW Lender, as the case may be, to Bank of America in accordance with the settlement procedure set forth in Section 2.10(b) below. Bank of America and the Agent shall record on their books the amount of the Canadian Revolving Loans and ROW Revolving Loans made by Bank of America that are subject to the provisions of this Section 2.10 and each Participating Canadian Lender’s or Participating ROW Lender’s Foreign Borrowing Participation and Funded Foreign Borrowing Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Canadian Lender and each Participating ROW Lender pursuant to this Section 2.10.

(b)            Settlement Procedures for Foreign Borrowing Participations. Each Participating Canadian Lender’s or Participating ROW Lenders’ Foreign Borrowing Participation in the Canadian Revolving Loans or ROW Revolving Loans (other than Agent Advances) shall be in an amount equal to its Pro Rata Share of all such Canadian Revolving Loans or ROW Revolving Loans, respectively. However, in order to facilitate the administration of the Canadian Revolving Loans and ROW Revolving Loans made by Bank of America that are subject to this Section 2.10 and the related Foreign Borrowing Participations, settlement among Bank of America and the Participating Canadian Lenders or the Participating ROW Lenders, as the case may be, with regard to their respective Foreign Borrowing Participations shall take place in accordance with the following provisions:

(i)            Bank of America and the Participating Canadian Lenders or Participating ROW Lenders, as applicable, shall settle (a “Foreign Borrowing Participation Settlement”) by payments in respect of any Foreign Borrowing Participations as follows: so long as any Canadian Revolving Loans or ROW Revolving Loans are outstanding, the related Foreign Borrowing Participation Settlements shall be effected through the Agent on such Business Days as the Agent shall specify by a notice by facsimile, telephone or similar form of notice to each Participating Canadian Lender or Participating ROW Lender, as applicable, requesting such Foreign Borrowing Participation Settlement (each such date on which a Foreign Borrowing Participation Settlement in respect of any Foreign Borrowing Participations occurs being a “Foreign Borrowing Participation Settlement Date” in respect thereof), such notice to be delivered no later than 2:00 p.m., New York City time, at least one Business Day prior to the requested Foreign Borrowing Participation Settlement Date; provided that the Agent shall have the option but not the obligation to specify a Foreign Borrowing Participation Settlement Date and, in any event, shall not specify a Foreign Borrowing Participation Settlement Date prior to the occurrence of an Event of Default; provided, further that if (A) such Event of Default is waived in writing in accordance with the terms hereof, (B) no Obligations have yet been declared due and payable under Section 10.2 and (C) the Agent has actual knowledge of such waiver, all prior to the Agent’s giving notice to the Participating Canadian Lenders or Participating ROW Lenders, as applicable, of the first Foreign Borrowing Participation Settlement Date applicable to such Persons under this Agreement, then the Agent shall not give notice to the Participating Canadian Lenders or Participating ROW Lenders, as the case may be, of a Foreign Borrowing Participation Settlement Date based upon such waived Event of Default. If on any Foreign Borrowing Participation Settlement Date in respect of any Foreign Borrowing Participations the total principal amount of the Canadian Revolving Loans or ROW Revolving Loans, as applicable, subject to this Section 2.10 that are made or deemed made by Bank of America during the period ending on (but excluding) such Foreign Borrowing Participation Settlement Date and commencing on (and including) the immediately preceding Foreign Borrowing Participation Settlement Date with respect to such Foreign Borrowing Participations (or the Closing Date in the case of the period ending on the first Foreign Borrowing Participation Settlement Date with respect to any Foreign Borrowing Participations) (each such period being a “Foreign Borrowing Participation Settlement Period”) is greater than the principal amount of such Canadian Revolving Loans or ROW Revolving Loans, as applicable, subject to this Section 2.10 that are repaid during such Foreign Borrowing Participation Settlement Period to Bank of America, each Participating Canadian Lender or Participating ROW Lender, as applicable, shall pay to Bank of America (through the Agent), no later than 2:00 p.m., New York City time, on such Foreign Borrowing Participation Settlement Date, an amount equal to such Participating Canadian Lender’s or Participating ROW Lender’s ratable share of the amount of such excess. If in any Foreign Borrowing Participation Settlement Period the outstanding principal amount of the Canadian Revolving Loans or ROW Revolving Loans, as applicable, subject to this Section 2.10 that are repaid to Bank of America in such period exceeds the total principal amount of the Canadian Revolving Loans or ROW Revolving Loans, as applicable, subject to this Section 2.10 that are made or deemed made by Bank of America during such period, Bank of America shall pay to each Participating Canadian Lender or Participating ROW Lender, as applicable (through the Agent), on such Foreign Borrowing Participation Settlement Date an amount equal to such Participating Canadian Lender’s or Participating ROW Lender’s, as applicable, ratable share of the amount of such excess. Foreign Borrowing Participation Settlements in respect of any Canadian Revolving Loans or ROW Revolving Loans shall be made in the applicable currency of such Loans (or, at the option of Bank of America, the Equivalent Amount in Dollars) on the applicable Foreign Borrowing Participation Settlement Date for such Canadian Revolving Loans or ROW Revolving Loans.

(ii)            If any Participating Canadian Lender or Participating ROW Lender, as the case may be, fails to pay to Bank of America on any applicable Foreign Borrowing Participation Settlement Date the full amount required to be paid by such Participating Canadian Lender or Participating ROW Lender to Bank of America on such Foreign Borrowing Participation Settlement Date in respect of such Participating Canadian Lender’s or Participating ROW Lender’s applicable Foreign Borrowing Participation (such Participating Canadian Lender’s or Participating ROW Lender’s “Foreign Borrowing Participation Settlement Amount”) with Bank of America, Bank of America shall be entitled to recover such unpaid amount from such Participating Canadian Lender or Participating ROW Lender, as applicable, together with interest thereon (in the same currency as the relevant Canadian Revolving Loans or ROW Revolving Loans) at the Base Rate with respect to ROW Revolving Loans denominated in Dollars, the Canadian Base Rate with respect to Canadian Revolving Loans denominated in Dollars, the Canadian Prime Rate with respect to Loans denominated in Canadian Dollars, the SONIA Rate with respect to Loans denominated in Sterling and the Foreign Base Rate with respect to Loans denominated in any Alternative Currency (other than Sterling). Without limiting Bank of America’s rights to recover from any Participating Canadian Lender or Participating ROW Lender any unpaid Foreign Borrowing Participation Settlement Amount payable by such Participating Canadian Lender or Participating ROW Lender to Bank of America, the Agent shall also be entitled to withhold from amounts otherwise payable to such Participating Canadian Lender or Participating ROW Lender an amount equal to such Participating Canadian Lender’s or Participating ROW Lender’s unpaid Foreign Borrowing Participation Settlement Amount owing to Bank of America and apply such withheld amount to the payment of any unpaid Foreign Borrowing Participation Settlement Amount owing by such Participating Canadian Lender or Participating ROW Lender to Bank of America.

(iii)            If Bank of America is required to make any payment with respect to any Letter of Credit issued for the account of any Canadian Borrower or any ROW Borrower (or its participation therein) to (A) the Agent or (B) Bank of America in its capacity as a Letter of Credit Issuer pursuant to Section 13.16(d), in each case other than as a Canadian Revolving Loan or ROW Revolving Loan, each Participating Canadian Lender or Participating ROW Lender, as applicable, shall, upon request of Bank of America, pay to Bank of America an amount equal to such Participating Canadian Lender’s or Participating ROW Lender’s ratable share of such payment.

(iv)            Following the first Foreign Borrowing Participation Settlement Date in respect of any Foreign Borrowing Participation, the Agent shall effect a Foreign Borrowing Participation Settlement in respect of such Foreign Borrowing Participation on each subsequent Foreign Borrowing Participation Settlement Date therefor or within one Business Day thereafter.

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(c)            Obligations Irrevocable. The obligations of each Participating Canadian Lender or Participating ROW Lender, as the case may be, to purchase from Bank of America a participation in each Canadian Revolving Loan or ROW Revolving Loan, as applicable, subject to this Section 2.10 made by Bank of America and to make payments to Bank of America with respect to such participation and to make payments to Bank of America with respect to Letters of Credit issued for the account of any Canadian Borrower or any ROW Borrower, in each case as provided herein, shall be irrevocable and not subject to any qualification or exception whatsoever, including any of the following circumstances:

(i)            any lack of validity or enforceability of this Agreement or any of the other Loan Documents or of any Revolving Loans, against any Borrower or any Guarantor;

(ii)           the existence of any claim, setoff, defense or other right which any Borrower or any Guarantor may have at any time in respect of any Canadian Revolving Loans, ROW Revolving Loans or Letters of Credit issued for the account of any Canadian Borrower or any ROW Borrower;

(iii)          any application or misapplication of any proceeds of any Canadian Revolving Loans or ROW Revolving Loans;

(iv)         the surrender or impairment of any security for any Canadian Revolving Loans or ROW Revolving Loans;

(v)          the occurrence of any Default or Event of Default;

(vi)         the commencement or pendency of any events specified in paragraph (e), (f), (g) or (h) of Section 10.1, in respect of Holdings or any Subsidiary thereof or any other Person; or

(vii)        the failure to satisfy the applicable conditions precedent set forth in Article IX or the occurrence of any of the circumstances set forth in Section 13.16(b)(iv).

(d)            Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Borrower or any other Obligor received by the Agent with respect to any Canadian Revolving Loan or ROW Revolving Loan subject to this Section 2.10 made by Bank of America is thereafter set aside, avoided or recovered from the Agent in connection with any proceeding or other event of the type described in paragraph (e), (f), (g) or (h) of Section 10.1, in respect of Holdings or any Subsidiary thereof or any other Person, or due to any mistake of law or fact, each Participating Canadian Lender or Participating ROW Lender, as applicable, shall, upon demand by the Agent, pay to Bank of America (through the Agent) such Participating Canadian Lender’s or Participating ROW Lender’s Pro Rata Share of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by Bank of America or the Agent upon the amount required to be repaid by it.

(e)            Indemnification by Lenders. Each Participating Canadian Lender or Participating ROW Lender, as applicable, agrees to indemnify Bank of America (to the extent not reimbursed by the Obligors and without limiting the obligations of the Obligors hereunder or under any other Loan Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Bank of America in any way relating to or arising out of any Canadian Revolving Loans or ROW Revolving Loans, respectively, or any participations by Bank of America in any Letters of Credit issued for the account of any Canadian Borrower or any ROW Borrower, respectively, or any action taken or omitted by Bank of America in connection therewith; provided that no Participating Canadian Lender or Participating ROW Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of Bank of America. Without limiting the foregoing, each Participating Canadian Lender or Participating ROW Lender, as applicable, agrees to reimburse Bank of America promptly upon demand for such Participating Canadian Lender’s or Participating ROW Lender’s ratable share of any costs or expenses payable by the Borrowers to Bank of America in respect of the Canadian Revolving Loans or the ROW Revolving Loans subject to this Section 2.10 to the extent that Bank of America is not promptly reimbursed for such costs and expenses by the Borrowers in accordance with the requirements of this Agreement. The agreements contained in this Section 2.10(e) shall survive payment in full of all Canadian Revolving Loans and ROW Revolving Loans.

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(f)            Participation Fee. In consideration for each Participating Canadian Lender’s or Participating ROW Lender’s, as the case may be, participation in the relevant Canadian Revolving Loans or ROW Revolving Loans subject to this Section 2.10 made by Bank of America, Bank of America agrees to pay to the Agent for the account of each Participating Canadian Lender or Participating ROW Lender, as applicable, as and when Bank of America receives payment of interest on its related Canadian Revolving Loans or ROW Revolving Loans subject to this Section 2.10, a fee (the “Foreign Borrowing Participation Fee”) at a rate per annum equal to the Applicable Margin on such Canadian Revolving Loans or ROW Revolving Loans, as applicable, minus, with respect to each Participating Canadian Lender or Participating ROW Lender, 0.75% on the Unfunded Foreign Borrowing Participation of such Participating Canadian Lender or Participating ROW Lender in such Canadian Revolving Loans or ROW Revolving Loans of Bank of America. The Foreign Borrowing Participation Fee in respect of any Unfunded Foreign Borrowing Participation in any such Canadian Revolving Loan or ROW Revolving Loan shall be payable to the Agent in Dollars when interest on such Loan is received by Bank of America. If Bank of America does not receive payment in full of such interest on any such Canadian Revolving Loan or ROW Revolving Loan, the Foreign Borrowing Participation Fee in respect of the Unfunded Foreign Borrowing Participation in such Canadian Revolving Loan or ROW Revolving Loan shall be reduced proportionately. Any amounts payable under this Section 2.10(f) by the Agent to the Participating Canadian Lenders or the Participating ROW Lender shall be paid in Dollars.

(g)            Cessation of Participating Canadian Lender. Notwithstanding anything to the contrary in this Agreement or Schedule 2.10A hereto, (i) on the date that is 30 days after the Agreement Date, or such later date as Bank of America may determine in its sole discretion (such date, the “Cessation Date”), (A) Sumitomo Mitsui Banking Corporation (“SMBC”) (or an Affiliate thereof, to the extent such Affiliate is identified to Bank of America in writing prior to the Cessation Date), shall irrevocably and unconditionally purchase and assume and shall be deemed to irrevocably and unconditionally purchase and assume from Bank of America, and Bank of America shall sell and assign and shall be deemed to sell and assign to SMBC (or such Affiliate), Canadian Revolving Loans in the applicable currencies and made to the applicable Borrowers in an aggregate principal amount equal to the Foreign Borrowing Participations held by SMBC on the Cessation Date immediately prior to giving effect to this paragraph (g), (B) the purchase price payable by SMBC (or such Affiliate) to Bank of America for the purchase and assumption contemplated by clause (i)(A) above shall be equal to 100% of the aggregate principal amount of the Canadian Revolving Loans so purchased and assumed and (C) any and all other payments required to be made by Bank of America to SMBC, as a Participating Canadian Lender, or by SMBC, as a Participating Canadian Lender, to Bank of America, in each case pursuant to the foregoing provisions of this Section 2.10 (for purposes of this clause (i)(C), with the Cessation Date being deemed to be the “Foreign Borrowing Participation Settlement Date” in respect of the Foreign Borrowing Participations held by SMBC on the Cessation Date immediately prior to giving effect to this paragraph (g)), shall be paid by such Person and (ii) on and after the Cessation Date, SMBC shall cease to be a Participating Canadian Lender for all purposes of this Section 2.10 and its Foreign Borrowing Participations shall be deemed canceled and shall cease to exist. Each party hereto hereby agrees that (x) no consents or notices otherwise required under Section 12.2(a) shall be required for the transactions contemplated by this paragraph (g) and (y) all other conditions or requirements set forth in Section 12.2 for the effectiveness of the transactions contemplated by this paragraph (g) shall be waived.

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2.11            ESG Amendment.

(a)            After the Closing Date, the Company, in consultation with the Sustainability Structuring Agent, shall be entitled to establish specified Key Performance Indicators (“KPIs”) with respect to certain Environmental, Social and Governance (“ESG”) targets of the Borrowers and their respective Subsidiaries to be mutually agreed between the Company and the Sustainability Structuring Agent. The Company, the Sustainability Structuring Agent and the Required Lenders may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement. Upon effectiveness of any such ESG Amendment, based on the Borrowers’ performance against the KPIs, certain adjustments to the Unused Line Fee and Applicable Margin may be made; provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in an increase or decrease of more than (a) 1.00 basis point in the aggregate in the Unused Line Fee and/or (b) 5.00 basis points in the aggregate in the Applicable Margin, and such adjustments shall not be cumulative. The pricing adjustments and the ESG Amendment will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles (as published from time to time by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) or with precedent Sustainability Linked Loans (as described in the Sustainability Linked Loan Principles) in the syndicated loan market at the time of the ESG Amendment, and shall identify a sustainability assurance provider (the “Sustainability Assurance Provider”), which shall be a qualified external reviewer, independent of Holdings and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing, and is to be agreed between the Company and the Sustainability Structuring Agent (each acting reasonably). Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions which does not have the effect of reducing the Unused Line Fee or Applicable Margin to a level not otherwise permitted by this paragraph shall be subject only to the consent of the Required Lenders.

2.12            Sustainability Structuring Agent.

(a)            The Sustainability Structuring Agent will (i) assist the Company in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Company in preparing informational materials focused on KPIs to be used in connection with the ESG Amendment, in each case, based upon the information provided by the Company with respect to the applicable KPIs selected in accordance with Section 2.11. Each party hereto agrees that neither the Agent nor the Sustainability Structuring Agent (x) makes any assurances with regard to environmental or social impact and sustainability performance or that the characteristics of the relevant KPI metrics (including any environmental, social and sustainability criteria or any computation methodology) meet any industry standards for sustainability-linked credit facilities, (y) shall have any duty to ascertain, inquire into or otherwise independently verify any such information (or any liability in respect thereof), or (z) shall have any responsibility for (or be liable for) the completeness or accuracy of any such information. The Sustainability Structuring Agent shall have the benefit of the provisions in Sections 13.1, 13.2, 13.3, 13.4, 13.5, 13.6, 13.7, 13.8, 13.9, 14.5, 14.7, 14.10 and 14.11 in each case to the same effect as the Agent thereunder, mutatis mutandis.

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ARTICLE III

INTEREST AND FEES

3.1            Interest.

(a)            Interest Rates. All outstanding Loans to the U.S. Borrowers shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate, Term SOFR or Daily SOFR, as applicable, plus the Applicable Margin, but not to exceed the Maximum Rate. All outstanding Loans to the ROW Borrowers shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to EURIBOR (in the case of Loans denominated in Euros), Daily Simple SONIA (in the case of Loans denominated in Sterling), or the Base Rate, Term SOFR or Daily SOFR (in each case, in the case of Loans denominated in Dollars), or, in the case of ROW Swingline Loans, the Foreign Base Rate, as applicable, plus the Applicable Margin, but not to exceed the Maximum Rate. All outstanding Loans to the Canadian Borrowers shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Canadian Prime Rate or the BA Rate (in each case, in the case of Loans denominated in Canadian Dollars) or Term SOFR, Daily SOFR or the Canadian Base Rate (in each case, in the case of Loans denominated in Dollars), as applicable, plus the Applicable Margin, but not to exceed the Maximum Rate. All outstanding French Swingline Loans to the French Borrowers shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Foreign Base Rate (in the case of French Swingline Loans denominated in Dollars or Euros), Term SOFR (in the case of French Swingline Loans denominated in Dollars that are Term SOFR Loans), EURIBOR (in the case of French Swingline Loans denominated in Euros that are EURIBOR Loans) or Daily Simple SONIA (in the case of French Swingline Loans denominated in Sterling), as applicable, plus the Applicable Margin, but not to exceed the Maximum Rate. All outstanding Loans to the ANZ Borrowers shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the applicable Bank Bill Rate (in the case of Loans denominated in Australian Dollars or New Zealand Dollars), Term SOFR (in the case of Loans denominated in Dollars) or, in the case of ANZ Swingline Loans, the Base Rate or the Foreign Base Rate, as applicable, plus the Applicable Margin, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the applicable Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall be treated as Base Rate Loans in the case of U.S. Revolving Loans, ROW Revolving Loans denominated in Dollars, Canadian Revolving Loans denominated in Dollars or French Swingline Loans, as EURIBOR Loans with an Interest Period of one month in the case of ROW Revolving Loans denominated in an Euros, Term SOFR Loans with an Interest Period of one month in the case of ANZ Revolving Loans denominated in Dollars, as Canadian Prime Rate Loans in the case of Canadian Revolving Loans denominated in Canadian Dollars, as SONIA Rate Loans in the case of ROW Revolving Loans denominated in Sterling and as Bank Bill Rate Loans with an interest period of one month in the case of ANZ Revolving Loans denominated in Australian Dollars or New Zealand Dollars, until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

(i)            For all Base Rate Loans, at a fluctuating per annum rate equal to the Base Rate, the Foreign Base Rate or the Canadian Base Rate, as applicable, plus the Applicable Margin;

(ii)           For all Canadian Prime Rate Loans, at a fluctuating per annum rate equal to the Canadian Prime Rate plus the Applicable Margin;

(iii)          For all Term SOFR Loans, at a per annum rate equal to Term SOFR plus the Applicable Margin;

(iv)          For all Daily SOFR Loans, at a fluctuating per annum rate equal to Daily SOFR plus the Applicable Margin;

(v)           For all BA Equivalent Loans, at a per annum rate equal to the BA Rate plus the Applicable Margin;

(vi)          For all EURIBOR Loans, at a per annum rate equal to EURIBOR plus the Applicable Margin;

(vii)         For all SONIA Rate Loans, at a fluctuating per annum rate equal to Daily Simple SONIA plus the Applicable Margin;

(viii)        For all Bank Bill Rate Loans, at a per annum rate equal to the Bank Bill Rate plus the Applicable Margin; and

(ix)          For all Obligations other than Loans, at the rate set forth therefor (if any) in the applicable agreements (if any) pursuant to which such Obligations were incurred.

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Each change in the Base Rate shall be reflected in the interest rate applicable to relevant Base Rate Loans denominated in Dollars as of the effective date of such change, each change in the Foreign Base Rate shall be reflected in the interest rate applicable to relevant Base Rate Loans denominated in Dollars or any Alternative Currency as of the effective date of such change, each change in the Canadian Base Rate shall be reflected in the interest rate applicable to Canadian Base Rate Loans as of the effective date of such change, each change in the Canadian Prime Rate shall be reflected in the interest rate applicable to Canadian Prime Rate Loans as of the effective date of such change, each change in Daily SOFR shall be reflected in the interest rate applicable to Daily SOFR Loans as of the effective date of such change and each change in Daily Simple SONIA shall be reflected in the interest rate applicable to SONIA Rate Loans as of the effective date of such change. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate”, for Base Rate Loans when the Canadian Base Rate is determined by the Canadian Bank’s base rate for commercial loans made in Dollars, for Canadian Prime Rate Loans when the Canadian Prime Rate is determined by the Canadian Bank’s “prime” rate for loans made in Canadian Dollars, for BA Equivalent Loans and for Loans denominated in Sterling, Australian Dollars and New Zealand Dollars shall be made on the basis of a year of 365 or (other than for Canadian Base Rate Loans, Canadian Prime Rate Loans, BA Equivalent Loans and Loans denominated in Sterling) 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example). On the first Business Day of each calendar quarter hereafter and on the Termination Date, the applicable Borrower shall pay to the Agent, for the ratable benefit of the applicable Lenders (provided that all interest on applicable Swingline Loans shall be for the benefit of the applicable Bank and all interest on Agent Advances shall be for the benefit of the Agent), interest accrued to the first day of such calendar quarter (or accrued to the Termination Date in the case of a payment on the Termination Date) on all Base Rate Loans, Canadian Prime Rate Loans, Daily SOFR Loans and SONIA Rate Loans, in arrears. The applicable Borrowers shall pay to the Agent, for the ratable benefit of the applicable Lenders (provided that all interest on applicable French Swingline Loans shall be for the benefit of the French Swingline Lender), interest on all (x) Term SOFR Loans and EURIBOR Loans in arrears on each Interest Payment Date applicable thereto, (y) BA Equivalent Loans in arrears on each BA Equivalent Interest Payment Date and (z) Bank Bill Rate Loans in arrears on each Bank Bill Rate Interest Payment Date.

(b)            Default Rate. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (i) in the case of overdue principal, at the Default Rate, (ii) in the case of overdue interest, at the Default Rate that would be applicable with respect to the applicable principal on which such interest is due, provided that, in the case of any French Borrower, the Default Rate (if unpaid) arising on an overdue amount will be compounded with the overdue amount only if, within the meaning of Article 1343-2 of the French Code civil, such interest is due by such French Borrower for a period of at least one year, but will remain immediately due and payable, and (iii) in all other cases, at a rate per annum equal to the rate that would be applicable to a Base Rate Loan denominated in the applicable currency or, in the case of amounts denominated in Canadian Dollars, a Canadian Prime Rate Loan, as applicable, plus 2%.

(c)            Effective Global Rate (Taux effectif global) in relation to any French Borrower.

(i)            For the purposes of Articles L.314-1 to L.314-5 and R.314-1 et seq. of the French Code de la consommation, and Article L.313-4 of the French Code monétaire et financier, the French Borrowers and the French Swingline Lender acknowledge that, by virtue of certain characteristics of the French Swingline Loans granted to any French Borrower (and in particular the floating rate of interest applicable to the French Swingline Loans, the Borrowers’ right to select the duration of each Interest Period and the uncertainty as to the amount to be effectively drawn from time to time under the French Swingline Loans granted to the French Borrowers), the taux effectif global cannot be calculated on the date of this Agreement.

(ii)            However, each French Borrower acknowledges that it has received from the Agent, a letter containing an indicative calculation of the taux effectif global on the date of this Agreement, based on figured examples calculated on assumptions as to the taux de période and the durée de période set out in a letter and on the assumption that the interest rate and all other fees, costs or expenses payable under this Agreement by such French Borrower will be maintained at their original level throughout the term of this Agreement (a “TEG Letter”).

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(iii)            The French Borrowers and the Lenders acknowledge that any TEG Letters delivered in accordance with clause (c)(ii) above form part of this Agreement.

3.2            Continuation and Conversion Elections.

(a)            The Borrowers’ Agent may, on behalf of each applicable Borrower (provided that, as applicable, the Borrowing of Term SOFR Loans, the Borrowing of Daily SOFR Loans, the Borrowing of BA Equivalent Loans, the Borrowing of EURIBOR Loans or the Borrowing of Bank Bill Rate Loans is then permitted under Section 2.2(a)):

(i)            elect, as of any Business Day, to convert (A) any Base Rate Loans other than Agent Advances and Swingline Loans (or any part thereof in an amount equal to an integral multiple of the Borrowing Multiple, but not less than the Borrowing Minimum applicable to Term SOFR Loans or Daily SOFR Loans, as applicable) into Term SOFR Loans or Daily SOFR Loans, (B) any French Swingline Loans that are Base Rate Loans (or any part thereof in an amount equal to an integral multiple of the Borrowing Multiple, but not less than the Borrowing Minimum applicable to Term SOFR Loans or EURIBOR Loans, as applicable) into Term SOFR Loans (in the case of Loans denominated in Dollars) or EURIBOR Loans (in the case of Loans denominated in Euros), or (C) any ANZ Swingline Loans that are Base Rate Loans (or any part thereof in an amount equal to an integral multiple of the Borrowing Multiple, but not less than the Borrowing Minimum applicable to Bank Bill Rate Loans) into Bank Bill Rate Loans;

(ii)            elect, as of the last day of the applicable Interest Period, to continue any Term SOFR Loans, EURIBOR Loans or Bank Bill Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount equal to an integral multiple of the Borrowing Multiple, but not less than the Borrowing Minimum applicable to Term SOFR Loans, EURIBOR Loans or Bank Bill Rate Loans, as applicable);

(iii)            elect, as of any Business Day, to convert any Canadian Prime Rate Loans other than Canadian Swingline Loans and Agent Advances (or any part thereof in an amount equal to an integral multiple of the Borrowing Multiple, but not less than the Borrowing Minimum applicable to BA Equivalent Loans) into BA Equivalent Loans; or

(iv)            elect, as of the last day of the applicable BA Equivalent Interest Period, to continue any BA Equivalent Loans having BA Equivalent Interest Periods expiring on such day (or any part thereof in an amount equal to an integral multiple of the Borrowing Multiple, but not less than the Borrowing Minimum applicable to BA Equivalent Loans);

provided, that if at any time the aggregate amount of Term SOFR Loans, Daily SOFR Loans or BA Equivalent Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than the Borrowing Minimum applicable thereto, such Term SOFR Loans, Daily SOFR Loans or BA Equivalent Loans shall automatically convert into Base Rate Loans or Canadian Prime Rate Loans, as applicable; provided, further, that if the Notice of Continuation/Conversion (including any telephonic notice as contemplated below) shall fail to specify the duration of the Interest Period or BA Equivalent Interest Period, as applicable, such Interest Period or BA Equivalent Interest Period shall be one month; provided, further, that no Term SOFR Loan, BA Equivalent Loan or Bank Bill Rate Loan may be continued as such (other than a Bank Bill Rate Loan, which may be continued as a Bank Bill Rate Loan in the same currency with an Interest Period of one month), and no EURIBOR Loans may be continued for an Interest Period other than an Interest Period of one month, when any Default or Event of Default has occurred and is continuing and the Agent has or the Required Lenders have given notice to the Borrowers’ Agent that no such continuations may be made.

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(b)            The Borrowers’ Agent shall deliver a notice of continuation/conversion substantially in the form of Exhibit C (each, a “Notice of Continuation/Conversion”) to the Agent not later than, (v) in the case of U.S. Revolving Loans and ROW Revolving Loans (other than Daily SOFR Loans made to a U.S. Borrower), 1:00 p.m., New York City time, at least two Business Days in advance of the Continuation/Conversion Date, (w) in the case of Daily SOFR Loans made to a U.S. Borrower, 1:00 p.m., New York City time, at least one Business Day in advance of the Continuation/Conversion Date, (x) in the case of French Swingline Loans, 11:00 a.m., London time, at least two Business Days in advance of the Continuation/Conversion Date, (y) in the case of Bank Bill Rate Loans, 12:00 noon, New York City time, at least three Business Days in advance of the Continuation/Conversion Date and (z) in other cases, 12:00 noon, New York City time, at least two Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as Term SOFR Loans, Daily SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans and specifying:

(i)            the proposed Continuation/Conversion Date;

(ii)           the aggregate principal amount of Loans to be converted or continued;

(iii)          the Type of Loans resulting from the proposed conversion or continuation; and

(iv)          in the case of Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans, the duration of the requested Interest Period or BA Equivalent Interest Period, provided, however, the Borrowers may not select an Interest Period or BA Equivalent Interest Period that ends after the Maturity Date.

In lieu of delivering a Notice of Continuation/Conversion, the Borrowers’ Agent may give the Agent telephonic notice of such request on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice with respect to such continuation or conversion, regardless of whether any written confirmation is received.

(c)            If upon the expiration of any Interest Period applicable to any Term SOFR Loans, EURIBOR Loans or Bank Bill Rate Loans or any BA Equivalent Interest Period applicable to any BA Equivalent Loans, the applicable Borrowers have failed to timely deliver a Notice of Continuation/Conversion (or, in lieu thereof, telephonic notice as contemplated above) in respect of such Term SOFR Loans, EURIBOR Loans, BA Equivalent Loans or Bank Bill Rate Loans, the Borrowers shall be deemed to have elected to convert such Term SOFR Loans into Base Rate Loans in the case of U.S. Revolving Loans, ROW Revolving Loans denominated in Dollars, Canadian Revolving Loans denominated in Dollars or French Swingline Loans denominated in Dollars, to continue such Term SOFR Loans as Term SOFR Loans with an Interest Period of one month in the case of ANZ Revolving Loans denominated in Dollars, to continue such EURIBOR Loans as EURIBOR Loans with an Interest Period of one month in the case of ROW Revolving Loans denominated in Euros or French Swingline Loans denominated in Euros, to convert such BA Equivalent Loans into Canadian Prime Rate Loans and to continue such Bank Bill Rate Loans as Bank Bill Rate Loans in the same currency with an Interest Period of one month in the case of ANZ Revolving Loans denominated in an Alternative Currency, in each case, effective as of the expiration date of such Interest Period or BA Equivalent Interest Period. If any Default or Event of Default exists, at the election of the Agent or the Required Lenders, unless repaid, all Term SOFR Loans shall be converted into Base Rate Loans as of the expiration date of each applicable Interest Period and all Daily SOFR Loans shall be converted into Base Rate Loans, in each case, in the case of U.S. Revolving Loans, ROW Revolving Loans denominated in Dollars, Canadian Revolving Loans denominated in Dollars or French Swingline Loans denominated in Dollars, all Term SOFR Loans shall be continued as Term SOFR Loans with an Interest Period of one month in the case of ANZ Revolving Loans denominated in Dollars, all EURIBOR Loans shall be continued as EURIBOR Loans with an Interest Period of one month as of the expiration date of each applicable Interest Period, all Bank Bill Rate Loans denominated in an Alternative Currency shall be continued as Bank Bill Rate Loans in the same currency with an Interest Period of one month and all BA Equivalent Loans shall be converted into Canadian Prime Rate Loans as of the expiration date of each applicable BA Equivalent Interest Period.

(d)            The Agent will promptly notify each applicable Lender (or, in the case of French Swingline Loans, the French Swingline Lender) of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans, with respect to which the notice was given, held by each applicable Lender.

(e)            The total number of Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans and Bank Bill Rate Loans in effect hereunder at any time shall not exceed 25.

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3.3            Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable under applicable law with respect to loans of the Type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the applicable Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

3.4            Closing Fees. The U.S. Borrowers agree to pay the Agent and each of the Arrangers on the Closing Date all fees due and payable on such date as set forth in the applicable Fee Letters.

3.5            Unused Line Fee. On the first Business Day of each calendar quarter and on the Termination Date, (a) the U.S. Borrowers agree to pay to the Agent, for the account of the Pro Rata Revolving Credit Lenders, an unused line fee (the “Pro Rata Unused Line Fee”) equal to 0.20% per annum times the amount by which the average daily Maximum Pro Rata Revolver Amount exceeded the sum of the Equivalent Amount in Dollars of the average daily outstanding amount of Pro Rata Revolving Loans (other than Swingline Loans) and the Equivalent Amount in Dollars of the average daily maximum amount available to be drawn under outstanding Letters of Credit during the immediately preceding calendar quarter or shorter period if calculated for the first calendar quarter ending after the Agreement Date or on the Termination Date and (b) the ANZ Borrowers agree to pay to the Agent, for the account of the ANZ Revolving Credit Lenders, an unused line fee (the “ANZ Unused Line Fee” and, together with the Pro Rata Unused Line Fee, the “Unused Line Fee”) equal to 0.20% per annum times the amount by which the average daily Maximum ANZ Revolver Amount exceeded the sum of the Equivalent Amount in Dollars of the average daily outstanding amount of ANZ Revolving Loans (other than Swingline Loans) during the immediately preceding calendar quarter or shorter period if calculated for the first calendar quarter ending after the Agreement Date or on the Termination Date. All principal payments received by the Agent shall be deemed to be credited immediately upon receipt for purposes of calculating the Pro Rata Unused Line Fee or the ANZ Unused Line Fee, as applicable, pursuant to this Section 3.5. Upon receipt thereof, the Agent shall distribute (x) the Pro Rata Unused Line Fee to the Pro Rata Revolving Credit Lenders ratably based on their Pro Rata Shares of the Pro Rata Revolving Credit Commitments and (y) the ANZ Unused Line Fee to the ANZ Revolving Credit Lenders ratably based on their Pro Rata Shares of the ANZ Revolving Credit Commitments.

3.6            Letter of Credit Fees. The U.S. Borrowers agree to pay (a) to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to, on a per annum basis, the Applicable Margin for Term SOFR Loans, (b) to the Agent, for the benefit of the applicable Letter of Credit Issuer, a fronting fee of 0.125% per annum of the maximum amount available to be drawn under each Letter of Credit issued by such Letter of Credit Issuer, and (c) to the applicable Letter of Credit Issuer, all normal and customary out-of-pocket costs, fees and expenses incurred by such Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee and fronting fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter following any calendar quarter in which a Letter of Credit is outstanding and on the Termination Date.

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ARTICLE IV

PAYMENTS AND PREPAYMENTS

4.1            Payments and Prepayments.

(a)            Each U.S. Borrower shall repay the outstanding principal balance of the U.S. Revolving Loans made to such U.S. Borrower, plus all accrued but unpaid interest thereon, on the Termination Date. Each ROW Borrower shall repay the outstanding principal balance of the ROW Revolving Loans made to such ROW Borrower, plus all accrued but unpaid interest thereon, on the Termination Date. Each Canadian Borrower shall repay the outstanding principal balance of the Canadian Revolving Loans made to such Canadian Borrower, plus all accrued but unpaid interest thereon, on the Termination Date. Each French Borrower shall repay the outstanding principal balance of the French Swingline Loans made to such French Borrower, plus all accrued but unpaid interest thereon, on the Termination Date. Each ANZ Borrower shall repay the outstanding principal balance of the ANZ Revolving Loans made to such ANZ Borrower, plus all accrued but unpaid interest thereon, on the Termination Date.

(b)            The Borrowers may, upon notice to the Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Agent not later than 11:00 a.m., New York City time, (w) four Business Days prior to any date of prepayment of SONIA Rate Loans, (x) three Business Days prior to any date of prepayment of Bank Bill Rate Loans, (y) two Business Days prior to any date of prepayment of Term SOFR Loans, BA Equivalent Loans and EURIBOR Loans and (z) on the date of prepayment of Base Rate Loans, Daily SOFR Loans, and Canadian Prime Rate Loans; and (ii) each prepayment shall be in a minimum amount of $5,000,000 (or for Loans in Euros, €500,000, Loans in Sterling, £500,000, Loans in Canadian Dollars, Cdn $5,000,000, Loans in Australian Dollars, A$500,000, Loans in New Zealand Dollars, NZ$500,000 or Loans in any other Alternative Currency, such amount as may be agreed by the Agent and the Borrowers’ Agent) or an integral multiple of $1,000,000 (or for Loans in Euros, €500,000, Loans in Sterling, £500,000, Loans in Canadian Dollars, Cdn $1,000,000, Loans in Australian Dollars, A$500,000, Loans in New Zealand Dollars, NZ$500,000 or Loans in any other Alternative Currency, such amount as may be agreed by the Agent and the Borrowers’ Agent) in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the class(es) of Loans and the Type(s) of Loans to be prepaid and, if Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans are to be prepaid, the Interest Period(s) or BA Equivalent Interest Period(s) of such Loans. The Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share). If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such prepayment obligation may be conditioned on the occurrence of any subsequent event (including a Change of Control, refinancing transaction or acquisition or other Investment). Subject to the other limitations expressly set forth in this Agreement, the applicable Borrower may elect to apply voluntary prepayments of Loans to one or more Type(s) or class(es) of Loans selected by such applicable Borrower in its sole discretion (provided that such voluntary prepayments of Loans shall be made pro rata within any such Type(s) or applicable class(es) selected by such applicable Borrower). In the event that the applicable Borrower does not specify the application of prepayments as between Types or classes of Loans, such Borrower shall be deemed to have elected that such prepayment be applied on a pro rata basis among all Types and applicable classes of Loans. It is acknowledged and agreed that any payments by a French Borrower pursuant to this clause shall only be in relation to French Obligations.

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4.2            Out-of-Formula Condition. The U.S. Borrowers, the ROW Borrowers, the Canadian Borrowers, the French Borrowers and the ANZ Borrowers shall promptly (and in any event within one Business Day) pay to the Agent, for the account of the applicable Lenders (or the applicable Swingline Lenders) and/or to cash collateralize Letters of Credit pursuant to Section 2.4(g), upon demand, (a) in the case of the U.S. Borrowers, the ROW Borrowers, the French Borrowers and the ANZ Borrowers, the amount, if any, by which the sum of (i) the Aggregate U.S. Revolver Outstandings plus (ii) the Aggregate ROW Revolver Outstandings, plus (iii) the Aggregate French Swingline Outstandings, plus (iv) the Aggregate ANZ Revolver Outstandings exceeds at any time (other than as a result of an Agent Advance) the amount equal to (x) the lesser of (I) the Maximum Revolver Amount and (II) the U.S. Borrowing Base minus (y) the Aggregate Canadian Revolver Outstandings Funded On U.S. Borrowing Base, and (b) in the case of the Canadian Borrowers, the amount, if any, by which the amount of the Aggregate Canadian Revolver Outstandings exceeds at any time (other than as a result of an Agent Advance) the lesser of (I) the Maximum Canadian Revolver Amount and (II) the sum of the Canadian Borrowing Base and the U.S. Availability (any such condition under clause (a) or (b) being an “Out-of-Formula Condition”); provided that no such payment shall be required if the Out-of-Formula Condition is created solely as a result of an Agent Advance. Notwithstanding the foregoing, if at any time any prepayment of any Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans pursuant to this Section 4.2 would result in the relevant Borrower incurring breakage costs under Section 5.4 as a result of Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans being prepaid other than on the last day of the Interest Period or BA Equivalent Interest Period with respect thereto, then the relevant Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, deposit all or a portion of the amounts that otherwise would have been paid under this Section 4.2 in respect of such Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans with the Agent (which deposit must be equal in amount to the amount of such Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans not immediately prepaid), to be held as security for the obligations of the applicable Borrowers to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Agent, with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period or BA Equivalent Interest Period with respect to such Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans (or such earlier date or dates as shall be requested by the Borrowers’ Agent). It is acknowledged and agreed that any payments by a French Borrower pursuant to this section shall only be in relation to French Obligations.

4.3            Termination or Reductions of Facilities; Reallocation.

(a)            The Borrowers’ Agent (on behalf of the Borrowers) may terminate this Agreement, upon at least one Business Day’s notice to the Agent (who will promptly distribute such notice to the Lenders), upon Full Payment of the Obligations and payment of amounts (if any) due under Section 5.4.

(b)            The Borrowers’ Agent (on behalf of any Borrower) may from time to time reduce the amount of the Pro Rata Revolving Credit Commitments or the ANZ Revolving Credit Commitments (on a pro rata basis as among the applicable Lenders based on the applicable Lenders’ respective Pro Rata Share, unless otherwise agreed to by the respective applicable Lenders), upon at least one Business Day’s prior written notice to the Agent (who will promptly distribute such notice to the Lenders), which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. If after giving effect to any reduction of the Commitments, (i) the Maximum Canadian Revolver Amount, the Maximum ROW Revolver Amount, the Letter of Credit Subfacility, the U.S. Swingline Sublimit, the ROW Swingline Sublimit, the Canadian Swingline Sublimit or the French Swingline Sublimit shall exceed the Pro Rata Revolving Credit Commitments at such time or (ii) the ANZ Swingline Sublimit shall exceed the ANZ Revolving Credit Commitments at such time, in each case each such amount, subfacility or sublimit, as the case may be, shall be automatically reduced by the amount of such excess and such reduction shall be accompanied by such payment (if any) as may be required to be made such that after giving effect to such payment the Equivalent Amount in Dollars of the relevant aggregate Canadian Revolving Loans, ROW Revolving Loans, Letters of Credit or Swingline Loans do not exceed the applicable amount, subfacility or sublimit as so reduced. Each reduction in the Commitments shall be accompanied by such payment (if any) as may be required to avoid an Out-of-Formula Condition.

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(c)            The Borrowers’ Agent may, from time to time (but not more than once per Fiscal Quarter, unless otherwise agreed by the Agent), request that (i) Lenders with Pro Rata Revolving Credit Commitments convert a portion of such Commitments to ANZ Revolving Credit Commitments, or that (ii) Lenders with ANZ Revolving Credit Commitments convert all or a portion of their ANZ Revolving Credit Commitments to Pro Rata Revolving Credit Commitments, all pursuant to procedures to be specified by the Agent (each such conversion, a “Reallocation”). Each Reallocation shall be offered to the applicable Lenders ratably; provided that no Lender shall be obligated to agree to any such Reallocation, in which case such Reallocation shall not apply to the Commitments of any such non-consenting Lender. Each of the parties hereto agrees that the Agent may, in consultation with the Borrowers’ Agent, take any and all actions as may be reasonably necessary to ensure that, upon the effectiveness of any Reallocation, the outstanding Revolving Loans shall be held by the Lenders in accordance with their new Pro Rata Shares. This may be accomplished at the discretion of the Agent, in consultation with the Borrowers’ Agent, by causing the applicable Borrowers to prepay outstanding Revolving Loans with the proceeds of new Revolving Loans to be made in accordance with the Lenders’ new Pro Rata Shares or any other method acceptable to the Agent and the Borrowers’ Agent. Any such prepayment shall be subject to Section 5.4 but otherwise without premium or penalty. The Company shall deliver on the effective date of any Reallocation, and it shall be a condition precedent to the effectiveness thereof, a certificate certifying that (x) the representations and warranties made by Holdings, each Borrower and each Guarantor contained in this Agreement and the other Loan Documents are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of such effective date as though made on and as of such effective date, other than any such representation or warranty which relates to a specified prior date (except that it is understood and agreed that the reference in Section 6.7 to “prior to and after giving effect to any Borrowings and the issuance of any Letters of Credit” shall be deemed to refer instead to “as of the date of such Reallocation, immediately after giving effect to such Reallocation, including any Borrowings and the issuance of any Letter of Credit”) and (y) as of such effective date, no Default or Event of Default has occurred and is continuing, or would result from such Reallocation.

(d)            [Intentionally omitted].

(e)            Any notice of termination delivered by the Borrowers’ Agent pursuant to clause (a) of this Section 4.3 may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case, subject to Section 5.4, such notice may be revoked by the Borrowers’ Agent (by written notice to the Agent on or prior to the specified effective date) if such condition is not satisfied.

(f)            [Intentionally omitted].

(g)           All outstanding Commitments shall terminate on the Maturity Date.

(h)           At any time that the Maximum Canadian Revolver Amount has been permanently reduced to zero and Full Payment with respect to the Obligations of the Canadian Borrowers has occurred, the Agent agrees, at the election of the Borrowers’ Agent, to (i) terminate the Canadian Security Agreement, the Canadian Guarantee Agreement, and any other Canadian Security Document and (ii) release any security interest granted under any Canadian Security Document and release each Guarantor from its obligations under the Canadian Guarantee Agreement.

4.4            Term SOFR Loan, BA Equivalent Loan, EURIBOR Loan and Bank Bill Rate Loan Prepayments. In connection with any prepayment, if any Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans are prepaid prior to the expiration date of the Interest Period or BA Equivalent Interest Period applicable thereto, the Borrowers shall comply with Section 5.4.

4.5            Payments by the Borrowers.

(a)            All payments to be made by the Borrowers shall be made without setoff, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the applicable Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent, and shall be made in Dollars, Euros, Sterling, Canadian Dollars, Australian Dollars, New Zealand Dollars or any other Alternative Currency, as applicable, and in immediately available funds, no later than 12:00 noon, New York City time, on the date specified herein; provided that:

(i)            if for any reason any Borrower is prohibited by any Requirement of Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Equivalent Amount in Dollars; and

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(ii)            in the case of any payment received or made under this Agreement or any other Loan Document by or to any French Borrower, the Agent shall take any necessary action (including, if required, by entering into any agreement with any credit institution (établissement de crédit) or financing company (société de financement) duly authorized) in order to ensure that (A) such payments shall be made to or by the Agent in accordance with any applicable laws and regulations and (B) separate bank accounts are opened and maintained by or on behalf of the Agent for each financing made to the French Borrowers under this Agreement or any other Loan Document, so that the payments made by or to the Agent under each such financing are effected to a bank account of the Agent or from a bank account of the Agent dedicated solely to the receipt and payment of funds to be paid or received under such financing, it being specified that the Agent shall not be authorized to dispose of such funds for its own account (unless such funds were to be paid to the Agent under any Loan Document for its own account) or for another financing transaction. For the avoidance of doubt, (x) the foregoing provisions shall not be read so as to require the French Borrowers to open separate bank accounts for the purposes of payments to or receipt of payments from the Agent and (y) this clause (a)(ii) shall not apply to any fees or commissions paid to the Agent.

(b)            Any payment received by the Agent after the time set forth in clause (a) above shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(c)            Subject to the provisions set forth in the definition of “Interest Period” and “BA Equivalent Interest Period”, as applicable, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

4.6            Apportionment, Application and Reversal of Payments. Principal and interest payments in respect of any class(es) (but excluding payments to any tranche established after the date of this Agreement pursuant to Section 2.5, 2.6 or 2.7 to the extent otherwise provided in the applicable amendment to this Agreement relating to such tranche) shall be apportioned ratably among the Lenders of such class(es) (according to the unpaid principal balance of the Loans to which such payments relate held by each such Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders of each applicable class, except for fees payable solely to the Agent, any Arranger or the applicable Letter of Credit Issuer. Principal and interest payments on any loans made pursuant to any tranche established after the date of this Agreement pursuant to Section 2.5, 2.6 or 2.7 shall be allocated pro rata (or as may otherwise be provided for in the applicable amendment to this Agreement relating to such tranche) among the Lenders with commitments under any facility in respect thereof or with participations in such tranche (in each case subject to any limitations on non-pro rata payments otherwise provided in any such section). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Collateral received by the Agent in accordance with the terms of the Loan Documents, shall be applied, ratably, subject to the provisions of this Agreement and any applicable Acceptable Intercreditor Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent or the Arrangers from the applicable Borrower or Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the applicable Borrower or Borrowers; third, to pay interest due in respect of all Loans of the applicable Borrower or Borrowers, including Swingline Loans and Agent Advances; fourth, to pay or prepay principal of the Swingline Loans and Agent Advances of the applicable Borrower or Borrowers; fifth, to pay or prepay principal of the Loans (excluding the applicable Swingline Loans and applicable Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit of the Company and its Subsidiaries and, if an Event of Default has occurred and is continuing at such time, to pay Designated Bank Products Obligations of the applicable Obligor or Obligors in respect of any Waterfall Priority Hedge Agreements, in an amount not to exceed the amount of the Waterfall Priority Hedge Agreement Reserve with respect to such Waterfall Priority Hedge Agreement; sixth, to pay an amount to the Agent equal to all outstanding Obligations (contingent or otherwise) with respect to outstanding Letters of Credit issued for the account of the Company or any of its Subsidiaries to be held as cash collateral for such Obligations; seventh, to the payment of any other applicable Obligations, including any amounts relating to Bank Products not otherwise paid above, due to the Agent, any Lender, any Affiliate of the Agent or any Lender or any other Secured Party, by the Obligors; and eighth, to pay any remaining amounts to the applicable Borrower or Borrowers for its or their own account; provided that (a) no proceeds from the Canadian Collateral shall be applied to the outstanding principal amount of U.S. Revolving Loans or to cash collateralize outstanding Letters of Credit (other than Letters of Credit issued for the account of any Canadian Obligor or any ROW Borrower) and (b) proceeds from the U.S. Collateral shall be applied to the outstanding principal amount of U.S. Revolving Loans, ROW Revolving Loans, French Swingline Loans and ANZ Revolving Loans, to cash collateralize outstanding Letters of Credit and to pay other U.S. Obligations (in the order set forth above) before being applied to the payment or cash collateralization of any Canadian Obligations. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any Term SOFR Loan, EURIBOR Loan or BA Equivalent Loan, except (i) on the expiration date of the Interest Period or BA Equivalent Interest Period applicable to any such Term SOFR Loan, EURIBOR Loan or BA Equivalent Loan, or (ii) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in such event, the Borrowers shall pay Term SOFR Loan, EURIBOR Loan or BA Equivalent Loan breakage losses in accordance with Section 5.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the applicable U.S. Obligations, ROW Obligations, Canadian Obligations or French Obligations. Notwithstanding anything to the contrary herein, this Section 4.6 may be amended in accordance with Section 12.1(c) (and the Lenders hereby irrevocably authorize the Agent to enter into any such amendments) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to Section 2.5, 2.6 or 2.7, as applicable.

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4.7            Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, either Bank or any Affiliate of either Bank or any other Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender, such Bank or such Affiliate of such Bank or such other Secured Party, and the Borrowers shall be liable to pay to the Agent, the Lenders, such Bank, such Affiliate of such Bank or such other Secured Party and hereby do indemnify the Agent, the Lenders, such Bank, such Affiliate of such Bank or such other Secured Party and hold the Agent, the Lenders, such Bank, such Affiliate of such Bank or such other Secured Party harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action which may have been taken by the Agent, any Lender, either Bank, such Affiliate of such Bank or such other Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s, the Lenders’, such Bank’s, such Affiliate of the Bank or such other Secured Party’s rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the repayment of the Obligations and termination of this Agreement.

4.8            Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrowers’ Agent prior to the date on which any payment is due to the Agent for the account of any Lender or any Letter of Credit Issuer hereunder that any Borrower will not make such payment, the Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Letter of Credit Issuers, as the case may be, the amount due.

With respect to any payment that the Agent makes for the account of any Lender or any Letter of Credit Issuer hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) a Borrower has not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by a Borrower (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Letter of Credit Issuers, as the case may be, severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Letter of Credit Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

A notice of the Agent to any Lender, any Letter of Credit Issuer or any Borrower with respect to any amount owing under this Section 4.8 shall be conclusive, absent manifest error. The provisions of this Section 4.8 shall survive the repayment of the Obligations and termination of this Agreement

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4.9            Agent’s and Lenders’ Books and Records; Monthly Statements. The Agent shall record the principal amount and currency of the Loans owing to each Lender, the maximum amount available to be drawn under and the currency of all applicable outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof (absent manifest error), irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Obligors and an account stated (absent manifest error and except for reversals and reapplications of payments made as provided for in Section 4.6 and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

4.10            Borrowers’ Agent. Each of the Borrowers, other than the Company, hereby irrevocably appoints the Company, and the Company shall act under this Agreement, as the agent, attorney-in-fact and legal representative of such other Borrowers for all purposes, including requesting Loans and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Agent, any Letter of Credit Issuer or any Lender. The Agent, the Letter of Credit Issuers and the Lenders may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Continuation/Conversion, request for a Letter of Credit, disbursement instruction, report, information or any other notice or communication made or given by the Company, whether in its own name, as Borrowers’ Agent, on behalf of any other Borrower or on behalf of the “Borrowers”, and neither the Agent nor the Letter of Credit Issuers or any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such notice, request, instruction, report, information, other notice or communication; provided that the provisions of this Section 4.10 shall not be construed so as to preclude any Borrower from taking actions permitted to be taken by a Borrower hereunder.

4.11            [Intentionally Omitted].

4.12            Excess Resulting from Exchange Rate Change.

(a)            If at any time following one or more fluctuations in the exchange rate of any Alternative Currency against the Dollar, the Aggregate U.S. Revolver Outstandings exceed the Maximum Pro Rata Revolver Amount, the applicable U.S. Borrowers shall, if such excess is in an aggregate amount that is greater than or equal to 3% of the Maximum Pro Rata Revolver Amount, within three Business Days of notice of such excess from the Agent, (i) make the necessary payments or repayments to reduce the Aggregate U.S. Revolver Outstandings to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Agent deposits as continuing collateral security for the Aggregate U.S. Revolver Outstandings in an amount equal to the amount of such excess, such deposits to be maintained in such form and upon such terms as are reasonably acceptable to the Agent.

(b)            If at any time following one or more fluctuations in the exchange rate of any Alternative Currency against the Dollar, the Aggregate ROW Revolver Outstandings exceeds the Maximum ROW Revolver Amount, the applicable ROW Borrowers shall, if such excess is in an aggregate amount that is greater than or equal to 3% of the Maximum ROW Revolver Amount, within three Business Days of notice of such excess from the Agent, (i) make the necessary payments or repayments to reduce the Aggregate ROW Revolver Outstandings to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Agent deposits as continuing collateral security for the Aggregate ROW Revolver Outstandings in an amount equal to the amount of such excess, such deposits to be maintained in such form and upon such terms as are reasonably acceptable to the Agent.

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(c)            If at any time following one or more fluctuations in the exchange rate of the Canadian Dollar against the Dollar, the Aggregate Canadian Revolver Outstandings exceeds the Maximum Canadian Revolver Amount, the applicable Canadian Borrowers shall, if such excess is in an aggregate amount that is greater than or equal to 3% of the Maximum Canadian Revolver Amount, within three Business Days of notice of such excess from the Agent, (x) make the necessary payments or repayments to reduce the Aggregate Canadian Revolver Outstandings to an amount necessary to eliminate such excess or (y) maintain or cause to be maintained with the Agent deposits as continuing collateral security for the Aggregate Canadian Revolver Outstandings in an amount equal to the amount of such excess, such deposits to be maintained in such form and upon such terms as are reasonably acceptable to the Agent.

(d)            If at any time following one or more fluctuations in the exchange rate of any Alternative Currency or the Canadian Dollar against the Dollar, the Equivalent Amount in Dollars of the aggregate unpaid principal balance of ROW Swingline Loans, Canadian Swingline Loans, French Swingline Loans or ANZ Swingline Loans, as the case may be, exceeds the ROW Swingline Sublimit, the Canadian Swingline Sublimit, the French Swingline Sublimit or the ANZ Swingline Sublimit, respectively, the applicable ROW Borrowers, Canadian Borrowers, French Borrowers or ANZ Borrowers shall, if such excess is in an aggregate amount that is greater than or equal to 3% of the ROW Swingline Sublimit, the Canadian Swingline Sublimit, the French Swingline Sublimit or the ANZ Swingline Sublimit, as applicable, within three Business Days of notice of such excess from the Agent, make the necessary payments or repayments to reduce the aggregate unpaid principal balance of ROW Swingline Loans, Canadian Swingline Loans, French Swingline Loans or ANZ Swingline Loans, as applicable, to an amount necessary to eliminate such excess.

(e)            If at any time following one or more fluctuations in the exchange rate of any Alternative Currency or the Canadian Dollar against the Dollar, the Aggregate Revolver Outstandings exceed the Maximum Revolver Amount, the applicable Borrowers shall, if such excess is in an aggregate amount that is greater than or equal to 3% of the Maximum Revolver Amount, within three Business Days of notice of such excess from the Agent, (i) make the necessary payments or repayments to reduce the Aggregate Revolver Outstandings to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Agent deposits as continuing collateral security for the Aggregate Revolver Outstandings in an amount equal to the amount of such excess, such deposits to be maintained in such form and upon such terms as are reasonably acceptable to the Agent.

(f)            If at any time following one or more fluctuations in the exchange rate of the Australian Dollar or the New Zealand Dollar against the Dollar, the Aggregate ANZ Revolver Outstandings exceed the Maximum ANZ Revolver Amount, the applicable ANZ Borrowers shall, if such excess is in an aggregate amount that is greater than or equal to 3% of the Maximum ANZ Revolver Amount, within three Business Days of notice of such excess from the Agent, (i) make the necessary payments or repayments to reduce the Aggregate ANZ Revolver Outstandings to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Agent deposits as continuing collateral security for the Aggregate ANZ Revolver Outstandings in an amount equal to the amount of such excess, such deposits to be maintained in such form and upon such terms as are reasonably acceptable to the Agent.

4.13      Several Liability(a)      . Each ROW Borrower shall be severally liable for any obligation created hereunder or under the other Loan Documents (including for any payments) only if and to the extent that such obligation relates to any ROW Revolving Loan made to, or Letter of Credit issued for the account of, such ROW Borrower. For the avoidance of doubt, no ROW Borrower and no French Borrower hereunder shall be held jointly and severally liable with any other Obligor hereunder or under any other Loan Document. No French Borrower shall be considered “co-débiteur solidaire” as to the obligations of any other Obligor hereunder and under the other Loan Documents. No ROW Borrower organized under the laws of Germany shall be considered “Gesamtschuldner” as to the obligations of any other Obligor hereunder and under the other Loan Documents.

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4.14            Joint and Several Liability.

(a)            The obligations of the U.S. Borrowers hereunder and under the other Loan Documents shall be joint and several and, as such, each U.S. Borrower shall be liable for all of the obligations of the other U.S. Borrowers under this Agreement and the other Loan Documents. To the fullest extent permitted by law, the liability of each U.S. Borrower for the obligations under this Agreement and the other Loan Documents of the other U.S. Borrowers with whom it has joint and several liability shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Secured Party, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance hereunder; provided that no U.S. Borrower hereby waives any suit for breach of a contractual provision of any of the Loan Documents) which may at any time be available to or be asserted by any other U.S. Borrower or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any other U.S. Borrower or such U.S. Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any other U.S. Borrower for the obligations hereunder or under any other Loan Document or of such U.S. Borrower under this Section 4.14, in bankruptcy or in any other instance. Each U.S. Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Documents and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any U.S. Borrower or any other Person or any Collateral.

(b)            The obligations of the Canadian Borrowers hereunder and under the other Loan Documents shall be joint and several and, as such, each Canadian Borrower shall be liable for all of the obligations of the other Canadian Borrowers under this Agreement and the other Loan Documents. To the fullest extent permitted by law, the liability of each Canadian Borrower for the obligations under this Agreement and the other Loan Documents of the other Canadian Borrowers with whom it has joint and several liability shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Secured Party, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance hereunder; provided that no Canadian Borrower hereby waives any suit for breach of a contractual provision of any of the Loan Documents) which may at any time be available to or be asserted by any other Canadian Borrower or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any other Canadian Borrower or such Canadian Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any other Canadian Borrower for the obligations hereunder or under any other Loan Document or of such Canadian Borrower under this Section 4.14, in bankruptcy or in any other instance. Each Canadian Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Documents and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Canadian Borrower or any other Person or any Collateral.

(c)            The obligations of the ANZ Borrowers hereunder and under the other Loan Documents shall be joint and several and, as such, each ANZ Borrower shall be liable for all of the obligations of the other ANZ Borrowers under this Agreement and the other Loan Documents. To the fullest extent permitted by law, the liability of each ANZ Borrower for the obligations under this Agreement and the other Loan Documents of the other ANZ Borrowers with whom it has joint and several liability shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Secured Party, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance hereunder; provided that no ANZ Borrower hereby waives any suit for breach of a contractual provision of any of the Loan Documents) which may at any time be available to or be asserted by any other ANZ Borrower or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any other ANZ Borrower or such ANZ Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any other ANZ Borrower for the obligations hereunder or under any other Loan Document or of such ANZ Borrower under this Section 4.14, in bankruptcy or in any other instance. Each ANZ Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Documents and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any ANZ Borrower or any other Person or any Collateral.

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ARTICLE V

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1            Taxes.

(a)            Unless otherwise required by applicable law, any and all payments by an Obligor to a Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding, for any Indemnified Taxes. In addition, the Obligors shall pay all Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(b)            The Obligors agree jointly and severally to indemnify and hold harmless each Lender and the Agent for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed on amounts payable under this Section 5.1) payable or paid by any Lender or the Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor in accordance with Section 5.6. For the avoidance of doubt, an Obligor does not have to indemnify and hold harmless a Lender under this Section 5.1(b) to the extent that the Lender is otherwise compensated under a separate clause of this Section 5.1.

(c)            If an Obligor shall be required by law to deduct or withhold any Indemnified Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Agent, then:

(i)            an additional amount shall be payable as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 5.1) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)            the Obligor shall make such deductions and withholdings; and

(iii)            the Obligor shall pay the full amount deducted or withheld to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(d)            At the Agent’s request, within 30 days after the date of any payment by an Obligor of Indemnified Taxes, the relevant Obligor shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment, or other evidence of payment reasonably satisfactory to the Agent.

(e)            If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.1 (including by the payment of additional amounts pursuant to this Section 5.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(f)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document (other than an exemption from or reduction of withholding Tax levied by the United Kingdom on interest under any applicable double taxation treaty to which the United Kingdom is a party) shall deliver to the Borrowers’ Agent and the Agent, at the time or times reasonably requested by the Borrowers’ Agent or the Agent, such properly completed and executed documentation reasonably requested by the Borrowers’ Agent or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers’ Agent or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers’ Agent or the Agent as will enable the Borrowers’ Agent or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Borrower,

(A)	any Lender that is a U.S. Person shall deliver to the Borrowers’ Agent and the Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers’ Agent or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers’ Agent and the Agent (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers’ Agent or the Agent), whichever of the following is applicable:

(1)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed copies of IRS Form W-8ECI;

(3)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

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(4)	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers’ Agent and the Agent (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)	if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers’ Agent and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers’ Agent or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers’ Agent or the Agent as may be necessary for the Borrowers’ Agent and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)            Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers’ Agent and the Agent in writing of its legal inability to do so.

(g)            Each Lender agrees severally to indemnify and hold harmless the Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.21(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within 30 days after the date the Agent makes written demand therefor in accordance with Section 5.6(b).

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(h)           Additional United Kingdom Withholding Tax Matters.

(i)            Subject to clauses (ii) and (iii) below, each U.K. Borrower shall, at the request of any Lender or the Agent, reasonably assist such Lender in timely completing any procedural formalities (as may be applicable in the United Kingdom at the applicable time) necessary for such Lender to receive payments under this Agreement or under any other Loan Document without withholding or deduction for Taxes imposed under the laws of the United Kingdom, and such Lender shall complete such procedural formalities. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Each Lender that is entitled to an exemption from or reduction of withholding Tax on interest under any applicable double taxation treaty to which the United Kingdom is a party, and that holds a passport number under the HMRC Double Taxation Treaty Passport Scheme and wishes that scheme to apply to this Agreement and the other Loan Documents, shall include an indication of such choice by providing to the Agent and each applicable U.K. Borrower such Lender’s scheme reference number, such Lender’s jurisdiction of tax residence, the applicable rate of relief under the relevant double taxation treaty, and any other information the relevant U.K. Borrower reasonably requests as is required for the U.K. Borrower to make a Borrower DTTP Filing (the “DTTP Information”).

(iii)          Without limiting clause (i) above, when a Lender provides the applicable DTTP Information to the Agent and each U.K. Borrower in accordance with clause (ii) above, each U.K. Borrower shall make a Borrower DTTP Filing with respect to such Lender, and in each case each U.K. Borrower shall promptly provide such Lender and the Agent with a proof of, and a copy of, such filing; provided that, if

(A)         each U.K. Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or

(B)          each U.K. Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but:

(1)	such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(2)	HM Revenue & Customs has not given such U.K. Borrower authority to make payments to such Lender without a deduction for Tax within 60 days of the date of such Borrower DTTP Filing; or

(3)	HM Revenue & Customs has given the U.K. Borrower authority to make payments to that Lender without a deduction for Tax but such authority has subsequently been revoked or expired,

and in each case, such U.K. Borrower has notified that Lender in writing of (1), (2) or (3) above, then such Lender and such U.K. Borrower shall cooperate in completing any additional procedural formalities necessary for such U.K. Borrower to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

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(i)            VAT.

(i)            All amounts set out or expressed in any Loan Document to be payable by any party to any Loan Document (for the purposes of this paragraph (i), a “party”) to any Lender or Bank or the Agent that (in whole or in part) constitute the consideration for any supply for VAT purposes shall be deemed to be exclusive of any VAT that is chargeable on such supply. Subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender or Bank or the Agent to any party under any Loan Document and such Lender or Bank or the Agent, as applicable, is required to account to the relevant tax authority for such VAT, such party shall pay to such Lender or Bank or the Agent (in addition to and at the same time as paying any other consideration for such supply), as applicable, an amount equal to the amount of such VAT (and such Lender or Bank or the Agent, as applicable, shall promptly provide an appropriate VAT invoice to such party).

(ii)           If VAT is or becomes chargeable on any supply made by any Lender or Bank or the Agent (the “VAT Supplier”) to any other Lender, Bank or the Agent (the “VAT Recipient”) under any Loan Document, and any party other than the VAT Recipient (the “VAT Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the VAT Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of such consideration):

(A)          to the extent the VAT Supplier is the Person required to account to the relevant tax authority for the VAT, the VAT Subject Party shall also pay to the VAT Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT, and the VAT Recipient shall, where this clause (A) applies, promptly pay to the VAT Subject Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on such supply; and

(B)          to the extent the VAT Recipient is the Person required to account to the relevant tax authority for the VAT, the VAT Subject Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on such supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of such VAT.

(iii)          Where a Loan Document requires any party to reimburse or indemnify any Lender or Bank or the Agent, as applicable, for any cost or expense, such party shall reimburse or indemnify (as the case may be) such Lender or Bank or the Agent, as applicable, for the full amount of such cost or expense, including such part thereof as represents VAT, except to the extent that such Lender or Bank or the Agent, as applicable, reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)          Any reference in this paragraph (i) to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the Person that is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction that is not a member state of the European Union) so that a reference to a party shall be construed as a reference to such party or the relevant group or unity (or fiscal unity) of which such party is a member for VAT purposes at the relevant time or the relevant representative member (and “representative member” shall have the same meaning in relation to a United Kingdom VAT group as in the United Kingdom Value Added Tax Act 1994) or head of such group or unity (or fiscal unity) at the relevant time (as the case may be).

(v)          In relation to any supply made by a Lender or Bank or the Agent, as applicable, to any party under any Loan Document, if reasonably requested by such Lender or Bank or the Agent, as applicable, such party must promptly provide such Lender or Bank or the Agent, as applicable, with details of such party’s VAT registration and such other information as is reasonably requested in connection with the VAT reporting requirements of such Lender or Bank or the Agent, as applicable, in relation to such supply.

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(j)            Australian Taxation. (i)  The Agent represents to each Australian Borrower that (A) on behalf of each Australian Borrower, it or its Affiliates have made invitations to become an ANZ Revolving Credit Lender under this Agreement to 10 or more Persons, each of whom, as at the date the relevant invitation was made, the Agent’s or its Affiliates’ officers or employees involved in the day to day syndication process reasonably believed was carrying on the business of providing finance or investing or dealing in securities in the course of operating in financial markets and (B) the Agent’s or its Affiliates’ officers or employees involved in the day to day syndication process reasonably believed 10 or more of such invitees were not Associates of each other or of any Australian Borrower.

(ii)            Each Australian Borrower confirms that none of the potential invitees whose names were disclosed to it by the Agent before June 30, 2021 were known or suspected by it to be an Offshore Associate of any Australian Borrower. Each Australian Borrower also confirms that each Australian Borrower under this Agreement is (A) a member of the same “wholly-owned group” (as defined in the Australian Tax Act) or (B) an Associate of each other Australian Borrower.

(iii)            Each ANZ Revolving Credit Lender represents and warrants that (A) an invitation to become an ANZ Revolving Credit Lender under this Agreement was made to it by the Agent or its Affiliates on behalf of the Australian Borrowers, (B) it was at the time of the invitation, and will be at the time of making by it of any Loan to any Australian Borrower, carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets and (C) except as disclosed to the Borrowers’ Agent, insofar as its officers and agents who were involved in its becoming a party to this Agreement have actual knowledge, it is not an Associate of any other Person which was invited to become an ANZ Revolving Credit Lender under the Agreement.

(iv)            At the cost of the Obligors, each of the ANZ Revolving Credit Lenders and the Agent will, to the extent it is reasonably able to do so, do or provide such other things (including information) which the Borrowers’ Agent reasonably requests it to do or provide in connection with the invitations to become ANZ Revolving Credit Lenders under this Agreement which the Borrowers’ Agent considers practicable and necessary to demonstrate that the requirements of section 128F of the Australian Tax Act are satisfied.

(k)            New Zealand Resident Withholding Tax. (i) Each NZ Lender (A) represents and warrants to the ANZ Borrowers that, as of the Agreement Date or the date such NZ Lender becomes party to this Agreement, as applicable, such NZ Lender has RWT-Exempt Status and (B) undertakes to maintain RWT-Exempt Status throughout the term of this Agreement, provided such NZ Lender is lawfully able to do so.

(ii)  If, at any time, any such NZ Lender ceases to be entitled lawfully to have RWT-Exempt Status and, as a result, any ANZ Borrower is required to make an additional payment under Section 5.1(c), such NZ Lender will notify the applicable ANZ Borrower (as soon as possible, and in any event prior to any payment being made to such Lender under this Agreement) and the applicable ANZ Borrower and such NZ Lender shall negotiate in good faith for a period not exceeding 30 days with a view to agreeing upon an arrangement which will ensure, so far as possible, that the applicable ANZ Borrower is not disadvantaged and such NZ Lender is not advantaged by reason of the loss of RWT-Exempt Status. If no such arrangement is agreed within the 30 day period, Section 5.1(c) will continue to apply.

(l)            New Zealand Approved Issuer Status. (i) If at any time (A) any ANZ Borrower is entitled to make a payment of Approved Issuer Levy in respect of interest paid by such ANZ Borrower to a Lender under this Agreement so that the rate of New Zealand non-resident withholding tax otherwise payable is reduced to zero percent in respect of the interest payable to such Lender or (B) a Lender is eligible for an exemption from tax on interest under a double tax agreement (as defined in section YA 1 of the Income Tax Act 2007 (NZ)) which is dependent on payment of Approved Issuer Levy and such Lender notifies the relevant ANZ Borrower that it is seeking to rely on such exemption, then the applicable ANZ Borrower may or, where Section 5.1(l)(i)(B) applies, shall to the extent lawfully able: (x) promptly apply to become an “approved issuer” as defined in section YA 1 of the Income Tax Act 2007 (if it is not already) and ensure the ANZ Credit Facilities are registered with the Commissioner of Inland Revenue under section 86H of the Stamp and Cheque Duties Act 1971, (y) use commercially reasonable efforts to maintain its status as an “approved issuer” during the term of the ANZ Credit Facilities and (z) make payment of Approved Issuer Levy in accordance with section 86K of the Stamp and Cheque Duties Act 1971.

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(ii) Where Approved Issuer Levy is paid at the request of a Lender in accordance with Section 5.1(l)(i)(B), the applicable ANZ Borrower will be entitled to deduct from any payment of interest (or deemed interest) in respect of which Approved Issuer Levy is entitled to be so paid, an amount equal to the Approved Issuer Levy that is applicable for such payment, and shall not be required to indemnify, compensate or reimburse the Lender for the amount so deducted (whether under Section 5.1(c) or otherwise). For the avoidance of doubt, the ANZ Borrowers will not be entitled to deduct from any payment of interest (or deemed interest) to a Lender an amount equal to the Approved Issuer Levy that is paid in accordance with Section 5.1(l)(i)(A).

(m)            Notice of Legal Requirements. Each Lender undertakes (i) to notify the Borrowers’ Agent (at least five Business Days prior to any scheduled payment being made to such Lender under this Agreement) if such Lender is, becomes or ceases to be, a NZ Lender and (ii) to provide to the Borrowers’ Agent such information as the Borrowers’ Agent may reasonably request to determine whether or at what rate the applicable ANZ Borrower is required to make any deduction or withholding on payments made to such Lender under this Agreement or to comply with the applicable ANZ Borrower’s record-keeping and disclosure obligations under applicable New Zealand tax law.

5.2           Illegality.

(a)            If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, in each case after the later of the Agreement Date or the date such Lender became a party to this Agreement, has made it unlawful, or that any central bank or other Governmental Authority has asserted after such date that it is unlawful, for such Lender or its applicable lending office to make Term SOFR Loans, Daily SOFR Loans, BA Equivalent Loans, EURIBOR Loans, Bank Bill Rate Loans or Base Rate Loans bearing interest based on the Foreign Base Rate, then, on notice thereof by that Lender to the Borrowers’ Agent through the Agent, any obligation of that Lender to make Term SOFR Loans, Daily SOFR Loans, BA Equivalent Loans, EURIBOR Loans, Bank Bill Rate Loans or Base Rate Loans bearing interest based on the Foreign Base Rate shall be suspended until that Lender notifies the Agent and the Borrowers’ Agent that the circumstances giving rise to such determination no longer exist.

(b)            If a Lender determines that it is unlawful to maintain any Term SOFR Loan, Daily SOFR Loan, BA Equivalent Loan, EURIBOR Loans, Bank Bill Rate Loans or Base Rate Loan bearing interest based on the Foreign Base Rate as a result of the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, in each case after the later of the Agreement Date or the date such Lender became a party to this Agreement, the Borrowers shall, upon their receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Term SOFR Loans, Daily SOFR Loans, BA Equivalent Loans, EURIBOR Loans, Bank Bill Rate Loans or Base Rate Loans bearing interest based on the Foreign Base Rate of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period or BA Equivalent Interest Period thereof, if that Lender may lawfully continue to maintain such Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans to such day, or immediately, in the case of such Daily SOFR Loans or Base Rate Loans or if that Lender may not lawfully continue to maintain such Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans. If the Borrowers are required to so prepay any Term SOFR Loans, Daily SOFR Loans, BA Equivalent Loans, EURIBOR Loans, Bank Bill Rate Loans or Base Rate Loans bearing interest based on the Foreign Base Rate, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender (other than any affected ROW Swingline Lender or French Swingline Lender, as applicable), in the amount (or the Equivalent Amount in Dollars, as applicable) of such repayment, a Base Rate Loan denominated in Dollars bearing interest based on the Base Rate or a Canadian Prime Rate Loan, as the case may be.

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5.3            Increased Costs and Reduction of Return.

(a)            If any Lender determines that due to any of (i) the introduction of or any change in the interpretation of any law or regulation (including any law or regulation relating to Taxes (other than (x) Indemnified Taxes and (y) Excluded Taxes)), (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case of clauses (i) and (ii), after the later of the Agreement Date or the date such Lender became a party to this Agreement, (iii) compliance by that Lender with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any request, rule, guideline or directive thereunder or issued in connection therewith (whether or not having the force of law), regardless of the date enacted, adopted or issued, or (iv) the compliance by that Lender with any requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Term SOFR Loans, Daily SOFR Loans, BA Equivalent Loans, EURIBOR Loans, Bank Bill Rate Loans or Base Rate Loans bearing interest based on the Foreign Base Rate, then, subject to clause (c) of this Section 5.3, the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b)            If any Lender shall have determined that (i) the introduction of or compliance with any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, in each case of clauses (i) through (iii), after the later of the Agreement Date or the date such Lender became a party to this Agreement, (iv) compliance by that Lender with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any request, rule, guideline or directive thereunder or issued in connection therewith (whether or not having the force of law), regardless of the date enacted, adopted or issued, or (v) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III, CRD IV or CRR, or any regulation that implements or applies CRD IV or CRR, regardless of the date enacted, adopted or issued affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers’ Agent through the Agent, subject to clause (c) of this Section 5.3, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c)            Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 5.3 shall not constitute a waiver of such Lender’s right to demand such compensation. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 5.3 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any (and such Lender so certifies to the Borrowers).

5.4            Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)            the failure of the Borrowers to borrow a Term SOFR Loan, Daily SOFR Loan, BA Equivalent Loan, EURIBOR Loan or Bank Bill Rate Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing;

(b)            the failure of the Borrowers to continue a Term SOFR Loan, BA Equivalent Loan, EURIBOR Loan or Bank Bill Rate Loan or convert a Loan into a Term SOFR Loan, Daily SOFR Loan,BA Equivalent Loan, EURIBOR Loan or Bank Bill Rate Loan after any Borrower has given (or is deemed to have given) a Notice of Continuation/Conversion; or

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(c)            the prepayment or other payment (including after acceleration thereof) of any Term SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans on a day that is not the last day of the relevant Interest Period or BA Equivalent Interest Period (including any payment in respect thereof pursuant to Section 5.9), including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Term SOFR Loans, Daily SOFR Loans, BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

5.5            Inability to Determine Applicable Interest Rate. If prior to the commencement of any Interest Period or BA Equivalent Interest Period for a Term SOFR Loan, BA Equivalent Loan, EURIBOR Loan or Bank Bill Rate Loan (or, in the case of any Base Rate Loan bearing interest based on the Foreign Base Rate, prior to the commencement of any calendar month) or in the case of any Daily SOFR Loan:

(a)            the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR, the BA Rate, EURIBOR or the Bank Bill Rate for such Interest Period or BA Equivalent Interest Period (or, in the case of any Base Rate Loan bearing interest based on the Foreign Base Rate, Term SOFR or EURIBOR for such calendar month) or SOFR (in the case of any Daily SOFR Loan); or

(b)            the Agent is advised by Lenders whose Pro Rata Shares aggregate more than 50% that Term SOFR, the BA Rate, EURIBOR or the Bank Bill Rate for such Interest Period or BA Equivalent Interest Period (or, in the case of any Base Rate Loan bearing interest based on the Foreign Base Rate, Term SOFR or EURIBOR for such calendar month) or SOFR (in the case of any Daily SOFR Loan), as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans included for such Interest Period or BA Equivalent Interest Period (or of making or maintaining such Base Rate Loans or Daily SOFR Loans) (each of clauses (a) and (b), a “Market Disruption Event”), then the Agent shall promptly give notice thereof to the Borrowers’ Agent and the applicable Lenders by telephone, facsimile transmission or PDF attachment to an e-mail or other electronic communication as promptly as practicable thereafter and, until the Agent notifies the Borrowers’ Agent and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Notice of Continuation/Conversion that requests the conversion of any applicable Loan to, or continuation of any such Loan as, a Term SOFR Loan, a Daily SOFR Loan, a BA Equivalent Loan, a EURIBOR Loan, a Bank Bill Rate Loan or a Base Rate Loan bearing interest based on the Foreign Base Rate, as applicable, shall be ineffective and (A) such Loan (other than any such Loan denominated in an Alternative Currency or any such ROW Swingline Loan or French Swingline Loan, as applicable) shall be converted to or continued as, on the last day of the Interest Period or BA Equivalent Interest Period applicable thereto, a Base Rate Loan bearing interest based on the Base Rate or a Canadian Prime Rate Loan, as applicable, and (B) any such Loan denominated in an Alternative Currency or any such ROW Swingline Loan or French Swingline Loan, as applicable, shall be prepaid in full, together with interest accrued thereon, either on the last day of the Interest Period thereof, in the case of a Term SOFR Loan or EURIBOR Loan, or immediately, in the case of a Base Rate Loan, and (ii) if any Notice of Borrowing requests a Term SOFR Loan, Daily SOFR Loan, a BA Equivalent Loan, a EURIBOR Loan, a Bank Bill Rate Loan or a Base Rate Loan bearing interest based on the Foreign Base Rate, (A) such Loan (other than any such Loan denominated in an Alternative Currency or any such ROW Swingline Loan or French Swingline Loan, as applicable) shall be made as a Base Rate Loan denominated in Dollars bearing interest based on the Base Rate or a Canadian Prime Rate Loan, as applicable, and (B) any such Loan denominated in an Alternative Currency or any such ROW Swingline Loan or French Swingline Loan, as applicable, shall not be made; provided that with respect to clause (i)(B) above, if the Borrowers are required to so prepay any such Loans, then concurrently with such prepayment, the Borrowers shall borrow from the applicable Lenders (other than any ROW Swingline Lender or French Swingline Lender, as applicable), in the Equivalent Amount in Dollars of such repayment, a Base Rate Loan denominated in Dollars bearing interest based on the Base Rate. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by them. During any period in which a Market Disruption Event is in effect, the Borrowers’ Agent may request that the Agent or the Lenders whose Pro Rata Shares aggregate more than 50%, as applicable, confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect; provided that (x) the Borrowers’ Agent shall not be permitted to submit any such request more than once in any 30-day period and (y) nothing contained in this Section 5.5 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the Agent’s right or the right of the applicable Lenders to provide any additional notices of a Market Disruption Event as provided in this Section 5.5.  If the Agent or such Lenders, as applicable, have not confirmed within 10 Business Days after request of such confirmation from the Borrowers’ Agent that a Market Disruption Event has occurred, then such Market Disruption Event shall be deemed to be no longer existing.

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5.6            Certificates of Agent.

(a)            If the Agent or any Lender claims reimbursement or compensation under this Article V (other than under Section 5.1(g)), the Agent or the affected Lender shall determine the amount thereof and shall deliver to the Borrowers’ Agent (with a copy to the Agent, in the case of a Lender) a certificate setting forth in reasonable detail the amount payable to the Agent or the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error; provided that, except for compensation under Section 5.1, the Borrowers shall not be obligated to pay the Agent or such Lender any compensation attributable to any period prior to the date that is 90 days prior to the date on which the Agent or such Lender first gave notice to the Borrowers’ Agent of the circumstances entitling such Lender to compensation. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(b)            If the Agent claims reimbursement or compensation under Section 5.1(g), the Agent shall determine the amount thereof and shall deliver to the applicable Lender a certificate setting forth in reasonable detail the amount payable to the Agent, and such certificate shall be conclusive and binding on such Lender in the absence of manifest error. Such Lender shall pay to the Agent the amount shown as due on any such certificate within 30 days after receipt thereof.

5.7            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)            [Reserved].

(b)            (i)  Upon the occurrence of a Benchmark Transition Event in respect of Dollars, the Benchmark Replacement will replace the then-current Dollar Benchmark for all purposes hereunder and under any Loan Document in respect of any Dollar Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error).

(c)            At any time that the administrator of the then-current Dollar Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers’ Agent may revoke any request for a Borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the receipt of notice by Borrowers’ Agent from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers’ Agent will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

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(d)            Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers’ Agent or the Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrowers’ Agent) that the Borrowers’ Agent or the Required Lenders (as applicable) have determined that a Benchmark Transition Event has occurred with respect to the applicable Benchmark for any Agreement Currency (other than Dollars), then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Borrowers’ Agent may amend this Agreement solely for the purpose of replacing the Benchmark for such currency in accordance with this Section 5.7 with an alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the United States and denominated in the applicable currency for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the United States and denominated in the applicable currency for such Benchmark, each of which adjustments or methods for calculating such adjustments shall be published on one or more information services as selected by the Agent from time to time in its reasonable discretion and may be periodically updated (any such proposed rate, an “Alternative Currency Benchmark Replacement”), and any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders constituting the Required Lenders have delivered to the Agent written notice that such Required Lenders object to such amendment. Such Alternative Currency Benchmark Replacement for the applicable currency shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Alternative Currency Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Agent.

(e)            If no Alternative Currency Benchmark Replacement has been determined for the applicable currency and the circumstances under Section 5.7(d) above exist, the Agent shall promptly so notify the Borrowers’ Agent and each Lender. Thereafter, the obligation of the Lenders to make or maintain BA Equivalent Loans, EURIBOR Loans or Bank Bill Rate Loans (or SONIA Rate Loans, if applicable) in such currency, as applicable, shall be suspended (to the extent of the affected Types of Loans or Interest Periods or BA Equivalent Interest Periods). Upon receipt of such notice (i) any Notice of Continuation/Conversion that requests the conversion of any applicable Loan to, or continuation of any such Loan as, a BA Equivalent Loan, a EURIBOR Loan or a Bank Bill Rate Loan, as applicable, in such currency shall be ineffective and any such Loan shall be prepaid in full, together with interest accrued thereon, on the last day of the Interest Period or BA Equivalent Interest Period with respect thereto and (ii) if any Notice of Borrowing requests a BA Equivalent Loan, a EURIBOR Loan, a Bank Bill Rate Loan or a SONIA Rate Loan, as applicable, in such currency, such loan shall not be made; provided that with respect to clause (i) above, if any Borrower is required to so prepay any such Loans, then concurrently with such prepayment, such Borrower shall borrow from the applicable Lenders (other than any ROW Swingline Lender or French Swingline Lender, as applicable), in the Equivalent Amount in Dollars of such repayment, a Base Rate Loan denominated in Dollars bearing interest based on the Base Rate. Upon receipt of such notice, the Borrowers may revoke any affected Notice of Borrowing or Notice of Continuation/Conversion then submitted by them.

(f)            In connection with the implementation and administration of a Benchmark Replacement or Alternative Currency Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(g)            The Agent will promptly notify the Borrowers’ Agent and the Lenders of (i) the implementation of any Benchmark Replacement or Alternative Currency Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.7.

(h)            At any time (including in connection with the implementation of a Benchmark Replacement or Alternative Currency Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including Term SOFR, EURIBOR, the BA Rate or the Bank Bill Rate), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

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5.8            Survival. The agreements and obligations of the Borrowers in this Article V shall survive the payment of all other Obligations and termination of this Agreement.

5.9            Assignment of Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 5.3, (b) any Lender delivers a notice described in Section 5.2, (c) any Obligor is required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 5.1, (d) any Lender is, or becomes an Affiliate of a Person that is, engaged in the business in which the Borrowers are engaged, (e) any amount payable under the Loans Documents by a French Borrower becomes not deductible from such French Borrower’s taxable income for French tax purposes by reason of that amount being paid or accrued to a French Swingline Lender incorporated, domiciled or established in a Non-Cooperative Jurisdiction or (f) any Lender fails to approve an additional Alternative Currency pursuant to Section 1.7 or delivers a notice that it will no longer be able to extend Loans in an Alternative Currency approved pursuant to Section 1.7, the Borrowers may, at their sole expense and effort (including with respect to the processing fee referred to in Section 12.2(a)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 12.2), all of its interests, rights and obligations under the Loan Documents to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (ii) except in the case of clause (d) above, no Event of Default shall have occurred and be continuing, (iii) the Borrowers or such assignee shall have paid to such Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 5.1, 5.2, 5.3 and 5.4), (iv) such assignment is consummated within 180 days after the date on which the Borrowers’ right under this Section 5.9 arises, and (v) if the consent of the Agent, any Letter of Credit Issuer or any Swingline Lender is required pursuant to Section 12.2, such consents are obtained; provided, further, that if prior to any such assignment the circumstances or event that resulted in such Lender’s request or notice under Section 5.2 or 5.3, demand for additional amounts under Section 5.1 or failure to approve or notice of inability to extend Loans in an Alternative Currency under Section 1.7 or the Borrowers’ right to replace any French Swingline Lender under clause (e) above, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 1.7, 5.1, 5.2 or 5.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder. In the event that a replaced Lender does not execute an Assignment and Acceptance pursuant to Section 12.2 within two Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 5.9 and presentation to such replaced Lender of an Assignment and Acceptance evidencing an assignment pursuant to this Section 5.9, the Borrowers shall be entitled (but not obligated), upon receipt by the replaced Lender of all amounts required to be paid under this Section 5.9, to execute such an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Borrowers, the replacement Lender and, to the extent required pursuant to Section 12.2, the Agent shall be effective for purposes of this Section 5.9 and Section 12.2.

ARTICLE VI

GENERAL WARRANTIES AND REPRESENTATIONS

Holdings, each Borrower and each Guarantor warrants and represents to the Agent and the Lenders that:

6.1           Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

(a)            Each Obligor party thereto (i) has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant the Agent’s Liens and (ii) has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

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(b)            This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Obligor party thereto, and constitute the legal, valid and binding obligations of each such Obligor, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c)            Each Obligor’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party, and the consummation of the Transactions, do not and will not (i) conflict with, or constitute a violation or breach of, the terms of (x) any contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor or any of its Subsidiaries is a party or which is binding upon it, (y) any Requirement of Law applicable to such Obligor or any of its Subsidiaries, or (z) any Charter Documents of such Obligor or any of its Subsidiaries or (ii) result in the imposition of any Lien (other than the Liens created by the Loan Documents) upon the property of such Obligor or any of its Subsidiaries by reason of any of the foregoing, except in the case of clause (i) or (ii) above, as would not reasonably be expected to have a Material Adverse Effect.

6.2           Validity and Priority of Security Interest. Upon execution and delivery thereof by the parties thereto, the Security Documents will be effective to create legal and valid Liens on all the applicable Collateral in favor of the Agent for the benefit of the Agent, the Letter of Credit Issuers, the Lenders and the other Secured Parties, except as may be limited by applicable foreign and domestic bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and, upon the taking of such actions set forth in the Security Documents, such Liens (a) constitute perfected and continuing Liens on all of the applicable Collateral, (b) have priority over all other Liens on the Collateral, except for (i) Liens on the Collateral pursuant to the TLB Credit Agreement and the security documents contemplated therein and (ii) Permitted Priority Liens and Permitted Liens permitted under Section 8.2(c) or Section 8.2(ii) that are pari passu in priority with the Agent’s Liens, and (c) are enforceable against each Obligor granting such Liens.

6.3           Organization and Qualification. Each Obligor (a) is duly organized and validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization (except as a result of a transaction permitted under Section 8.5(b)), other than, solely in the case of Obligors that are not Borrowers, in such jurisdictions where the failure to be so in good standing would not reasonably be expected to have a Material Adverse Effect, (b) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where the conduct of its business requires such qualification, other than such jurisdictions in which the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property, except to the extent that the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

6.4           Subsidiaries. Schedule 6.4 is a correct and complete list of each and all of Holdings’ Subsidiaries as of the Agreement Date, the jurisdiction of their organization and the direct or indirect ownership interest of Holdings therein.

6.5           Financial Statements and Borrowing Base Certificate.

(a)            Holdings has delivered to the Agent (for distribution to the Lenders) (i) the audited consolidated balance sheet of the Consolidated Parties as of December 31, 2021, and the related consolidated statements of operations, shareholders’ equity and cash flows, accompanied by the report thereon of Holdings’ independent certified public accountants, Ernst & Young LLP and (ii) the unaudited consolidated balance sheet of the Consolidated Parties as of March 31, 2022, and the related consolidated statements of operations, shareholders’ equity and cash flows. All such financial statements, including the schedules and notes thereto, have been prepared in accordance with GAAP in all material respects and present fairly, in all material respects, the Consolidated Parties’ financial position as at the dates thereof and their results of operations for the periods then ended, subject, in the case of the unaudited financial statements referred to in clause (ii), to normal year-end adjustment and the absence of footnotes.

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(b)            The latest Borrowing Base Certificate furnished to the Agent presents accurately and fairly in all material respects each Borrowing Base and the calculation thereof as at the date thereof.

6.6           Capitalization. Schedule 6.6 sets forth, in each case as of the Agreement Date, the number of authorized shares of capital stock or similar equity interests of each of Holdings’ Subsidiaries, the number of such shares or other interests that are outstanding, and the names of the record and beneficial owners of all such shares of Holdings’ Subsidiaries. All such issued and outstanding shares or other interests are validly issued, fully paid and non-assessable, in each case, to the extent applicable.

6.7           Solvency. Holdings and its Subsidiaries (on a consolidated basis) are Solvent prior to and after giving effect to any Borrowings and the issuance of any Letters of Credit.

6.8           Proprietary Rights.

(a)            To Holdings’ and the Borrowers’ knowledge, (i) the conduct of the businesses of Holdings and its Restricted Subsidiaries as presently conducted do not infringe on or conflict with any other Person’s intellectual property rights, and (ii) no other Person’s property infringes on or conflicts with the Proprietary Rights owned by Holdings or its Restricted Subsidiaries, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

(b)            Holdings and each of its Restricted Subsidiaries owns or is licensed or otherwise has the right to use all Proprietary Rights that are reasonably necessary for the operation of its businesses as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending which would reasonably be expected to have a Material Adverse Effect.

6.9           Litigation. Except as set forth on Schedule 6.9, there is no pending, or to Holdings’, any Borrower’s or any Guarantor’s knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or to Holdings’, any Borrower’s or any Guarantor’s knowledge, investigation by any Governmental Authority, which, in any case, either (a) would reasonably be expected to have a Material Adverse Effect or (b) is so pending or threatened at any time on or prior to the Closing Date and purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

6.10          Labor Disputes. There is no strike, work stoppage, unfair labor practice claim, or other labor dispute pending or, to Holdings’, any Borrower’s or any Guarantor’s knowledge, reasonably expected to be commenced against Holdings or any of its Restricted Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

6.11         Environmental Laws. Except as set forth on Schedule 6.11 and except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)            Holdings and its Restricted Subsidiaries are in compliance with all Environmental Laws.

(b)            Each of Holdings and its Restricted Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, all such permits are in good standing, each of Holdings and its Restricted Subsidiaries are in compliance with all terms and conditions of such permits and none of such permits are, since the Closing Date, subject to any modification or revocation.

(c)            (i) Neither Holdings nor any of its Restricted Subsidiaries, nor, to Holdings’ or any Borrower’s knowledge, any of its predecessors in interest with respect to the Real Estate has stored, treated or Released any hazardous waste or Contaminant, which storage, treatment or Release would reasonably be expected to result in a claim against or liability of Holdings or any Restricted Subsidiary under any Environmental Law and (ii) neither Holdings nor any Restricted Subsidiary nor any of the presently owned or leased real property or presently conducted operations, nor, to any of Holdings’ or any Borrower’s knowledge, its previously owned or leased real property or prior operations, is subject to any claim or liability arising out of or in connection with any (x) Environmental Law or (y) Release or threatened Release of a Contaminant.

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(d)            None of the present or, to any of Holdings’ or any Borrower’s knowledge, former operations or real estate interests of Holdings or any of its Restricted Subsidiaries is the subject of any investigation by any Governmental Authority against or involving Holdings or any of its Restricted Subsidiaries evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

6.12         No Violation of Law. Neither Holdings nor any of its Restricted Subsidiaries is in violation of any Law, judgment, order or decree applicable to it, where such violation would reasonably be expected to have a Material Adverse Effect. No Australian Borrower has contravened or will contravene part 2J.3 of the Corporations Act in connection with its execution, delivery or performance of any Loan Document.

6.13         No Default. Neither Holdings nor any of its Restricted Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which Holdings or such Restricted Subsidiary is a party or by which it is bound except as would not reasonably be expected to have a Material Adverse Effect.

6.14         ERISA Compliance. Except as specifically disclosed in Schedule 6.14:

(a)            Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA, the Income Tax Act (Canada) and other federal, state or provincial law or other applicable law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the knowledge of the Obligors, nothing has occurred which would cause the loss of such qualification. Each Borrower, each Guarantor and each ERISA Affiliate, as applicable, has made all required contributions to any Plan subject to Section 412 or 430 of the Code or Section 302 or 303 of ERISA, the PBA or other applicable laws when due, and no application for a funding waiver or an extension of any amortization period (pursuant to Section 412 of the Code, or otherwise) has been made with respect to any Plan.

(b)            There are no pending or, to the knowledge of Holdings and the other Obligors, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of fiduciary responsibility by an Obligor, or, to the knowledge of any Obligor, any administrator, trustee or their respective agents with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)            No Pension Event exists with respect to any Obligor or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. No Lien exists in respect of any Obligor or its Subsidiaries or their property in favor of any Plan or PBGC (save for contribution amounts not yet due).

(d)            (i) No ERISA Event or Pension Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability that would reasonably be expected to have a Material Adverse Effect; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multi-employer Plan.

(e)            No Borrower is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans or the Commitments.

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6.15         Taxes. Except as set forth on Schedule 6.15, each of Holdings and its Restricted Subsidiaries has filed (or has been included in) all United States and Canadian federal and provincial income Tax returns and all other material Tax returns that are required to be filed, and has paid all federal, provincial and other material Taxes and other governmental charges levied or imposed upon each of them or their properties, income or assets otherwise due and payable, (a) except any such Taxes or charges which are being contested in good faith and by appropriate proceedings diligently conducted, if Holdings or any such Restricted Subsidiary has set aside on its books adequate reserves therefor in conformity with GAAP, or (b) unless such failure to file or pay such Taxes, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against Holdings or any Restricted Subsidiary that would, if made, reasonably be expected to have a Material Adverse Effect.

6.16         Regulated Entities. None of Holdings or any Restricted Subsidiary of Holdings is an “Investment Company” or a company “controlled” by an “Investment Company” within the meaning of the Investment Company Act of 1940. None of Holdings or any Restricted Subsidiary of Holdings is subject to regulation under any federal or state statute or regulation (other than Regulation X of the Federal Reserve Board) limiting its ability to incur indebtedness or issue Guarantees as contemplated hereby.

6.17         Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used to pay related fees and expenses of the Transactions and to finance ongoing working capital needs (including purchases of Equipment) and for general corporate purposes (including Permitted Acquisitions and repayment or prepayment of Indebtedness) of the U.S. Borrowers, the ROW Borrowers, the Canadian Borrowers, the French Borrowers and the ANZ Borrowers. No part of the proceeds of any Loans will be used by Holdings or any Subsidiary for any purpose that violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X. For the avoidance of doubt, no part of the proceeds of any Loans shall be used directly or indirectly for any purpose that violates the financial assistance prohibitions within the meaning of Article L. 225-216 of the French Code de commerce and/or would constitute or lead to a misuse of corporate assets within the meaning of Article L. 241-3, L. 242-6 or L. 244-1 of the French Code de commerce or any other law or regulations having the same effect, as interpreted by French courts.

6.18         No Material Adverse Effect. No Material Adverse Effect has occurred since the date of the audited Financial Statements delivered to the Lenders pursuant to Section 6.5(a).

6.19         No Material Misstatements. None of the representations or warranties made by Holdings or any Restricted Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of Holdings or any Restricted Subsidiary in connection with the Loan Documents (excluding projections, estimates, pro forma information and forecasts) as of the date furnished, taken as a whole and taking into account all documents filed or furnished by Holdings or any Borrower to the SEC, contains any untrue statement of a material fact or omits any material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered. No representation or warranty is made herein concerning any projections, estimates, pro forma information, or forecasts, and the assumptions on which they were based, or concerning any information of a general economic nature or general information about the Consolidated Parties’ industry contained in any information, reports, financial statements, exhibits or schedules (it being understood that such projections, estimates, pro forma information and forecasts are subject to significant contingencies and uncertainties, many of which are beyond the control of any Consolidated Party, and no assurances can be given that such projections, estimates, pro forma information and forecasts will be realized), except that such projections, estimates, pro forma information and forecasts, as at the date they were prepared, were based on assumptions of the management of Holdings believed by the management of Holdings to be reasonable at the time submitted to the Lenders.

6.20         Government Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement or any other Loan Document, other than (a) those that have been obtained or made and are in full force and effect, (b) those required to perfect the Liens created pursuant to the Security Documents, and (c) where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

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6.21         Sanctions. Holdings and each Restricted Subsidiary are not, nor, to Holdings’ knowledge, are any of them owned or controlled by any Person that is: (a) a Sanctioned Person, or (b) located, organized or resident in a Sanctioned Country.

6.22         Bail-In. Neither Holdings nor any other Obligor is an Affected Financial Institution.

6.23         Beneficial Ownership Certification. As of the Agreement Date, to the knowledge of Holdings and the Borrowers, the information included in the Beneficial Ownership Certification is true and correct in all respects.

6.24         Belgian SME Financing Act. The Belgian Act of 21 December 2013 regulating the financing for small and medium sized enterprises does not apply to the transactions contemplated by the Loan Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

6.25         Related Parties. No Obligor subject to the Corporations Act has contravened or will contravene section 208 or section 209 of the Corporations Act by executing and delivering any Loan Document or performing its obligations thereunder or participating in any transaction in connection with any Loan Document.

ARTICLE VII

AFFIRMATIVE COVENANTS

Holdings and each other Obligor or Secured Obligor, as applicable, covenant to the Agent and each Lender that, from and after the Agreement Date, so long as any of the Commitments remain in effect, and thereafter until Full Payment of the Obligations:

7.1           Books and Records. Holdings shall maintain, and shall cause each of the Restricted Subsidiaries to maintain, at all times, proper books and records and accounts prepared in conformity with GAAP (or applicable local standards) in all material respects in respect of all material financial transactions and matters involving all material assets, business and activities of Holdings and its Restricted Subsidiaries, taken as a whole. Holdings shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, at all times books and records pertaining to the Collateral in such detail, form and scope as is consistent in all material respects with good business practice (as determined in good faith by Holdings).

7.2           Financial Information. Holdings shall furnish to the Agent (and the Agent agrees to promptly deliver or make available to the Lenders):

(a)            As soon as available, but in any event not later than 90 days after the close of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2022), audited consolidated balance sheets of the Consolidated Parties, as at the end of such Fiscal Year, and the related consolidated statements of operations, shareholders’ equity and cash flows, setting forth, in each case, in comparative form the figures for and as of the end of the previous Fiscal Year, plus a customary narrative review for such Fiscal Year, fairly presenting in all material respects the financial position and the results of operations of the Consolidated Parties as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP in all material respects. Such consolidated statements shall be reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit unless such qualification or exception is solely with respect to, or resulting solely from, (i) an upcoming maturity date of any material Indebtedness that is scheduled to occur within one year from the date such report is delivered or (ii) any potential inability to satisfy any financial maintenance covenant included in any Indebtedness of Holdings or any Subsidiary on a future date or in a future period);

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(b)            As soon as available, but in any event not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending June 30, 2022), unaudited consolidated balance sheets of the Consolidated Parties, as at the end of such Fiscal Quarter, and the related unaudited consolidated statements of operations and comprehensive income and cash flows of the Consolidated Parties for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in reasonable detail, in comparative form, the figures for and as of the corresponding period in the prior Fiscal Year, and prepared in all material respects in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes, and certified by a Responsible Officer of Holdings as being prepared in all material respects in conformity with GAAP and fairly presenting in all material respects the Consolidated Parties’ financial position as at the dates thereof and their results of operations for the periods then ended, subject to normal year-end adjustments and the absence of footnotes;

(c)            As soon as available, but in any event not later than 60 days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, and the related forecasted consolidated statements of operations and cash flows, and U.S. Borrowing Base, Canadian Borrowing Base, U.S. Availability and Canadian Availability projections) for the Consolidated Parties as at the end of and for each Fiscal Quarter of such Fiscal Year;

(d)            Concurrently with the delivery of the annual audited Financial Statements pursuant to Section 7.2(a) and the quarterly Financial Statements pursuant to Section 7.2(b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings; and

(e)            Such additional information as the Agent on its own behalf or on behalf of any Lender (acting through the Agent) may from time to time reasonably request regarding the financial and business affairs of any Obligor or any of its Subsidiaries; provided that nothing in this Section 7.2(e) shall require Holdings or its Subsidiaries to disclose any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings or its Subsidiaries, (ii) in respect of which disclosure to the Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Laws, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which the Borrowers or any of their Subsidiaries owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 7.2(e)).

Documents required to be delivered pursuant to Section 7.2(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are (i) posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); or (ii) available on the SEC’s website on the Internet at www.sec.gov; provided that Holdings shall notify the Agent (which shall notify each Lender) of the posting of any such documents.

7.3           Certificates; Other Information. Holdings, the Borrowers or the Guarantors shall notify the Agent (and the Agent agrees to promptly distribute or make available to the Lenders) in writing of the following matters at the following times:

(a)            promptly after a Responsible Officer knows of any Default or Event of Default, which notice shall specify the nature thereof and what action Holdings proposes to take with respect thereto;

(b)            promptly after a Responsible Officer knows of any action, suit, or proceeding, by any Person, in each case affecting any Obligor or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(c)            promptly, and in any event within 30 days, after (or, in the case of any Canadian Obligor, at least 15 days prior to) (or, in each case, within such time period as may be agreed by the Agent) any change in any Obligor’s jurisdiction of incorporation or organization (or, in the case of a U.S. Obligor, chief executive office, if not a registered organization), name as it appears in the jurisdiction of its incorporation or other organization, type of entity, form of organization or, in the case of a Canadian Obligor, location of its chief executive office or registered office, each as applicable;

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(d)            promptly after a Responsible Officer of any Obligor or any ERISA Affiliate knows that an ERISA Event or a Pension Event has occurred, that, alone or together, would reasonably be expected to have a Material Adverse Effect, and, in the case of such a Pension Event, any action taken (or threatened in writing) by the CRA or the FSRA with respect thereto; and

(e)            in the event that Canadian Availability is less than Cdn $100,000,000 (other than as a result of cancellation of Commitments hereunder), the Borrowers’ Agent shall notify the Agent promptly after a Responsible Officer of any Obligor knows of any solvency deficiency, wind-up deficit or similar deficiency in respect of any Pension Plan referred to in clause (b) of the definition thereof in an amount exceeding Cdn $25,000,000.

7.4           Collateral Reporting.

(a)

(i)            The Secured Obligors will furnish to the Agent (and the Agent agrees to promptly distribute or make available to the Lenders) (x) a Borrowing Base Certificate prepared as of the last Business Day of each Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2022) by the close of business on the 25th day of the following calendar month, (y) for each calendar month in which (i) the daily Aggregate Revolver Outstandings on any day is greater than 35% of the Maximum Revolver Amount or (ii) the daily Combined Availability on any day is less than 65% of the daily Maximum Revolver Amount, a Borrowing Base Certificate prepared as of the last Business Day of such month by the close of business on the 25th day of the following calendar month, and (z) a Borrowing Base Certificate prepared as of the effective date of each Appraisal and delivered to the Agent substantially contemporaneously with the delivery of such Appraisal to the Agent. The Agent and the Lenders acknowledge and agree that the applicable Obligors may deliver updated Borrowing Base Certificates (which the Agent agrees to promptly distribute or make available to the Lenders) on a more frequent basis at such Obligors’ option.

(ii)            At any time and from time to time on or after the consummation of an acquisition or investment permitted hereunder, the applicable Secured Obligors are entitled to calculate the Borrowing Base on a pro forma basis to give effect to such acquisition or investment (including an acquisition of or investment in Inventory) for which no Appraisal as to the acquired Rental Equipment is available, and to adjust the Borrowing Base accordingly, prior to the completion of any Appraisal; provided that the aggregate amount of all such adjustments pursuant to this clause (ii) shall not exceed $750,000,000 prior to the date that an Appraisal in respect of or that includes such Rental Equipment is delivered (and no such adjustment shall be permitted after delivery of such Appraisal).

(iii)            To the extent Holdings or any of its Subsidiaries effects a transaction permitted hereunder on the basis of Specified Availability and relies on the inclusion of Unrestricted Cash as a component of Specified Availability in order to meet the relevant test or threshold, the Borrowers’ Agent will deliver to the Agent, prior to or substantially concurrently with such transaction, a certificate showing the calculation of Specified Availability and attaching a summary report showing the Unrestricted Cash of Holdings, the Borrowers and the Restricted Subsidiaries as of a date that is no more than three Business Days prior to the date of such certificate.

(b)            The Secured Obligors will furnish to the Agent (and the Agent shall distribute or make available to each Lender that has made a request for such information through the Agent), as soon as reasonably practicable following the Agent’s request, such other reports as to the Collateral of the applicable Obligors as the Agent shall reasonably request from time to time.

(c)            If any of any Borrower’s or Guarantor’s records or reports of the Collateral are prepared by an accounting service or other agent, such Obligor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent.

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7.5           Filing of Tax Returns; Payment of Taxes. Holdings shall, and shall cause each of its Restricted Subsidiaries to, (a) file when due all United States and Canadian federal, state and provincial Tax returns, as applicable, and all other material Tax returns which it is required to file; and (b) pay, or provide for the payment of, when due, all its material Taxes, except where (i) the amount or validity thereof is being contested in good faith and by appropriate proceedings diligently conducted, provided that adequate reserves with respect thereto are maintained on the books of Holdings or such Restricted Subsidiary in conformity with GAAP or (ii) such failure to file such Tax returns or pay any such material Taxes, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.6           Legal Existence and Good Standing. Holdings shall, and shall cause each of its Restricted Subsidiaries to, (a) maintain its legal existence and, to the extent applicable, good standing in its jurisdiction of organization (except as a result of a transaction permitted under Section 8.5(b)), and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole, except, other than in the case of the legal existence of the Company under clause (a), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.7           Compliance with Law; Maintenance of License. Holdings shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where noncompliance would not reasonably be expected to have a Material Adverse Effect; provided that this sentence shall not apply to (a) laws related to Taxes, which are the subject of Section 7.5, (b) Environmental Laws, which are the subject of Section 7.13, (c) anti-money laundering laws, which are the subject of Section 7.19 and (d) ERISA and the PBA, which is the subject of Section 7.14. Holdings shall, and shall cause each of its Restricted Subsidiaries to, take all reasonable action to obtain and maintain all licenses, permits, and governmental authorizations necessary to own its property and to conduct its business, except where the failure to so obtain and maintain such licenses, permits, and governmental authorizations would not reasonably be expected to have a Material Adverse Effect.

7.8           Maintenance of Property. Holdings shall, and shall cause each of its Restricted Subsidiaries to, maintain all of its material property necessary and useful in the conduct of its business, taken as a whole, in good operating condition and repair (or, in the case of Rental Equipment and Inventory that constitutes Collateral, in saleable, useable or rentable condition), except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.9           Inspection.

(a)            Holdings shall, and shall cause each of its Restricted Subsidiaries to, permit representatives of the Agent (at the expense of the Borrowers) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and, to the extent reasonable, make copies thereof or abstracts therefrom, to examine and audit the Collateral, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract), in each case at reasonable times during normal business hours, upon reasonable advance notice to the Borrowers’ Agent; provided, however, (i) representatives of Holdings may be present during any such visits, discussions and inspections, and (ii) any visit or inspection conducted pursuant to this Section 7.9(a) shall be limited to once per 12-month period in the absence of the occurrence and continuance of an Event of Default; provided, further, that if Specified Availability is less than 20% of the Maximum Revolver Amount for a period of 20 consecutive Business Days at any time during any 12-month period, the Agent may (at the expense of the Borrowers) conduct one additional visit or inspection during such 12-month period. The Agent may in its reasonable discretion waive any visit or inspection conducted pursuant to this Section 7.9(a) if at the time of determination (i) Suppressed Availability is greater than 50% of the Maximum Revolver Amount and (ii) the Total Indebtedness Leverage Ratio is less than 3.50 to 1.00; provided, that the Agent may not waive a visit or inspection conducted pursuant to this Section 7.9(a) for two consecutive 12-month periods.

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(b)            The U.S. Obligors and, subject to clause (d) below, the Canadian Obligors, will grant access to the Agent and its representatives and independent contractors to such Person’s premises, books, records, accounts, Inventory and Rental Equipment in order to enable the Agent to obtain an Appraisal of the Rental Equipment at reasonable times during normal business hours and upon reasonable prior notice that the Agent may request in its discretion, independently of or in connection with the visits and inspections provided for in clause (a) above. The Agent shall select any and all appraisers with the consent (not to be unreasonably withheld) of the Borrowers’ Agent (unless an Event of Default exists, in which case the Agent shall be entitled to select such appraisers in its sole discretion), and the Borrowers’ Agent hereby consents to the use of Rouse Asset Services.

(c)            Absent the occurrence of an Event of Default, during each period of 12 consecutive calendar months commencing on or after the Agreement Date, the Agent shall, at the Borrowers’ expense, conduct Appraisals of the Rental Equipment of the U.S. Obligors not more than one time during any such period; provided, that if at any time during such 12-month period (i) Specified Availability is less than 20% of the Maximum Revolver Amount for a period of 20 consecutive Business Days or (ii) the Company or any of its Subsidiaries enters into an Equipment Securitization Transaction (x) at a time when Suppressed Availability is less than zero or (y) that would result in Suppressed Availability being less than zero, then, in each case, the Borrowers shall, at the Agent’s request, be responsible for the expense of one additional Appraisal of the Rental Equipment of the U.S. Obligors during such 12-month period. The Agent may in its reasonable discretion waive any Appraisal conducted pursuant to this Section 7.9(c) if at the time of determination (i) Suppressed Availability is greater than 50% of the Maximum Revolver Amount and (ii) the Total Indebtedness Leverage Ratio is less than 3.50 to 1.00; provided, that the Agent may not waive an Appraisal conducted pursuant to this Section 7.9(c) for two consecutive 12-month periods. Additionally, at any time an Event of Default has occurred and is continuing, the Agent shall have the right to conduct further Appraisals of the Rental Equipment of the U.S. Obligors in its reasonable discretion at the Borrowers’ expense. Furthermore, at the Borrowers’ Agent’s request, the Agent may conduct further Appraisals of the Rental Equipment of the U.S. Obligors in its reasonable discretion at the Borrowers’ expense.

(d)            The Agent may conduct Appraisals of the Rental Equipment of the Canadian Obligors in its reasonable discretion at the Borrowers’ expense; provided that any such Appraisals shall be subject to the same limitations as those applicable to the Appraisals of the Rental Equipment of the U.S. Obligors in accordance with clause (c) above; provided, further that the number of Appraisals the Agent may conduct during each Fiscal Year pursuant to this clause (d) shall never exceed the number of Appraisals the Agent conducts during such Fiscal Year pursuant to clause (c) above.

(e)            Nothing in this Section 7.9 shall require Holdings or its Subsidiaries to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings or its Subsidiaries, (ii) in respect of which disclosure to the Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Laws, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which the Borrowers or any of their Subsidiaries owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section  7.9).

7.10         Insurance.

(a)            Each of the Obligors and the Restricted Subsidiaries shall maintain, with financially sound and reputable insurance companies, insurance on (or self-insure) all property material to the business of the Obligors, taken as a whole, in at least such amounts and against at least such risks as customarily insured against by companies engaged in the same or similar business, all as determined in good faith by the Obligors and the Restricted Subsidiaries.

(b)            Each of the Secured Obligors shall, and Holdings shall cause the Restricted Subsidiaries to, (i) furnish to the Agent, upon written request, information in reasonable detail as to the insurance carried; and (ii) cause the Agent, for the ratable benefit of the Agent and the other Secured Parties, to be named as co-loss payees (with respect to property insurance covering Inventory and Rental Equipment that constitutes Collateral) or additional insureds (with respect to liability policies), as applicable, in a manner reasonably acceptable to the Agent, under any material insurance policies required to be maintained by the Obligors and the Restricted Subsidiaries under clause (a) above. The Secured Obligors will use commercially reasonable efforts to procure that each such material policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than 30 days, prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever. Certificates of insurance and, if requested by the Agent, photocopies of the policies shall be delivered to the Agent. If Holdings, the Borrowers or their Restricted Subsidiaries fail to procure any such material insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans, on a pro rata basis, in each case following written notice to Holdings.

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7.11         Insurance and Condemnation Proceeds. While an Event of Default has occurred and is continuing and subject to the Pari Passu Intercreditor Agreement, the Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, to apply such proceeds, ratably, to the reduction of the applicable Obligations in the order provided for in Section 4.6. If an Event of Default has occurred and is continuing and subject to the Pari Passu Intercreditor Agreement, the Obligors shall remit an amount equal to such proceeds (if the Agent has not received such proceeds) to the Agent for application to the applicable Obligations in accordance with Section 4.6. So long as no Event of Default has occurred and is continuing, (i) the Agent shall, except to the extent a prepayment or other application of such amounts is required under Section 4.2, (x) permit the Obligors to use all insurance and condemnation proceeds, or any part thereof, for any purpose permitted under this Agreement and (y) turn over to the Obligors any amounts received by it as a co-loss payee under any property insurance maintained by the Obligors or their Subsidiaries, and (ii) the Agent agrees that Holdings and/or the applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance.

7.12         Use of Proceeds. The proceeds of the Loans are to be used to refinance the facility under the Existing Loan Agreement, to pay related fees and expenses of the Transactions and to finance ongoing working capital needs (including purchases of Equipment) and for general corporate purposes (including Permitted Acquisitions and repayment or prepayment of Indebtedness) of the U.S. Borrowers, the ROW Borrowers, the Canadian Borrowers, the French Borrowers and the ANZ Borrowers. No part of the proceeds of any Loans shall be used by Holdings or any Subsidiary for any purpose that violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U and Regulation X. For the avoidance of doubt, no part of the proceeds of any Loans shall be used directly or indirectly for any purpose that violates the financial assistance prohibitions within the meaning of Article L. 225-216 of the French Code de commerce and/or would constitute or lead to a misuse of corporate assets within the meaning of Articles L. 241-3, L. 242-6 or L. 244-1 of the French Code de commerce or any other law or regulations having the same effect, as interpreted by French courts. No part of the proceeds of any Loans shall be used directly or indirectly in a manner or for a purpose that would (or would, but for any applicable limitation in any Loan Document) result in a contravention of Part 2J.3 of the Corporations Act. The Letters of Credit may be used for general corporate purposes of the Company, any other Borrower or any Subsidiary of the Company and any other purpose not prohibited by the terms of the Loan Documents.

7.13         Environmental Laws. Holdings shall, and shall cause each of its Restricted Subsidiaries to, comply substantially with all applicable Environmental Laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings shall, and shall cause each of its Restricted Subsidiaries to, upon learning of any actual noncompliance, promptly undertake reasonable efforts, if any, to achieve compliance, except to the extent such noncompliance would not reasonably be expected to have a Material Adverse Effect.

7.14         Compliance with ERISA. Holdings shall, and shall cause each of its Subsidiaries to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA, the Income Tax Act (Canada) and other applicable federal, state, provincial, territorial or foreign law; (b) cause each applicable Pension Plan intended to be qualified under Section 401 of the Code to be so qualified; (c) make all required contributions to any Plan when due; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, and (f) ensure that no Plan has an Unfunded Pension Liability, except in each case, to the extent failure to do so would reasonably be expected to have a Material Adverse Effect.

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7.15         Further Assurances. The Secured Obligors shall promptly execute and deliver, or cause to be promptly executed and delivered, to the Agent and/or the Lenders, such documents and agreements, and shall promptly take or cause to be taken such actions, as the Agent may, from time to time, reasonably request to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien. Notwithstanding anything to the contrary in this Agreement or any Loan Document, (a) the foregoing requirements shall be subject to the terms of any applicable Acceptable Intercreditor Agreement and, in the event of any conflict with such terms, the terms of the applicable Acceptable Intercreditor Agreement shall control, (b) no security interest or Lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any of Holdings or any of its Restricted Subsidiaries in, and “Collateral” shall not include, any asset to the extent excluded from “Collateral” under the applicable Security Documents (c) no Obligor shall have any obligation to make any filings or take any other action to perfect any Liens on any intellectual property created, registered or applied-for in any jurisdiction other than the United States (other than Canada, in the case of a Canadian Obligor) and (d) no Obligor or any Affiliate thereof shall be required to take any action in any non-U.S. jurisdiction (other than Canada, in the case of a Canadian Obligor) or required by the laws of any non-U.S. jurisdiction (other than Canada, in the case of a Canadian Obligor) in order to create any security interests in assets located or titled outside of the United States (other than Canada, in the case of a Canadian Obligor) or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction (other than Canada, in the case of a Canadian Obligor)).

7.16         Additional Obligors.

(a)            In the event that after the Agreement Date any U.S. Obligor organizes, creates or acquires any Wholly Owned Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary, a Foreign Subsidiary Holding Company or a Subsidiary of a Foreign Subsidiary, unless the Company otherwise determines), the U.S. Obligors shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 7.2(d) for the Fiscal Quarter during which such Domestic Subsidiary was organized, created or acquired, notify the Agent thereof and, within 30 days after the date such notice is given (or such longer period to which the Agent may reasonably agree), (i) cause such new Domestic Subsidiary to become a party to this Agreement as a U.S. Guarantor, (ii) cause such new Domestic Subsidiary to execute and deliver to the Agent a Security Agreement Supplement (as defined in the U.S. Security Agreement), a Guaranty Supplement (as defined in the U.S. Guarantee Agreement) and such other amendments to the U.S. Security Documents as the Agent may reasonably deem necessary or reasonably advisable to grant to the Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the U.S. Security Documents) in the Collateral of such new Domestic Subsidiary, (iii) deliver such other documentation as the Agent may reasonably request in accordance with the U.S. Security Documents (and subject to the limitations set out therein) in order to cause the Lien created by the U.S. Security Documents in such new Domestic Subsidiary’s Collateral and in the Capital Stock of such new Domestic Subsidiary to be duly perfected in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may reasonably be requested by the Agent, and such other documents with respect to such new Domestic Subsidiary as the Agent may reasonably request that are consistent with the documents in place or delivered to the Agent by the Obligors on the Closing Date, and (iv) subject to Section 7.4(a)(ii), prior to including such new Domestic Subsidiary’s assets in the Borrowing Base, the Agent shall conduct an Appraisal with respect to such new Domestic Subsidiary, including of (x) such new Domestic Subsidiary’s practices in the computation of its Borrowing Base and (y) the assets included in such new Domestic Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to the Agent and at the sole expense of the Obligors.

(b)            In the event that after the Agreement Date (i) any Canadian Obligor organizes, creates or acquires any Wholly Owned Subsidiary or (ii) any U.S. Obligor organizes, creates or acquires any Wholly Owned Subsidiary, in each case, that is organized under the Laws of Canada or any province or territory thereof and other than an Excluded Subsidiary, the Obligors shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 7.2(d) for the Fiscal Quarter during which such new Canadian Subsidiary was organized, created or acquired, notify the Agent thereof and, within 30 days after the date such notice is given (or such longer period to which the Agent may reasonably agree), (1) cause such new Canadian Subsidiary to become a party to this Agreement as a Canadian Guarantor, (2) cause such new Canadian Subsidiary to execute and deliver to the Agent a Security Agreement Supplement (as defined in the Canadian Security Agreement), a Guarantee Supplement (as defined in the Canadian Guarantee Agreement) and such other amendments to the Canadian Security Documents as the Agent may reasonably deem necessary or reasonably advisable to grant to the Agent, for the benefit of the Canadian Secured Parties, a perfected security interest (as and to the extent provided in the Canadian Security Documents) in the Collateral of such new Canadian Subsidiary and in the Capital Stock of such new Canadian Subsidiary and (3) deliver such other documentation as the Agent may reasonably request in accordance with the applicable Security Documents (and subject to the limitations set out therein) in order to cause the Lien created by the applicable Security Documents in such new Canadian Subsidiary’s Collateral and in the Capital Stock of such new Canadian Subsidiary to be duly perfected in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may reasonably be requested by the Agent, and such other documents with respect to such new Canadian Subsidiary as the Agent may reasonably request that are consistent with the documents in place or delivered to the Agent by the Obligors on the Closing Date.

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(c)            Subject to the limitations set out in the U.S. Security Documents, in the event that after the Agreement Date any U.S. Obligor (other than an Excluded Subsidiary) organizes, creates or acquires (i) any Foreign Subsidiary, (ii) any Foreign Subsidiary Holding Company, or (iii) any Domestic Subsidiary that is not a Wholly Owned Subsidiary (in either case, other than a Subsidiary referred to in clause (a), (b), (c), (d), (f) or (g) of the definition of “Excluded Subsidiary”), the Capital Stock of which is directly owned by such U.S. Obligor, the U.S. Obligors shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 7.2(d) for the Fiscal Quarter during which such Foreign Subsidiary or Domestic Subsidiary was organized, created or acquired, notify the Agent thereof and, within 30 days after the date such notice is given (or such longer period to which the Agent may reasonably agree), (x) execute and deliver to the Agent for the benefit of the Secured Parties a new pledge agreement or such amendments to the U.S. Security Documents as the Agent shall reasonably deem necessary or reasonably advisable to grant to the Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the U.S. Security Documents) in the Capital Stock of such new Foreign Subsidiary or Domestic Subsidiary that is directly owned by such U.S. Obligor (provided that in no event shall more than 65% of the Capital Stock of either (A) any Foreign Subsidiary or (B) any Foreign Subsidiary Holding Company be required to be so pledged and, provided, further, that no such pledge or security shall be required with respect to any Subsidiary that is not a Wholly Owned Subsidiary to the extent that the grant of such pledge or security interest would violate the terms of any agreements under which the Investment by such U.S. Obligor or any of its Subsidiaries was made therein other than any agreement entered into primarily for the purposes of imposing such a restriction) and (y) to the extent reasonably deemed advisable by the Agent, deliver to the Agent (subject to the terms of any applicable Acceptable Intercreditor Agreement) the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent of such new Foreign Subsidiary or Domestic Subsidiary and take such other action as may be reasonably deemed by the Agent to be necessary or desirable to perfect the Agent’s security interest therein.

(d)            Subject to the limitations set out in the Canadian Security Documents, in the event that after the Agreement Date any Canadian Obligor (other than an Excluded Subsidiary) organizes, creates or acquires any Domestic Subsidiary or Canadian Subsidiary that, in either case, is not a Wholly Owned Subsidiary (other than a Subsidiary referred to in clause (a), (b), (c), (d), (f) or (g) of the definition of “Excluded Subsidiary”), the Capital Stock of which is directly owned by such Canadian Obligor, the Canadian Obligors shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 7.2(d) for the Fiscal Quarter during which such new Subsidiary was organized, created or acquired, notify the Agent thereof and, within 30 days after the date such notice is given (or such longer period to which the Agent may reasonably agree), (i) execute and deliver to the Agent for the benefit of the Canadian Secured Parties a new pledge agreement or such amendments to the Canadian Security Documents as the Agent shall reasonably deem necessary or reasonably advisable to grant to the Agent, for the benefit of the Canadian Secured Parties, a perfected security interest (as and to the extent provided in the Canadian Security Documents) in the Capital Stock of such new Subsidiary that is directly owned by such Canadian Obligor (provided that no such pledge or security shall be required with respect to any such new Subsidiary to the extent that the grant of such pledge or security interest would violate the terms of any agreements under which the Investment by such Canadian Obligor or any of its Subsidiaries was made therein other than any agreement entered into primarily for the purposes of imposing such a restriction) and (ii) to the extent reasonably deemed advisable by the Agent, deliver to the Agent (subject to the terms of any applicable Acceptable Intercreditor Agreement) the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent of such new Subsidiary and take such other action as may be reasonably deemed by the Agent to be necessary or desirable to perfect the Agent’s security interest therein.

(e)            Subject to the limitations set out in the U.S. Security Documents, in the event that after the Agreement Date any U.S. Obligor organizes, creates or acquires any Wholly Owned Subsidiary that is a Foreign Subsidiary Holding Company (other than an Excluded Subsidiary), the U.S. Obligors shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 7.2(d) for the Fiscal Quarter during which such new Subsidiary was organized, created or acquired, notify the Agent thereof and, within 30 days after the date such notice is given (or such longer period to which the Agent may reasonably agree), (i) cause such new Subsidiary to become a party to this Agreement as a Guarantor in respect of any Canadian Obligations, (ii) cause such new Subsidiary to execute and deliver to the Agent a Security Agreement Supplement (as defined in the U.S. Security Agreement), a Guaranty Supplement (as defined in the U.S. Guarantee Agreement, but in respect of Canadian Obligations only), and such other amendments to the U.S. Security Documents as the Agent may reasonably deem necessary or reasonably advisable to grant to the Agent, for the benefit of the Canadian Secured Parties, a perfected security interest (as and to the extent provided in the U.S. Security Documents) in the Collateral of such new Subsidiary, and (iii) deliver such other documentation as the Agent may reasonably request in accordance with the U.S. Security Documents (and subject to the limitations set out therein) in order to cause the Lien created by the U.S. Security Documents in such new Subsidiary’s Collateral and in the Capital Stock of such new Subsidiary to be duly perfected in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may reasonably be requested by the Agent, and such other documents with respect to such new Subsidiary as the Agent may reasonably request that are consistent with the documents in place or delivered to the Agent by the Obligors on the Closing Date.

(f)            Notwithstanding anything to the contrary in this Agreement, (i) the foregoing requirements shall be subject to the terms of any applicable Acceptable Intercreditor Agreement and, in the event of any conflict with such terms, the terms of the applicable Acceptable Intercreditor Agreement shall control, (ii) no security interest or Lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any Obligor or any of their respective Subsidiaries in, and “Collateral” shall not include, any asset excluded from “Collateral” under the applicable Security Documents, (iii) no Obligor or any Affiliate thereof shall be required to take any action in any non-U.S. jurisdiction (other than Canada, in the case of a Canadian Obligor) or required by the laws of any non-U.S. jurisdiction (other than Canada, in the case of a Canadian Obligor) in order to create any security interests in assets located or titled outside of the United States (other than Canada, in the case of a Canadian Obligor) or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction (other than Canada, in the case of a Canadian Obligor)), (iv) nothing in this Section 7.16 shall require that any Obligor or any of its Subsidiaries grant a Lien or take actions to perfect a security interest with respect to any property or assets of such Person to the extent that the Agent, in its reasonable judgment, determines that the granting of such a Lien or the perfection of such security interest, as the case may be, is impracticable or inadvisable, (v) at no time shall (x) any asset of a Foreign Subsidiary or a Subsidiary of a Foreign Subsidiary or more than 65% of the voting equity or other voting ownership interests of a Foreign Subsidiary or a Foreign Subsidiary Holding Company serve as Collateral for any U.S. Obligations of a U.S. Obligor, or (y) a Foreign Subsidiary, a Foreign Subsidiary Holding Company or a Subsidiary of a Foreign Subsidiary, unless the Company otherwise determines, guarantee any U.S. Obligations of a U.S. Obligor, (vi) the Agent may grant extensions of time for the creation or perfection of security interests in particular assets or for the grant of any Guarantee where it determines, in consultation with the Borrowers’ Agent, that such extension of time is reasonable and (vii) only the Secured Obligors shall be required to grant security, or take any action to perfect a security interest in, Collateral, or to provide a Guarantee for the Obligations.

7.17          Bank and Securities Accounts; Cash Dominion.

(a)            To the extent not previously delivered under the Existing Loan Agreement, within 90 days after the Closing Date (or such longer period to which the Agent may reasonably agree), the Secured Obligors shall cause to be delivered to the Agent a deposit account control agreement or securities account control agreement, as applicable, in each case in form and substance reasonably satisfactory to the Agent (each, a “Control Agreement”), with respect to each Material Account of each Secured Obligor, duly executed by such Obligor and the applicable depositary bank or securities intermediary. Thereafter, the Secured Obligors shall cause (i) each Material Account to be subject to a Control Agreement at all times and (ii) all cash proceeds of Collateral (other than those (x) required under a Like-Kind Exchange to be deposited in a Like-Kind Exchange Account or (y) required under a Securitization Transaction to be deposited into a “Controlled Account” or similar account under and as defined in the documents governing such Securitization Transaction) to be deposited into a Material Account subject to a Control Agreement promptly upon receipt in accordance with historical practices. Notwithstanding anything herein to the contrary, the provisions of this Section 7.17(a) shall not apply to any deposit account or securities account that is acquired by an Obligor in connection with a Permitted Acquisition or other Investment permitted under this Agreement prior to the date that is 90 days (or such longer period to which the Agent may reasonably agree) following the date of such Permitted Acquisition or other Investment, as applicable.

(b)           With respect to the Material Accounts:

(i)            Each Control Agreement shall require, upon the commencement and during the continuance of a Cash Dominion Period and following delivery of notice of commencement thereof by the Agent to the Borrowers’ Agent, the ACH or wire transfer no less frequently than once per Business Day (unless this Agreement has been terminated, the Commitments have been terminated and Full Payment of the Obligations has occurred) of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each Material Account subject to such Control Agreement, net of (x) such minimum balance (not to exceed $500,000 per account and $2,000,000 in the aggregate), if any, required by the bank at which such Material Account is maintained and (y) all cash and cash receipts received in such Material Accounts during the first two Business Days of any Cash Dominion Period to the Payment Account.

(ii)           All collected amounts received in the Payment Account shall be distributed and applied in accordance with Section 4.6 on a daily basis, with any excess, unless an Event of Default shall have occurred and be continuing, to be remitted to the applicable Secured Obligor.

(iii)          The Secured Obligors may close Material Accounts or open new deposit accounts or securities accounts, subject to the substantially contemporaneous execution and delivery to the Agent of a Control Agreement for any Material Account consistent with the provisions of this Section 7.17.

(iv)          The Payment Account shall at all times be under the sole dominion and control of the Agent.

(v)          So long as (x) no Event of Default has occurred and is continuing and (y) no Cash Dominion Period has commenced and is continuing, the Obligors shall have full and complete access to, and may direct the manner of disposition of, funds in the Material Accounts.

(vi)         Any amounts held or received in the Payment Account (including all interest and other earnings with respect thereto, if any) at any time (x) after this Agreement has been terminated, the Commitments have been terminated and the Full Payment of the Obligations has occurred or (y) when all Events of Default have been cured or any Cash Dominion Period has ceased to exist shall be remitted to the Secured Obligors as the applicable Obligors may direct.

7.18         Sanctions. The Obligors will not, and will not permit any Subsidiary to, directly or, to the knowledge of Holdings, indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country. Holdings will maintain in effect policies and procedures reasonably designed to promote compliance by the Obligors, their respective Restricted Subsidiaries, and their respective directors, officers, employees, and agents with Sanctions Laws.

7.19          Anti-Money Laundering Laws. No part of the proceeds of the Loans or Letters of Credit will be used by Holdings or any of its subsidiaries, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of the FCPA, the Corruption of Foreign Public Officials Act (Canada) or any other applicable anti-money laundering or anti-corruption law.

7.20         Securitization Transactions.

(a)             The Borrowers shall cause to be delivered to the Agent such reports and information about any Securitization Transaction as may be reasonably requested by the Agent from time to time.

(b)             At any time that an Event of Default has occurred and is continuing, Holdings and the other Obligors shall, within five Business Days following written notice by the Agent to do so, cause further sales or other transfers of rental fleet equipment pursuant to any Equipment Securitization Transaction, that would otherwise constitute Collateral hereunder but for such Equipment Securitization Transaction, to cease and to otherwise cause such new rental fleet equipment to be excluded from any Equipment Securitization Transaction.

ARTICLE VIII

NEGATIVE COVENANTS

Holdings and each other Obligor covenant to the Agent and each Lender that, from and after the Agreement Date, so long as any of the Commitments remain in effect, and thereafter until Full Payment of the Obligations:

8.1            Indebtedness. Neither Holdings nor any of the Restricted Subsidiaries shall create, incur, assume or otherwise become directly or indirectly liable with respect to any Indebtedness, except as follows (collectively, “Permitted Indebtedness”):

(a)            Indebtedness created hereunder or under the other Loan Documents (including Indebtedness incurred pursuant to a Refinancing Amendment and Indebtedness created under Incremental Facilities) and any Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness;

(b)            Indebtedness described on Schedule 8.1 and any Refinancing Indebtedness in respect thereof;

(c)            Indebtedness incurred by any Borrower or any Restricted Subsidiary pursuant to Credit Facilities (as such term is defined in the TLB Credit Agreement as in effect on the Agreement Date) and any Refinancing Indebtedness in respect thereof; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (c) and then outstanding does not exceed (i) the greater of (x) $9,369,000,000 and (y) 85% of Consolidated Net Tangible Assets, less (ii) the sum of the Maximum Revolver Amount at such time plus any additional outstanding Indebtedness under this Agreement at such time incurred pursuant to Section 2.5, 2.6 or 2.7 not included under the Maximum Revolver Amount;

(d)            Indebtedness of a Borrower or any of the Restricted Subsidiaries under equipment purchase or lines of credit, or for Capital Lease Obligations or Purchase Money Obligations; provided that, immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred under this clause (d) and then outstanding does not exceed the greater of the greater of (x) $827,000,000 and (y) 7.5% of Consolidated Net Tangible Assets;

(e)            Indebtedness of a Borrower or any Restricted Subsidiary incurred in respect of (i) performance bonds, completion guarantees, surety bonds, bankers’ acceptances, letters of credit or other similar bonds, instruments or obligations, including Indebtedness evidenced by letters of credit issued to support the insurance or self-insurance obligations of a Borrower or any of the Restricted Subsidiaries (including to secure workers’ compensation and other similar insurance coverages), but excluding letters of credit issued in respect of or to secure money borrowed, (ii) obligations under Hedge Agreements entered into for bona fide hedging purposes of any Borrower and not for speculative purposes or (iii) cash management obligations and netting, overdraft protection and other similar facilities or arrangements, in each case arising under standard business terms of any bank at which a Borrower or any Restricted Subsidiary maintains such facility or arrangement;

(f)            Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of any Borrower or any Restricted Subsidiary;

(g)             Indebtedness of any Obligor to another Obligor;

(h)             Indebtedness of (i) any Subsidiary which is not an Obligor to another Subsidiary which is not an Obligor, (ii) any Subsidiary that is not an Obligor to any Obligor; provided that the aggregate amount of Indebtedness incurred under this clause (h)(ii), when taken together with the aggregate amount of Investments made under clause (e)(i)(C), clause (e)(ii) and clause (l)(ii) of the definition of “Permitted Investments” (as reduced by any return of capital in respect of any such Investment), shall not exceed the greater of (x) $1,102,000,000 and (y) 10% of Consolidated Net Tangible Assets in the aggregate outstanding at any time or (iii) any Subsidiary that is not an Obligor to any Obligor so long as the Payment Conditions shall have been satisfied at the time such Indebtedness is incurred;

(i)            (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence and (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased or rented in the ordinary course of business;

(j)            unsecured Indebtedness of an Obligor or any Restricted Subsidiary (including any Indebtedness assumed in connection with a Permitted Acquisition) so long as (i) on a pro forma basis, the Fixed Charge Coverage Ratio (as defined in the TLB Credit Agreement as in effect on the Agreement Date) is at least 2.00:1.00 (“Ratio Debt”), provided that for the purposes of calculating the Fixed Charge Coverage Ratio (as defined in the TLB Credit Agreement as in effect on the Agreement Date), the denominator shall be limited to Consolidated Interest Expense paid in cash; (ii) such Indebtedness matures on or after, and requires no scheduled payments of principal prior to, the date that is six months after the latest maturity date with respect to any of the Obligations then applicable hereunder, (iii) with respect to Indebtedness incurred under this clause (j)(iii), the aggregate principal amount of such Indebtedness does not exceed at any time the greater of (x) $1,102,000,000 and (y) 10% of Consolidated Net Tangible Assets or (iv) the Obligors are in compliance with the Payment Conditions, and any Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness; provided that the proceeds of any of the foregoing Indebtedness may be deposited in an escrow account secured pursuant to Section 8.2(jj) pending the application of such proceeds to a Permitted Acquisition or other Investment permitted hereunder or any discharge, redemption, defeasance or refinancing;

(k)            Indebtedness of Foreign Subsidiaries (other than the Canadian Obligors any assets of which comprise part of the Canadian Borrowing Base) incurred to finance the working capital of such Foreign Subsidiaries;

(l)             Indebtedness of any Foreign Subsidiary (other than the Canadian Obligors any assets of which comprise part of the Canadian Borrowing Base) that is secured by a Lien on the assets of such Foreign Subsidiary incurring such Indebtedness, in an aggregate amount for all such Foreign Subsidiaries under this clause (l) not to exceed the greater of (i) $1,102,000,000 and (ii) 10% of Consolidated Net Tangible Assets at any time; provided that any such Lien on assets comprising Canadian Collateral shall be subject to an intercreditor agreement reasonably satisfactory to the Agent;

(m)             Indebtedness arising from agreements of Holdings or any Restricted Subsidiary providing for guarantees, indemnification, obligations in respect of earnouts or other purchase price adjustments or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary permitted hereunder, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(n)            [intentionally omitted];

(o)            Indebtedness by any Special Purpose Vehicle to a Canadian Obligor in connection with any Securitization Transaction arising from the purchase of equipment, leases, agreements, accounts or receivables by such Special Purpose Vehicle from such Canadian Obligor;

(p)            Guarantees by Holdings or any Restricted Subsidiary of Indebtedness permitted to be incurred by an Obligor or any Restricted Subsidiary hereunder; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with any of the Obligations, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed; provided, further, that no Canadian Obligor may guarantee any Indebtedness of a U.S. Obligor under this clause (p) unless such Person Guarantees the U.S. Obligations;

(q)            Guarantees or other Indebtedness in respect of Indebtedness of (i) an Unrestricted Subsidiary, (ii) a Person in which the Company or a Restricted Subsidiary has a minority interest or (iii) joint ventures or similar arrangements, provided, however, that at the time of incurrence of any Indebtedness pursuant to this clause (q) the aggregate principal amount of all Guarantees and other Indebtedness incurred under this clause (q) and then outstanding does not exceed the greater of (x) $551,000,000 and (y) 5% of Consolidated Net Tangible Assets;

(r)            Indebtedness of any Obligor or Restricted Subsidiary that is subordinated to the payment in full of the Obligations on terms and conditions satisfactory to the Agent; provided that both before and on a pro forma basis immediately after the incurrence of such Indebtedness, the Obligors are in compliance with the financial covenant set forth in Section 8.9 (regardless of whether a Covenant Trigger is in effect or such covenant is otherwise effective);

(s)             Indebtedness representing deferred compensation, severance and health and welfare retirement benefits to current and former employees of Holdings and its Subsidiaries incurred in the ordinary course of business;

(t)              Indebtedness consisting of the financing of insurance premiums;

(u)             Indebtedness incurred in connection with customary cash management practices of any Obligor or any Subsidiary of an Obligor owing (i) to any Obligor or (ii) to any Subsidiary that is not an Obligor; provided that the aggregate amount of Indebtedness incurred under this clause (u)(ii) and then outstanding shall not exceed $500,000,000;

(v)             (i) Non-Recourse Indebtedness of any Special Purpose Vehicle in respect of any Securitization Transactions and (ii) any Indebtedness under Standard Securitization Undertakings;

(w)             Indebtedness of any Restricted Subsidiary that is not an Obligor; provided that (i) such Indebtedness is not guaranteed by any Obligor, (ii) the holder of such Indebtedness does not have, directly or indirectly, any recourse to any Obligor, whether by reason of representations or warranties, agreement of the parties, operation of law or otherwise, and (iii) such Indebtedness is not secured by any assets other than assets of such Restricted Subsidiary or other Restricted Subsidiaries that are not Obligors;

(x)              unsecured Indebtedness of Holdings, provided that on a pro forma basis immediately after the incurrence of such Indebtedness, the Obligors are in compliance with the financial covenant set forth in Section 8.9 (regardless of whether a Covenant Trigger is in effect or such covenant is otherwise effective); and

(y)             Indebtedness of any Obligor or any Restricted Subsidiary, in addition to that described in clauses (a) through (x) above; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred pursuant to this clause (y) and then outstanding does not exceed the greater of (i) $1,102,000,000 and (ii) 10% of Consolidated Net Tangible Assets.

For purposes of determining compliance with, and the outstanding principal amount of Indebtedness (including Guarantees) incurred pursuant to and in compliance with, this Section 8.1, (i) in the event that Indebtedness (including Guarantees) meets the criteria of more than one type of Indebtedness (including Guarantees) described in this Section 8.1, the Borrowers’ Agent, in its sole discretion, shall classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one or a combination of the clauses of this Section 8.1, (ii) at any time Holdings and its Restricted Subsidiaries would be entitled to incur any then outstanding unsecured Indebtedness under clause (j) of this Section 8.1, such Indebtedness shall be automatically reclassified as Indebtedness incurred pursuant to such clause, (iii) if any Indebtedness is incurred to refinance Indebtedness initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Net Tangible Assets at the time of incurrence, and such refinancing would cause the percentage of Consolidated Net Tangible Assets restriction to be exceeded if calculated based on the Consolidated Net Tangible Assets on the date of such refinancing, such percentage of Consolidated Net Tangible Assets restriction shall not be deemed to be exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing, (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP and (v) the principal amount of Indebtedness outstanding under any clause of Section 8.1 shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

Except as provided in the paragraph below, with respect to Indebtedness denominated in a foreign currency, the amount of any Indebtedness outstanding as of any date shall be:

i.	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

ii.	the principal amount of the Indebtedness, in the case of any other Indebtedness; and in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (A) the Fair Market Value of such assets at the date of determination; and (B) the amount of the Indebtedness of the other Person.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (A) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (B) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, calculated as described in the following sentence, does not exceed (x) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (y) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (C) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to a Credit Facility (as such term is defined in the TLB Credit Agreement as in effect on the Agreement Date) shall be calculated based on the relevant currency exchange rate in effect on, at the Borrower’s option, (I) the Closing Date, (II) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (III) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

8.2            Liens. Neither Holdings nor any of its Restricted Subsidiaries shall create, incur, assume or suffer to exist any Lien of any kind on any of their respective properties or assets, whether now owned or hereafter acquired, except for the following (collectively, “Permitted Liens”):

(a)            Liens created pursuant to the Security Documents;

(b)            Liens existing on, or provided for under written arrangements existing on, the Closing Date and described on Schedule 8.2 or securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(c)            Liens granted pursuant to documentation separate from any Security Document securing (i) Indebtedness permitted under Section 8.1(c) or (ii) other Permitted Indebtedness of Holdings and any other Obligor or Restricted Subsidiary incurred after the Closing Date in an aggregate outstanding principal amount of all such secured Indebtedness under this clause (ii) for Holdings and all such other Obligors and Restricted Subsidiaries not to exceed at any time the greater of (x) $1,102,000,000 and (y) 10% of Consolidated Net Tangible Assets at such time; provided that, (A) with respect to any Liens under this clause (c), (I) no such Lien on any Collateral may be senior or prior to the Agent’s Liens thereon and (II) such Liens on any Collateral are subject to the terms of an Acceptable Intercreditor Agreement, (B) no such Lien on any Collateral which is pari passu in priority with the Agent’s Liens thereon may be granted if, after giving effect to the automatic imposition of the Pari Passu Debt Reserves with respect to the Indebtedness secured by such Lien, an Out-of-Formula Condition exists and (C) subject to Section 1.3(l), no Default or Event of Default shall be continuing at the time of the granting or imposition of such Lien or would result therefrom;

(d)            Liens in favor of an Obligor or a Restricted Subsidiary; provided that such Liens on any Collateral are subject to an intercreditor agreement reasonably satisfactory to the Agent;

(e)            Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary and Liens on the Capital Stock or assets of Foreign Subsidiaries (other than the Canadian Obligors any assets of which comprise any part of the Canadian Borrowing Base) securing Indebtedness permitted under Section 8.1(l);

(f)            Liens (i) for Taxes (other than those described under clause (ii) below) not delinquent or statutory Liens for taxes, the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on Holdings and its Restricted Subsidiaries, or which are being contested in good faith and by appropriate proceedings diligently conducted, provided that adequate reserves with respect thereto are maintained on the books of Holdings or any of the Restricted Subsidiaries, as applicable, in accordance with GAAP or (ii) in the case of any Canadian Obligor, securing claims for unpaid wages, vacation pay, workers’ compensation, unemployment insurance, pension plan contributions, Unfunded Pension Liabilities, employee or non-resident withholding tax source deductions, unremitted goods and services, harmonized sales or sales taxes, realty taxes (including utility charges and business taxes which are collectable like realty taxes), customs duties or similar statutory obligations secured by a Lien on any property; provided that such claims under this clause (ii) are not past due, unless they are being contested in good faith and by appropriate proceedings diligently conducted, provided that adequate reserves with respect thereto are maintained on the books of such Canadian Obligor in accordance with GAAP;

(g)            statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Persons and other Liens imposed by law for sums not yet delinquent for a period of more than 60 days or being contested in good faith and by appropriate proceedings diligently conducted, provided that adequate reserves with respect thereto are maintained on the books of Holdings or any of the Restricted Subsidiaries, as applicable, in accordance with GAAP;

(h)            Liens incurred or deposits or pledges of cash or Cash Equivalents made in connection with workers’ compensation, unemployment insurance and other types of social security and other similar laws, or to secure the performance of bids, tenders, contracts, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

(i)              (i) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on real property over which Holdings or any Subsidiary has easement rights or on any leased real property and subordination or similar agreements relating thereto; and (ii) any condemnation or eminent domain proceedings affecting any real property;

(j)              judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(k)            easements, rights-of-way, zoning restrictions, utility agreements, covenants, restrictions and other similar charges, encumbrances or title defects or leases or subleases granted to others, in respect of real property not interfering in the aggregate in any material respect with the ordinary conduct of the business of any Borrower or Restricted Subsidiary;

(l)             any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(m)           [intentionally omitted];

(n)            Liens securing Indebtedness incurred pursuant to Section 8.1(d); provided, however, that any such Lien may not extend to any other property owned by any Borrower or Restricted Subsidiary at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by such Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(o)            Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(p)            Liens securing Refinancing Indebtedness to the extent such Liens are permitted in the definition of “Refinancing Indebtedness”;

(q)            Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of an Obligor or Restricted Subsidiary, including rights of offset and setoff;

(r)             Liens securing obligations under Hedge Agreements not entered into for speculative purposes;

(s)            customary Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

(t)             any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by this Agreement;

(u)            Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of this Agreement;

(v)            Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(w)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(x)             any encumbrance or restriction (including put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(y)             Liens on insurance proceeds or unearned premiums incurred in connection with the financing of insurance premiums;

(z)             Liens arising by operation of law in the ordinary course of business;

(aa)           Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(bb)           Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business;

(cc)           licenses, sublicenses, leases, subleases or other rights granted to other Persons (i) in the ordinary course of business or (ii) otherwise not materially interfering with the conduct of the business of the Borrowers and the Restricted Subsidiaries taken as a whole or the Agent’s rights with respect to the Collateral;

(dd)          Liens (i) on inventory or goods and proceeds securing the obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods of the Company or any Subsidiary in the ordinary course of its business, (ii) that are contractual rights of setoff, (iii) relating to purchase orders and other agreements entered into with customers or suppliers of Holdings or any Subsidiary in the ordinary course of business, to the extent not securing Indebtedness under Section 8.1(d), (iv) in favor of a banking institution encumbering deposits (including the right of setoff) held by such banking institution incurred in the ordinary course of business or which are within the general parameters customary in the banking industry or (v) in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(ee)           Liens arising from precautionary UCC filings or PPSA filings regarding a “true sale” to a Special Purpose Vehicle pursuant to a Securitization Transaction or “true” operating leases or the bailment or consignment of goods to any Obligor or any Subsidiary, to the extent such lease, bailment or consignment is not otherwise in violation of this Agreement;

(ff)            Liens existing on property or assets of a Person at the time such Person becomes a Restricted Subsidiary (or at the time an Obligor or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger, amalgamation or consolidation with or into an Obligor or any Restricted Subsidiary) or securing Permitted Indebtedness assumed or incurred in connection with an acquisition permitted under the terms of this Agreement; provided, that such Liens do not extend to any property or assets other than such acquired property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(gg)          Liens on any Like-Kind Exchange Account and any Replacement Property that is acquired in a Like-Kind Exchange, in each case granted pursuant to and in connection with a Like-Kind Exchange in favor of any applicable Qualified Intermediary to facilitate such Like-Kind Exchange;

(hh)          Liens securing Indebtedness of any Subsidiary that is not an Obligor pursuant to Section 8.1(w);

(ii)            Liens incurred by any Borrower or Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (ii), do not exceed at any time the greater of (i) $1,102,000,000 and (ii) 10% of Consolidated Net Tangible Assets at such time; provided that, (x) with respect to any Liens under this clause (ii), (A) no such Lien on any Collateral may be senior or prior to the Agent’s Liens thereon and (B) such Liens on any Collateral are subject to the terms of an Acceptable Intercreditor Agreement, (y) no such Lien on any Collateral comprising any Rental Equipment, Merchandise and Consumables Inventory, any proceeds of any of the foregoing, any Material Accounts into which any such proceeds are deposited, any books or records related to any of the foregoing, or any other assets related to any of the foregoing which is pari passu in priority with the Agent’s Liens thereon may be granted if, after giving effect to the automatic imposition of the Pari Passu Debt Reserves with respect to the Indebtedness secured by such Lien, an Out-of-Formula Condition exists and (z) subject to Section 1.3(l), no Default or Event of Default shall be continuing at the time of the granting or imposition of such Lien or would result therefrom;

(jj)            Liens on the proceeds of Indebtedness or other amounts held in favor of the lenders or holders of such Indebtedness and their agents or representatives pending the application of such proceeds to a Permitted Acquisition or other Investment permitted hereunder or any discharge, redemption, defeasance or refinancing;

(kk)           Liens arising in connection with (A) a lease for a term of more than one year (as defined in the Personal Property Securities Act 1999 (New Zealand)), (B) a transfer of an account receivable or chattel paper (in each case as defined in the Personal Property Securities Act 1999 (New Zealand)) or (C) a commercial consignment (as defined in the Personal Property Securities Act 1999 (New Zealand)), in each case, to the extent such lease, transfer or consignment is not otherwise in violation of this Agreement; and

(ll)             Liens, whether or not the transaction concerned, in substance, secures payment or performance of an obligation arising in connection with (A) the interest of a transferee under a transfer of an account or chattel paper (in each case as defined in the Personal Property Securities Act 2009 (Cth)(Australia)), (B) the interest of a consignor who delivers goods to a consignee under a commercial consignment (as defined in the Personal Property Securities Act 2009 (Cth)(Australia)) or (C) the interest of a lessor or bailor of goods under a PPS lease (as defined in the Personal Property Securities Act 2009 (Cth)(Australia)), in each case, to the extent such lease, transfer or consignment is not otherwise in violation of this Agreement.

For purposes of determining compliance with this Section 8.2, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrowers’ Agent shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with the definition of “Permitted Liens”. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

8.3            [Intentionally omitted].

8.4            Distributions; Restricted Investments. Neither Holdings nor any of its Restricted Subsidiaries shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Permitted Distributions, or (b) make any Investment, except Permitted Investments.

8.5            Mergers, Consolidations or Sales. Neither Holdings nor any of the Restricted Subsidiaries shall merge into, or consolidate or amalgamate with, any other Person or permit any other Person to merge into or consolidate or amalgamate with it, or consummate any Asset Disposition, or wind up, liquidate or dissolve, except:

(a)            transfers of condemned or expropriated property to the applicable Governmental Authority or agency that has condemned or expropriated the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the applicable insurer of such property or its designee as part of an insurance settlement;

(b)

(i)            any Obligor or any Restricted Subsidiary may be merged, consolidated or amalgamated with or into (x) (1) in the case of a Secured Obligor, any other Secured Obligor that is domiciled and is resident in the same country as such Secured Obligor, or any Secured Obligor that is a U.S. Obligor or (2) otherwise, any Obligor, (y) any other Person that is domiciled and is resident in the same country as such Obligor or Restricted Subsidiary or (z) any other Person if the Person formed by or surviving such merger, consolidation or amalgamation is domiciled and is resident in the same country as such Obligor or Restricted Subsidiary; provided, that (A) if Holdings is involved in such merger, consolidation or amalgamation, the continuing or surviving Person shall be Holdings, (B) if the Company is involved in such merger, consolidation or amalgamation, the continuing or surviving Person shall be (I) the Company or (II) a Person organized or existing under the laws of the United States, any state thereof, or the District of Columbia, and such Person expressly assumes all of the obligations of the Company under this Agreement and the other Loan Documents pursuant to a supplement or joinder to the Loan Documents in a form reasonably satisfactory to the Agent, and (C) in the case of such a merger, consolidation or amalgamation involving an Obligor, the continuing or surviving Person shall be an Obligor and (except to the extent such continuing or surviving Person is Holdings) a Wholly Owned Subsidiary of the Company (and, to the extent such continuing or surviving Person was not an Obligor prior to such merger, consolidation or amalgamation, it shall expressly assume all obligations as an Obligor under the Loan Documents pursuant to documentation reasonably satisfactory to the Agent);

(ii)             any Obligor or any Restricted Subsidiary of an Obligor (in either case, other than Holdings and the Company) may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to its direct parent Obligor (but in no case, to Holdings);

(iii)            any Restricted Subsidiary that is not an Obligor may be merged or amalgamated with or into any other Restricted Subsidiary that is not an Obligor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Restricted Subsidiary that is not an Obligor; and

(iv)            any Excluded Subsidiary may be liquidated, wound up or dissolved;

(c)            Asset Dispositions of any Non-Core Business; and

(d)            Asset Dispositions not otherwise permitted by this Section 8.5 so long as (i) after giving effect thereto the Payment Conditions are satisfied, (ii)(x) the transferor receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (y) such Asset Disposition is for consideration at least 75% of which consists of cash or Cash Equivalents; provided, however, that this limitation shall not apply to any Asset Disposition in which the cash or Cash Equivalent portion of the consideration received therefrom, determined in accordance with the foregoing clause (x), is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation, and (iii) before and after giving effect thereto, no Event of Default has occurred and is continuing;

provided that in the case of any Asset Disposition of Collateral having a Fair Market Value exceeding (A) the greater of (x) $331,000,000 and (y) 3% of Consolidated Net Tangible Assets as of the date of the applicable Asset Disposition or (B) if after giving effect to such Asset Disposition on a pro forma basis Specified Availability is at least $1,000,000,000, the greater of (x) $551,000,000 and (y) 5% of Consolidated Net Tangible Assets, the Agent shall have received an updated Borrowing Base Certificate giving effect to such Asset Disposition on a pro forma basis.

(e)            For the purposes of Section 8.5(d), the following are deemed to be cash: (i) the assumption of Indebtedness of the Company or any Restricted Subsidiary to the extent the Company or such Restricted Subsidiary is released from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (ii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition to the extent that the Company and each other Restricted Subsidiary are released in full from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (iii) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (iv) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary (provided that such Indebtedness is not expressly subordinated in right of payment to the Obligations), (v) properties or assets that are used or useful in the business of the Company and the Restricted Subsidiaries conducted at such time or in businesses reasonably related thereto or Capital Stock of a Person, the principal portion of whose assets consist of such property or assets or (vi) any Designated Non-cash Consideration received by the Company or any of the Restricted Subsidiaries in an Asset Disposition; provided, however, that the aggregate Fair Market Value of all Designated Non-cash Consideration received and treated as cash pursuant to this clause is not to exceed, at any time, an aggregate amount outstanding equal to the greater of (x) $331,000,000 and (y) 3% of Consolidated Net Tangible Assets as of the date of the applicable Asset Disposition, without giving effect to changes in value subsequent to the receipt of such Designated Non-cash Consideration.

8.6            Prepayments of Indebtedness. Neither Holdings nor any of its Restricted Subsidiaries shall prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except the payment, prepayment, redemption, purchase, defeasance or other satisfaction of (a) Loans in accordance with the terms of this Agreement, (b) any Indebtedness ranking pari passu with the Loans, (c) any Indebtedness payable to any Borrower, (d) regularly scheduled repayments or redemptions of Permitted Indebtedness or any mandatory offers to repay, prepay, redeem or purchase Permitted Indebtedness (subject to clause (f) below), (e) any obligations in respect of any Securitization Transactions, (f) any Permitted Indebtedness in connection with any refinancing or replacement thereof with any Refinancing Indebtedness thereof, (g) any Permitted Indebtedness required as a result of any sale, lease, transfer or other disposition of any property securing such Permitted Indebtedness to the extent that such security is permitted under this Agreement (and if such property constitutes Collateral, the Lien thereon securing such Permitted Indebtedness is senior to the Agent’s Lien thereon) and such payment, prepayment, redemption, purchase, defeasance or other satisfaction is permitted under the terms of any intercreditor or subordination provisions with respect thereto, (h) Indebtedness by any Special Purpose Vehicle to a Canadian Obligor arising from the purchase of equipment, leases, agreements, accounts or receivables by such Special Purpose Vehicle from such Canadian Obligor, (i) any Indebtedness so long as at such time, (x) both before and after giving effect to such payment, prepayment, redemption, purchase, defeasance or other satisfaction thereof, no Specified Default has occurred and is continuing and (y) after giving pro forma effect thereto, the Payment Conditions shall have been satisfied, (j) any Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of Indebtedness (other than Indebtedness under this Agreement) of Holdings or any Borrower which does not have a shorter maturity than the Subordinated Indebtedness being refinanced (or if shorter, the Loans extended hereunder), and (k) any purchase or redemption of any Subordinated Indebtedness of Holdings, the Company or any Restricted Subsidiary required pursuant to the terms thereof as a result of a Change of Control or an asset disposition, so long as at such time no Default or Event of Default shall have occurred and be continuing (or would result therefrom).

8.7            Transactions with Affiliates. Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $50,000,000, unless such transaction is on terms that are not materially less favorable to Holdings or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of Holdings, except that this Section 8.7 shall not prohibit:

(a)            transactions with or among Obligors and the Restricted Subsidiaries;

(b)            transactions in the ordinary course of business, or approved by a majority of the board of directors of Holdings, between an Obligor or any Restricted Subsidiary and any Affiliate of the Company that is a joint venture or similar entity;

(c)            (i) customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, collective bargaining agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of an Obligor or any Restricted Subsidiary entered into in the ordinary course of business and (ii) any transaction with an officer or director not involving more than $1,000,000 in any one year;

(d)            Distributions or Investments made in compliance with Section 8.4;

(e)            loans and advances to officers, directors and employees of an Obligor or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business;

(f)             transactions pursuant to agreements in effect on the Closing Date;

(g)            any sale, conveyance or other transfer of assets transferred in a Securitization Transaction to a Special Purpose Vehicle;

(h)            transactions with customers, clients, suppliers, licensees, licensors, joint venture partners, joint ventures, including their members or partners, or purchasers or sellers of goods or services, in each case in the ordinary course of business, including pursuant to joint venture agreements, and otherwise in compliance with the terms of this Agreement which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the applicable Obligor or Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Obligor or Restricted Subsidiary with an unrelated person or entity, in the good faith determination of Holdings’ board of directors or its senior management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(i)             any purchase by Holdings or its Subsidiaries of the Capital Stock of any Wholly Owned Subsidiary; provided that such Capital Stock shall be pledged to the Agent on behalf of the Secured Parties to the extent required by this Agreement or the Security Documents;

(j)             any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or any capital contribution to the Company; and

(k)            transactions in which Holdings or a Restricted Subsidiary, as the case may be, delivers to the Agent a letter from an accounting, appraisal or investment banking firm of national standing stating that the financial terms of such transaction either (i) are fair to Holdings or such Restricted Subsidiary, as applicable, from a financial point of view (or words of similar import) or (ii) are not materially less favorable to Holdings or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of Holdings.

8.8            Restrictive Agreements. Neither Holdings nor any of its Restricted Subsidiaries shall enter into, incur or permit to exist any agreement or other arrangement that imposes any restriction or prohibition on the ability of a Restricted Subsidiary to pay dividends or other Distributions with respect to any of its equity interests; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law, any applicable rule, regulation or order or by any Loan Document, (b) an agreement entered into for the sale or disposition of Capital Stock or any assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold), (c) restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (d) any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (e) restrictions and conditions contained in joint venture agreements and other similar agreements entered into in the ordinary course of business, so long as such restrictions and conditions apply only to the interests in the respective joint venture, similar entity formed thereunder or any special purpose entity, the assets of which are comprised primarily of ownership interests in joint ventures and assets related thereto, (f) restrictions and conditions existing on the Closing Date contained in any agreement governing Existing Public Debt or listed on Schedule 8.1 (other than any finance leases, agreements relating to letters of credit or the intercompany note described on such schedule) and any Refinancing Indebtedness in respect thereof, (g) restrictions under any Incremental Commitments, Incremental ABL Term Loans or Credit Facility and any Refinancing Indebtedness in respect thereof, (h) customary restrictions and conditions contained in any agreement governing any Permitted Indebtedness not referred to in the foregoing clauses (f) and (g) incurred after the Agreement Date if such restrictions and conditions contained in any such agreement taken as a whole are not materially less favorable to the Lenders than such restrictions and conditions contained in Existing Public Debt or agreements listed on Schedule 8.1 (other than any finance leases, agreements relating to letters of credit or the intercompany note described on such schedule) as in effect on the Closing Date (as determined in good faith by the Company), (i) customary restrictions on transfers of property subject to a Lien permitted under this Agreement, (j) restrictions in agreements representing Permitted Indebtedness of a Restricted Subsidiary that is not an Obligor, (k) (i) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary and (ii) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (l) any agreement entered into with respect to a Special Purpose Vehicle in connection with a Securitization Transaction, containing customary restrictions required by the institutional sponsor or arranger of such Securitization Transaction in similar types of documents relating to the purchase of similar assets in connection with the financing thereof, (m)(i) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (ii) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or adversely affect the ability of the Company to make interest and principal payments with respect to the Loans or (iii) pursuant to Hedge Agreements, (n) an agreement or instrument relating to any Indebtedness permitted to be incurred hereunder (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in instruments governing Indebtedness as in effect on the Agreement Date (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially less favorable, taken as a whole, to the Lenders than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Loans or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (o) Purchase Money Obligations with respect to property or assets acquired in the ordinary course of business that impose encumbrances or restrictions on the property or assets so acquired and (p) restrictions and conditions in any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses, provided that such restrictions and conditions of any such agreement are, in the good faith judgment of Holdings or the Company, not materially less favorable, taken as a whole, to the Lenders than the corresponding restrictions and conditions under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

8.9            Fixed Charge Coverage Ratio. In the event that Specified Availability at any time is less than 10% of the Maximum Revolver Amount (any such event being a “Covenant Trigger”), then, as of the date of such Covenant Trigger (each such date, a “Covenant Trigger Date”) and thereafter until the date on which Specified Availability shall have been (a) at least equal to 10% of the Maximum Revolver Amount for 20 consecutive calendar days or (b) at least equal to 15% of the Maximum Revolver Amount for five consecutive calendar days (each such period commencing on a Covenant Trigger Date and ending on such date, a “Covenant Trigger Period”), and during any Covenant Trigger Period thereafter, the Borrowers will not permit the Fixed Charge Coverage Ratio, measured on a pro forma basis as of the last day of the most recently ended Fiscal Quarter for which financial statements were required to have been delivered in accordance with Section 7.2, and for the period of four Fiscal Quarters then ending, to be less than 1.0 to 1.0.

ARTICLE IX

CONDITIONS OF LENDING

9.1            Conditions Precedent to Effectiveness of Agreement and Making of Loans on the Closing Date. The effectiveness of this Agreement, the obligation of the Lenders to make any Loans on the Closing Date, and the obligation of the Agent to cause the applicable Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the satisfaction (or waiver in writing by the Agent and the Arrangers) of the following conditions precedent:

(a)            This Agreement, the U.S. Security Agreement, the Canadian Deed of Hypothec Confirmation, the Canadian Security Agreement, the Perfection Certificate and the Fee Letter among the Agent, Holdings and the Borrowers shall have been executed by each party thereto.

(b)            Since December 31, 2021, there shall not have occurred a Material Adverse Effect.

(c)            The Agent and the Lenders shall have received (i) customary opinions of counsel for the Obligors (including Canadian counsel to the Canadian Obligors, French counsel to the French Borrower, and local counsels to the ROW Obligors in Germany, the Netherlands, Puerto Rico, and the U.K.) or of counsel for the Agent and Lenders (including Australia and New Zealand counsel) (as applicable) reasonably satisfactory to the Agent; (ii) a copy of the certificate or articles of constitution/incorporation/amalgamation/amendment or memoranda of association (or similar Charter Documents, including all amendments thereto to the extent such amendments are in full force and effect) of each Obligor, certified as of a recent date by the Secretary of State of the state of its organization or other Governmental Authority (to the extent applicable), and a certificate as to the good standing or status, to the extent applicable, of each Obligor as of a recent date, from such Secretary of State or other Governmental Authority; (iii) a certificate of the Secretary or Assistant Secretary, director or other officer or authorized signatory of each Obligor dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the by-laws (or similar Charter Documents) of such Obligor as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or the equivalent governing body) of such Obligor authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the certificate or articles of constitution/incorporation/amalgamation/amendment or memoranda of association/statuts (or similar Charter Documents) of such Obligor have not been amended since the date of the last amendment thereto provided to the Agent and the Lenders, (4) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Obligor and (5) in the case of each French Borrower, as to (I) a true, accurate and complete copy of a certificat de non-faillite dated no earlier than 15 days prior to the Closing Date and (II) a true, accurate and complete copy of a Kbis extract dated no earlier than 15 days prior to the Closing Date; and (iv) a certificate of another director or officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary, director or other officer or authorized signatory executing the certificate pursuant to clause (iii) above.

(d)            (i) The Agent on behalf of the Secured Parties shall have been granted a first priority (subject to Permitted Priority Liens) and perfected security interest in the Collateral pursuant to the applicable Loan Documents; and (ii) the Agent shall have received the following:

(A)	to the extent not received prior to the Closing Date pursuant to the Original Loan Agreement or the Existing Loan Agreement, certificates representing the equity interests (to the extent certificated and required to be pledged under the Loan Documents) listed on Schedule 7 to the Perfection Certificate held by any Secured Obligor accompanied by undated stock powers executed in blank and instruments listed on Schedule 8 to the Perfection Certificate held by any Secured Obligor, indorsed in blank,

(B)	to the extent not received and filed prior to the Closing Date pursuant to the Original Loan Agreement or the Existing Loan Agreement, proper financing statements in form appropriate for filing under the UCC and the PPSA of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Documents, covering the Collateral described in the Security Documents, and

(C)	completed requests for information, dated on or before the Closing Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Obligor as debtor, together with copies of such other financing statements.

(e)            The Borrowers shall have paid (i) all fees required to be paid and payable by the Obligors on the Closing Date under the Fee Letters, (ii) reasonable and documented, out-of-pocket expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced at least three Business Days prior to the Closing Date and payable by the Obligors, (iii) all unpaid interest and fees accrued under the Existing Loan Agreement as of (and including) the Closing Date pursuant to Section 1.10(d), (iv) any amounts payable under Section 5.4 of the Existing Loan Agreement as required pursuant to Section 1.10(c) hereof and (v) any amounts payable under Section 5.4 as required pursuant to Section 1.10(e) or (f).

(f)            To the extent not received prior to the Closing Date pursuant to the Existing Loan Agreement, the Agent shall have received evidence of all coverage and endorsements with respect to insurance required by this Agreement relating to the Collateral, including the requirements set forth in Section 7.10.

(g)             The Agent and the Lenders shall have received a Borrowing Base Certificate prepared as of the last Business Day of the calendar month ended May 31, 2022.

(h)             The Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Company, confirming compliance with the conditions precedent set forth in this Section 9.1.

(i)              The Agent shall have received the financial statements referred to in Section 6.5(a).

(j)              The Agent shall have received a certificate, in substantially the form of Exhibit G, attesting to the Solvency of Holdings and its Subsidiaries, taken as a whole, after giving effect to the Transaction, from Holdings’ Chief Financial Officer.

(k)             (i) Upon the reasonable request of any Lender made at least 10 days prior to the Agreement Date, Holdings and the Borrowers shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, in each case at least three days prior to the Agreement Date, and (ii) at least three days prior to the Agreement Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests in writing, at least 10 days prior to the Agreement Date, a Beneficial Ownership Certification in relation to such Borrower.

(l)              The Combined Availability as of the Closing Date (after giving effect to the consummation of the Transactions, including the amendment and restatement of the Existing Loan Agreement in the form hereof) shall not be less than $1,000,000,000.

(m)            The TEG Letter, dated the Closing Date, as required by Section 3.1(c) (Effective Global Rate in relation to any French Borrower), shall have been executed by the Agent and countersigned by the applicable French Borrower.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 9.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 9.1, and (iii) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender.

9.2            Conditions Precedent to Each Loan. Subject to Section 1.3(l) with respect to Incremental ABL Term Loans the proceeds of which are being used to finance a Limited Condition Acquisition, the obligation of applicable Lenders to make each Loan, including Loans on the Closing Date, and the obligation of the Agent to cause the applicable Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a)            The following statements shall be true, and the acceptance by the applicable Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i)            The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is correct in all respects) on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct in all material respects (or that any representation and warranty that is qualified as to materiality or Material Adverse Effect is not correct in all respects) and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(ii)           No Default or Event of Default has occurred and is continuing, or would result from such extension of credit; and

(iii)         The Borrowing or issuance of the Letter of Credit is in compliance with the provisions of Article II.

(b)            No such Borrowing or issuance of the Letter of Credit shall exceed U.S. Availability or Canadian Availability, as applicable.

Notwithstanding anything to the contrary, the foregoing conditions precedent in this Section 9.2 are not conditions to any Lender participating in or reimbursing the applicable Bank or the Agent for such Lender’s Pro Rata Share of any applicable Swingline Loan or Agent Advance made in accordance with the provisions of Sections 2.3 or Section 2.2(b), as applicable.

ARTICLE X

DEFAULT; REMEDIES

10.1         Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a)            any failure by any of the Borrowers to pay: (i) the principal of any of the Loans when due, whether upon demand or otherwise, or the reimbursement of any Letter of Credit issued pursuant to this Agreement when the same is due and payable; or (ii) any interest, fee or other amount owing hereunder or under any of the other Loan Documents within five Business Days after the due date therefor, whether upon demand or otherwise;

(b)            any representation or warranty made or deemed made by Holdings, any Borrower or any Guarantor in this Agreement or by any Obligor in any of the other Loan Documents or any certificate furnished by any Obligor at any time to the Agent shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished; provided that if any such representation or warranty is capable of being cured, no Event of Default shall occur hereunder if such misrepresentation or breach of warranty is cured within 30 days after a Responsible Officer of the Company shall have discovered or should have discovered such misrepresentation or breach of warranty;

(c)            (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in any of Section 7.3(a), 7.6 (with respect to maintenance of legal existence of the Company), 7.12, or 7.20(b), or Article VIII of this Agreement; (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in any of Section 7.4 or 7.17 of this Agreement, and such default shall continue for five Business Days or more; or (iii) any other default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, and such default shall continue for 30 days or more after notice thereof to the Borrowers by the Agent or the Required Lenders (or, in the case of Section 7.18 or 7.19, such default shall continue for 30 days or more after the earlier of (x) notice thereof to the Borrowers by the Agent or the Required Lenders and (y) any Obligor having knowledge of such default);

(d)            (i) any payment default shall occur with respect to any payment of principal of or interest on any Indebtedness of Holdings, any Borrower or any Significant Subsidiary, in each case (excluding the Loans and any Indebtedness owed to any Borrower or any other Obligor) in excess of $200,000,000 and such default shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) any default shall occur with respect to the observance or performance by Holdings, any Borrower or any Significant Subsidiary of any other agreement relating to any Indebtedness of Holdings, such Borrower or such Significant Subsidiary (excluding Indebtedness hereunder) referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto (other than a failure to provide notice of a default or an event of default under such instrument or agreement or default in the observance of or compliance with any financial maintenance covenant), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity (an “Acceleration”) and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given and (in the case of the preceding clause (i) or this clause (ii)) such default, event or condition shall not have been remedied or waived by or on behalf of such holder or holders (provided that this clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder, or (y) any termination event or similar event pursuant to the terms of any interest rate Hedge Agreement) or (iii) there shall have been an Acceleration of any Indebtedness (excluding Indebtedness hereunder) referred to in clause (i) above and, if the Agent has not yet commenced the exercise of remedies under the Loan Documents, such Acceleration shall not have been rescinded;

(e)            Holdings, any Borrower or any Significant Subsidiary shall (i) file a voluntary petition in bankruptcy or file a voluntary petition, proposal, notice of intention to file a proposal or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, the BIA, the CCAA or under any other bankruptcy or insolvency act or law, state, provincial, federal or foreign, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; (iv) be unable generally to pay its debts as they become due; or (v) in the case of a French Borrower, become the subject of an insolvency;

(f)            an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Holdings, any Borrower or any Significant Subsidiary or for any other relief under the federal Bankruptcy Code, the BIA, the CCAA or under any other applicable bankruptcy or insolvency act or law, state, provincial, federal or foreign, now or hereafter existing, or any creditor shall file a notice of intention under the BIA to commence such a proceeding under the BIA, and such petition, proceeding or notice shall not be dismissed within 60 days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g)            (i) a receiver, interim receiver, receiver and manager, administrative receiver, administrator, compulsory manager, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Holdings, any Borrower or any Significant Subsidiary or for all or any material part of the property of Holdings, such Borrower or such Significant Subsidiary shall be appointed, (ii) a warrant of attachment, execution or similar process shall be issued against any material part of the property of Holdings, any Borrower or any Significant Subsidiary and such warrant or similar process shall not be vacated, discharged, stayed or bonded pending appeal within 60 days after the entry thereof or (iii) in relation to an Obligor incorporated in New Zealand, any step is taken to appoint, or with a view to appointing, a statutory manager (including the making of any recommendation in that regard by the Financial Markets Authority (NZ) under the Corporations (Investigation and Management) Act 1989 in respect of such Obligor, or such Obligor or any related person (as that term is defined in that Act) of such Obligor is declared at risk pursuant to the provisions of that Act);

(h)            other than as permitted under Section 8.5, Holdings, any Borrower or any Significant Subsidiary shall file a certificate of dissolution under applicable state or provincial law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any action in furtherance thereof;

(i)              this Agreement or any Acceptable Intercreditor Agreement shall be terminated (other than in accordance with its terms), revoked or declared void or invalid or unenforceable in any material respect or challenged by any Obligor;

(j)             one or more judgments, orders, decrees or arbitration awards is entered against Holdings, any Borrower or any Significant Subsidiary involving in the aggregate, for Holdings, all Borrowers and all Significant Subsidiaries, liability as to any single or related or unrelated series of transactions, incidents or conditions, in excess of $200,000,000 (except to the extent covered by insurance through an insurer who does not deny or dispute coverage), and the same shall remain unsatisfied, unbonded, unvacated and unstayed pending appeal for a period of 60 days after the entry thereof;

(k)            (i) any of the Security Documents or Guarantee Agreements shall cease for any reason to be in full force and effect in all material respects (other than in accordance with its terms or the terms hereof, including Section 4.3(h)), or the Company or any Obligor, in each case that is a party to any of the Security Documents or Guarantee Agreements shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby, in each case in any material respect, with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and, in the case of the failure of a Lien solely on Collateral not comprising any Rental Equipment, Merchandise and Consumables Inventory, any proceeds of any of the foregoing, any Material Accounts into which any such proceeds are deposited, any books or records related to any of the foregoing, or any other assets related to any of the foregoing, such failure to be perfected and enforceable with such priority shall have continued unremedied for a period of 30 days;

(l)             (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or would reasonably be expected to result in liability of an Obligor under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC; or (ii) an Obligor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan and, in each case, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(m)            a Pension Event shall occur which has resulted or would reasonably be expected to result in liability of a Canadian Obligor to a Canadian Pension Plan, a Canadian Obligor or any of the Restricted Subsidiaries is in default with respect to payments to a Canadian Pension Plan resulting from their complete or partial withdrawal from such Canadian Pension Plan or any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan and, in each case, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

  (n)            there occurs a Change of Control.

10.2            Remedies. If a Default or an Event of Default has occurred and is continuing, with the consent of the Required Lenders (other than as provided in the proviso to clause (e) below), the Agent may, or at the direction of the Required Lenders, the Agent shall, do one or more of the following at any time or times and in any order, with notice to the Borrowers’ Agent (except no notice shall be required with respect to an Event of Default referred to in the proviso to clause (e) below):

(a)            reduce the Maximum Pro Rata Revolver Amount, the Maximum ANZ Revolver Amount, the Maximum ROW Revolver Amount and/or the Maximum Canadian Revolver Amount or the advance rates against Eligible Rental Equipment and/or Eligible Merchandise and Consumables Inventory used in computing each Borrowing Base, or reduce one or more of the other elements used in computing each Borrowing Base, in each case to the extent determined by the Agent or the Required Lenders, as the case may be;

(b)            restrict the amount of or refuse to make Loans;

(c)            instruct the Letter of Credit Issuers to restrict or refuse to provide Letters of Credit;

(d)            terminate the Commitments;

(e)            declare any or all Obligations (other than Designated Bank Products Obligations) to be immediately due and payable (the declaration of Designated Bank Products Obligations becoming immediately due and payable to be governed by the documents evidencing, creating or otherwise governing such Obligations); provided, however, that upon the occurrence of any Event of Default described in Section 10.1(e), 10.1(f), 10.1(g), or 10.1(h), the Commitments shall automatically and immediately expire and terminate and all Obligations shall automatically become immediately due and payable without notice, demand or consent of any kind;

(f)            require the Obligors to cash collateralize all Obligations (contingent or otherwise) with respect to outstanding Letters of Credit; and

(g)            pursue its other rights and remedies under the Loan Documents and applicable law.

ARTICLE XI

TERM AND TERMINATION

11.1            Term and Termination. The term of this Agreement shall end on the Maturity Date unless sooner terminated in accordance with the terms hereof. Upon the effective date of termination of this Agreement, all Obligations other than Designated Bank Products Obligations (including all unpaid principal, accrued and unpaid interest and any amounts due under Section 5.4) shall become immediately due and payable (the becoming immediately due and payable of Designated Bank Products Obligations to be governed by the documents evidencing, creating or otherwise governing such Obligations) and the Borrowers shall immediately arrange, with respect to all Letters of Credit then outstanding, for (a) the cancellation and return thereof or (b) the cash collateralization thereof or issuance of Supporting Letters of Credit with respect thereto in accordance with Section 2.4(g). Notwithstanding the termination of this Agreement, until Full Payment of all Obligations, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent’s Liens on and all rights and remedies with respect to all then existing and after-arising Collateral).

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ARTICLE XII

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1          Amendments and Waivers.

(a)

(i)          No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower or other Obligor therefrom, shall be effective unless the same shall be in writing and, except as provided in Sections 1.7, 1.9, 2.2(d), 2.5, 2.6, 2.7 and 5.7, signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and the Obligors party thereto (except that no consent of any Obligors shall be required in the case of amendments of Article XIII, other than amendments of Section 13.9 which affect the Borrowers’ rights thereunder) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

(ii)         Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to modify eligibility criteria, reserves or sublimits contained in the definition of “U.S. Borrowing Base”, “Canadian Borrowing Base”, “Merchandise and Consumables Inventory Formula Amount”, “Eligible Rental Equipment” or “Reserves” or any successor or related definition, in each case that would have the effect of increasing Combined Availability or any Borrowing Base unless it is consented to in writing by the Supermajority Lenders and the Borrowers; provided that to the extent (x) that any change shall have been made to any eligibility criteria or reserves after the Agreement Date based solely on the Agent’s Reasonable Credit Judgment pursuant to the terms of this Agreement (and not by an amendment or modification of this Agreement or any consent of the Lenders), and (y) such change has the effect of decreasing Combined Availability or any Borrowing Base, the Agent may thereafter reverse such change, in whole or in part, if it determines to do so in the exercise of its Reasonable Credit Judgment;

(iii)        Notwithstanding the foregoing, except as provided in Sections 1.7, 1.9, 2.2(d), 2.5, 2.6, 2.7 and 5.7, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all Lenders (or the Agent with the consent of all Lenders) and the Borrowers:

(A)        decrease the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(B)        amend this Section 12.1 or any provision of this Agreement providing for consent or other action by all Lenders;

(C)        release all or substantially all of the value of the Guarantees of the Guarantors with respect to any Obligations owing under the U.S. Guarantee Agreement or the Canadian Guarantee Agreement other than as permitted by Section 13.11;

(D)        release all or substantially all of the value of the U.S. Collateral or the Canadian Collateral other than as permitted by Section 13.11;

(E)         change the definition of “Required Lenders” or “Supermajority Lenders”;

(F)         increase the Maximum Revolver Amount (other than as contemplated in Section 2.5); or

(G)          contractually subordinate the payment of all the Obligations to any other Indebtedness or contractually subordinate the priority of any of the Agent’s Liens to the Liens securing any other Indebtedness;

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(iv)        Notwithstanding the foregoing, except as provided in Sections 1.7, 1.9, 2.2(d), 2.5, 2.6, 2.7 and 5.7, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all affected Lenders (or the Agent with the consent of all affected Lenders) and the Borrowers:

(A)        increase or extend any Commitment of any Lender;

(B)        increase any of the advance rates set forth in the definition of “U.S. Borrowing Base” or “Canadian Borrowing Base”;

(C)        postpone or delay any date fixed by this Agreement or any other Loan Document for any (i) scheduled payment of principal, interest or fees or (ii) other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(D)        reduce the principal of, or the rate of interest specified herein (other than waivers of the Default Rate) on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document; or

(E)         increase the Maximum ROW Revolver Amount or the Maximum Canadian Revolver Amount (other than as contemplated in Section 2.2(d) or 2.5, as applicable), or the Letter of Credit Subfacility;

(v)        Notwithstanding the foregoing, except as provided in Sections 1.7, 1.9, 2.2(d), 2.5, 2.6, 2.7 and 5.7, no such waiver, amendment, or consent shall be effective to change Section 4.6 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(vi)        Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to increase the obligations or adversely affect the rights of the Agent, any Letter of Credit Issuer or any Swingline Lender without the consent of the party affected thereby;

provided, however, that (A) the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (ii), (iii)(B) and (iii)(F) above and any other terms of this Agreement, make applicable Agent Advances in accordance with Section 2.2(b); (B) Schedule 1.1 hereto (Lenders’ Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith and changes in Commitments in accordance with Section 2.5 or Section 4.3; (C) no amendment or waiver shall be made to Section 13.20 or to any other provision of any Loan Document as such provisions relate to the rights and obligations of any Arranger without the written consent of such Arranger; (D) no amendment or waiver shall be made to Section 2.10 (or the defined terms used therein as they relate to such Section), Schedule 2.10A, Schedule 2.10B or the definition of “Participating Canadian Lender” or “Participating ROW Lender”, in each case without the written consent of the Agent, Bank of America and the Borrowers’ Agent; (E) any applicable Fee Letter may be amended or waived in a writing signed by Holdings, the Borrowers, the applicable Arranger party thereto and the Agent; (F) any applicable TEG Letter may be amended in a writing signed by the Agent and the applicable French Borrower party thereto; and (G) any Loan Document relating to Hedge Agreements and other Bank Products may be amended by the applicable Obligors and the Agent, the Lender or Affiliate of the Agent or such Lender providing such Hedge Agreement or other Bank Product without the consent or approval of the Agent (unless the Agent is providing such Bank Product) or any other Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended and (y) the accrued and unpaid amount of any principal, interest or fees payable to such Lender shall not be reduced, in either case, without the consent of such Lender.

(b)          If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers’ request (and if applicable, payment by the Borrowers of the processing fee referred to in Section 12.2(a)), the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all of the Non-Consenting Lenders’ interests, rights and obligations under the Loan Documents, in accordance with the procedures set forth in clauses (i) through (v) in the proviso to Section 5.9 and the last sentence in Section 5.9, as if each such Non-Consenting Lender is an assignor Lender thereunder; provided that no action by or consent of the Non-Consenting Lenders shall be necessary in connection with any assignment under this Section 12.1(b), and such assignment shall be immediately and automatically effective upon payment by the Agent or Eligible Assignee of the applicable purchase price.

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(c)          Notwithstanding any provision herein to the contrary, this Agreement and the other Loan Documents may be amended: (i) to cure any ambiguity, mistake, omission, defect or inconsistency; (ii) in accordance with Section 2.5 to incorporate the terms of any Incremental ABL Term Loans and Incremental Revolving Commitments and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Loans or other loans and any Commitments or other commitments in connection therewith; (iii) in accordance with Section 2.6 to effectuate an Extension Amendment and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Loans and any Commitments in connection therewith; (iv) in accordance with Section 2.7 to incorporate the terms of any Refinancing Commitments and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Loans or other loans and any Commitments or other commitments in connection therewith; (v) in accordance with Section 1.2(b) in connection with a change in GAAP or the application thereof; (vi) in accordance with Section 1.9 to modify any existing definitions or terms or incorporate any additional definitions or terms related, incidental or complementary to the designation of any Additional Borrower or the termination of a Borrower’s status as such; (vii) to reflect the inclusion of any additional Alternative Currency, in accordance with Section 1.7; (viii) to reflect changes to the Maximum Canadian Revolver Amount or the Maximum ROW Revolver Amount, in each case, in accordance with Section 2.2(d); or (ix) to replace any Benchmark and reflect any Benchmark Replacement Conforming Changes pursuant to Section 5.7; in each case, with the consent of the Agent but without the consent of any Lender (except as expressly provided in Section 1.7, 1.9, 2.2(d), 2.5, 2.6, 2.7 or 5.7, as applicable).

12.2          Assignments; Participations.

(a)          Any Lender may, with the written consent of (i) the Agent, (ii) the Swingline Lenders (other than the French Swingline Lender and the ROW Swingline Lender) and the Letter of Credit Issuers, and (iii) so long as no Event of Default pursuant to paragraph (a), (e), (f), (g) or (h) of Section 10.1 has occurred and is continuing, the Borrowers’ Agent (which consents shall not be unreasonably withheld or delayed), assign and delegate to one or more Eligible Assignees (provided that no such consent shall be required in connection with any assignment to an Approved Fund or to a Lender or to an Affiliate or branch of a Lender) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000; provided, however, that (w) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall be given to the Borrowers’ Agent and the Agent by such Lender and the Assignee; (x) such Lender and its Assignee shall deliver to the Borrowers’ Agent and the Agent an Assignment and Acceptance; (y) the Assignee, if it shall not be a Lender, shall deliver to the Agent any tax forms and information required by Section 5.1(f) and Section 5.1(h); and (z) the assignor Lender or Assignee shall pay to the Agent a processing fee in the amount of $3,500; provided, further, that the Agent may elect to waive such processing fee in its sole discretion. Notwithstanding any notice or consent requirement herein to the contrary, each of the parties hereto hereby consents to any assignment by MUFG Union Bank, N.A. of its Commitments and Loans to its Affiliate, MUFG Bank, Ltd., which assignment shall otherwise be documented in accordance with the terms hereof.

(b)          From and after the date that the Agent has received an executed Assignment and Acceptance, the Agent has received any tax forms and information required by Section 5.1(f) and Section 5.1(h) (unless the Assignee shall already be a Lender hereunder), the Agent has received payment of the above-referenced processing fee and the Agent has recorded such assignment in the Register as provided in Section 13.21 herein, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit, have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assignor Lender’s rights and obligations under this Agreement, such assignor Lender shall cease to be a party hereto).

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(c)          By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Obligor to the Agent or any Lender in the applicable Collateral; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental powers, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)          Immediately upon satisfaction of the requirements of Section 12.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. Each Commitment allocated to each Assignee shall reduce the applicable Commitment of the assignor Lender pro tanto.

(e)          Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a “Participant”), in each case that is not a Disqualified Lender, participating interests in any Loans, any Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the applicable Borrowers and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Sections 12.1(a)(iii)(C) and (D) and Section 12.1(a)(iv), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Subject to paragraph (g) of this Section 12.2, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.1, 5.2 and 5.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 12.2.

(f)          Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR § 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

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(g)          A Participant shall not be entitled to receive any greater payment under Section 5.1 or 5.3 than the Originating Lender would have been entitled to receive with respect to the participating interest sold to such Participant, unless the sale of the participating interest to such Participant is made with the applicable Borrowers’ prior written consent and the applicable Borrowers expressly waive the benefit of this provision at the time of such sale. A Participant that would be subject to the requirements of Section 5.1(f) if it were a Lender shall not be entitled to the benefits of Section 5.1 unless the applicable Borrowers are notified of the participating interest sold to such Participant and such Participant agrees, for the benefit of the applicable Borrowers, to comply with Section 5.1(f) as though it were a Lender.

ARTICLE XIII

THE AGENT

13.1          Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article XIII. The provisions of this Article XIII (other than Sections 13.9, 13.11(a), 13.11(b) and 13.15(c)) are solely for the benefit of the Agent and the Lenders, and the Borrowers shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the U.S. Borrowing Base or the Canadian Borrowing Base, as applicable, (b) the making of Agent Advances pursuant to Section 2.2(b), and (c) the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

13.2          Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent hereby appoints the Borrowers’ Agent to be a subagent solely of the Agent solely for the purpose of (a) causing (i) the Agent to be named as lienholder, secured party, legal owner or such other capacity, as appropriate, on the certificate of title for any Titled Goods or (ii) on any filing or registration statement in favor of the Agent, effected under the Loan Documents in the PPSA or otherwise, the addition of any Titled Goods by its VIN or serial number, in either case in order to create and/or perfect the security interest of the Secured Parties therein and (b)(i) releasing any such security interest upon a sale of the Titled Goods covered thereby in compliance with the terms of this Agreement and (ii) removing the VIN or serial number of Titled Goods upon a sale thereof; provided that (x) the Borrowers’ Agent in such capacity may appoint other third-party subagents reasonably acceptable to the Agent, (y) neither the Borrowers’ Agent nor any such subagent shall be authorized to take any other action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Agent, and (z) such appointment, and any further subagency, may be terminated by the Agent at any time by notice to the Borrowers’ Agent.

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13.3          Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any of its Subsidiaries or Affiliates.

13.4          Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 12.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

13.5          Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of their receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article X; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable.

13.6          Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors or any of their Affiliates which may come into the possession of any of the Agent-Related Persons.

13.7          Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), ratably in accordance with their respective Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.10; provided, however, that no Lender shall be liable for the payment to such Agent-Related Persons of any portion of such Indemnified Liabilities to the extent resulting from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall ratably reimburse the Agent upon demand for its share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section 13.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

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13.8         Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank and its Affiliates may receive information regarding the Obligors, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Obligors, such Affiliates or such Account Debtors) and the Lenders hereby acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

13.9         Successor Agent. The Agent may resign as Agent upon at least 30 days’ prior notice to the Lenders and the Borrowers’ Agent, such resignation to be effective at the end of such 30-day period (or such earlier date on which a successor agent shall have accepted its appointment or as shall be agreed by the Required Lenders). In the event the Bank sells all of its Loans and/or Commitments as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders (with the prior consent of the Borrowers’ Agent, such consent not to be unreasonably withheld and such consent not to be required if an Event of Default pursuant to paragraphs (a), (e), (f), (g) or (h) of Section 10.1 has occurred and is continuing) shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be a Lender and a commercial bank, commercial finance company or other asset-based lender having total assets in excess of $5,000,000,000. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers’ Agent, a successor agent from among the Lenders. Notwithstanding the above, no successor Agent may be incorporated, domiciled or established in a Non-Cooperative Jurisdiction without the prior consent of the Borrowers’ Agent, which shall not be unreasonably withheld. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XIII and Section 14.10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

13.10       Withholding Tax.

(a)          If any Lender is entitled to a reduction in the applicable withholding Tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding Tax after taking into account such reduction. If the forms or other documentation required by Section 5.1(f) or Section 5.1(h) are not delivered to the Agent and the Borrowers’ Agent (or, in the case of Section 5.1(h), the Agent only), then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding Tax.

(b)          If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, including, for the avoidance of doubt, penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 13.10, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

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(c)          Each Lender hereby represents and warrants to the other parties hereto that it is and at all relevant times will be dealing at arm’s length for the purposes of the Income Tax Act (Canada) with the Canadian Borrowers and the Agent.

13.11       Collateral Matters.

(a)          The Lenders hereby irrevocably authorize the Agent (and if applicable, any subagent appointed by the Agent under Section 13.2 or otherwise), and the Agent (and if applicable, any subagent appointed by the Agent under Section 13.2 or otherwise) shall hereby have the obligation to release, subject to the satisfaction of any conditions to release (if any) set forth herein, including the continuance of the applicable Agent’s Lien on any proceeds of released Collateral, any such Agent’s Liens upon any Collateral (i) upon Full Payment of the Obligations; (ii) constituting property being sold, transferred or disposed of (to any Person that is not an Obligor), if the sale, transfer or disposition is made in compliance with this Agreement (which shall, upon reasonable request by the Agent, be certified by the Borrowers’ Agent, and the Agent may rely conclusively on any such certification without further inquiry; provided that no certification shall be required at any time with respect to any sales of items of Rental Equipment in the ordinary course of business so long as such Agent’s Lien continues in the proceeds of such Collateral); (iii) constituting property in which the Obligors owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement; (v) constituting Relinquished Property, if such Relinquished Property shall have been delivered to the applicable Qualified Intermediary in accordance with the applicable exchange agreement and a first priority perfected security interest shall have been granted by the applicable exchanger to the Agent for the benefit of the Secured Parties of a first priority perfected security interest in the rights of such exchanger in, to and under the related exchange agreement; (vi) constituting any Like-Kind Exchange Account; (vii) subject to Section 7.20(b), constituting property being sold, assigned, pledged or otherwise transferred pursuant to any Securitization Transaction; (viii) being or becoming an Excluded Asset (as defined in the U.S. Security Agreement or the Canadian Security Agreement, as applicable); or (ix) constituting property that is owned by a Guarantor that has been released from its obligations under the U.S. Guarantee Agreement or the Canadian Guarantee Agreement, as applicable, pursuant to this Section 13.11 or Section 4.3(h). Except as provided above or in Section 12.1, the Agent will not release any of such Agent’s Liens without the prior written authorization of the Required Lenders; provided that, in addition to the foregoing, (x) the Agent may, in its discretion, release such Agent’s Liens on Collateral valued, in the aggregate for any such release, not in excess of (A) the greater of (1) $331,000,000 and (2) 3% of Consolidated Net Tangible Assets, or (B) if after giving effect to such sale, conveyance, transfer, lease or other disposition on a pro forma basis Specified Availability is at least $1,000,000,000, the greater of (1) $551,000,000 and (2) 5% of Consolidated Net Tangible Assets; and (y) the Agent may release the Agent’s Liens on Collateral valued in the aggregate not in excess of $200,000,000 during each Fiscal Year with the prior written authorization of Required Lenders, so long as all proceeds received in connection with any such release under clause (x) or (y) above are applied to the Obligations in accordance with Section 4.6 and, after giving effect to the application of such proceeds and the updating of the U.S. Borrowing Base or the Canadian Borrowing Base, as the case may be, to reflect the deletion of any assets subject to such release, U.S. Availability or Canadian Availability, as the case may be, shall be no less than the U.S. Availability or the Canadian Availability, as the case may be, immediately prior to such release. In addition, the Lenders hereby irrevocably authorize the Agent to (I) subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.1(d) and (II) release any Guarantor from its obligations under the U.S. Guarantee Agreement or the Canadian Guarantee Agreement (1) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or becomes an Excluded Subsidiary, (2) as provided in Section 4.3(h) with respect to the obligations of the Canadian Guarantors to guarantee the Obligations of the Canadian Borrowers or (3) as provided in Section 12.1. Upon request by the Agent or the Borrowers at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate the applicable Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations pursuant to this Section 13.11(a).

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(b)          Upon receipt by the Agent of any authorization required pursuant to Section 13.11(a) from the Required Lenders of the Agent’s authority to release or subordinate the applicable Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations under the U.S. Guarantee Agreement or the Canadian Guarantee Agreement, and upon prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of such Agent’s Liens upon such Collateral or to subordinate its interest therein, or to release such Guarantor from its obligations under the U.S. Guarantee Agreement or the Canadian Guarantee Agreement; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens or Guarantee without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of such Collateral.

(c)          The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered, or that the applicable Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

13.12       Restrictions on Actions by Lenders; Sharing of Payments.

(a)          Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Required Lenders, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the applicable Collateral.

(b)          Except as otherwise expressly provided herein, if at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (x) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (y) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Commitments; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. If following the occurrence of an Event of Default and realization upon the Collateral and the Guarantee Agreements, any Lender shall have suffered or incurred a loss not recovered from available Collateral, each Lender shall make such payments to the others of them so that the loss is shared by all Lenders in accordance with each such Lender’s Pro Rata Share, subject to any agreement by any applicable Lenders as to the priority of their respective rights of distribution from such Collateral.

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13.13       Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with the UCC or the PPSA or under other applicable law, as applicable, may be perfected by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

13.14       Payments by Agent to Lenders. All payments to be made by the Agent to the applicable Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each such Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Agreement Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, interest or fees on the Loans or otherwise. Unless the Agent receives notice from the applicable Borrowers prior to the date on which any payment is due to the Lenders that such Borrowers will not make such payment in full as and when required, the Agent may assume that such Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each applicable Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date repaid (a) in the case of amounts denominated in Dollars, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, (b) in the case of amounts denominated in Canadian Dollars, at the greater of the interest rate charged by the Bank of Canada for one-day loans and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (c) if denominated in an Alternative Currency, a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

13.15       Settlement; Defaulting Lenders.

(a)          Except as otherwise set forth in Section 2.10, each Lender’s funded portion of the applicable Loans is intended by the applicable Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding applicable Loans. Notwithstanding such agreement, the Agent, the Bank, and the other applicable Lenders agree (which agreement shall not be for the benefit of or enforceable by the applicable Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the applicable Loans (including the applicable Swingline Loans and the applicable Agent Advances) shall take place on a periodic basis in accordance with the following provisions; provided that, notwithstanding anything to the contrary contained herein or in any other Loan Document, this Section 13.15(a) shall not apply to French Swingline Loans or ROW Swingline Loans (and each reference in this Section 13.15(a) to a “Swingline Loan” or the “Swingline Loans” shall be deemed not to include or refer to French Swingline Loans or ROW Swingline Loans):

(i)          The Agent shall request settlement (“Settlement”) with the applicable Lenders at least once every two weeks, or on a more frequent basis at the Agent’s election, (x) on behalf of the Bank, with respect to each applicable outstanding Swingline Loan, (y) for itself, with respect to each applicable Agent Advance, and (z) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy or other electronic communication, no later than 12:00 noon, New York City time, on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Bank, in the case of applicable Swingline Loans, and the Agent, in the case of applicable Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the applicable Swingline Loans and the applicable Agent Advances with respect to each Settlement to the Agent, to the Agent’s account, not later than 2:00 p.m., New York City time, on the Settlement Date applicable thereto. Settlements shall occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IX have then been satisfied. Such amounts made available by the applicable Lenders to the Agent shall be applied against the amounts of the applicable Swingline Loan or Agent Advance and, together with the portion of such Swingline Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall cease to constitute Swingline Loans or Agent Advances, but shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount (on behalf of the Bank, with respect to each outstanding Swingline Loan, and for itself, with respect to each applicable Agent Advance) on demand from such Lender together with interest thereon (A) in the case of amounts denominated in Dollars, at the greater of the Federal Funds Rate and a rate determined by the Agent, in accordance with banking industry rules on interbank compensation, (B) in the case of amounts denominated in Canadian Dollars, at the greater of the interest rate charged by the Bank of Canada for one-day loans and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (C) in the case of amounts denominated in an Alternative Currency, a rate determined by the Agent in accordance with banking industry rules on interbank compensation, as applicable, in each case for the first three days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Base Rate Loans, for amounts due in Dollars or any Alternative Currency, or the Interest Rate then applicable to Canadian Prime Rate Loans, for amounts due in Canadian Dollars.

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(ii)          Notwithstanding the foregoing, not more than one Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to an applicable Swingline Loan or applicable Agent Advance), each other applicable Lender (x) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Swingline Loan or Agent Advance and (y) if Settlement has not previously occurred with respect to such Swingline Loans or Agent Advances, upon demand by the Bank or the Agent, as applicable, shall pay to the Bank or the Agent, as applicable, as the purchase price of such participation an amount equal to 100% of such Lender’s Pro Rata Share of such Swingline Loans or Agent Advances. If such amount is not in fact made available to the Agent by any applicable Lender, the Agent shall be entitled to recover such amount (on behalf of the Bank, with respect to each outstanding Swingline Loan, and for itself, with respect to each applicable Agent Advance) on demand from such Lender together with interest thereon (A) in the case of amounts denominated in Dollars, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, (B) in the case of amounts denominated in Canadian Dollars, at the greater of the interest rate charged by the Bank of Canada for one-day loans and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (C) in the case of amounts denominated in an Alternative Currency, a rate determined by the Agent in accordance with banking industry rules on interbank compensation, as applicable, in each case for the first three days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans, for amounts due in Dollars or any Alternative Currency, or the Interest Rate then applicable to Canadian Prime Rate Loans, for amounts due in Canadian Dollars.

(iii)          Notwithstanding any provisions of Section 2.2 or Section 2.3, as applicable, to the contrary, from and after the date, if any, on which any Lender purchases an undivided interest and participation in any applicable Swingline Loan or applicable Agent Advance pursuant to clause (ii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Swingline Loan or Agent Advance.

(iv)          Between Settlement Dates, the Agent, to the extent no applicable Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the applicable Loans, for application to the Bank’s Loans, including applicable Swingline Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s Loans (other than to applicable Swingline Loans or applicable Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (ii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the applicable Lenders, to be applied to the applicable outstanding Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the applicable Loans. During the period between Settlement Dates, the Bank with respect to applicable Swingline Loans, the Agent with respect to applicable Agent Advances, and each Lender with respect to the applicable Loans other than applicable Swingline Loans and applicable Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders, respectively.

(v)          Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article IX have been satisfied.

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(b)          Lenders’ Failure to Perform. Except as otherwise set forth in Section 2.10, all Loans (other than Swingline Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares thereof. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any applicable Loans hereunder, nor shall any applicable Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(c)          Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each such Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the applicable Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds, and the Agent has transferred the corresponding amount to the applicable Borrowers, on the Business Day following such Funding Date such Lender shall make such amount available to the Agent, together with interest for that day (i) in the case of amounts denominated in Dollars, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, (ii) in the case of amounts denominated in Canadian Dollars, at the greater of the interest rate charged by the Bank of Canada for one-day loans and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (iii) in the case of amounts denominated in an Alternative Currency, a rate determined by the Agent in accordance with banking industry rules on interbank compensation. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s applicable Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers’ Agent of such failure to fund and, upon demand by the Agent, the applicable Borrowers shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the applicable Loans comprising that particular Borrowing. The failure of any Lender to make any applicable Loan on any Funding Date shall not relieve any other Lender of its obligation hereunder to make an applicable Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lender’s Pro Rata Share of any Borrowing. Notwithstanding anything contained in this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)          no Unused Line Fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender (except to the extent it is payable to a Letter of Credit Issuer pursuant to clause (iv)(E) below);

(ii)          in determining the Required Lenders or Supermajority Lenders, any Lender that at the time is a Defaulting Lender (and the Loans and/or Commitment of such Defaulting Lender) shall be excluded and disregarded;

(iii)          the Company shall have the right, at its sole expense and effort, (i) to seek one or more Persons reasonably satisfactory to the Agent and the Company to each become a substitute Lender and assume all or part of the Revolving Credit Commitments of any Defaulting Lender and the Company, the Agent and any such substitute Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Acceptance to effect such substitution or (ii) upon notice to the Agent, to prepay the Loans and, at the Company’s option, terminate the Revolving Credit Commitments of such Defaulting Lender, in whole or in part, without premium or penalty;

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(iv)          if any Swingline Loans exist or any Letters of Credit exist at the time a Lender becomes a Defaulting Lender then:

(A)	all or any part of such Defaulting Lender’s Pro Rata Share of any outstanding Swingline Loans and Letters of Credit shall be re-allocated among the applicable non-Defaulting Lenders in accordance with their respective applicable Pro Rata Shares but only to the extent the sum of all such non-Defaulting Lenders’ utilized applicable Revolving Credit Commitments (in each case before giving effect to each reallocation) plus such Defaulting Lender’s Pro Rata Share of such outstanding Swingline Loans and Letters of Credit does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments;

(B)	if the reallocation described in clause (A) above cannot, or can only partially, be effected, the applicable Borrowers shall within one Business Day (or such longer period as may be agreed to by the Agent) following notice by the Agent (x) first, prepay such Defaulting Lender’s Pro Rata Share of any outstanding Swingline Loans and (y) second, cash collateralize with cash and/or Cash Equivalents such Defaulting Lender’s Pro Rata Share of any outstanding Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) on terms reasonably satisfactory to the Agent for so long as such Letters of Credit are outstanding;

(C)	if any portion of such Defaulting Lender’s Pro Rata Share of outstanding Letters of Credit is cash collateralized pursuant to clause (B) above, the Borrowers shall not be required to pay the Letter of Credit Fee for participation with respect to such portion of such Defaulting Lender’s Pro Rata Share of outstanding Letters of Credit so long as it is cash collateralized;

(D)	if any portion of such Defaulting Lender’s Pro Rata Share of outstanding Letters of Credit is re-allocated to the non-Defaulting Lenders pursuant to clause (A) above, then the Letter of Credit Fee with respect to such portion shall be allocated among the non-Defaulting Lenders in accordance with their Pro Rata Shares; or

(E)	if any portion of such Defaulting Lender’s Pro Rata Share of outstanding Letters of Credit is neither cash collateralized nor re-allocated pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any Letter of Credit Issuer or any Lender hereunder, the Unused Line Fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Pro Rata Share that was utilized by such outstanding Letters of Credit) and the Letter of Credit Fee payable with respect to such Defaulting Lender’s Pro Rata Share of outstanding Letters of Credit shall be payable to the applicable Letter of Credit Issuer until such outstanding Letters of Credit are cash collateralized and/or re-allocated;

provided that, notwithstanding anything to the contrary contained herein or in any other Loan Document, this Section 13.15(c)(iv) shall not apply to French Swingline Loans or ROW Swingline Loans (and each reference in this Section 13.15(c)(iv) to a “Swingline Loan” or the “Swingline Loans” shall be deemed not to include or refer to French Swingline Loans or ROW Swingline Loans);

(v)          so long as any Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Letter of Credit Issuer shall be required to issue, amend or increase any Letter of Credit, unless they are respectively reasonably satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateralized on terms reasonably satisfactory to the Agent, and participations in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in accordance with their respective Pro Rata Shares (and Defaulting Lenders shall not participate therein); provided that, notwithstanding anything to the contrary contained herein or in any other Loan Document, this Section 13.15(c)(v) shall not apply to French Swingline Loans or ROW Swingline Loans (and each reference in this Section 13.15(c)(v) to a “Swingline Loan” or the “Swingline Loans” or to a “Swingline Lender” shall be deemed not to include or refer to French Swingline Loans or the French Swingline Lender, or ROW Swingline Loans or the ROW Swingline Lender, respectively); and

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(vi)          any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 13.12(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the Agent in a segregated non-interest bearing account and, subject to any applicable Requirement of Law, be applied at such time or times as may be determined by the Agent (1) first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder, (2) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to any Letter of Credit Issuer or any Swingline Lender hereunder, (3) third, to the funding of any Revolving Loan or the funding or cash collateralization of any participation in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent, (4) fourth, if so determined by the Agent and the Company, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (5) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by a Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (6) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of any Loans or Letter of Credit reimbursement obligations in respect of which a Defaulting Lender has funded its participation obligations, such payment shall be applied solely to prepay the Loans of, and Letter of Credit reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Letter of Credit reimbursement obligations owed to, any Defaulting Lender.

(d)          In the event that the Agent, the Borrowers’ Agent, each applicable Letter of Credit Issuer and each applicable Swingline Lender, as the case may be, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Pro Rata Share of any outstanding Swingline Loans and Letters of Credit of the Lenders that have been adjusted pursuant to Section 13.15(c) shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitments and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Pro Rata Share. Subject to Section 14.26, the rights and remedies against a Defaulting Lender under this Section 13.15 are in addition to other rights and remedies that the Borrowers, the Agent, the Letter of Credit Issuers, the Swingline Lenders and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 13.15 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

13.16       Letters of Credit; Intra-Lender Issues.

(a)          Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Pro Rata Revolving Credit Lender of the issuance of all Letters of Credit, in each case, since the prior Settlement Date. In addition, upon the reasonable request of a Pro Rata Revolving Credit Lender from time to time, the Agent shall provide such Lender with a list of the then outstanding Letters of Credit.

(b)          Participations in Letters of Credit.

(i)          Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.4(d), each Pro Rata Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to the Equivalent Amount in Dollars of such Pro Rata Revolving Credit Lender’s Pro Rata Share in respect of the Pro Rata Revolving Credit Commitments of the face amount of such Letter of Credit (as of the date of issuance), in connection with the issuance or acceptance of such Letter of Credit (including all obligations of the applicable Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii)          Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from any Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the applicable Letter of Credit Issuer thereof payment from a Pro Rata Revolving Credit Lender, the Agent shall promptly pay to such Pro Rata Revolving Credit Lender such Pro Rata Revolving Credit Lender’s applicable Pro Rata Share in respect of the Pro Rata Revolving Credit Commitments of such payment from the applicable Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

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(iii)          Documentation. Upon the request of any applicable Pro Rata Revolving Credit Lender, the Agent shall furnish to such Pro Rata Revolving Credit Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation relating to such Letter of Credit as may reasonably be requested by such Pro Rata Revolving Credit Lender.

(iv)          Obligations Irrevocable. The obligations of each applicable Pro Rata Revolving Credit Lender to make payments to the Agent with respect to any applicable Letter of Credit or with respect to their participation therein or, except as otherwise set forth in Section 2.10, with respect to the U.S. Revolving Loans, the ROW Revolving Loans or the Canadian Revolving Loans, as applicable, made as a result of a drawing under a Letter of Credit and the obligations of the applicable Borrowers for whose account the Letter of Credit was issued to make payments to the Agent, for the account of the applicable Pro Rata Revolving Credit Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(A)          any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B)          the existence of any claim, setoff, defense or other right which the applicable Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Pro Rata Revolving Credit Lender, the Agent, the applicable Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any applicable Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the applicable Borrowers or any other Person and the beneficiary named in any Letter of Credit);

(C)          any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D)          the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(E)          the occurrence of any Default or Event of Default; or

(F)          the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article IX.

(c)          Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the applicable Borrowers received by the Agent with respect to any Letter of Credit and distributed by the Agent to the Pro Rata Revolving Credit Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent or the applicable Letter of Credit Issuer in connection with any receivership, liquidation or bankruptcy proceeding, the Pro Rata Revolving Credit Lenders shall, upon demand by the Agent, pay to the Agent their respective applicable Pro Rata Shares in respect of the Pro Rata Revolving Credit Commitments of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent or the applicable Letter of Credit Issuer upon the amount required to be repaid by it. Unless the Agent receives notice from the applicable Borrowers prior to the date on which any payment is due to the Pro Rata Revolving Credit Lenders that the applicable Borrowers will not make such payment in full as and when required, the Agent may assume that the applicable Borrower(s) have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Pro Rata Revolving Credit Lender on such due date an amount equal to the amount then due such applicable Pro Rata Revolving Credit Lender. If and to the extent the applicable Borrower(s) have not made such payment in full to the Agent, each Pro Rata Revolving Credit Lender shall repay to the Agent on demand such amount distributed to such Pro Rata Revolving Credit Lender, together with interest thereon for each day from the date such amount is distributed to such Pro Rata Revolving Credit Lender until the date repaid (i) in the case of amounts denominated in Dollars, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, (ii) in the case of amounts denominated in Canadian Dollars, at the greater of the interest rate charged by the Bank of Canada for one-day loans and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (iii) in the case of amounts denominated in an Alternative Currency, a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

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(d)          Indemnification by Pro Rata Revolving Credit Lenders. To the extent not reimbursed by the applicable Borrowers and without limiting the obligations of the applicable Borrowers hereunder, the Pro Rata Revolving Credit Lenders agree to indemnify the applicable Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares in respect of the Pro Rata Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Pro Rata Revolving Credit Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Pro Rata Revolving Credit Lender agrees to reimburse the applicable Letter of Credit Issuer promptly upon demand for its Pro Rata Share in respect of the Pro Rata Revolving Credit Commitments of any costs or expenses payable by the applicable Borrowers to such Letter of Credit Issuer, to the extent that such Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the applicable Borrowers. The agreement contained in this Section 13.16(d) shall survive payment in full of all other Obligations.

13.17       Concerning the Collateral and the Related Loan Documents.

(a)          Each Lender authorizes and directs the Agent to enter into the other Loan Documents, including any Acceptable Intercreditor Agreement, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Loans, applicable Agent Advances, applicable Swingline Loans, Bank Products (including all Hedge Agreements) and all interest, fees and expenses hereunder constitute one Indebtedness, secured pari passu by all of the applicable Collateral, subject to the order of distribution set forth in Section 4.6.

(b)          Each Lender authorizes and directs the Agent to enter into (i) the Security Documents, (ii) any Acceptable Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (iii) any amendments to, waivers of or supplements to or other modifications of the Security Documents or any Acceptable Intercreditor Agreement, in each case with respect to the preceding clauses (i), (ii) and (iii), in connection with the incurrence by any Obligor of Incremental Indebtedness, Refinancing Loans, or other Indebtedness secured by a Permitted Lien pursuant to Section 8.2(c) or 8.2(ii) (each, an “Intercreditor Agreement Supplement”) to permit such Incremental Indebtedness, Refinancing Loans, or other Indebtedness to be secured by a valid, perfected Lien on Collateral (with such priority as may be designated by the relevant Obligor, as and to the extent such priority is permitted by the Loan Documents) (it being agreed that any Lien securing such Indebtedness (other than Incremental Indebtedness and Refinancing Loans) shall be granted pursuant to security documents separate from the Security Documents) and (iv) any Incremental Commitment Amendment, any Lender Joinder Agreement, Extension Amendment or Refinancing Amendment as provided in Sections 2.5, 2.6 and 2.7, respectively, and any amendment as provided in Section 1.2(b). Each Lender hereby agrees, and each participant in a Letter of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents, any applicable intercreditor agreement, including any applicable Acceptable Intercreditor Agreement, any Intercreditor Agreement Supplement, any Incremental Commitment Amendment, any Lender Joinder Agreement, any Extension Amendment or any Refinancing Amendment and the exercise by the Agent or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

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13.18       Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a)          is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;

(b)          expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c)          expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the applicable Obligors and will rely significantly upon the applicable Obligors’ books and records, as well as on representations of the applicable Obligors’ personnel;

(d)          agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e)          without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

13.19       Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Agent) authorized to act for, any other Lender.

13.20       Arrangers; Agent.

(a)          Each of the parties to this Agreement acknowledges that, other than any rights and duties explicitly assigned to the Arrangers under this Agreement, the Arrangers do not have any obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder. Without limiting the foregoing, no Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arrangers in deciding to enter into this Agreement or in taking or not taking action hereunder.

(b)          No Lender identified on the facing page of this Agreement as a “Co-Syndication Agent” or a “Co-Documentation Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no Lender identified as a “Co-Syndication Agent” or a “Co-Documentation Agent” shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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13.21       The Register.

(a)          The Agent shall maintain a register (each, a “Register”), which shall include a master account and a subsidiary account for each applicable Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period or BA Equivalent Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrowers to each Lender hereunder or under the notes payable by the applicable Borrowers to such Lender, and (iv) the amount of any sum received by the Agent from the applicable Borrowers or any other Obligor and each Lender’s ratable share thereof. Each Register shall be available for inspection by the applicable Borrowers or any applicable Lender (with respect to its own interest only) at the respective offices of the Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of the Agent to record in the applicable Register, or any error in doing so, shall not limit or otherwise affect the obligation of the applicable Borrowers hereunder (or under any Loan Document) to pay any amount owing with respect to the Loans or provide the basis for any claim against the Agent. The Obligations and Letters of Credit are registered obligations and the right, title and interest of any Lender and their assignees in and to such Obligations and Letters of Credit as the case may be, shall be transferable only upon notation of such transfer in the applicable Register. Solely for purposes of this Section 13.21 and for Tax purposes only, the Agent shall be the applicable Borrowers’ agent for purposes of maintaining the applicable Register (but the Agent shall have no liability whatsoever to any applicable Borrower or any other Person on account of any inaccuracies contained in the applicable Register). This Section 13.21 shall be construed so that the Obligations and Letters of Credit are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

(b)          In the event that any Lender sells participations in any Loan, Commitment or other interest of such Lender hereunder or under any other Loan Document, such Lender shall maintain a register on which it enters the name of all participants in the Obligations held by it and the principal amount (and stated interest thereon) of the portion of the Obligations which is the subject of the participation (the “Participant Register”). An Obligation may be participated in whole or in part only by registration of such participation on the Participant Register (and each note shall expressly so provide). Any participation of such Obligations may be effected only by the registration of such participation on the Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Participant Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

13.22       Québec Collateral. For greater certainty, and without limiting the powers of the Agent or any other Person acting as mandatary (agent) of the Agent pursuant to the terms hereof or of the Canadian Security Documents, each of the Canadian Secured Parties hereby irrevocably constitutes the Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) of all present and future Canadian Secured Parties in order to hold hypothecs and security granted by any Canadian Obligor or U.S. Obligor on property pursuant to the laws of the Province of Québec in order to secure obligations of any Canadian Obligor or U.S. Obligor under any bond, debenture or similar title of indebtedness, issued by any Canadian Obligor or U.S. Obligor, and hereby agrees that the Agent may act as the bondholder and mandatary (i.e. agent) with respect to any shares, capital stock or other securities or any bond, debenture or similar title of indebtedness that may be issued by any Canadian Obligor or U.S. Obligor and pledged in favour of the Agent, for the benefit of the Canadian Secured Parties. The execution by the Agent, acting as fondé de pouvoir and mandatary, prior to this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Québec), the Agent may acquire and be the holder of any bond or debenture issued by any Canadian Obligor or U.S. Obligor (i.e. the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Canadian Obligor or U.S. Obligor). The constitution of the Agent as fondé de pouvoir and as bondholder and mandatary with respect to any bond, debenture, shares, capital stock or other securities that may be issued and pledged from time to time to the Agent for the benefit of the Canadian Secured Parties, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Canadian Secured Party’s rights and obligations under this Agreement by the execution of an Assignment and Acceptance pursuant to which it becomes such assignee or participant, and by each successor Agent by the execution of an Assignment and Acceptance, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Agent under this Agreement. The Agent acting as fondé de pouvoir shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Agent in this Agreement, which shall apply mutatis mutandis to the Agent acting as fondé de pouvoir. Each Borrower acknowledges that any bond or other similar instrument executed by it or any other Canadian Obligor or U.S. Obligor shall constitute a title of indebtedness as such expression is defined in Article 2692 of the Civil Code of Québec. The Agent accepts to act as fondé de pouvoir of the Canadian Secured Parties.

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For greater certainty, and without limiting the powers of the Agent or any other Person acting as mandatary (agent) of the Agent pursuant to the terms hereof or of the Canadian Security Documents, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Québec, each of the Secured Parties hereby irrevocably appoints and authorizes the Agent and, to the extent necessary, ratifies the appointment and authorization of the Agent, to act as the hypothecary representative of the applicable Secured Parties as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Agent under any related deed of hypothec. The Agent shall have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Agent pursuant to any such deed of hypothec and applicable Law. Any person who becomes a Secured Party shall, by its execution of an Assignment and Acceptance, be deemed to have consented to and confirmed the Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Agent in such capacity. The substitution of the Agent pursuant to the provisions of this Article XIII also constitute the substitution of the Agent as hypothecary representative as aforesaid.

For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec between each Secured Party, taken individually, on the one hand, and the Agent, on the other hand, each Secured Obligor and each such Secured Party acknowledge and agree with the Agent that such Secured Party and the Agent are hereby conferred the legal status of solidary creditors of each such Secured Obligor in respect of all Canadian Obligations owed by each such Secured Obligor to the Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, each such Secured Obligor is irrevocably bound towards the Agent and each Secured Party in respect of the entire Solidary Claim of the Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that the Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, the Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Loan Documents to which it is a party, each such Secured Obligor not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Security Documents and the other Loan Documents shall be granted to the Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

13.23       Certain ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Guarantor, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

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(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (i) paragraph (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Obligor, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)            The Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender, and (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

13.24       Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Lender or any Letter of Credit Issuer (each, a “Credit Party”), whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

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ARTICLE XIV

MISCELLANEOUS

14.1         No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other agreement between or among the Obligors and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

14.2         Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any other Loan Document or any instrument or agreement required hereunder.

14.3         Governing Law; Choice of Forum; Service of Process.

(a)       THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT TO THE EXTENT THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS ON COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b)       ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER, ANY GUARANTOR OR ANY PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c)       SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

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(d)       EACH BORROWER AND EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWERS’ AGENT AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

14.4         WAIVER OF JURY TRIAL. THE OBLIGORS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE OBLIGORS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.5         Survival of Representations and Warranties. All of the Borrowers’ and other Obligors’ representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

14.6         Other Security and Guarantees. The Agent may, without notice or demand and without affecting the Borrowers’ or any Obligor’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien on any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

14.7         Fees and Expenses. Except for Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim, each Borrower agrees to pay to the Agent, for its benefit, on demand, all reasonable and documented, out-of-pocket costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable and documented, out-of-pocket costs and expenses for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) reasonable and documented, out-of-pocket costs and expenses of lien and title searches and title insurance; (d) documented, out-of-pocket Taxes, and reasonable and documented fees and other charges for filing financing statements and continuations and other actions to perfect, protect, and continue the Agent’s Liens (including reasonable costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (e) reasonable sums paid or incurred to pay any amount or take any action required of the Obligors under the Loan Documents that the Obligors fail to pay or take; (f) reasonable and documented, out-of-pocket costs of appraisals (including all Appraisals), inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Obligors’ operations by the Agent plus the Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $1,100 per day (or portion thereof) for each Person employed by the Agent with respect to each field examination or audit); and (g) reasonable and documented, out-of-pocket costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the applicable Collateral. In addition, the Borrowers agree to pay, during or after the existence of an Event of Default, (i) on demand to the Agent, for its benefit, all costs and expenses incurred by the Agent (including Attorney Costs), and (ii) to the Lenders (other than the applicable Bank), on demand, all reasonable and actual fees, expenses and disbursements incurred by the applicable Lenders for one law firm retained by such Lenders (and, in the event of any conflict of interest among Lenders, one additional law firm for Lenders subject to such conflict), in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the applicable Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers and other Obligors.

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14.8         Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four days after it shall have been mailed by United States and/or Canada Post mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or the U.S. Bank:	Bank of America, N.A.
CityPlace 1
185 Asylum Street, 35th Floor
Hartford, CT 06103
MAIL CODE: CT2-500-35-02
Attention: Cynthia Stannard
Telecopy No.: (860) 952-6830

If to the Canadian Bank:	Bank of America, N.A. (acting through its Canada branch)
181 Bay Street
Toronto, Ontario, M5J 2V8
Attention: Teresa Tsui
Telecopy No.: (312) 453-4041

If to the London Bank:	Bank of America, N.A. (acting through its London branch)
26 Elmfield Road
Bromley, Kent
BR1 1LR
Attention: Michelle Stanley
E-mail address: michelle.a.stanley@baml.com

If to the French Swingline Lender:	Bank of America Europe Designated Activity Company
26 Elmfield Road
Bromley, Kent
BR1 1LR
Attention: Michelle Stanley
E-mail address: michelle.a.stanley@baml.com

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If to the ANZ Swingline Lender:	Bank of America, N.A. (acting through its Australia branch)
Level 34 Governor Phillip Tower
1 Farrer Place, Sydney NSW, Australia 2000
Attention: Loans Administration - Australia
E-mail address: loanadm@bofa.com

with a copy to

Bank of America, N.A. (HK Agency)
19th Floor, Tower 2, Kowloon Commerce Centre
51 Kwai Cheong Road, Kwai Chung, Kowloon, Hong Kong
Attention: Elsa Chung; Roy Wong; Sharon Kwong
Telecopy No.: 852 3508 2960
E-mail address: elsa.chung@bofa.com; roy.wong@bofa.com; sharon.kwong@bofa.com

If to the Borrowers:	United Rentals, Inc.
100 First Stamford Place, Suite 700
Stamford, CT 06902
Attention: Treasurer
Telecopy No.: 203-622-8794
E-mail address: imoshour@ur.com

with a copy to

United Rentals, Inc.
100 First Stamford Place, Suite 700
Stamford, CT 06902
Attention: General Counsel
Telecopy No.: 203-621-3266
E-mail address: jgross@ur.com

with a copy (which shall not constitute notice) to

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Fax: 212-558-3588
Attention: S. Neal McKnight

If to a Lender:	To the address of such Lender set forth on the signature page hereto or as previously provided in the Existing Loan Agreement, or on the Assignment and Acceptance for such Lender, as applicable.

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

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14.9         Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that no interest herein may be assigned (except pursuant to a transaction expressly permitted hereunder) by any Borrower or any Guarantor without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof in accordance with the terms hereof.

14.10       Indemnity of the Agent and the Lenders. The Obligors agree to defend, indemnify and hold all Agent-Related Persons, each Arranger and each Lender and each of their respective Affiliates, officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits (whether brought by a Borrower or any other Person), costs, charges, expenses and disbursements (including Attorney Costs and reasonable legal costs and expenses of the Lenders for one law firm retained by such Lenders (and, in the event of any conflict of interest among Lenders, one additional law firm in each relevant jurisdiction for Lenders subject to such conflict)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Contaminant relating to any Borrower’s, any Guarantor’s or any of their Subsidiaries’ operations, business or property, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy, insolvency or similar proceedings, and any appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Obligors shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from (i) the gross negligence, bad faith (including any breach of this Agreement constituting bad faith) or willful misconduct of such Indemnified Person (or any Related Party thereof), (ii) a material breach of any of the Loan Documents by such Indemnified Person (or any Related Party thereof) or (iii) claims of any Indemnified Person (or any Related Party thereof) solely against one or more Indemnified Persons (or any Related Party thereof) or disputes between or among Indemnified Persons (or any Related Party thereof) in each case except to the extent such claim is determined to have been caused by an act or omission by Holdings or any of its Subsidiaries or such dispute involves the Agent in its capacity as such. This Section 14.10 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. The agreements in this Section 14.10 shall survive payment of all other Obligations.

14.11       Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY GUARANTOR, ANY LENDER OR OTHER PERSON AGAINST ANY BORROWER, ANY GUARANTOR, THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENT OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER, EACH GUARANTOR AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

14.12       Final Agreement. This Agreement and the other Loan Documents are intended by the Obligors, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them relating to the subject matter hereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Fee Letters.

14.13       Counterparts; Facsimile Signatures; Electronic Execution. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Obligors in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement and the other Loan Documents may be executed by facsimile or other electronic communication and the effectiveness of this Agreement and the other Loan Documents and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Agent may require that any such documents and signatures be confirmed by a manually signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile signature. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including amendments or other modifications, notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

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14.14       Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

14.15       Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Borrower or any Guarantor, any such notice being waived by each Obligor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Borrower or any Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers’ Agent and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER OR ANY GUARANTOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

14.16       Confidentiality.

(a)       The Borrowers hereby acknowledge that the Agent and each Lender may, in each case with the prior written consent of the Borrowers’ Agent (such consent not to be unreasonably withheld), issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrowers and a general description of the Borrowers’ and the Guarantors’ business and may use the Borrowers’ and the Guarantors’ names in advertising and other promotional material.

(b)       Each Lender and the Agent severally agrees to keep confidential all information relating to Holdings or any of its Subsidiaries (i) provided to the Agent or such Lender by or on behalf of Holdings or any of its Subsidiaries under this Agreement or any other Loan Document or (ii) obtained by the Agent or such Lender based on a review of the books and records of Holdings or any of its Subsidiaries, except to the extent that such information (x) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender or any Affiliates thereof, or (y) was or becomes available on a nonconfidential basis from a source other than the Borrowers or the Guarantors other than by breach of this Section 14.16, provided that such source is not bound by a confidentiality agreement with the Borrowers or the Guarantors known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (in the case of items (A) through (B) below, except for any routine examination by any Governmental Authority or regulatory authority, after notice to the Borrowers’ Agent, unless such notice is prohibited by applicable law) (A) at the request or pursuant to any requirement of any Governmental Authority or regulatory authority (including any self-regulatory authority) to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority or regulatory authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Agent’s or such Lender’s independent auditors, accountants, attorneys, other professional advisors and service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and shall agree to keep such information confidential to the same extent required of the Agent and the Lenders hereunder); (G) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Borrower or a Guarantor is a party or is deemed a party with the Agent or such Lender; and (I) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and shall agree to keep such information confidential to the same extent required of the Agent and the Lenders hereunder).

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14.17       Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

14.18       Collateral Matters. Each of the Agent and the Lenders acknowledges and agrees that, fixture filings have not and will not be made under the provisions of the UCC, the PPSA or other applicable Requirements of Law in any jurisdiction both because of the administrative difficulty of determining whether any item of Rental Equipment is or becomes a fixture and the inability of the applicable Obligors to provide the relevant information that would be required in order to make such filings.

14.19       No Fiduciary Relationship. Each Obligor acknowledges and agrees that, in connection with all aspects of each transaction contemplated by this Agreement, the Obligors, on the one hand, and the Bank, the Arrangers, the Lenders and each of their Affiliates through which they may be acting (collectively, the “Applicable Entities”), on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Applicable Entity, and each Obligor expressly disclaims any fiduciary relationship.

14.20       Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term “rate of exchange” in this Section 14.20 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

14.21       Incremental Indebtedness; Extended Commitments; Extended Loans; Refinancing Commitments and Refinancing Loans; Additional First Lien Debt. In connection with the incurrence by any Borrower of any Incremental Indebtedness, Extended Commitments, Extended Loans, Refinancing Commitments or Refinancing Loans, the Agent agrees to execute and deliver any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Security Document or intercreditor agreement, and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably deemed by Holdings to be necessary or reasonably desirable for any Lien on the assets of any Obligor permitted to secure such Incremental Facility, Extended Commitments, Extended Loans, Refinancing Commitments or Refinancing Loans to become a valid, perfected lien (with such priority as may be designated by the relevant Obligor, to the extent such priority is permitted by the Loan Documents) pursuant to the Security Document being so amended, amended and restated, restated, waived, supplemented or otherwise modified or otherwise. In connection with the incurrence by any Borrower or Restricted Subsidiary of any Indebtedness that is intended to be secured on a pari passu basis, upon the written request of the Borrowers’ Agent, the Agent agrees to provide written consent to the Company with respect to the designation of such Indebtedness as “Additional First Lien Debt” (or any similar term) under any applicable Acceptable Intercreditor Agreement, so long as (a) the Liens securing such Indebtedness are permitted pursuant to Section 8.2(c) or 8.2(ii) and (b) the Agent shall have received an officer’s certificate from the Company designating such Indebtedness as “Additional First Lien Debt” (or any similar term) under such Acceptable Intercreditor Agreement and certifying that such Indebtedness is “Additional First Lien Obligations” (or any similar term) under such Acceptable Intercreditor Agreement permitted to be so incurred in accordance with each of the First Lien Documents and each of the Second Lien Documents (or any similar term) (as defined in such Acceptable Intercreditor Agreement).

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14.22       Lenders. Each Lender (a) severally represents and warrants that, as of the date such Lender becomes a party to this Agreement, such Lender (i) is a United States person for purposes of the Code or (ii) has complied with the provisions of Section 5.1(f), and (b) covenants and agrees that at all material times such Lender will (i) continue to be a United States person for purposes of the Code or (ii) continue to comply with the ongoing requirements of Section 5.1(f). Each Lender shall promptly notify the Borrowers’ Agent in writing upon becoming aware that it is not in compliance with this Section 14.22.

14.23       USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Agent, as applicable, to identify each Obligor in accordance with the Act. The Borrowers shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under the Beneficial Ownership Regulation or other applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

14.24       Amendment and Restatement; Reaffirmation.

(a)       The Borrowers hereby confirm and agree that all Obligations outstanding under the Existing Loan Agreement immediately prior to the amendment and restatement thereof as contemplated hereby (such Obligations, the “Existing Loan Agreement Obligations”) shall, unless and until paid, continue to remain outstanding under this Agreement and shall not constitute new Obligations incurred by any of the Borrowers on or after the Closing Date. The Borrowers hereby confirm that all Existing Loan Agreement Obligations are due and owing without offset, defense, counterclaim or recoupment of any kind or nature and as of the Closing Date, none of the Obligors or any of their respective Affiliates has offset rights, counterclaims or defenses of any kind against any of their respective obligations, indebtedness or liabilities under the Existing Loan Agreement or any other Loan Document (as defined in the Existing Loan Agreement). As of the Closing Date, immediately prior to the amendment and restatement of the Existing Loan Agreement contemplated herein, there exists no Default or Event of Default under and as defined in the Existing Loan Agreement.

(b)       It is the intention of each of the parties hereto that the Existing Loan Agreement be amended and restated so as to preserve the perfection and priority of all Liens securing indebtedness and obligations of the Obligors under the Existing Loan Agreement and the other Loan Documents (as defined in the Existing Loan Agreement) and that this Agreement does not constitute a novation of the obligations and liabilities of the Obligors existing under the Existing Loan Agreement.

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(c)       Each of Holdings, each Borrower and each other Guarantor (collectively, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall, to the extent provided in the Loan Documents, accrue to the benefit of the Secured Parties in respect of, and to secure, the applicable Obligations. Each Reaffirming Loan Party hereby reaffirms its obligations under each provision of each Loan Document to which it is party.

14.25       Waiver of Notices. Unless otherwise expressly provided herein, each Obligor waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Obligor which the Agent or any applicable Lender may elect to give shall entitle any Obligor to any or further notice or demand in the same, similar or other circumstances.

14.26       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)      (a)      the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)         the reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

14.27       Canadian Anti-Money Laundering Legislation. If the Agent has ascertained the identity of any Canadian Obligor or any authorized signatories of any Canadian Obligor for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-terrorism Laws and “know your client” policies, regulations, laws or rules (such Act and such other anti-terrorism Laws, applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), then the Agent:

(a)       shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of the applicable AML Legislation; and

(b)       shall provide to each Lender, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Agent has no obligation to ascertain the identity of the Canadian Obligors or any authorized signatories of the Canadian Obligors on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Obligor or any such authorized signatory in doing so.

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14.28       Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

14.29       Australian Banking Code of Practice. The parties hereto agree that the Australian Banking Code of Practice (published by the Australian Banking Association, as amended, revised or amended and restated from time to time) does not apply to the Loan Documents, nor the transactions under them.

[Remainder of Page Left Blank]

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IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

HOLDINGS

UNITED RENTALS, INC., as a Guarantor

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Senior Vice President, Treasurer

[Signature Page to Fourth Amended and Restated Credit Agreement]

BORROWERS

UNITED RENTALS (NORTH AMERICA), INC., and as a Guarantor

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Senior Vice President, Treasurer

UNITED RENTALS OF CANADA, INC., and as a Guarantor

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President, Treasurer

UNITED RENTALS INTERNATIONAL B.V.

By:	/s/ Jessica Graziano
	Name:	Jessica Graziano
	Title:	Director

UNITED RENTALS UK LIMITED

By:	/s/ Jessica Graziano
	Name:	Jessica Graziano
	Title:	Director

UNITED RENTALS S.A.S.

By:	/s/ Jessica Graziano
	Name:	Jessica Graziano
	Title:	President

UNITED RENTALS B.V.

By:	/s/ Jessica Graziano
	Name:	Jessica Graziano
	Title:	Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

UNITED RENTALS GMBH

By:	/s/ Jessica Graziano
	Name:	Jessica Graziano
	Title:	Managing Director

UNITED RENTALS PR, INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Senior Vice President, Treasurer

UNITED RENTALS (BELGIUM) BV

By:	/s/ Jessica Graziano
	Name:	Jessica Graziano
	Title:	Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

ANZ BORROWERS

Executed by United Rentals Australia Pty Ltd ACN 069 244 417 in accordance with section 127 of the Corporations Act 2001:

/s/ Joli Gross	/s/ Neil Littlewood
Director/company secretary	Director

JOLI GROSS	NEIL LITTLEWOOD
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

UNITED RENTALS NEW ZEALAND

By:	/s/ Joli L. Gross
Name: Joli L. Gross
Title: Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

GUARANTORS

UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, LLC

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President, Treasurer

UNITED RENTALS (DELAWARE), INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President, Treasurer

UNITED RENTALS REALTY, LLC

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President, Treasurer

[Signature Page to Fourth Amended and Restated Credit Agreement]

Bank of America, N.A., as Agent, U.S. Swingline Lender and Letter of Credit Issuer

by:	/s/ Cynthia G Stannard
	Name:	Cynthia G Stannard
	Title:	Sr. Vice President

BANK OF AMERICA, N.A. (acting through its Australia branch), as ANZ Swingline Lender and as ANZ Revolving Credit Lender

by:	/s/ Cynthia G Stannard
	Name:	Cynthia G Stannard
	Title:	Sr. Vice President

BANK OF AMERICA, N.A., (acting through its Canada branch), as Canadian Swingline Lender

by:	/s/ Sylwia Durkiewicz
	Name:	Sylwia Durkiewicz
	Title:	Vice President

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY, as French Swingline Lender

By:	/s/ Paula Langridge
	Name:	Paula Langridge
	Title:	Senior Vice President

BANK OF AMERICA, N.A. (acting through its London branch), as ROW Swingline Lender

By:	/s/ Cynthia G Stannard
	Name:	Cynthia G Stannard
	Title:	Sr. Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]